Prospectus Supplement No. 1	Filed Pursuant to Rule 424(b)(3)
(to prospectus dated September 20, 2021)	Registration No. 333-256133

WeWork Inc.

646,133,747 Shares of Class A Common Stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated September 20, 2021 (the “Prospectus”), related to the issuance by us of up to 646,133,747 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), with the information contained in our (i) Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on November 15, 2021 (the “Quarterly Report”), and (ii) Amendment No. 2 to Current Report on Form 8-K, filed with the SEC on November 15, 2021 (the “Current Report”). Accordingly, we have attached the Quarterly Report and the Current Report to this prospectus supplement and the Quarterly Report and the Current Report are incorporated by reference into this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Class A common stock and warrants are traded on the New York Stock Exchange under the symbols “WE” and “WE WS,” respectively. On November 12, 2021, the closing price of our Class A common stock was $9.18 per share and the closing price of our warrants was $2.52 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 31 of the Prospectus and in any applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The date of this prospectus supplement is November 15, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2021

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

001-39419

(Commission File Number)

WeWork Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	85-1144904
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

575 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

(646) 389-3922

(Registrant’s Telephone Number, Including Area Code)

BowX Acquisition Corp.

2400 Sand Hill Rd., Suite 200

Menlo Park, CA 94025

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of November 15, 2021, 696,492,801 shares of Class A common stock, par value $0.0001 per share, and 19,938,089 shares of Class C common stock, par value $0.0001 per share, were issued and outstanding, respectively.

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

Quarterly Report on Form 10-Q

		Page
PART I. FINANCIAL INFORMATION
Item 1.	Condensed Consolidated Financial Statements	1
	Condensed Consolidated Balance Sheets as of September 30, 2021 (Unaudited) and December 31, 2020	1
	Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2021 and for the Three Months Ended September 30, 2020 and the Period from May 19, 2020 (Inception) through September 30, 2020	2
	Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the Three and Nine Months Ended September 30, 2021, and for the Three Months Ended September 30, 2020 and the Period from May 19, 2020 (Inception) through September 30, 2020	3
	Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2021 and for the Period from May 19, 2020 (Inception) through September 30, 2020	4
	Notes to Unaudited Condensed Consolidated Financial Statements	5
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	18
Item 3.	Quantitative and Qualitative Disclosures About Market Risk	22
Item 4.	Controls and Procedures	23
PART II. OTHER INFORMATION
Item 1.	Legal Proceedings	23
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds from Registered Securities	23
Item 6.	Exhibits	24

1

PART I. FINANCIAL INFORMATION

Item 1. Condensed Consolidated Financial Statements

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020

	(Unaudited)
Assets:
Current assets:
Cash	$242,155	$921,049
Prepaid expenses	240,705	372,412

Total current assets	482,860	1,293,461
Investments held in Trust Account	483,078,641	483,227,051

Total assets	$483,561,501	$484,520,512

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$376,731	$315
Accrued expenses	5,791,175	76,695
Accrued income tax	—	12,010
Franchise tax payable	73,311	122,242

Total current liabilities	6,241,217	211,262
Deferred underwriting commissions in connection with the initial public offering	16,905,000	16,905,000
Warrant liabilities	16,168,533	13,292,400

Total liabilities	39,314,750	30,408,662

Commitments and Contingencies (Note 5)

Class A common stock subject to possible redemption, $0.0001 par value; 48,300,000 shares at $10.00 per share as of September 30, 2021 and December 31, 2020	483,000,000	483,000,000

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Class A common stock, $0.0001 par value; 87,500,000 shares authorized as of September 30, 2021 and December 31, 2020	—	—
Class B common stock, $0.0001 par value; 12,500,000 shares authorized; 12,075,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020	1,208	1,208
Accumulated deficit	(38,754,457)	(28,889,358)

Total stockholders’ deficit	(38,753,249)	(28,888,150)

Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$483,561,501	$484,520,512

The accompanying notes are an integral part of these condensed consolidated financial statements.

1

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended	For the Period from May 19, 2020 (Inception)
	September 30, 2021	September 30, 2020	September 30, 2021	through September 30, 2020
Operating expenses
General and administrative expenses	$2,815,163	$92,911	$6,905,678	$93,312
Franchise tax expense	50,411	49,315	149,589	72,379

Loss from operations	(2,865,574)	(142,226)	(7,055,267)	(165,691)
Change in fair value of warrant liabilities	9,794,399	(1,243,733)	(2,876,133)	(1,243,733)
Offering costs associated with private placement warrants	—	(9,344)	—	(9,344)
Net gain from investments held in Trust Account	6,937	83,554	66,301	83,554

Income (loss) before income tax expense	6,935,762	(1,311,749)	(9,865,099)	(1,335,214)
Income tax expense	—	2,347	—	2,347

Net income (loss)	$6,935,762	$(1,314,096)	$(9,865,099)	$(1,337,561)

Weighted average shares outstanding of Class A common stock, basic and diluted	48,300,000	28,464,130	48,300,000	20,458,594

Basic and diluted net income (loss) per share, Class A common stock	$0.11	$(0.03)	$(0.16)	$(0.04)

Weighted average shares outstanding of Class B common stock, basic and diluted	12,075,000	11,338,859	12,075,000	11,102,930

Basic and diluted net income (loss) per share, Class B common stock	$0.11	$(0.03)	$(0.16)	$(0.04)

The accompanying notes are an integral part of this unaudited condensed consolidated financial statements.

2

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Three and Nine Months Ended September 30, 2021

	Class B Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance - December 31, 2020	12,075,000	$1,208	$—	$(28,889,358)	$(28,888,150)
Net loss	—	—	—	(5,617,146)	(5,617,146)

Balance - March 31, 2021 (Unaudited)	12,075,000	1,208	—	(34,506,504)	(34,505,296)
Net loss	—	—	—	(11,183,715)	(11,183,715)

Balance - June 30, 2021 (Unaudited)	12,075,000	1,208	—	(45,690,219)	(45,689,011)
Net income	—	—	—	6,935,762	6,935,762

Balance - September 30, 2021 (Unaudited)	12,075,000	$1,208	$—	$(38,754,457)	$(38,753,249)

For the Three Months Ended September 30, 2020, and the Period from May 19, 2020 (Inception) through September 30, 2020

					Total
	Class B Common Stock		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance - May 19, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to initial stockholders	12,075,000	1,208	23,792	—	25,000
Net loss	—	—	—	(23,465)	(23,465)

Balance - June 30, 2020 (Unaudited)	12,075,000	$1,208	$23,792	$(23,465)	$1,535
Excess cash received over the fair value of the private warrants	—	—	3,031,600	—	3,031,600
Offering costs associated with public warrants			(964,454)	—	(964,454)
Accretion on Class A common stock subject to possible redemption amount	—	—	(2,090,938)	(24,079,042)	(26,169,980)
Net loss	—	—	—	(1,314,096)	(1,314,096)

Balance - September 30, 2020 (Unaudited)	12,075,000	$1,208	$—	$(25,416,603)	$(25,415,395)

The accompanying notes are an integral part of this unaudited condensed consolidated financial statements.

3

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30, 2021	For the Period from May 19, 2020 (Inception) through September 30, 2020

Cash Flows from Operating Activities:
Net loss	$(9,865,099)	$(1,337,561)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related party	—	381
Change in fair value of warrant liabilities	2,876,133	1,243,733
Offering costs associated with private placement warrants	—	9,344
Net gain from investments held in Trust Account	(66,301)	(83,554)
Changes in operating assets and liabilities:
Prepaid expenses	131,707	(456,593)
Accounts payable	376,416	6,115
Accrued expenses	5,714,480	(5,000)
Accrued income tax	(12,010)	2,347
Franchise tax payable	(48,931)	72,379

Net cash used in operating activities	(893,605)	(548,409)

Cash Flows from Investing Activities
Interest released from Trust Account	214,711	—
Cash deposited in Trust Account	—	(483,000,000)

Net cash provided by (used in) investing activities	214,711	(483,000,000)

Cash Flows from Financing Activities:
Repayment of note payable to related party	—	(195,475)
Proceeds received from initial public offering, gross	—	483,000,000
Proceeds received from private placement	—	11,660,000
Offering costs paid	—	(9,943,684)

Net cash provided by financing activities	—	484,520,841

Net (decrease) increase in cash	(678,894)	972,432
Cash - beginning of the period	921,049	—

Cash - end of the period	$242,155	$972,432

Supplemental Cash Flow Information
Cash paid for income taxes	$34,957	$—

Supplemental disclosure of noncash activities:
Offering costs paid by related party in exchange for issuance of Class B common stock	$—	$25,000

Offering costs included in accrued expenses	$—	$75,000

Offering costs included in note payable	$—	$195,094

Deferred underwriting commissions in connection with the initial public offering	$—	$16,905,000

The accompanying notes are an integral part of this unaudited condensed consolidated financial statements.

4

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Organization and General

BowX Acquisition Corp. (the “Company”, or BowX), predecessor to WeWork Inc. was incorporated as a Delaware corporation on May 19, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination (“Business Combination”) with one or more operating businesses or entities that it has not yet selected. The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company has neither engaged in any operations nor generated revenue to date. As of September 30, 2021, the Company was an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).

As of September 30, 2021, the Company had not commenced any operations. All activity for the period from May 19, 2020 (inception) through September 30, 2021, had been related to the Company’s formation and the initial public offering (“Initial Public Offering”) described below, and since the offering, the search for a prospective Business Combination. The Company will not generate any operating revenue until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments held in the Trust Account (as defined below).

Sponsor and Financing

The Company’s sponsor is BowX Sponsor, LLC, a Delaware limited liability company of which Vivek Ranadivé, the Company’s Chairman of the Board and Co-Chief Executive Officer, and Murray Rode, the Company’s Co-Chief Executive Officer and Chief Financial Officer, are the managing members (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on August 4, 2020. On August 7, 2020, the Company consummated its Initial Public Offering of 42,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $420.0 million, and incurring offering costs of approximately $23.6 million, inclusive of $14.7 million in deferred underwriting commissions (Note 5). On August 10, 2020, the underwriter exercised the over-allotment option to purchase an additional of 6,300,000 Units at the Initial Public Offering price at $10.00 per Unit and the Company consummated the sale of such Units on August 13, 2020, generating additional gross proceeds of $63.0 million, and incurring additional offering costs of approximately $3.5 million, inclusive of approximately $2.2 million in deferred underwriting commissions.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 6,933,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to certain of the Company’s initial stockholders and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (the “Private Placement Warrants Purchasers”), generating gross proceeds of $10.4 million (Note 4), and incurring offering costs of approximately $8,000. In connection with the consummation of the sale of additional Units pursuant to the underwriter’s over-allotment option on August 13, 2020, the Company sold an additional 840,000 Private Placement Warrants to the Private Placement Warrants Purchasers, generating additional gross proceeds of approximately $1.3 million.

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement (including the exercise of the over-allotment option), $483.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and Private Placement Warrants in the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and held as cash or invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

5

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Initial Business Combination

The Company’s management had broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering were intended to be generally applied toward completing a Business Combination. The Company’s stockholders approved the Business Combination with WeWork Inc. (“WeWork”), the leading flexible space provider. On October 19, 2021, BowX held a special meeting of its stockholders (the “Special Meeting”) in connection with the Business Combination. BowX’s stockholders voted to approve its business combination with WeWork.

The Company, after signing a definitive agreement for a Business Combination, was to either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which Public Stockholders may seek to redeem their Public shares, regardless of whether they vote for or against the Business Combination or do not vote at all, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, or (ii) provide the Public Stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes. These Public Shares have been recorded at a redemption value and classified as temporary equity, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Prior to the Special Meeting, a total of 15,006,786 shares of Class A Common Stock were presented for redemption for cash at a price of $10.00 per share in connection with the Special Meeting (the “Redemptions”).

Consummated Business Combination

On October 20, 2021, the Company, BowX Merger Subsidiary Corp. (“Merger Sub”), a newly formed wholly owned subsidiary of the Company, and WeWork Inc., a Delaware corporation, consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated March 25, 2021. Merger Sub merged with and into New WeWork Inc., a Delaware corporation formerly known as WeWork Inc. (“Prior WeWork”, and such merger sometimes referred to as the “First Merger”), with Prior WeWork surviving the First Merger as a wholly owned subsidiary of BowX (Prior WeWork, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”). Immediately following and as part of the same overall transaction as the First Merger, the Surviving Corporation merged with and into BowX Merger Subsidiary II, LLC (“Merger Sub II”), a Delaware limited liability company and a direct wholly owned subsidiary of BowX (the “Second Merger” and, together with the First Merger and with the other transactions described in the Merger Agreement, the “Business Combination”), with Merger Sub II being the surviving entity of the Second Merger. In connection with the closing of the Business Combination, BowX changed its name to WeWork Inc. See the Form 8-K, filed with the SEC on October 26, 2021, for additional information.

Note 2—Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and nine months ended September 30, 2021, are not necessarily indicative of the results that may be expected through December 31, 2021 or for any future periods.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10K/A filed with the SEC on May 12, 2021.

6

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Revision to Previously Reported Financial Statements

In preparation of the Company’s unaudited condensed consolidated financial statements as of and for quarterly period ended September 30, 2021, the Company concluded it should revise its financial statements to classify all Class A common stock subject to possible redemption in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, ASC 480, paragraph 10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A common stock in permanent equity, or total stockholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net intangible assets. Accordingly, effective with this filing, the Company presents all redeemable Class A common stock as temporary equity and recognizes accretion from the initial book value to redemption value at the time of its Initial Public Offering (including exercise of the over-allotment option) and in accordance with ASC 480. The change in the carrying value of the redeemable shares of Class A common stock at the Initial Public Offering and over-allotment resulted in a decrease of approximately $5.1 million in additional paid-in capital and an increase of approximately $20.9 million to accumulated deficit, as well as a reclassification of 2,597,621 shares of Class A common stock from permanent equity to temporary equity. The Company will present this revision in a prospective manner in all future filings. Under this approach, the previously issued financial statement included as an exhibit to the Company’s Form 8-K filed with the SEC on August 13, 2020, and Form 10-Qs will not be amended, but historical amounts presented in the current and future filings will be recast to be consistent with the current presentation.

The impact of the revision to the balance sheet as of December 31, 2020, and the unaudited condensed consolidated balance sheets as of September 30, 2020, March 31, 2021, and June 30, 2021, is a reclassification of $33.9 million, $30.4 million, $39.5 million and $50.7 million, respectively, from total stockholders’ equity to Class A common stock subject to possible redemption. There is no impact to the reported amounts for total assets, total liabilities, cash flows or net income (loss). In connection with the change in presentation for the Class A common stock subject to possible redemption, the Company has revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of the Company.

Principles of Consolidation

The condensed consolidated financial statements of the Company include its wholly owned subsidiary in connection with the planned merger. All inter-company accounts and transactions are eliminated in consolidation.

Emerging Growth Company

As an emerging growth company as of September 30, 2021, the Company could take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an

7

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

emerging growth company, was able to adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting period. One of the more significant accounting estimates included in these financial statements are the determination of the fair value of the warrant liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of September 30, 2021, and December 31, 2020.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. The Company’s investments held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities money market funds.

Investments Held in the Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in net gain from investments held in Trust Account in the accompanying unaudited condensed consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the condensed balance sheets.

Fair Value Measurement

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

8

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Offering Costs Associated with Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities were expensed as incurred, presented as non-operating expenses in the condensed statements of operations. Offering costs associated with the Class A common stock were charged against the carrying value of the Class A common stock, and offering costs associated with the public warrants were charged to stockholders’ equity upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued shares purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company accounts for its warrants issued in connection with the Private Placement as derivative warrant liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s unaudited condensed consolidated statements of operations. The fair value of warrants issued by the Company in connection with the Private Placement has been estimated by reference to the Public Warrant trading prices at each measurement date after the units split. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

9

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2021, and December 31, 2020, 48,300,000 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed consolidated balance sheets.

Effective with the closing of the Initial Public Offering (including exercise of the over-allotment option), the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Income (Loss) per Share of Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per share of common stock is calculated by dividing the net income (loss) by the weighted average number of common stock outstanding for the respective period.

The calculation of diluted net loss per share of common stock does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering (including exercise of the over-allotment option) and the Private Placement Warrants to purchase 23,873,333 shares of Class A common stock in the calculation of diluted loss per share, because their exercise is contingent upon future events. As a result, diluted net loss per share of common stock is the same as basic net loss per share of common stock for the three and nine months ended September 30, 2021, and for the three months ended September 30, 2020 and the period from May 19, 2020 (inception) through September 30, 2020. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share of common stock for each class of common stock:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021		September 30, 2021
	Class A	Class B	Class A	Class B

Numerator:
Allocation of net income (loss)	$5,548,610	$1,387,152	$(7,892,080)	$(1,973,019)
Denominator:
Weighted average common stock outstanding, basic and diluted	48,300,000	12,075,000	48,300,000	12,075,000

Basic and diluted net per share of common stock	$0.11	$0.11	$(0.16)	$(0.16)

	For the Three Months Ended		For the Period from May 19, 2020 (Inception)
	September 30, 2020		through September 30, 2020
	Class A	Class B	Class A	Class B

Numerator:
Allocation of net loss	$(939,743)	$(374,353)	$(867,025)	$(470,536)
Denominator:
Weighted average common stock outstanding, basic and diluted	28,464,130	11,338,859	20,458,594	11,102,930

Basic and diluted net loss per share of common stock	$(0.03)	$(0.03)	$(0.04)	$(0.04)

10

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the accompanying unaudited condensed consolidated financial statements.

Note 3—Initial Public Offering

Public Units

In August 2020, the Company sold 48,300,000 Units, including 6,300,000 over-allotment Units at $10.00 per Unit, generating gross proceeds of $483.0 million, and incurring offering costs of approximately $27.1 million, inclusive of $16.9 million in deferred underwriting commissions. Upon the closing of the Initial Public Offering and the Private Placement Warrants in the Private Placement (including the exercise of the over-allotment option), $483.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement were placed in the Trust Account.

Each Unit consists of one of the Company’s shares of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant (the “Public Warrants” and, collectively with the Private Placement Warrants, the “Warrants”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. The exercise price and number of shares of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation.

Note 4—Related Party Transitions

Founder Shares

On May 26, 2020, the Company’s Chairman and Co-Chief Executive Officer paid for certain offering costs for an aggregate price of $25,000 in exchange for issuance of 10,062,500 shares of Class B common stock, par value $0.0001 per share (the “Founder Shares”). In July 2020, the Company’s Chairman and Co-Chief Executive Officer transferred certain Founder Shares to the Company’s directors and officers as well as to certain third parties. On August 4, 2020, the Company effected a stock dividend of 0.2 shares of Class B common stock for each share of Class B common stock outstanding, resulting in an aggregate of 12,075,000 Founder Shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share dividend. Of the 12,075,000 Founder Shares, up to 1,575,000 Founder Shares are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriter so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter fully exercised the over-allotment option on August 10, 2020, and the Company consummated the sale of such Units on August 13, 2020; thus, these 1,575,000 Founder Shares were no longer subject to forfeiture.

11

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Private Placement Warrants Purchasers purchased an aggregate of 6,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrants, generating gross proceeds of $10.4 million in the Private Placement, and incurring offering costs of approximately $8,000. In connection with the sale of Units pursuant to the over-allotment option on August 13, 2020, the Company sold an additional 840,000 Private Placement Warrants to the Private Placement Warrants Purchasers, generating additional gross proceeds of approximately $1.3 million.

Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the sale of the Private Placement Warrants was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash (subject to certain exceptions) and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees.

The Private Placement Warrants (and the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination (subject to certain exceptions).

Related Party Loans

On May 26, 2020, the Company’s Chairman and Co-Chief Executive Officer agreed to loan the Company up to an aggregate of $150,000 pursuant to an unsecured promissory note (the “Note”) to cover expenses related to the Initial Public Offering. This loan was payable without interest upon the completion of the Initial Public Offering. The Company borrowed approximately $150,000 under the Note and received additional advances of approximately $45,000 advancement of funds from such officer, for a total outstanding loan of approximately $195,000. The Company fully repaid the Note and the advances to such officer on August 7, 2020.

Working Capital Loans

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial Business Combination, the initial stockholders, officers and directors and their affiliates may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans to date. To date, the Company had no borrowings under the Working Capital Loans.

Note 5—Commitments and Contingencies

Registration Rights

The initial stockholders and holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration rights agreement. The initial stockholders and holders of the Private Placement Warrants will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

12

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Underwriting Agreement

Pursuant to the Underwriting Agreement, as described in Note 3, $0.35 per unit, or $16.9 million in the aggregate, including the over-allotment fees, was payable to the underwriter for deferred underwriting commissions. The deferred fee was paid to the underwriter at the close of the Business Combination from the amounts held in the Trust Account in accordance with the terms of the underwriting agreement.

Contingent Fees

The Company has entered into certain consulting arrangements for due diligence, a transaction advisory agreement, and a placement agent arrangement in connection with its search for a prospective initial Business Combination. A portion of the fees in connection with the services rendered as of September 30, 2021 have been deferred and were contingent upon the closing of a Business Combination and therefore not included as liabilities on the accompanying condensed balance sheet. As of September 30, 2021, these fees were approximately $28.9 million.

Note 6—Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its reasonable best efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Warrants and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the Warrants expire or are redeemed; provided that, if the Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Warrants will have an exercise price of $11.50 per share, subject to adjustment, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

In addition, if (x) the Company issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Company’s initial stockholders, officers, directors or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of each Warrant will be adjusted (to the nearest cent) such that the effective exercise price per full share will be equal to 115% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $18.00 per-share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of (i) the Market Value and (ii) the Newly Issued Price.

13

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Private Placement Warrants are identical to the Public Warrants, except that (1) the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (2) the Private Placement Warrants will be non-redeemable (subject to certain exceptions) and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees and (3) the initial purchasers and their permitted transferees will also have certain registration rights related to the private placement warrants (including the shares of Class A common stock issuable upon exercise of the Private Placement Warrants. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Once the Warrants become exercisable, the Company may redeem the outstanding Warrants (except for the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Warrants become exercisable and ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

Commencing ninety days after the Warrants become exercisable, the Company may redeem the outstanding Warrants:

•	in whole and not in part;

•

at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock to be determined by reference to an agreed table based on the redemption date and the “fair market value” of the Company’s Class A common stock;

•

if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the Warrant holders;

•	if, and only if, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above; and

•

if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock (or a security other than the Class A common stock into which the Class A common stock has been converted or exchanged for in the event the Company is not the surviving company in the initial Business Combination) issuable upon exercise of the Warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The “fair market value” of the Class A common stock for this purpose shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

In no event will the Company be required to net cash settle any Warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such Warrants. Accordingly, the Warrants may expire worthless.

14

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Public Warrants are accounted for as equity and the Private Placement warrants are accounted for as liabilities on the balance sheet.

Note 7 – Class A Common Stock Subject to Possible Redemption

The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 87,500,000 Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. Accordingly, as of September 30, 2021 and December 31, 2020, 48,300,000 shares of Class A common stock subject to possible redemption and presented as temporary equity, outside of the stockholders’ equity section of the accompanying condensed consolidated balance sheets.

The Class A common stock subject to possible redemption reflected on the condensed consolidated balance sheet is reconciled on the following table:

Gross proceeds received from Initial Public Offering and over-allotment	$483,000,000
Less:
Offering costs allocated to Class A common stock	(26,169,980)
Plus:
Accretion on Class A common stock to redemption value	26,169,980

Class A common stock subject to possible redemption	$483,000,000

Note 8—Stockholders’ Deficit

Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of September 30, 2021, and December 31, 2020, there are no shares of preferred stock issued or outstanding.

Class A Common Stock—The Company is authorized to issue 87,500,000 shares of Class A common stock with a par value of $0.0001 per share. As of September 30, 2021, and December 31, 2020, there were 48,300,000 shares of Class A common stock issued or outstanding, and all of which were subject to possible redemption and classified as temporary equity. See Note 7.

Class B Common Stock—The Company is authorized to issue 12,500,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. On August 4, 2020, the Company effected a stock dividend of 0.2 shares of Class B common stock for each share of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the share dividend including up to 1,575,000 which were subject to forfeiture to the Company to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the shares of Class B common stock will represent 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. On August 10, 2020, the underwriter exercised the over-allotment option in full. Accordingly, as of September 30, 2021, and December 31, 2020, 12,075,000 shares of Class B common stock were issued and outstanding, none subject to forfeiture.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein). In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of the initial Business Combination (including pursuant to a specified future issuance), the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-

15

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including pursuant to a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial Business Combination (excluding any shares or equity-linked securities issued or issuable to any seller in the initial Business Combination).

Note 9—Fair Value Measurements

The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2021, and December 31, 2020, by level within the fair value hierarchy:

	Fair Value Measured as of September 30, 2021
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account - U.S. Treasury Securities	$483,078,641	$—	$—	$483,078,641
Liabilities:
Warrant liabilities	$—	$16,168,533	$—	$16,168,533

	Fair Value Measured as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account—U.S. Treasury Securities	$483,227,051	$—	$—	$483,227,051
Liabilities:
Warrant liabilities	$—	$13,292,400	$—	$13,292,400

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period. There were no transfers between levels for the three and nine months ended September 30, 2021.

The Company utilizes the fair value of the Public Warrants as of December 31, 2020, and September 30, 2021 to estimate the fair value of the warrants, with changes in fair value recognized in the unaudited condensed consolidated statements of operations. For the three months ended September 30, 2021, the Company recognized a charge to the condensed statements of operations resulting from an increase in the fair value of the warrant liabilities of approximately $9.8 million, and for the nine months ended September 30, 2021, the Company recognized income resulting from a decrease in the fair value of the warrant liabilities of approximately $2.9 million, presented as change in fair value of derivative warrant liabilities. For the three months ended September 30, 2020, and for the period from May 19, 2020 (inception) through September 30, 2020, the Company recognized a charge to the statements of operations resulting from an increase in the fair value of the warrant liabilities of approximately $1.2 million presented as change in fair value of derivative warrant liabilities.

The change in the fair value of the derivative warrant liabilities for the three and nine months ended September 30, 2021, is summarized as follows:

Warrant liabilities at December 31, 2020	$13,292,400
Change in fair value of warrant liabilities	3,342,533

Warrant liabilities at March 31, 2021	16,634,933
Change in fair value of warrant liabilities	9,327,999

Warrant liabilities at June 30, 2021	25,962,932
Change in fair value of warrant liabilities	(9,794,399)

Warrant liabilities at September 30, 2021	$16,168,533

16

WEWORK INC.

(Formerly Known as BowX Acquisition Corp.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 10—Subsequent Events

On October 20, 2021, the Company, BowX Merger Subsidiary Corp., a newly formed wholly owned subsidiary of the Company, and WeWork, consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated March 25, 2021, as disclosed in the footnotes.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements, except as noted above.

17

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

References to the “Company,” “BowX Acquisition Corp.,” “BowX,” “our,” “us” or “we” refer to BowX Acquisition Corp. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the unaudited interim condensed consolidated financial statements and the notes thereto contained elsewhere in this report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Cautionary Note Regarding Forward-Looking Statements

This Quarterly Report on Form 10-Q includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other U.S. Securities and Exchange Commission (“SEC”) filings.

Overview

We are a blank check company incorporated as a Delaware corporation on May 19, 2020. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). We are not limited to a particular industry or sector for purposes of consummating a Business Combination. As of September 30, 2021, we were an emerging growth company and, as such, we were subject to all of the risks associated with emerging growth companies.

Our sponsor is BowX Sponsor, LLC, a Delaware limited liability company of which Vivek Ranadivé, the Company’s Chairman and Co-Chief Executive Officer, and Murray Rode, our Co-Chief Executive Officer and Chief Financial Officer, are the managing members (the “Sponsor”). The registration statement for the initial public offering (the “Initial Public Offering”) was declared effective on August 4, 2020. On August 7, 2020, we consummated our Initial Public Offering of 42,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $420.0 million, and incurring offering costs of approximately $23.7 million, inclusive of $14.7 million in deferred underwriting commissions. On August 10, 2020, the underwriter exercised the over-allotment option to purchase an additional of 6,300,000 Units at the Initial Public Offering price at $10.00 per Unit and we consummated the sale of such Units on August 13, 2020, generating additional gross proceeds of $63.0 million, and incurring additional offering costs of approximately $3.5 million, inclusive of approximately $2.2 million in deferred underwriting commissions.

Simultaneously with the closing of the Initial Public Offering, we consummated the private placement (“Private Placement”) of 6,933,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to certain of the initial stockholders and certain funds and accounts managed by subsidiaries of BlackRock, Inc (the “Private Placement Warrants Purchasers”), generating gross proceeds of $10.4 million, and incurring offering costs of approximately $8,000. In connection with the consummation of the sale of additional Units pursuant to the underwriter’s over-allotment option on August 13, 2020, we sold an additional 840,000 Private Placement Warrants to the Private Placement Warrants Purchasers, generating additional gross proceeds of approximately $1.3 million.

Upon the closing of the Initial Public Offering and the Private Placement (including the exercise of the over-allotment) $483.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and held as cash or invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by us, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

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Consummated Business Combination

On October 20, 2021, we, BowX Merger Subsidiary Corp., a newly formed wholly owned subsidiary of us, and WeWork Inc., a Delaware corporation (“WeWork”), consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated March 25, 2021. See the Form 8-K, filed with the SEC on October 26, 2021, for additional information.

Liquidity and Capital Resources

As of September 30, 2021, we had approximately $242,000 in cash and working capital deficit of approximately $5.8 million.

Through September 30, 2021, our liquidity needs were satisfied through a payment of $25,000 from the Company’s Chairman and Co-Chief Executive Officer to cover for certain offering costs in exchange for the issuance of the Founder Shares, and the loan under the Note of approximately $150,000 to us to cover for offering costs in connection with the Initial Public Offering. Subsequent to the consummation of the Initial Public Offering on August 7, 2020, the liquidity needs have been satisfied through the net proceeds from the consummation of the Private Placement not held in the Trust Account. We fully repaid the Note on August 7, 2020.

Results of Operations

Our entire activity since inception through September 30, 2021, was in preparation for our formation, the Initial Public Offering, and, since the closing of our Initial Public Offering, a search for business combination candidates including due diligence on the WeWork transaction. We will not be generating any operating revenues until the closing and completion of our initial Business Combination.

For the three months ended September 30, 2021, we had a net income of approximately $6.9 million, which consisted of approximately $9.8 million in change in fair value of warrant liabilities and approximately $7,000 of interest income from investments held in Trust Account, partially offset by approximately $2.8 million in general and administrative expenses and approximately $50,000 in franchise tax expense.

For the nine months ended September 30, 2021, we had net loss of approximately $9.9 million, which consisted of approximately $6.9 million in general and administrative expenses, approximately $2.9 million in change in fair value of warrant liabilities and approximately $150,000 in franchise tax expense, partially offset by approximately $66,000 of interest income from investments held in Trust Account.

For the three months ended September 30, 2020, we had net loss of approximately $1.3 million, which consisted of approximately $93,000 in general and administrative expenses, approximately $1.2 million in change in fair value of warrant liabilities, approximately $49,000 in franchise tax expense and approximately $10,000 offering costs associated with private placement warrants, partially offset by approximately $84,000 of interest income from investments held in Trust Account.

For the period from May 19, 2020 (inception) through September 30, 2020, we had net loss of approximately $1.3 million, which consisted of approximately $93,000 in general and administrative expenses, approximately $1.2 million in change in fair value of warrant liabilities, approximately $72,000 in franchise tax expense, approximately $2,000 of income tax expense, and approximately $10,000 offering costs associated with private placement warrants, partially offset by approximately $84,000 of interest income from investments held in Trust Account.

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Related Party Transactions

Founder Shares

On May 26, 2020, we issued 10,062,500 shares of Class B common stock to our Company’s Chairman and Co-Chief Executive Officer in exchange for a payment of $25,000 for offering costs made by our Sponsor on behalf of our company (the “Founder Shares”). In July 2020, the Chairman and Co-Chief Executive Officer transferred certain Founder Shares to our directors and officers as well as to certain third parties. On August 4, 2020, we effected a stock dividend of 0.2 shares of Class B common stock for each share of Class B common stock outstanding, resulting in an aggregate of 12,075,000 Founder Shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share dividend. On August 13, 2020, the underwriters exercised their 15% over-allotment option in full; thus, the Founder Shares were no longer subject to forfeiture.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

On May 26, 2020, our Chairman and Co-Chief Executive Officer agreed to loan us up to an aggregate of $150,000 pursuant to an unsecured promissory note (the “Note”) to cover expenses related to the Initial Public Offering. This loan was payable without interest upon the completion of the Initial Public Offering. We borrowed up to the full amount of the Note and received additional advances of approximately $45,000 advancement of funds from such officer, for a total outstanding loan of approximately $195,000. We fully repaid the Note and the advances to such officer on August 7, 2020.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial Business Combination, the initial stockholders, officers and directors and their affiliates may, but are not obligated to, loan us funds as may be required (the “Working Capital Loans”). Up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans to date. To date, we did not have any borrowings under the Working Capital Loans.

Contractual Obligations

Registration Rights

The initial stockholders and holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration rights agreement. The initial stockholders and holders of the Private Placement Warrants will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

We granted the underwriter a 45-day option to purchase up to 6,300,000 additional Units to cover any over-allotments, at the Initial Public Offering price less the underwriting discounts and commissions. On August 10, 2020, the underwriter fully exercised the over-allotment option.

The underwriter was entitled to an underwriting discount of $0.20 per unit, or $8.4 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or $14.7 million in the aggregate was paid to the underwriter for deferred underwriting commissions. The deferred fee was paid to the underwriter from the amounts held in the Trust Account in accordance with the terms of the underwriting agreement.

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In connection with the consummation of the sale of Units pursuant to the over-allotment option on August 13, 2020, the underwriter received an aggregate of $1.26 million in underwriting fees and additional deferred underwriting commissions of approximately $2.2 million.

Contingent Fees

We entered into certain consulting arrangements for due diligence, a transaction advisory agreement, and a placement agent arrangement in connection with our search for a prospective initial Business Combination. A portion of the fees in connection with the services rendered as of September 30, 2021 have been deferred and were contingent upon the closing of a Business Combination and therefore not included as liabilities on the accompanying condensed balance sheet. As of September 30, 2021, these fees were approximately $28.9 million.

Critical Accounting Policies

Investments Held in the Trust Account

Our portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in net gain from investments held in Trust Account in the accompanying unaudited condensed consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Class A Common Stock Subject to Possible Redemption

We account for our Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. Our Class A common stock features certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2021 and December 31, 2020, 48,300,000 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the accompanying condensed consolidated balance sheet.

Net Income (Loss) per Share of Common Stock

We comply with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” We have two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per share of common stock is calculated by dividing the net income (loss) by the weighted average number of common stock outstanding for the respective period.

The calculation of diluted net income (loss) per share of common stock does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering (including exercise of the over-allotment option) and the Private Placement Warrants to purchase 23,873,333 shares of Class A common stock in the calculation of diluted loss per share, because their exercise is contingent upon future events. As a result, diluted net loss per share of common stock is the same as basic net loss per share of common stock for the three and nine months ended September 30, 2021, and for the three months ended September 30, 2020 and the period from May 19, 2020 (inception) through September 30, 2020. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

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Derivative Warrant Liabilities

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of its financial instruments, including issued shares purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

We account for the warrants issued in connection with the Private Placement as derivative warrant liabilities in accordance with ASC 815. Accordingly, we recognize the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. The fair value of warrants issued by us in connection with the Private Placement has been estimated using Public Warrant trading prices at each measurement date. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Recent Accounting Pronouncements

Our management does not believe there are any recently issued, but not yet effective, accounting pronouncements, if currently adopted, that would have a material effect on our financial statements.

Off-Balance Sheet Arrangements

As of September 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

JOBS Act

The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. As of September 30, 2021, we qualified as an “emerging growth company” and under the JOBS Act were allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We elected to delay the adoption of new or revised accounting standards, and as a result, we may not have complied with new or revised accounting standards on the relevant dates on which adoption of such standards was required for non-emerging growth companies. As a result, the unaudited condensed financial statements may not be comparable to companies that complied with new or revised accounting pronouncements as of public company effective dates.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

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Item 4. Controls and Procedures

Evaluation of disclosure controls and procedures

Our management evaluated, with the participation of our current chief executive officer and chief financial officer (our “Certifying Officers”), the effectiveness of our disclosure controls and procedures as of September 30, 2021, pursuant to Rule 13a-15(b) under the Exchange Act. Based upon that evaluation, our Certifying Officers concluded that our disclosure controls and procedures were effective as of September 30, 2021.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our chief executive officer and chief financial officer, to allow timely decisions regarding required disclosure.

Changes in internal control over financial reporting

There was no change in our internal control over financial reporting that occurred during the fiscal quarter ended September 30, 2021, covered by this Quarterly Report on Form 10-Q that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. The material weakness discussed below was remediated during the quarter ended September 30, 2021.

Remediation of a Material Weakness in Internal Control over Financial Reporting

We recognize the importance of the control environment as it sets the overall tone for the Company and is the foundation for all other components of internal control. Consequently, we designed and implemented remediation measures to address the material weakness previously identified in the second quarter of 2021 and enhanced our internal control over financial reporting. In light of the material weakness, we enhanced our processes to identify and appropriately apply applicable accounting requirements to better evaluate and understand the nuances of the complex accounting standards that apply to our condensed consolidated financial statements, including providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. As a result of these enhancements, our management concluded that the material weakness was remediated as of September 30, 2021.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings

From time to time, the Company is involved in legal matters arising in the ordinary course of business. While management believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is, or could be, involved in litigation, will not have a material adverse effect on its business, financial condition or results of operations.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

On August 7, 2020, we consummated the Initial Public Offering of 42,000,000 Units. The Units sold in the Initial Public Offering were sold at an offering price of $10.00 per unit, generating total gross proceeds of $420 million. UBS Securities LLC acted as sole book-running manager. The securities in the offering were registered under the Securities Act on registration statements on Form S-1 (Nos. 333-239941 and 333-240430). The SEC declared the registration statements effective on August 4, 2020.

Simultaneous with the consummation of the Initial Public Offering, the Company consummated the private placement of an aggregate of 6,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceed of $10.4 million. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

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On August 10, 2020, the underwriters exercised the over-allotment option to purchase an additional of 6,300,000 Units at the Initial Public Offering price at $10.00 per Unit and we consummated the sale of such Units on August 13, 2020, generating additional gross proceeds of $63.0 million, and incurring additional offering costs of approximately $3.5 million, inclusive of an additional of approximately $2.2 million in deferred underwriting commissions.

In connection with the consummation of the sale of additional Units pursuant to the underwriter’s over-allotment option on August 13, 2020, we sold an additional 840,000 Private Placement Warrants to the Private Placement Warrants Purchasers, generating additional gross proceeds of approximately $1.3 million.

Of the gross proceeds received from the Initial Public Offering and sale of the Private Placement Warrants, including the over-allotment exercise, $483,000,000 was placed in the Trust Account.

For a description of the use of the proceeds generated in our Initial Public Offering, see Part I, Item 2 of this Form 10-Q.

As of September 30, 2021, after giving effect to our Initial Public Offering and our operations subsequent thereto, approximately $483.1 million was held in the Trust Account, and we had approximately $242,000 of unrestricted cash available to us for our activities in connection with identifying and conducting due diligence of a suitable Business Combination, and for general corporate matters.

Item 6. Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 25, 2021, by and among BowX Acquisition Corp., BowX Merger Subsidiary Corp., and WeWork, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K/A filed with the SEC on March 30, 2021).

31.1*	Certification of Chairman and Co-Chief Executive Officer (Principal Executive Officer) Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Chief Financial Officer (Principal Financial and Accounting Officer) Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32*	Certification of Chairman and Co-Chief Executive Officer (Principal Executive Officer) and Co-Chief Executive Officer and Chief Financial Officer (Principal Financial and Accounting Officer) Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

These certifications are furnished to the SEC pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2021	WEWORK INC.

	By:	/s/ Benjamin Dunham
	Name:	Benjamin Dunham
	Title:	Chief Financial Officer (Principal Financial Officer)

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Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Sandeep Mathrani, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of WeWork Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, is made known to us by others within those entities, particularly during the period in which this report is being prepared; and

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 15, 2021	/s/ Sandeep Mathrani
Sandeep Mathrani Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Benjamin Dunham, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of WeWork Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, is made known to us by others within those entities, particularly during the period in which this report is being prepared; and

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 15, 2021	/s/ Benjamin Dunham
Benjamin Dunham
Chief Financial Officer (Principal Financial Officer)

Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of WeWork Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: November 15, 2021	/s/ Sandeep Mathrani
Sandeep Mathrani
Chief Executive Officer (Principal Executive Officer)

/s/ Benjamin Dunham
Benjamin Dunham
Chief Financial Officer (Principal Financial Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2021 (October 20, 2021)

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

575 Lexington Avenue,
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 2 on Form 8-K/A (“Amendment No. 2”) amends the Current Report on Form 8-K of WeWork Inc. (the “Company”), filed on October 26, 2021 (as amended by Amendment No. 1 on Form 8-K/A, the “Original Report”), in which the Company reported, among other events, the completion of the Business Combination (as defined in the Original Report).

This Amendment No. 2 is being filed in order to include the Report of New WeWork Inc., formerly known as WeWork Inc. (“Legacy WeWork”), dated November 15, 2021, which includes (a) the unaudited condensed consolidated financial statements of Legacy WeWork as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 and (b) Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy WeWork for the three and nine months ended September 30, 2021 and 2020 (the “Q3 MD&A”).

Accordingly, the Original Report is hereby amended solely to (i) update the Item 2.01 information to reflect the Q3 MD&A and the Quantitative and Qualitative Disclosures about Market Risk and (ii) amend and restate Item 9.01. Except as set forth herein, this Amendment No. 2 does not amend any other item of the Original Report or purport to provide an update or a discussion of any developments at the Company or its subsidiaries, including Legacy WeWork, subsequent to the filing date of the Original Report. Except as amended by this Amendment No. 2, the information previously reported in or filed with the Original Report is hereby incorporated by reference into this Form 8-K/A.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Management’s Disclosure and Analysis of Financial Condition and Results of Operations

The Form 10 information in Item 2.01 of the Original Report is hereby amended and supplemented by adding the following paragraph at the end of the sub-heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Reference is made to the disclosure contained in the section titled “WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 90 of Exhibit 99.3 of this Current Report on Form 8-K, which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

The Form 10 information in Item 2.01 of the Original Report is hereby amended and supplemented by adding the following paragraph at the end of the sub-heading “Quantitative and Qualitative Disclosures about Market Risk.”

Reference is made to the disclosure contained in the section titled “Quantitative and Qualitative Disclosures about Market Risk” beginning on page 142 of Exhibit 99.3 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus on pages F-3 through F-222, which are incorporated herein by reference.

Additionally, the unaudited condensed consolidated financial statements of Legacy WeWork as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020, and the related notes thereto, as well as Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy WeWork for the three and nine months ended September 30, 2021 and 2020, are included in Exhibit 99.3 attached hereto and are incorporated herein by reference.

(b)	Pro forma financial information.

Certain pro forma financial information of the Company is attached as Exhibit 99.2 to the Original Report and is incorporated herein by reference.

(c)	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of February 23, 2021, by and among BowX Acquisition Corporation, BowX Merger Subsidiary Corp. and New WeWork Inc. (formerly known as WeWork Inc.), (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K/A filed on March 30, 2020).

3.1	Second Amended and Restated Certificate of Incorporation of WeWork Inc., dated October 20, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

3.2	Amended and Restated Bylaws of WeWork Inc., dated as of October 20, 2021 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

4.1	Specimen Common Stock Certificate of WeWork Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on October 26, 2021)

4.2	Warrant Agreement, dated August 4, 2020, between BowX Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to BowX’s Current Report on Form 8-K filed with the SEC on August 10, 2020).

4.3	WeWork Inc. Warrant to Purchase Common Stock, dated as of October 20, 2021, by and between WeWork Inc. and SB WW Holdings (Cayman) Limited (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

4.4	WeWork Inc. Warrant to Purchase Common Stock, dated as of October 20, 2021, by and between WeWork Inc. and SVF Endurance (Cayman) Limited (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

4.5	Indenture, dated as of April 30, 2018, relating to WeWork Companies Inc.’s 7.875% Senior Notes due 2025, by and among WeWork Companies Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

4.6	Fifth Supplemental Indenture, dated as of July 15, 2019, by and among WeWork Companies LLC, as successor to WeWork Companies Inc., The WeWork CO Inc., as co-obligor, The We Company, each of the guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

4.7	Tenth Supplemental Indenture, dated as of October 20, 2021, by and between WW Holdco LLC, as successor to Old WeWork, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

4.8	Indenture, dated as of July 10, 2020, relating to WeWork Companies LLC’s 5.00 % Senior Notes due 2025, by and among WeWork Companies LLC, WeWork CO Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

4.9	Supplemental Indenture No. 1, dated as of August 14, 2020, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.9 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

Exhibit Number	Description

4.10	Supplemental Indenture No. 2, dated as of September 15, 2020, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.10 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

4.11	Supplemental Indenture No. 3, dated as of October 19, 2020, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.11 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

4.12	Supplemental Indenture No. 4, dated as of November 17, 2020, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.12 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

4.13	Supplemental Indenture No. 5, dated as of December 17, 2020, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.13 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

4.14	Supplemental Indenture No. 6, dated as of January 20, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.14 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

4.15	Supplemental Indenture No. 7, dated as of February 22, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.15 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

4.16	Supplemental Indenture No. 8, dated as of March 22, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.16 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

4.17	Supplemental Indenture No. 9, dated as of April 22, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.17 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

4.18	Supplemental Indenture No. 10, dated as of June 1, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.18 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

4.19	Supplemental Indenture No. 11, dated as of October 20, 2021, by and between WW Holdco LLC, as successor to Old WeWork, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.19 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

Exhibit Number	Description

10.1	Amended and Restated Registration Rights Agreement dated as of October 20, 2021, by and among WeWork Inc., BowX Sponsor, LLC and certain stockholders of WeWork Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.2	Stockholders Agreement, dated as of October 20, 2021, by and among WeWork Inc., BowX Sponsor, LLC, SB WW Holdings (Cayman) Limited, SVF Endurance (Cayman) Limited and Benchmark Capital Partners VII (AIV), L.P. (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.3^	Third Amended and Restated Agreement of Exempted Limited Partnership of The We Company Management Holdings L.P., dated as of October 20, 2021 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.4+	WeWork Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.5+	WeWork Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.6	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.7	Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor and StarBright WW LP, as purchaser (incorporated by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-1 (File No. 333-260976) filed on November 10, 2021).

16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated as of October 26, 2021 (incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Current Report on Form 8-K filed on October 26, 2021)

99.1	Press Release, dated October 20, 2021 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

99.2	Unaudited Pro Forma Condensed Combined Financial Information (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

99.3	Report of Legacy WeWork, dated November 15, 2021, which contains the unaudited condensed consolidated financial statements of Legacy WeWork as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020, and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy WeWork for the three and nine months ended September 30, 2021 and 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K of the Exchange Act. The Company hereby agrees to hereby furnish supplementally a copy of all omitted schedules to the SEC upon request.

+	Indicates a management or compensatory plan.
^

Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

	By:	/s/ Jared DeMatteis
Date: November 15, 2021		Name: Jared DeMatteis
Title: Chief Legal Officer

Exhibit 99.3

Legacy WeWork

Quarterly Report including Condensed Consolidated Financial Statements as of September 30, 2021 and December 31, 2020 and for the three and nine months ended September 30, 2021 and 2020

Legacy WeWork

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

		Page No.
Part I - Financial Information
Cautionary Note Regarding Forward-Looking Statements
Item 1.	Financial Statements and Supplementary Data
	Condensed Consolidated Balance Sheets as of September 30, 2021 and December 31, 2020 (Unaudited)	2
	Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2021 and 2020 (Unaudited)	4
	Condensed Consolidated Statements of Comprehensive Loss for the three and nine months ended September 30, 2021 and 2020 (Unaudited)	5
	Condensed Consolidated Statements of Changes in Convertible Preferred Stock, Noncontrolling Interests and Equity for the three and nine months ended September 30, 2021 and 2020 (Unaudited)	6
	Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2021 and 2020 (Unaudited)	10
	Notes to Condensed Consolidated Financial Statements (Unaudited)	12
	Supplementary Information	79
	Condensed Consolidating Balance Sheets as of September 30, 2021 (Unaudited) and December 31, 2020	80
	Condensed Consolidating Statements of Operations for the three and nine months ended September 30, 2021 and 2020 (Unaudited)	82
	Condensed Consolidating Statements of Cash Flows for the nine months ended September 30, 2021 and 2020 (Unaudited)	86
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	90
Item 3.	Quantitative and Qualitative Disclosures About Market Risk	142
Part II - Other Information
Item 1.	Legal Proceedings	143
Item 1A.	Risk Factors	144

Part I. Financial Information

Cautionary Note Regarding Forward-Looking Statements

This Quarterly Report (this “Quarterly Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, the impact of the coronavirus pandemic, including current and newly appearing strains (collectively “COVID-19”) and our response to it, future events and our future business plans, operational and financial metrics (including profitability, liquidity and cash flow), financial condition, results of operations and prospects.

These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including those described in “Risk Factors,” and other cautionary statements included in our Annual Report for the year ended December 31, 2020 and in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 10, 2021, in this Quarterly Report and in our other filings with the Securities and Exchange Commission, which you should consider and read carefully.

We operate in a very competitive and rapidly changing environment and have recently undergone significant changes at the executive and board levels and changes in our planned growth trajectory. New risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Quarterly Report, and our expected future levels of activity and performance, may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. As a result, you should not regard any of these forward-looking statements as a representation or warranty by us or any other person or place undue reliance on any such forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

You should read this Quarterly Report and the documents that we reference in this Quarterly Report completely and with the understanding that our actual future results may be materially different from our expectations. All of our forward-looking statements are qualified by the cautionary statements contained in this section and elsewhere in this Quarterly Report.

The Company is also supplementing and updating certain risk factors previously disclosed in Part I Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 10, 2021. These supplements and updates are included in Part II Item 1A of this Quarterly Report.

Item 1. Financial Statements and Supplementary Data

LEGACY WEWORK

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
(Amounts in thousands, except share and per share amounts)	2021	2020

Assets
Current assets:
Cash and cash equivalents (1)	$477,244	$800,535
Accounts receivable and accrued revenue, net of allowance of $77,468 and $107,806 as of September 30, 2021 and December 31, 2020, respectively	133,695	176,521
Other current assets (including related party amounts of $0 and $780 as of September 30, 2021 and December 31, 2020, respectively)	402,150	352,172

Total current assets	1,013,089	1,329,228
Property and equipment, net	5,707,310	6,859,163
Lease right-of-use assets, net	13,412,306	15,107,880
Restricted cash (1)	11,275	53,618
Equity method and other investments	197,942	214,940
Goodwill	676,932	679,351
Intangible assets, net	58,257	49,896
Other assets (including related party amounts of $545,180 and $699,478 as of September 30, 2021 and December 31, 2020, respectively)	878,766	1,062,258

Total assets (1)	$21,955,877	$25,356,334

Liabilities
Current liabilities:
Accounts payable and accrued expenses (including amounts due to related parties of $76,739 and $14,497 as of September 30, 2021 and December 31, 2020, respectively)	$602,777	$723,411
Members’ service retainers	385,946	358,566
Deferred revenue (including amounts from related parties of $5,771 and $9,717 as of September 30, 2021 and December 31, 2020, respectively)	134,691	176,004
Current lease obligations (including amounts due to related parties of $22,295 and $10,148 as of September 30, 2021 and December 31, 2020, respectively)	853,011	847,531
Other current liabilities (including amounts due to related parties of $0 and $900 as of September 30, 2021 and December 31, 2020, respectively)	437,046	83,755

Total current liabilities	2,413,471	2,189,267
Long-term lease obligations (including amounts due to related parties of $506,746 and $436,074 as of September 30, 2021 and December 31, 2020, respectively)	18,401,347	20,263,606
Unsecured related party debt	2,200,000	1,200,000
Convertible related party liabilities, net	50,482	418,908
Long-term debt, net	659,379	688,356
Other liabilities	246,278	221,780

Total liabilities (1)	23,970,957	24,981,917
Commitments and contingencies (Note 16)
Convertible preferred stock; 959,370,218 shares authorized as of September 30, 2021, and 499,018,795 and 368,912,507 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	8,379,182	7,666,098
Redeemable noncontrolling interests	276,162	380,242

LEGACY WEWORK

CONDENSED CONSOLIDATED BALANCE SHEETS – (CONTINUED)

(UNAUDITED)

	September 30,	December 31,
(Amounts in thousands, except share and per share amounts)	2021	2020

Equity
Legacy WeWork shareholders’ equity (deficit):
Common stock Class A; par value $0.001; 941,647,617 shares authorized as of September 30, 2021, and 176,731,955 and 41,512,605 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	177	42
Common stock Class B; par value $0.001; 234,910,597 shares authorized as of September 30, 2021 and zero and 129,382,459 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	129
Common stock Class C; par value $0.001; 50,967,800 shares authorized as of September 30, 2021, and 24,132,575 and 25,168,938 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	24	25
Common stock Class D; par value $0.001; 234,910,597 shares authorized as of September 30, 2021, and zero shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	2,776,772	2,188,319
Accumulated other comprehensive income (loss)	(26,573)	(158,810)
Accumulated deficit	(13,427,090)	(9,703,490)

Total Legacy WeWork shareholders’ deficit	(10,676,690)	(7,673,785)
Noncontrolling interests	6,266	1,862

Total equity	(10,670,424)	(7,671,923)

Total liabilities and equity	$21,955,877	$25,356,334

(1)

The Company’s condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities (“VIEs”). As of September 30, 2021 and December 31, 2020, total assets of consolidated VIEs, after intercompany eliminations, were $2.9 billion and $2.1 billion, respectively, including $100.7 million and $166.6 million of cash and cash equivalents, respectively, and $10.1 million and $10.0 million of restricted cash, respectively. Total liabilities of consolidated VIEs, after intercompany eliminations, were $2.5 billion and $1.7 billion as of September 30, 2021 and December 31, 2020, respectively. Creditors of VIEs do not have recourse against the general credit of the Company, except relating to certain lease guarantees totaling $13.5 million and $14.6 billion as of September 30, 2021 and December 31, 2020, respectively, provided by Legacy WeWork to certain landlords of the VIEs. See Note 5 for additional details.

The accompanying notes are an integral part of these condensed consolidated financial statements.

LEGACY WEWORK

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,

(Amounts in thousands, except share and per share data)	2021	2020	2021	2020

Revenue (including related party revenue of $28,496 and $44,906 for the three months and $116,190 and $129,383 for the nine months ended September 30, 2021 and 2020, respectively. See Note 17)	$661,031	$810,752	$1,852,362	$2,749,369

Expenses:
Location operating expenses—cost of revenue (exclusive of depreciation and amortization of $162,418 and $182,967 for the three months and $508,044 and $534,585 for the nine months ended September 30, 2021 and 2020, respectively, shown separately below)	752,493	924,363	2,351,305	2,729,165
Pre-opening location expenses	40,367	60,741	117,206	226,660
Selling, general and administrative expenses(1)	233,928	387,248	733,430	1,312,349
Restructuring and other related costs	15,934	18,964	481,979	155,180
Impairment/(gain on sale) of goodwill, intangibles and other assets	87,541	253,625	629,126	809,584
Depreciation and amortization	170,816	197,964	535,157	588,120

Total expenses (including related party expenses of $21,209 and $19,772 for the three months and $59,462 and $65,296 for the nine months ended September 30, 2021 and 2020, respectively. See Note 17)	1,301,079	1,842,905	4,848,203	5,821,058

Loss from operations	(640,048)	(1,032,153)	(2,995,841)	(3,071,689)
Interest and other income (expense), net:
Income (loss) from equity method and other investments	5,096	2,526	(19,414)	(44,585)
Interest expense (including related party expenses of $(103,713) and $(76,498) for the three months and $(288,455) and $(171,530) for the nine months ended September 30, 2021 and 2020, respectively. See Note 9 and Note 17)	(121,306)	(92,956)	(339,134)	(231,046)
Interest income	5,142	4,151	14,597	12,893
Foreign currency gain (loss)	(102,859)	112,049	(140,784)	(37,936)
Gain (loss) from change in fair value of related party financial instruments (See Note 9)	7,462	13,550	(343,360)	805,863
Loss on extinguishment of debt	—	(1,041)	—	(77,336)

Total interest and other income (expense), net	(206,465)	38,279	(828,095)	427,853

Pre-tax loss	(846,513)	(993,874)	(3,823,936)	(2,643,836)
Income tax benefit (provision)	2,251	(5,586)	(5,031)	(21,701)

Net loss	(844,262)	(999,460)	(3,828,967)	(2,665,537)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	42,130	39,461	106,250	643,224
Noncontrolling interest — equity	(268)	18,736	(883)	33,352

Net loss attributable to Legacy WeWork	$(802,400)	$(941,263)	$(3,723,600)	$(1,988,961)

Net loss per share attributable to Class A and Class B common stockholders (see Note 15):
Basic	$(4.54)	$(5.51)	$(21.31)	$(11.65)

Diluted	$(4.54)	$(5.51)	$(21.31)	$(11.65)

Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	176,708,911	170,715,288	174,750,082	170,699,512

(1)

Includes cost of revenue in the amount of $28.7 million and $67.1 million for the three months and $61.4 million and $209.6 million for the nine months ended September 30, 2021 and 2020, respectively. Excludes depreciation and amortization of none and none for the three months and none and $0.2 million for the nine months ended September 30, 2021 and 2020, respectively, shown separately below.

The accompanying notes are an integral part of these condensed consolidated financial statements.

LEGACY WEWORK

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,

(Amounts in thousands)	2021	2020	2021	2020

Net loss	$(844,262)	$(999,460)	$(3,828,967)	$(2,665,537)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax of $0 for the three and nine months ended September 30, 2021 and 2020, respectively	86,424	(75,280)	107,007	(8,374)
Unrealized (loss) gain on available-for-sale securities, net of tax of $84 and $167 for the three months and $28 and $(829) for the nine months ended September 30, 2021 and 2020, respectively	(337)	(603)	(2,600)	2,992

Other comprehensive income (loss), net of tax	86,087	(75,883)	104,407	(5,382)

Comprehensive loss	(758,175)	(1,075,343)	(3,724,560)	(2,670,919)
Net (income) loss attributable to noncontrolling interests	41,862	58,197	105,367	676,576
Other comprehensive (income) loss attributable to noncontrolling interests	3,609	(1,809)	27,830	(14,113)

Comprehensive loss attributable to Legacy WeWork	$(712,704)	$(1,018,955)	$(3,591,363)	$(2,008,456)

The accompanying notes are an integral part of these condensed consolidated financial statements.

LEGACY WEWORK

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK, NONCONTROLLING INTERESTS AND EQUITY

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021

(UNAUDITED)

	Convertible		Redeemable
	Preferred Stock		Noncontrolling
(Amounts in thousands, except share amounts)	Shares	Amount	Interests
Balance—June 30, 2021	499,018,795	$8,379,182	$291,901
Issuance of noncontrolling interests	—	—	30,000
Net income (loss)	—	—	(42,130)
Other comprehensive income (loss), net of tax	—	—	(3,609)

Balance—September 30, 2021	499,018,795	$8,379,182	$276,162

	Legacy WeWork Shareholders’ Equity (Deficit)
(Amounts in thousands, except share amounts)								Accumulated
	Common Stock		Common Stock		Common Stock		Additional	Other
	Class A		Class B		Class C		Paid-In	Comprehensive	Accumulated	Noncontrolling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Interests	Total
Balance—June 30, 2021	176,628,752	$177	—	$—	24,132,575	$24	$2,775,762	$(116,269)	$(12,624,690)	$5,998	$(9,958,998)
Forfeiture of noncontrolling WeWork Partnerships Profits Interest Units in the WeWork Partnership and Common Stock Class C	—	—	—	—	—	—	—	—	—	—	—
Issuance of stock for services rendered, net of forfeitures	—	—	—	—	—	—	1	—	—	—	1
Stock-based compensation	—	—	—	—	—	—	4,036	—	—	—	4,036
Exercise of stock options	103,203	—	—	—	—	—	(3,027)	—	—	—	(3,027)
Cancellation of shares	—	—	—	—	—	—	—	—	—	—	—
Exercise of warrants	—	—	—	—	—	—	—	—	—	—	—
Net income (loss)	—	—	—	—	—	—	—	—	(802,400)	268	(802,132)
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	—	89,696	—	—	89,696

Balance—September 30, 2021	176,731,955	$177	—	$—	24,132,575	$24	$2,776,772	$(26,573)	$(13,427,090)	$6,266	$(10,670,424)

The accompanying notes are an integral part of these condensed consolidated financial statements.

LEGACY WEWORK

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK, NONCONTROLLING INTERESTS AND EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(UNAUDITED)

	Convertible		Redeemable
	Preferred Stock		Noncontrolling
(Amounts in thousands, except share amounts)	Shares	Amount	Interests
Balance—December 31, 2020	368,912,507	$7,666,098	$380,242
Issuance of shares in connection with convertible note conversion	218,369	—	—
Issuance of noncontrolling interests	—	—	30,000
Exercise of warrants, net	129,887,919	713,084	—
Net income (loss)	—	—	(106,250)
Other comprehensive income (loss), net of tax	—	—	(27,830)

Balance—September 30, 2021	499,018,795	$8,379,182	$276,162

	Legacy WeWork Shareholders’ Equity (Deficit)
(Amounts in thousands, except share amounts)								Accumulated
	Common Stock		Common Stock		Common Stock		Additional	Other
	Class A		Class B		Class C		Paid-In	Comprehensive	Accumulated	Noncontrolling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Interests	Total
Balance—December 31, 2020	41,512,605	$42	129,382,459	$129	25,168,938	$25	$2,188,319	$(158,810)	$(9,703,490)	$1,862	$(7,671,923)
Forfeiture of noncontrolling WeWork Partnerships Profits Interest Units in the WeWork Partnership and Common Stock Class C	—	—	—	—	(1,036,363)	(1)	1	—	—	—	—
Issuance of stock for services rendered, net of forfeitures	—	—	—	—	—	—	(2,142)	—	—	—	(2,142)
Transfer from Class B to Class A	129,382,459	129	(129,382,459)	(129)	—	—	—	—	—	—	—
Stock-based compensation	873,142	1	—	—	—	—	163,821	—	—	—	163,822
Exercise of stock options	5,499,435	5	—	—	—	—	8,683	—	—	—	8,688
Cancellation of shares	(536,180)	(1)	—	—	—	—	(10,198)	—	—	—	(10,199)
Exercise of warrants	494	1	—	—	—	—	(1)	—	—	—	—
Transaction with principal shareholder	—	—	—	—	—	—	428,289	—	—	—	428,289
Net income (loss)	—	—	—	—	—	—	—	—	(3,723,600)	883	(3,722,717)
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	—	132,237	—	—	132,237
Other	—	—	—	—	—	—	—	—	—	3,521	3,521

Balance—September 30, 2021	176,731,955	$177	—	$—	24,132,575	$24	$2,776,772	$(26,573)	$(13,427,090)	$6,266	$(10,670,424)

The accompanying notes are an integral part of these condensed consolidated financial statements.

LEGACY WEWORK

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK, NONCONTROLLING INTERESTS AND EQUITY

FOR THREE MONTHS ENDED SEPTEMBER 30, 2020

(UNAUDITED)

	Convertible		Redeemable
	Preferred Stock		Noncontrolling
(Amounts in thousands, except share amounts)	Shares	Amount	Interests
Balance—June 30, 2020	368,881,372	$7,665,327	$347,900
Issuance of noncontrolling interests	—	—	99,999
Stock-based compensation	13,742	771	—
Acquisition of Noncontrolling interest	—	—	—
Exercise of warrants, net	—	—	—
Distribution to noncontrolling interests	—	—	(6,646)
Net income (loss)	—	—	(39,461)
Other comprehensive income (loss), net of tax	—	—	1,809

Balance—September 30, 2020	368,895,114	$7,666,098	$403,601

	Legacy WeWork Shareholders’ Equity (Deficit)
(Amounts in thousands, except share amounts)								Accumulated
	Common Stock		Common Stock		Common Stock		Additional	Other
	Class A		Class B		Class C		Paid-In	Comprehensive	Accumulated	Noncontrolling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Interests	Total
Balance—June 30, 2020	41,365,892	$41	129,341,872	$129	25,229,393	$25	$1,825,411	$66,012	$(7,621,830)	$37,760	$(5,692,452)
Issuance of stock for services rendered, net of forfeitures	—	—	—	—	—	—	4,126	—	—	991	5,117
Stock-based compensation	—	—	9,216	—	—	—	8,231	—	—	28	8,259
Exercise of stock options	5,949	—	6,860	—	—	—	31	—	—	—	31
Settlement of stockholder notes receivable		—	—	—	—	—	5,527	—	—	—	5,527
Issuance of stock in connection with acquisitions	129,239	—	—	—	—	—	—	—	—	—	—
Issuance of noncontrolling interests	—	—	—	—	—	—	—	—	—	16	16
Deconsolidation of consolidated subsidiaries	—	—	—	—	—	—	—	—	—	(35,501)	(35,501)
Transactions with principal shareholder	—	—	—	—	—	—	21,640	—	—	—	21,640
Net income (loss)	—	—	—	—	—	—	—	—	(941,263)	(18,736)	(959,999)
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	—	(77,692)	—	—	(77,692)

Balance—September 30, 2020	41,501,080	$41	129,357,948	$129	25,229,393	$25	$1,864,966	$(11,680)	$(8,563,093)	$(15,442)	$(6,725,054)

The accompanying notes are an integral part of these condensed consolidated financial statements.

LEGACY WEWORK

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK, NONCONTROLLING INTERESTS AND EQUITY

FOR NINE MONTHS ENDED SEPTEMBER 30, 2020

(UNAUDITED)

	Convertible		Redeemable
	Preferred Stock		Noncontrolling
(Amounts in thousands, except share amounts)	Shares	Amount	Interests
Balance—December 31, 2019	222,329,647	$6,473,604	$1,032,080
Issuance of noncontrolling interests	—	—	100,100
Stock-based compensation	13,742	1,028	—
Acquisition of Noncontrolling interest	34,482,759	280,345	(92,822)
Exercise of warrants, net	112,068,966	911,121	—
Distribution to noncontrolling interests	—	—	(6,646)
Net income (loss)	—	—	(643,224)
Other comprehensive income (loss), net of tax	—	—	14,113

Balance—September 30, 2020	368,895,114	$7,666,098	$403,601

	Legacy WeWork Shareholders’ Equity (Deficit)
(Amounts in thousands, except share amounts)								Accumulated
	Common Stock		Common Stock		Common Stock		Additional	Other
	Class A		Class B		Class C		Paid-In	Comprehensive	Accumulated	Noncontrolling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Interests	Total
Balance—December 31, 2019	41,304,381	$41	129,220,654	$129	27,752,323	$28	$1,879,838	$(2,611)	$(6,574,322)	$322,185	$(4,374,712)
Adoption of ASC 326 (Note 2)	—	—	—	—	—	—	—	—	190	—	190
Forfeiture of noncontrolling WeWork Partnerships Profits Interest Units in the WeWork Partnership and Common Stock Class C	—	—	—	—	(2,522,930)	(3)	3	—	—	—	—
Issuance of stock for services rendered, net of forfeitures	—	—	—	—	—	—	12,330	—	—	2,858	15,188
Stock-based compensation	251,324	—	62,048	—	—	—	175,082	—	—	38	175,120
Exercise of stock options	22,283	—	75,246	—	—	—	156	—	—	—	156
Settlement of stockholder notes receivable (see Note 14)	(206,147)	—	—	—	—	—	16,667	—	—	—	16,667
Issuance of stock in connection with acquisitions	129,239	—	—	—	—	—	—	—	—	—	—
Issuance of noncontrolling interests	—	—	—	—	—	—	—	—	—	544	544
Distributions to noncontrolling interests	—	—	—	—	—	—	(42,801)	—	—	(272,214)	(315,015)
Deconsolidation of consolidated subsidiaries	—	—	—	—	—	—	—	—	—	(35,501)	(35,501)
Acquisition of noncontrolling interest	—	—	—	—	—	—	(197,949)	10,426	—	—	(187,523)
Transactions with principal shareholder	—	—	—	—	—	—	21,640	—	—	—	21,640
Net income (loss)	—	—	—	—	—	—	—	—	(1,988,961)	(33,352)	(2,022,313)
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	—	(19,495)	—	—	(19,495)

Balance—September 30, 2020	41,501,080	$41	129,357,948	$129	25,229,393	$25	$1,864,966	$(11,680)	$(8,563,093)	$(15,442)	$(6,725,054)

The accompanying notes are an integral part of these condensed consolidated financial statements.

LEGACY WEWORK

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
(Amounts in thousands)	2021	2020
Cash Flows from Operating Activities:
Net loss	$(3,828,967)	$(2,665,537)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	535,157	588,120
Impairment of property and equipment	—	3,541
Impairment/(gain on sale) of goodwill, intangibles and other assets	629,126	809,584
Non-cash transaction with principal shareholder	428,289	—
Loss on extinguishment of debt	—	77,336
Stock-based compensation expense	164,023	55,865
Cash paid to settle employee stock awards	—	(3,141)
Issuance of stock for services rendered, net of forfeitures	(2,272)	14,995
Non-cash interest expense	157,787	119,603
Provision for allowance for doubtful accounts	20,033	53,549
(Income) loss from equity method and other investments	19,414	44,585
Distribution of income from equity method and other investments	3,210	—
Foreign currency (gain) loss	140,784	37,936
Change in fair value of financial instruments	343,360	(805,863)
Contingent consideration fair market value adjustment	—	(122)
Changes in operating assets and liabilities:
Operating lease right-of-use assets	1,161,406	646,995
Current and long-term lease obligations	(1,252,360)	724,205
Accounts receivable and accrued revenue	(10,624)	(46,425)
Other assets	(37,506)	(48,651)
Accounts payable and accrued expenses	32,961	(92,228)
Deferred revenue	(38,279)	61,489
Other liabilities	(6,377)	6,349
Deferred income taxes	1,720	119

Net cash provided by (used in) operating activities	(1,539,115)	(417,696)
Cash Flows from Investing Activities:
Purchases of property and equipment	(202,589)	(1,252,833)
Capitalized software	(29,433)	(18,538)
Change in security deposits with landlords	3,778	(3,094)
Proceeds from asset divestitures and sale of investments, net of cash divested	10,832	1,170,766
Contributions to investments	(26,704)	(93,357)

Net cash provided by (used in) investing activities	(244,116)	(197,056)

LEGACY WEWORK

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – (CONTINUED)

(UNAUDITED)

	Nine Months Ended September 30,
(Amounts in thousands)	2021	2020
Cash Flows from Financing Activities:
Principal payments for property and equipment acquired under finance leases	(3,397)	(2,959)
Proceeds from issuance of debt	—	34,309
Proceeds from unsecured related party debt	1,000,000	600,000
Proceeds from LC Debt Facility	698,705	—
Repayments of debt	(349,011)	(813,140)
Repayment of security deposit loan	(7,942)	—
Debt and equity issuance costs	—	(11,578)
Proceeds from exercise of stock options and warrants	2,417	149
Proceeds from issuance of noncontrolling interests	30,000	100,628
Distributions to noncontrolling interests	—	(317,611)
Payments for contingent consideration and holdback of acquisition proceeds	(2,523)	(35,706)
Proceeds relating to contingent consideration and holdbacks of disposition proceeds	12,177	—
Additions to members’ service retainers	330,358	305,432
Refunds of members’ service retainers	(291,828)	(455,530)

Net cash provided by (used in) financing activities	1,418,956	(596,006)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(1,359)	(4,301)

Net increase (decrease) in cash, cash equivalents and restricted cash	(365,634)	(1,215,059)
Cash, cash equivalents and restricted cash—Beginning of period	854,153	2,200,688

Cash, cash equivalents and restricted cash—End of period	$488,519	$985,629

	September 30,
(Amounts in thousands)	2021	2020
Cash and cash equivalents	$477,244	$876,323
Restricted cash	11,275	109,306

Cash, cash equivalents and restricted cash	$488,519	$985,629

	Nine Months Ended September 30,
(Amounts in thousands)	2021	2020
Supplemental Cash Flow Disclosures:
Cash paid during the period for interest (net of capitalized interest of $0 and $2,981 during 2021 and 2020, respectively)	$138,029	$70,430
Cash received for operating lease incentives — tenant improvement allowances	306,413	1,062,704
Cash received for operating lease incentives — broker commissions	670	15,830
Supplemental Disclosure of Non-cash Investing & Financing Activities:
Property and equipment included in accounts payable and accrued expenses	78,795	279,485
Conversion of related party liabilities to into Preferred Stock	711,786	—
Creator Awards production services reimbursement obligation payable to SoftBank reclassified to additional paid-in capital	—	21,641
Distribution of investment to noncontrolling interest holder	—	6,646

Additional ASC 842 Supplemental Disclosures

	Nine Months Ended September 30,
(Amounts in thousands)	2021	2020
Cash paid for fixed operating lease costs included in the measurement of lease obligations in operating activities	$1,720,517	$1,560,186
Cash paid for interest relating to finance leases in operating activities	3,225	3,533
Cash paid for principal relating to finance leases in financing activities	3,398	2,959
Right-of-use assets obtained in exchange for finance lease obligations	866	920
Right-of-use assets obtained in exchange for operating lease obligations, net of modifications and terminations	(1,279,474)	177,409

The accompanying notes are an integral part of these condensed consolidated financial statements.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Note 1. Organization and Business

WeWork Companies Inc. was founded in 2010. The We Company was incorporated under the laws of the state of Delaware in April 2019 as a direct wholly-owned subsidiary of WeWork Companies Inc. As a result of various legal entity reorganization transactions undertaken in July 2019, The We Company became the holding company of our business, and the then-stockholders of WeWork Companies Inc. became the stockholders of The We Company. WeWork Companies Inc. is the predecessor of the Company for financial reporting purposes. Effective October 14, 2020, The We Company changed its legal name to WeWork Inc.

Effective October 20, 2021, in connection with the BowX Merger Agreement and Business Combination as defined and discussed below, (i) WeWork Inc. changed its legal name to New WeWork Inc.; (ii) New WeWork Inc. merged with and into BowX Merger Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of BowX Acquisition Corp., with New WeWork Inc. surviving the merger; (iii) New WeWork Inc. then merged with and into BowX Merger Subsidiary II, LLC, a Delaware limited liability company and wholly owned subsidiary of BowX Acquisition Corp., with BowX Merger Subsidiary II, LLC surviving the second merger; and (iv) BowX Merger Subsidiary II, LLC changed its legal name to WW Holdco LLC (“Legacy WeWork” or the “Company”). In connection with the Business Combination, BowX Acquisition Corp. changed its name to WeWork Inc. (“PubCo”).

The Company holds an indirect general partner interest and indirect limited partner interests in The We Company Management Holdings L.P. (the “WeWork Partnership”). The WeWork Partnership owns 100% of the equity in WeWork Companies LLC. The Company, through the WeWork Partnership and WeWork Companies LLC, holds all the assets held by WeWork Companies Inc. prior to the legal entity reorganization and is subject to all the liabilities to which WeWork Companies Inc. was subject prior to the legal entity reorganization.

Our core global business offering integrates space, community, services and technology in 764 locations, including 631 Consolidated Locations, around the world as of September 1, 2021. Our membership offerings are designed to accommodate our members’ distinct space needs. We provide our members the optionality to choose from a dedicated desk, a private office or a fully customized floor with the flexibility to choose the type of membership that works for them on a monthly subscription basis, through a multi-year membership agreement or on a pay-as-you-go basis.

The Company’s operations are headquartered in New York.

All references to “we”, “us”, “our”, “WeWork”, “Legacy WeWork” and the “Company” are references to (A) prior to the closing of the Business Combination on October 20, 2021, WeWork Inc. and its subsidiaries on a consolidated basis and (B) after the closing of the Business Combination on October 20, 2021, WeWork Holdco LLC and its subsidiaries on a consolidated basis. All references to “PubCo” are references to (A) prior to the closing of the Business Combination on October 20, 2021, BowX Acquisition Corp. and (B) after the closing of the Business Combination on October 20, 2021, WeWork Inc. (formerly known as BowX Acquisition Corp.). All references to “SBG” are references to SoftBank Group Corp. or a controlled affiliate or subsidiary thereof, but, unless the context otherwise requires, does not include SVF Endurance (Cayman) Limited (“SVFE”) or the SoftBank Vision Fund (AIV M1) L.P. (“SoftBank Vision Fund”).

In October 2019, the Company entered into an agreement with SBG and SoftBank Vision Fund for additional equity and debt financing, as well as a number of changes to the Company’s corporate governance, including changes to the voting rights associated with certain series of the Company’s capital stock (as subsequently amended, the “Master Transaction Agreement”). The changes associated with this October 2019 agreement, and related agreements and amendments entered into subsequent to October 2019, as described throughout these financial statement notes, are collectively referred to as the “SoftBank Transactions.” SBG is a principal stockholder with representation on the Company’s Board of Directors.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

BowX Merger Agreement

On March 25, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, PubCo, and BowX Merger Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of PubCo (“Merger Sub”).

As previously disclosed, on October 20, 2021, the transactions contemplated by the Merger Agreement closed and, among other things and upon the terms and subject to the conditions of the Merger Agreement, the following occurred (together with the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”):

•

at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), upon the terms and subject to the conditions of the Merger Agreement and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), Merger Sub merged with and into the Company, the separate corporate existence of Merger Sub ceased and the Company was the surviving corporation and became a wholly owned subsidiary of PubCo (the “Merger”);

•

immediately following the Merger and as part of the same overall transaction as the Merger, the Company merged with and into BowX Merger Subsidiary II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of PubCo (Merger Sub II and such transaction, the “Second Merger”), with Merger Sub II being the surviving entity of the Second Merger;

•

as a result of the Merger, among other things, all outstanding shares of capital stock of the Company (other than shares of Class C common stock of the Company, treasury shares, shares held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the DGCL and shares of Company stock subject to options, warrants and restricted stock units (“RSUs”)) were cancelled in exchange for the right to receive a number of newly issued shares of Class A common stock, par value $0.0001 per share, of PubCo (“Class A Common Stock”) determined using an exchange ratio (the “Exchange Ratio”) which was determined based on a pre-money enterprise valuation of the Company of approximately $9.0 billion, a $10.00 price per share of Class A Common Stock and the fully diluted equity capitalization of the Company immediately prior to the Closing (which was equal to 0.82619);

•

shares of Class C common stock of the Company were cancelled in exchange for the right to receive a number of newly issued shares of Class C common stock, par value $0.0001 per share, of PubCo (“Class C Common Stock”) determined using the Exchange Ratio;

•

outstanding options and warrants to purchase Company stock and RSUs were converted into the right to receive options or warrants to purchase shares of Class A Common Stock or restricted stock units representing the right to receive shares of Class A Common Stock, as applicable, on the same terms and conditions that are in effect with respect to such options, warrants or RSUs on the day of Closing, subject to adjustments using the Exchange Ratio, as described below;

•	BowX Acquisition Corp. was renamed “WeWork Inc.”; and

•

Upon Closing, PubCo received approximately $1.3 billion in gross cash proceeds consisting of approximately $333.0 million from the PubCo trust account, $150.0 million from the previously announced backstop investment by DTZ Worldwide Limited, a parent company to Cushman & Wakefield U.S., Inc. (the “Backstop Investor”), and $800.0 million from the PIPE Investment (as defined below).

Immediately after giving effect to the Business Combination, there were 696,492,801 issued and outstanding shares of Class A Common Stock and 19,938,089 issued and outstanding shares of Class C Common Stock. PubCo’s public units separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from the Nasdaq Stock Market LLC (“Nasdaq”). As of the date of the Closing, PubCo’s post-Closing directors

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

and executive officers and their respective affiliated entities beneficially owned approximately 4.1% of the outstanding shares of Class A Common Stock, which represents approximately 4.0% of the total voting power of our outstanding shares, and no outstanding shares of Class C Common Stock, and the securityholders of PubCo immediately prior to the Closing (which includes Vivek Ranadivé, who is one of PubCo’s post-Closing directors) beneficially owned post-Closing approximately 6.1% of the outstanding shares of Class A Common Stock, which represents approximately 5.9% of the total voting power of our outstanding shares, and no outstanding shares of Class C Common Stock. On October 21, 2021, the shares of Class A Common Stock and the public warrants of PubCo began trading on the New York Stock Exchange.

Certain Related Agreements

Subscription Agreements

On March 25, 2021, concurrently with the execution of the Merger Agreement, PubCo entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for 80,000,000 shares of Class A Common Stock for $10.00 per share, for an aggregate subscription price equal to $800.0 million, (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the Closing.

Backstop Investment

On October 13, 2021, PubCo entered into a backstop subscription agreement (the “Backstop Subscription Agreement”) with DTZ Worldwide (the “Backstop Investor”), pursuant to which, and on the terms and subject to the conditions of which, the Backstop Investor committed to subscribe for the number of shares of Class A Common Stock validly redeemed by the public stockholders of PubCo in connection with the Merger, subject to a cap of 15,000,000 shares of Class A Common Stock (the “Cap”). The purchase price for such shares of Class A Common Stock is equal to $10.00 per share multiplied by the number of shares of Class A Common Stock validly redeemed by the public stockholders of PubCo in connection with the Business Combination subject to the Cap, for an aggregate purchase price of up to $150.0 million (the “Backstop Investment”). The terms of the Backstop Investment substantially conform to the terms of the Subscription Agreements with the PIPE Investors. Substantially concurrently with the Closing, the Backstop Investor subscribed for 15,000,000 shares of Class A Common Stock for $150.0 million. So long as the Backstop Investor continues to hold a specified amount of shares of Class A Common Stock, then the Backstop Investor has the right to designate a board observer to the board of directors of PubCo (the “Board”).

Credit Support Letter (LC)

On March 25, 2021, WeWork Companies LLC, SBG and PubCo entered into a letter agreement (the “Credit Support Letter”) pursuant to which SBG has committed to consent to an extension of the termination date of the Credit Agreement from February 10, 2023 to no later than February 10, 2024 (the “LC Facility Termination Extension”), subject to the terms and conditions set forth therein. Any LC Facility Termination Extension will require the requisite consent of the lenders thereunder.

Credit Support Letter (SSN)

On March 25, 2021, the Company and an affiliate of SBG entered into a letter agreement pursuant to which the Company and an affiliate of SBG have agreed to amend and restate the terms of the Master Senior Secured Notes Note Purchase Agreement that governs the SoftBank Senior Secured Notes (as amended and restated, the “A&R Senior Secured Note Purchase Agreement”) on the earlier of (i) the Closing and (ii) August 12, 2021. The A&R Senior Secured Note Purchase Agreement allows the Company to borrow up to an aggregate principal amount of $550.0 million of senior secured debt in the form of new 7.5% senior secured notes (the “A&R Senior Secured Notes”). It was a condition to the execution of the A&R Senior Secured Note Purchase Agreement that any outstanding SoftBank Senior

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Secured Notes be redeemed, repurchased or otherwise repaid and canceled at a price of 101% of the principal amount thereof plus accrued and unpaid interest. The A&R Senior Secured Note Purchase Agreement allows the Company to borrow once every 30 days with minimum draws of $50.0 million. The A&R Senior Secured Notes will mature no later than February 12, 2023 or, if earlier, 18 months from the Closing. In August 2021, the Company and SBG agreed to amend and restate the terms of the Master Senior Secured Notes Note Purchase Agreement that governs the SoftBank Senior Secured Notes to extend the draw period from August 12, 2021 to September 30, 2021. In September 2021, the Company and SBG agreed to amend and restate the terms to extend the draw period from September 30, 2021 to October 31, 2021. On October 20, 2021, the Company and SBG entered into the A&R Senior Secured Note Purchase Agreement.

Warrants

On October 20, 2021, PubCo issued to (i) SB WW Holdings (Cayman) Limited (“SBWW”) a warrant (the “SBWW Warrant”) to purchase a number of shares of Class A Common Stock (rounded to the nearest whole share) equal to 35,038,960 multiplied by the Exchange Ratio (which product is equal to 28,948,838 shares of Class A Common Stock), subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent) (which quotient is equal to a price per share equal to $0.01) and (ii) SVFE a warrant (the “SVFE Warrant” and, together with the SBWW Warrant, the “First Warrants”) to purchase a number of shares of Class A Common Stock (rounded to the nearest whole share) equal to 12,327,444 multiplied by the Exchange Ratio (which product is equal to 10,184,811 shares of Class A Common Stock), subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent) (which quotient is equal to a price per share equal to $0.01). The First Warrants will expire on the tenth anniversary of the Closing. Although the First Warrants were issued by PubCo, solely for purposes of calculating the Exchange Ratio used in the Business Combination, the First Warrants are treated in the same manner as a hypothetical outstanding warrant to purchase 47,366,404 shares of Company Class A common stock at an exercise price of $0.01 per share.

The First Warrants issued to SBWW and SVFE were an inducement to obtain SBWW’s and SVFE’s, and their respective affiliates’, support in effectuating the automatic conversion of Company preferred stock on a one-to-one basis to Company common stock.

At the Exchange Ratio, the SBWW Warrant enables SBWW to purchase 28,948,838 shares of Class A Common Stock. Assuming a price of $10 per share, the SBWW Warrant has an estimated fair value of approximately $289.5 million. At the Exchange Ratio, the SVFE Warrant enables SVFE to purchase 10,184,811 shares of Class A Common Stock. Assuming a price of $10 per share, the SBWW Warrant has an estimated fair value of approximately $101.8 million.

Additionally, concurrently with and contingent upon the LC Facility Termination Extension, PubCo will issue to SBG or its designees one or more warrants (collectively, the “LC Warrant”) to purchase a number of shares of Class A Common Stock (rounded to the nearest whole share) equal to 14,431,991 multiplied by the Exchange Ratio, subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent). The LC Warrant would expire on the tenth anniversary of the date of issuance.

Additionally, as a result of and upon the Closing, in accordance with the applicable terms of the warrants to purchase Class A common stock of the Company and the warrants to purchase Series H-3 preferred stock of the Company and/or Series H-4 preferred stock of the Company (collectively, the “Company Warrants”), the Company Warrants were converted into the right to receive a warrant to purchase shares of Class A Common Stock upon the same terms and conditions as are in effect with respect to such Company Warrants immediately prior to the effective time of the Merger (the “Converted Company Warrants”) except that (i) such Converted Company Warrants relate to that whole number of shares of Class A Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company capital stock subject to such Company Warrants, multiplied by the Exchange Ratio, and (ii) the exercise price per share for each such Converted Company Warrants is equal to the exercise price per share of such Company Warrants in effect immediately prior to the effective time of the Merger, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent).

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Additionally, outstanding warrants to purchase an aggregate of 23,873,333 shares of Class A Common Stock, comprising 16,100,000 public warrants and 7,773,333 private placement warrants, that were outstanding and held by equityholders of PubCo prior to the Closing will become exercisable in accordance with the terms of the warrant agreement governing those securities. Such warrants will become exercisable 30 days after the completion of the Business Combination. To the extent such warrants are exercised, additional shares of Class A Common Stock will be issued, which will result in dilution to the holders of Class A Common Stock and increase the number of shares eligible for resale in the public market.

Amended and Restated Registration Rights Agreement

On October 20, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, PubCo entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with BowX Sponsor, LLC (the “Sponsor”), certain stockholders of PubCo and certain stockholders of the Company. Pursuant to the Registration Rights Agreement, PubCo agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of Class A Common Stock and other equity securities of PubCo that are held by the parties thereto from time to time. In certain circumstances, various parties to the Registration Rights Agreement can collectively demand up to nine underwritten offerings and are entitled to piggyback registration rights, in each case subject to certain limitations set forth in the Registration Rights Agreement.

Stockholders Agreement

On October 20, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, PubCo entered into the Stockholders Agreement (the “Stockholders Agreement”) with the Sponsor, SBWW, SVFE and Benchmark Capital Partners VII (AIV), L.P. Pursuant to the Stockholders Agreement, so long as each such holder of Class A Common Stock continues to hold a specified amount of Class A Common Stock, then each such holder has the right to designate for nomination by the Board the number of candidates for election to the Board specified in the Stockholders Agreement. The Stockholders Agreement also provides that (i) so long as certain Insight Partners investors continue to hold a specified amount of Class A Common Stock, then Insight Partners has the right to designate a director and (ii) so long as certain Starwood Capital investors continue to hold a specified amount of Class A Common Stock, then Starwood Capital has the right to designate a board observer.

Indemnification Agreements

On October 20, 2021, PubCo entered into separate indemnification agreements with its directors and executive officers. These agreements, among other things, require PubCo to indemnify its directors and executive officers for certain liabilities and expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of its directors or executive officers or any other company or enterprise to which the person provides services at its request.

WeWork Partnership

On October 20, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the partnership agreement for the WeWork Partnership (the “LPA”) was amended at the Closing to implement mechanical changes to reflect the conversion of shares of capital stock of Legacy WeWork to shares of Class A Common Stock of PubCo (including the

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

conversion of shares of Legacy WeWork Class C Common Stock into shares of Class C Common Stock of PubCo). Specifically, the number of outstanding partnership interests (including all WeWork Partnerships Profits Interest Units) was adjusted to equal the number of shares of the corresponding class of common stock of PubCo (which, in the case of the WeWork Partnerships Profits Interest Units, is the Class C Common Stock of PubCo), taking into account the Exchange Ratio in the Merger. The distribution threshold and catch-up base amount for the WeWork Partnerships Profits Interest Units were also equitably adjusted to maintain the pre-Business Combination economics of the WeWork Partnerships Profits Interest Units. The distribution threshold for Adam Neumann’s WeWork Partnerships Profits Interest Units was also adjusted downward based on closing date pricing of the Business Combination.

Following the Business Combination, vested WeWork Partnerships Profits Interest Units can, at the election of the holder of the WeWork Partnerships Profits Interest Units, be (a) converted into WeWork Partnership Class A Common Units or (b) exchanged (along with the corresponding shares of PubCo Class C Common Stock) for (at PubCo’s election) shares of Class A Common Stock or cash of an equivalent value, assuming that the trading price of a share of Class A Common Stock exceeds the per-unit distribution threshold for these WeWork Partnerships Profits Interest Units (which generally represents the liquidation value of a share of WeWork Class A Common Stock on the date such WeWork Partnerships Profits Interest Units were granted). The exchange value takes into account, among other things, the value of a share of Class A Common Stock and the catch-up base amount of the WeWork Partnerships Profits Interest Units being exchanged. A catch-up base amount is similar to an option exercise price and represents, for each WeWork Partnerships Profits Interest Unit exchanged, the value of a share of common stock that the holder of WeWork Partnerships Profits Interest Units will not receive upon exchange. A higher value and a lower catch-up base amount each generally will result in more shares of Class A Common Stock being issued to the exchanging holder (except the number of shares of Class A Common Stock issuable upon exchange of each WeWork Partnerships Profits Interest Unit can never be greater than one). On October 21, 2021, Adam Neumann elected to convert his WeWork Partnerships Profits Interest Units into WeWork Partnership Class A Common Units.

2021 Equity Incentive Plan

On October 20, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the adoption and approval of the WeWork Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”) was ratified by the Board. The Equity Incentive Plan is designed to provide an additional incentive to persons whose contributions are essential to the success of the business and to attract and retain competent and dedicated persons whose efforts will result in long-term profitability. The Equity Incentive Plan is administered by the Board or an authorized committee thereof comprised of non-employee directors (the “plan administrator”). The purpose of the Equity Incentive Plan is to assist eligible employees in acquiring a stock ownership interest in the Company, to align such employees’ interests with those of our stockholders, and to encourage such employees to remain in the employment of the Company.

The Equity Incentive Plan provides that the number of shares of Class A Common Stock initially reserved for issuance thereunder shall be equal to 5% of the Aggregate Fully Diluted Company Capital Stock (as defined in the Merger Agreement) as of the Closing, subject to adjustment as provided by Section 5 of the Equity Incentive Plan (the “Equity Incentive Plan Share Reserve”). The Equity Incentive Plan Share Reserve is equal to 39,657,781 shares.

2021 Employee Stock Purchase Plan

On October 20, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the adoption and approval of the WeWork Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) was ratified by the Board. The ESPP is designed to allow eligible employees of the Company to purchase shares of Class A Common Stock with their accumulated payroll deductions. The ESPP is administered by the Board or an authorized committee thereof comprised of non-employee directors (the “ESPP administrator”). The ESPP is divided into two components: the “423 Component” and the “Non-423 Component.” The 423 Component is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Non-423 Component is not intended to qualify under Section 423 of the Code and may generally be used to grant stock options to certain non-U.S. employees and other employees designated by the ESPP administrator. The purpose of the ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company, to align such employees’ interests with those of our stockholders, and to encourage such employees to remain in the employment of the Company. The equity offers under the ESPP are intended to assist the Company in recruiting and retaining highly qualified employees.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The ESPP provides that the number of shares of Class A Common Stock initially reserved for issuance thereunder shall be equal to 1% of the Aggregate Fully Diluted Company Capital Stock as of the Closing, subject to adjustment as provided by Section 16 of the ESPP (the “ESPP Share Reserve”). The ESPP Share Reserve is equal to 7,931,556 shares.

The foregoing description is not complete and is supplemented by the 8-K/A and the Current Reports on Form 8-K filed by PubCo on September 29, 2021, October 18, 2021 and October 26, 2021, for the Merger Agreement, the Subscription Agreements, the Backstop Subscription Agreement, the Credit Support Letter, the A&R Senior Secured Note Purchase Agreement, the First Warrants, the Registration Rights Agreement, the Stockholders Agreement, the form of indemnification agreement, the LPA, the Equity Incentive Plan and the ESPP and the transactions contemplated thereby.

Note 2. Summary of Significant Accounting Policies

Basis of Quarterly Presentation and Principles of Consolidation — The accompanying unaudited condensed consolidated financial statements and notes to the condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial reporting. In accordance with such rules and regulations, certain information and accompanying note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, although the Company believes the disclosures included herein are adequate to make the information presented not misleading. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all normal recurring adjustments, which are considered necessary for the fair presentation of the financial position of the Company at September 30, 2021 and the results of operations for the interim periods presented. The operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2021. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2020, included in Legacy WeWork’s Annual Report for the year ended December 31, 2020.

Other than the changes described below, no material changes have been made to the Company’s significant accounting policies disclosed in Note 2, Summary of Significant Accounting Policies, in its Annual report issued on March 19, 2021, for the year ended December 31, 2020.

The Company operates as a single operating segment. See Note 18 for further discussion on the Company’s segment reporting.

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company, its majority-owned subsidiaries and VIEs for which the Company is the primary beneficiary. All intercompany accounts and transactions have been eliminated in consolidation.

The Company is required to consolidate entities deemed to be VIEs in which the Company is the primary beneficiary. The Company is considered to be the primary beneficiary of a VIE when the Company has (i) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE.

JapanCo, WeCap Manager, WeCap Holdings Partnership and LatamCo (each as defined and discussed in Note 5) are the Company’s only consolidated VIEs as of September 30, 2021. In March 2020, in connection with the sale of the property held by the 424 Fifth Venture (the “424 Fifth Venture Transaction”), redemption payments were made to the noncontrolling interest holders in the 424 Fifth

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Venture and the 424 Fifth Venture became a wholly owned subsidiary of the Company and is no longer a VIE. In April 2020, in connection with the SoftBank Transactions, the Company completed the acquisition of the noncontrolling interest in PacificCo (as defined in Note 5) and PacificCo became a wholly owned subsidiary of the Company and is no longer a VIE. In September 2020, the Company transferred its variable interest and control over the Creator Fund to an affiliate of SBG and the Creator Fund was deconsolidated from the Company’s financial statements. In October 2020, the Company restructured its ownership interests in ChinaCo (as defined in Note 5) such that the Company is no longer the primary beneficiary of ChinaCo and as a result, beginning on October 2, 2020, ChinaCo was deconsolidated (the “ChinaCo Deconsolidation”) and the Company’s remaining ordinary share investment represents an unconsolidated VIE that is accounted for as an equity method investment. In September 2021, LatamCo (as defined in Note 5) entered into an agreement with an affiliate of SBG for the sale of a 71.0% interest in LatamCo and became a consolidated VIE. See Note 5 for further discussion of these transactions. See Note 6 for discussion of the Company’s non-consolidated VIEs.

A noncontrolling interest in a consolidated subsidiary represents the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to the Company. Noncontrolling interests are presented as a separate component of equity in the condensed consolidated balance sheets and the presentation of net income in the condensed consolidated statements of comprehensive loss, is modified to present earnings and other comprehensive income attributed to controlling and noncontrolling interests.

The Company’s convertible preferred stock and noncontrolling interests that are redeemable upon the occurrence of an event that is not solely within the control of the Company are classified outside of permanent equity. As it is not probable that amounts will become redeemable, no remeasurement is required. The Company will continue to monitor the probability of redemption. The Company’s noncontrolling interests that have redemption features within the Company’s control are classified within permanent equity and are described further below.

The redemption value of the WeWork Partnerships Profits Interest Units (as discussed in Note 14) that were awarded to former members of management are measured based upon the aggregate redemption value and takes into account the proportion of employee services rendered under the WeWork Partnerships Profits Interest Units vesting provisions. The redemption value will vary from period to period based upon the fair value of the Company, whereby the intrinsic value (per-unit fair value of the Company is greater than the per-unit distribution threshold) will be reflected as noncontrolling interests in the equity section of the condensed consolidated balance sheets with a corresponding entry to additional paid-in-capital. The intrinsic value of the WeWork Partnership Profits Interests will be remeasured each period until the WeWork Partnerships Profits Interests are converted to shares or cash. On October 21, 2021, in connection with the transactions discussed in Note 1, Adam Neumann elected to convert his WeWork Partnerships Profits Interest Units into WeWork Partnership Class A Common Units.

The Company’s other noncontrolling interests represent substantive profit-sharing arrangements and profits and losses are attributed to the controlling and noncontrolling interests using the hypothetical-liquidation-at-book-value method.

Use of Estimates — The preparation of the condensed consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amount of revenues and expenses during the reporting periods.

Estimates inherent in the current financial reporting process inevitably involve assumptions about future events. Actual results could differ from those estimates. Since December 2019, a novel strain of coronavirus, referred to as the COVID-19 virus, has spread to countries in which we operate. COVID-19 has become a global pandemic. Authorities in jurisdictions where our locations are located have at times issued stay-at-home orders, restrictions on certain activities such as travel and on the types of businesses that may continue to operate. As the pandemic has adversely affected and may continue to

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

adversely affect our revenues and expenditures, the extent and duration of these restrictions and overall macroeconomic impact of the pandemic will have an effect on estimates used in the preparation of financial statements. This includes the net operating income assumptions in our long-lived asset impairment testing, the ultimate collectability of accounts receivable due to the effects of COVID-19 on the financial position of our members, the timing of capital expenditures and fair value measurement changes for assets and liabilities that the Company measures at fair value.

Our liquidity forecasts are based upon continued execution of the Company’s operational restructuring program and also includes management’s best estimate of the impact that the outbreak of COVID-19, including the Delta or other variants, may continue to have on our business and our liquidity needs; however, the extent to which our future results and liquidity needs are further affected by the continued impact of COVID-19 will largely depend on the continued duration of closures, and delays in location openings, the success of ongoing vaccination efforts, the effect on demand for our memberships, any permanent shifts in working from home, how quickly we can resume normal operations and our ongoing lease negotiations with our landlords, among others. We believe continued execution of our operational restructuring program and our current liquidity position will be sufficient to help us mitigate the continued near-term uncertainty associated with COVID-19, however our assessment assumes a recovery in our revenues and occupancy beginning in the second half of 2021 with a gradual return toward pre-COVID levels. If revenues continue to decline during 2021 and/or we do not experience a recovery consistent with our projected timing, additional capital sources may be required, the timing and source of which are uncertain. There is no assurance we will be successful in securing the additional capital infusions if needed.

Restricted Cash - Restricted cash consists primarily of amounts provided to banks to secure letters of credit issued under certain of the Company’s credit agreements as required by various leases. Transfers between restricted and unrestricted cash accounts are not reported within the statements of cash flows. Only restricted cash receipts or payments from restricted cash directly to third parties are reported in the statements of cash flows as either an operating, investing or financing activity, depending on the nature of the transaction.

Allowance for Doubtful Accounts — The Company adopted ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) on January 1, 2020. In accordance with the revised guidance, management determines an allowance that reflects its best estimate of the accounts receivable due from members, related parties, landlords and others that it expects will not be collected. Management considers many factors in considering its reserve with respect to these accounts receivable, including historical data, experience, creditworthiness, income trends, as well as current and forward looking conditions. Recorded liabilities associated with members’ service retainers are also considered when estimating the allowance for doubtful accounts as we have the contractual right to apply members’ service retainers to outstanding receivables.

Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded as a reduction of bad debt expense when received. As of September 30, 2021 and December 31, 2020, the Company recorded $77.5 million and $107.8 million, respectively, as an allowance for doubtful accounts on accounts receivable and accrued revenue.

Income Taxes — The Company calculates its quarterly income tax provision pursuant to Accounting Standard Codification (“ASC”) 740-270, Income Taxes — Interim Reporting, which provides that a Company cannot recognize a tax benefit in its annual effective tax rate for any jurisdiction with a pre-tax book loss and full valuation allowance (“excluded jurisdictions”). For the three and nine months ended September 30, 2021, the Company recorded an income tax (benefit) provision of $(2.3) million and $5.0 million, respectively, resulting in effective tax rates of (0.27)% and 0.13%, respectively. For the three and nine months ended September 30, 2020, the Company recorded an income tax provision of $5.6 million and $21.7 million, respectively, resulting in effective tax rates of 0.56% and 0.82%, respectively.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The Company analyzed its various tax positions and did not identify any material uncertain tax positions for the three and nine months ended September 30, 2021 and 2020.

The Company files U.S. federal, U.S. state and foreign income tax returns. Depending on the statute of limitation of the specific jurisdictions in which we operate, three to ten years of the Company’s income tax returns remain subject to examination. Globally, the Company is involved in various tax matters, and various annual filings in certain jurisdictions are under examination.

Stock-Based Compensation — Stock-based compensation expense attributable to equity awards granted to employees and non-employees is measured at the grant date based on the fair value of the award. For employee awards, the expense is recognized on a straight-line basis over the requisite service period for awards that actually vest, which is generally the period from the grant date to the end of the vesting period. For non-employee awards, the expense for awards that actually vest is recognized based on when the goods or services are provided.

The Company generally estimates the fair value of stock option awards granted using the Black-Scholes-Merton option-pricing formula (the “Black-Scholes Model”) and a single option award approach. This model requires various significant judgmental assumptions in order to derive a final fair value determination for each type of award, including the expected term, expected volatility, expected dividend yield, risk-free interest rate, and fair value of the Company’s stock on the date of grant. The expected option term for options granted is calculated using the “simplified method.” This election was made based on the lack of sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is based on similar entities whose stock prices are publicly traded. The Company uses the historical volatilities of similar entities due to the lack of sufficient historical data for the Company’s common stock price. Dividend yields are based on the Company’s history and expected future actions. The risk-free interest rate is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award. All grants of stock options generally have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant.

In situations where the exercise price of a stock option is greater than the fair market value of the Company’s common stock on the date of grant, the Company estimates the fair value of stock option awards granted using the binomial model. The binomial model incorporates assumptions regarding anticipated employee exercise behavior, expected stock price volatility, dividend yield and risk-free interest rate. Anticipated employee exercise behavior and expected post-vesting cancellations over the contractual term used in the binomial model are primarily based on historical exercise patterns. These historical exercise patterns indicate that exercise behavior between employee groups is not significantly different. For our expected stock price volatility assumption, the Company weights historical volatility and implied volatility and uses daily observations for historical volatility, while our implied volatility assumptions are based on actively traded options related to our common stock. The expected term is derived from the binomial model, based on assumptions incorporated into the binomial model as described above.

The Company estimated the fair value of the WeWork Partnerships Profits Interest Units awards in connection with the modification of the original stock options using the Hull-White model and a binomial lattice model in order to apply appropriate weight and consideration of the associated distribution threshold and catch-up base amount. The Hull-White model requires similar judgmental assumptions as the Black-Scholes Model used for valuing the Company’s options.

During the periods in which the Company was privately held and there was no public market for our stock, the fair value of the Company’s equity is approved by the Company’s Board of Directors or the Compensation Committee thereof as of the date stock-based awards are granted. In estimating the fair value of our stock, the Company uses a third-party valuation specialist and considers factors it believes are material to the valuation process, including but not limited to, the price at which recent equity was issued by the Company to independent third parties or transacted between third parties, actual and projected financial results, risks, prospects, economic and market conditions, and estimates of weighted average cost of capital. The Company believes the combination of these factors provides an appropriate estimate of the expected fair value of the Company and reflects the best estimate of the fair value of the Company’s common stock at each grant date.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The Company has elected to recognize forfeitures of stock-based compensation awards as they occur. For awards subject to performance conditions, no compensation cost will be recognized before the performance condition is probable of being achieved. Recognition of any compensation expense relating to stock grants that vest contingent on an initial public offering or “Acquisition” (as defined in the 2015 Plan detailed in Note 14) will be deferred until consummation of such initial public offering or Acquisition.

Fair Value Measurements — The Company applies fair value accounting for all financial assets and liabilities and certain non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring and nonrecurring basis. Assets and liabilities measured at fair value every reporting period include investments in cash equivalents, available-for-sale debt securities, certain embedded derivatives requiring bifurcation, certain warrants issued classified as a liability in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), and contingent consideration liabilities relating to business combinations. Other assets and liabilities are subject to fair value measurements only in certain circumstances, including purchase accounting applied to assets and liabilities acquired in a business combination, impaired cost and equity method investments and long-lived assets that are written down to fair value when they are impaired.

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company assumes the highest and best use of non-financial assets by market participants and the market-based risk measurements or assumptions that market participants would use in pricing assets or liabilities, such as inherent risk, transfer restrictions and credit risk. Assets and liabilities are classified using a fair value hierarchy, which prioritizes the inputs used to measure fair value according to three levels, and bases the categorization of fair value measurements within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Inputs that reflect quoted prices for identical assets or liabilities in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the assets or liabilities or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 — Unobservable inputs that the Company incorporates in its valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

See Note 11 for additional discussion on the Company’s fair value measurements.

Recently Adopted Accounting Pronouncements

In April 2020, the FASB issued interpretive guidance in response to questions it received about how to account for the concessions many lessors are providing or are expecting to provide to lessees in response to the operational and financial challenges lessees are facing as a result of the COVID-19 pandemic. The question-and-answer document states entities can elect not to evaluate whether a concession provided by a lessor to a lessee in response to the COVID-19 pandemic is a lease modification. An entity that elects not to evaluate whether a concession is a modification can then elect to account for the concession as if it were contemplated in the existing contract. Entities may make these elections for any lessor-provided COVID-19-related relief (e.g., deferral of lease payments, cash payments, reduction of future lease payments) that does not result in a substantial increase in the rights of the lessor or the obligations of the lessee.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The Company has elected to treat short-term COVID-19 related concessions or deferrals provided to our members whose contracts qualify as a lease in accordance with ASC 842, Leases (“ASC 842”) as if it were contemplated in the existing contract and member concessions and deferrals that are expected to extend greater than 12 months or change the other terms of member leases are treated as modifications. The Company elected to treat short-term COVID-19 related rent concessions received from our landlords as variable lease expense and short-term lease deferrals as if there is no change in the contract. COVID-19 related concessions and deferrals that are expected to extend greater than 12 months or change the other terms in the lease are treated as modifications and a full re-valuation of the right-of-use asset and liability is performed.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740)-Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 simplifies accounting for income taxes by removing certain exceptions from the general principles in Topic 740 and clarifying certain aspects of the current guidance to promote consistency among reporting entities. The Company adopted ASU 2019-12 as of January 1, 2021, which did not have a material impact on its condensed consolidated financial statements.

Note 3. Restructuring, Impairments and Gains on Sale

In September 2019, the Company initiated an operational restructuring program that included a change in executive leadership and plans for cost reductions that aim to improve the Company’s operating performance. Throughout 2020, the Company has made significant progress towards it operational restructuring goals including divesting or winding down various non-core operations not directly related to our core space-as-a-service offering, significant reductions in costs associated with selling, general and administrative expenses. During the nine months ended September 30, 2021, the Company successfully terminated leases associated with a total of 78 previously open locations and 3 pre-open locations. Management is continuing to evaluate our real estate portfolio in connection with its ongoing restructuring efforts and expects to exit additional leases.

During 2021, the Company anticipates there will be additional restructuring and related costs consisting primarily of lease termination charges, other exit costs and costs related to ceased use buildings and one-time employee termination benefits, as the Company is still in the process of finalizing its operational restructuring plans.

Restructuring and other related costs totaled $15.9 million and $19.0 million during the three months ended September 30, 2021 and 2020, respectively, and $482.0 million and $155.2 million during the nine months ended September 30, 2021 and 2020, respectively. The details of these net charges are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,

(Amounts in thousands)	2021	2020	2021	2020

One-time employee terminations (1)	$3,758	$19,122	$548,860	$172,154
Ceased use buildings	33,378	—	99,123	—
Gains on lease terminations, net	(31,373)	(4,529)	(211,368)	(36,215)
Other, net	10,171	4,371	45,364	19,242

Total	$15,934	$18,964	$481,979	$155,181

(1)

In connection with the Settlement Agreement, as described in Note 17, SBG purchased 30,139,971 shares of Class B Common Stock of the Company from We Holdings LLC, which is Adam Neumann’s affiliated investment vehicle, for a price per share of $19.19, representing an aggregate purchase price of approximately $578.4 million. The Company recorded $428.3 million of restructuring and other related costs in its consolidated statement of operations for the nine months ended

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

September 30, 2021, which represents the excess between the amount paid from a principal shareholder of the Company to We Holding LLC and the fair value of the stock purchased. Also, in connection with the Settlement Agreement the WeWork Partnerships Profits Interest Units held by Adam Neumann in the WeWork Partnership became fully vested and were amended to have a catch-up base amount of $0. The per unit distribution thresholds for the WeWork Partnerships Profits Interest Units were also amended to initially be $10.00 and may be subject to upward adjustment based on a third party valuation of fair market value and may be subject to downward adjustment based on closing date pricing if a de-SPAC or initial public offering were to occur. Legacy WeWork has received a third party valuation of fair market value of the WeWork Partnerships Profits Interest Units, which confirmed that no upward adjustment is needed to be $10.00 per unit distribution threshold. As a result of this modification, the Company recorded $102.0 million of restructuring and other related costs in its consolidated statement of operations for the nine months ended September 30, 2021.

As of September 30, 2021, net restructuring liabilities totaled approximately $60.2 million, including $60.8 million in accounts payable and accrued expenses, $7.8 million in other liabilities, net of $8.4 million in receivables from landlords in connection with lease terminations, included in other current assets in the consolidated balance sheet. A reconciliation of the beginning and ending restructuring liability balances is as follows:

(Amounts in thousands)	One-time Employee Benefits	Legal Settlement Benefits (1)	Other	Total Restructuring Costs
Restructuring liability balance — December 31, 2020	$16,119	$—	$12,756	$28,875
Restructuring and other related costs expensed during the period	18,589	530,271	(66,881)	481,979
Cash payments of restructuring liabilities, net (2)	(28,933)	—	(309,457)	(338,390)
Non-cash impact — primarily asset and liability write-offs and stock-based compensation	(2,054)	(530,271)	420,108	(112,217)

Restructuring liability balance — September 30, 2021	$3,721	$—	$56,526	$60,247

(1)

For further details on the costs in connection with the Settlement Agreement recorded in restructuring and other related costs for the nine months ended September 30, 2021, see footnote 1 to the preceding table.

(2)	Includes cash payments received from the landlord for terminated leases of $18.0 million for the nine months ended September 30, 2021.

In connection with the operational restructuring program and related changes in the Company’s leasing plans and planned or completed disposition or wind down of certain non-core operations and projects, the Company has also recorded various other non-routine write-offs, impairments and gains on sale of goodwill, intangibles and various other long-lived assets.

During the three and nine months ended September 30, 2021, the Company also performed its quarterly impairment assessment for long-lived assets. As a result of the COVID-19 pandemic and the resulting declines in revenue and operating income experienced by certain locations as of September 30, 2021, we identified certain assets whose carrying value was now deemed to have been partially impaired. We evaluated our estimates and assumptions related to our locations’ future revenue and cash flows, and performed a comprehensive review of our locations’ long-lived assets for impairment, including both property and equipment and operating lease right-of-use assets, at an individual location level. Key assumptions used in estimating the fair value of our location assets in connection with our impairment analyses are revenue growth, lease costs, market rental rates, changes in local real estate markets in which we operate, inflation, and the overall economics of the real estate industry. Our assumptions account for the estimated impact of the COVID-19 pandemic. As a result, during the three and nine months ended September 30, 2021, the Company recorded none and $31.5 million, respectively, in impairments, primarily as a result of decreases in projected cash flows primarily attributable to the impact of COVID-19.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Non-routine gains and impairment charges totaled $87.5 million and $629.1 million during the three and nine months ended September 30, 2021, respectively, and are included on a net basis as impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations. The details of these net charges are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,

(Amounts in thousands)	2021	2020	2021	2020

Impairment of assets held for sale	$—	$268	$—	$120,273
Impairment and write-off of long-lived assets associated with restructuring	87,541	155,961	598,481	579,024
Impairment of long-lived assets primarily associated with COVID-19	—	104,324	31,461	166,637
Gain on sale of assets	—	(6,928)	(816)	(56,350)

Total	$87,541	$253,625	$629,126	$809,584

The table above excludes certain routine impairment charges for property and equipment write-offs relating to excess, obsolete, or slow-moving inventory of furniture and equipment, early termination of leases and cancellation of other deals or projects occurring in the ordinary course of business totaling none and $0.7 million, respectively, during the three months ended September 30, 2021 and 2020, and totaling $0.03 million and $3.5 million, respectively, during the nine months ended September 30, 2021 and 2020, respectively, included in selling, general and administrative expenses in the accompanying condensed consolidated statements of operations.

In connection with the Company’s operational restructuring program, the Company has divested or wound down certain non-core operations not directly related to its space-as-a-service during the nine months ended September 30, 2020.

In January 2020, the Company sold Teem for total cash consideration of $50.5 million. The Company recorded a gain on the sale of $37.2 million, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations for the nine months ended September 30, 2020.

In March 2020, the Company sold Managed by Q for total cash consideration of $28.1 million. Of the total consideration, $2.5 million was heldback at closing and is included as a disposition proceeds holdback receivable within other current assets on the accompanying condensed consolidated balance sheet as of September 30, 2020. As of September 30, 2021, $2.2 million of the holdback was released and $0.3 million included as a disposition proceeds holdback receivable within other current assets on the accompanying condensed consolidated balance sheet. The Company recorded a gain on the sale in the amount of none and $8.9 million, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations for the three and nine months ended September 30, 2020, respectively. The gain on sale in 2020 was recognized after a $20.7 million impairment of intangible assets and a $145.0 million impairment of goodwill associated with Managed by Q that was recorded during the year ended December 31, 2019.

In March 2020, the Company also sold 91% of the equity of Meetup for total cash consideration of $9.5 million and the remaining 9% was retained by the Company. Upon closing, Meetup was deconsolidated and the Company’s 9% interest in the equity of Meetup is reflected within equity method and other investments on the accompanying condensed consolidated balance sheet as of September 30, 2020. Prior to the sale, the Company recorded an impairment loss of none and $26.1 million, on the assets held for sale, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations for the three and nine months ended September 30, 2020, respectively.

In March 2020, the Company completed the sale of the real estate investment held by the 424 Fifth Venture and recognized an impairment loss on the assets sold totaling none and $53.7 million, included in impairment/(gain on sale) of goodwill, intangibles and other assets on the accompanying condensed consolidated statements of operations during the three and nine months ended September 30, 2020, respectively. Of the total consideration, $15.0 million was heldback at closing of which $10.0 million was received as of September 30, 2021. See Note 5 for further details.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

In May 2020, the Company sold SpaceIQ for a total cash consideration of $9.6 million. Prior to the sale, the Company recorded an impairment loss of of none and $23.1 million, respectively, on the assets held for sale, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations for the three and nine months ended September 30, 2020, respectively.

In July 2020, the Company sold certain non-core corporate equipment for total cash consideration of $45.9 million. Prior to the sale, the Company recorded an impairment loss of none and $14.3 million, respectively, on the assets held for sale, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations for the three and nine months ended September 30, 2020, respectively.

In August 2020, the Company sold Flatiron LLC, Designation Labs LLC, SecureSet Academy LLC, Flatiron School UK Limited and Flatiron School Australia Pty Ltd (collectively “Flatiron”) for total cash consideration of $28.5 million. Prior to the sale, the Company recorded an impairment loss of $0.3 million and $3.0 million, during the three and nine months ended September 30, 2020 respectively, and also recorded a gain on sale of $6.0 million during the three and nine months ended September 30, 2020 each included in impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations.

There were no dispositions or intangible asset or goodwill impairments during the three and nine months ended September 30, 2021.

Note 4. Other Current Assets

Other current assets consists of the following:

	September 30,	December 31,
(Amounts in thousands)	2021	2020

Net receivable for value added tax (“VAT”)	$134,478	$107,104
Prepaid member referral fees and deferred sales incentive compensation (Note 12)	46,382	31,617
Prepaid lease cost	43,606	61,232
Straight-line revenue receivable	34,548	35,418
Prepaid software	30,502	19,981
Deposits held by landlords	23,091	25,574
Disposition proceeds holdback amounts receivable (Note 3 and 5)	5,323	17,500
Deposits on property and equipment	3,375	3,161
Other prepaid expenses and current assets	80,845	50,585

Total other current assets	$402,150	$352,172

Note 5. Consolidated VIEs and Noncontrolling Interests

ARK/WPI Combination

WeWork Capital Advisors LLC (formerly known as “ARK Capital Advisors LLC”, the “WeCap Manager”) is a majority-owned subsidiary of the Company and its controlled affiliates. The WeCap Manager is also owned in part by Rhône Group L.L.C. and its affiliates (other than the WeCap Manager) (“Rhône” and, together with the Company, the “Sponsor Group”), a global alternative asset management firm with assets under management across its private equity and real estate platforms.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

In August 2019, the Company reorganized its real estate acquisition platform (such platform, following the ARK/WPI combination described herein, and inclusive of the investment vehicles sponsored, co-sponsored, managed, or co-managed by the WeCap Manager and Sponsor Group, “WeCap Investment Group”). Through this reorganization (the “ARK/WPI combination”), the Company acquired from Rhône a controlling financial interest in the WeCap Manager, the management company for the WeCap Investment Group in exchange for a 20% noncontrolling interest in the WeCap Manager. The WeCap Manager is the surviving entity resulting from the merger of the legacy entity that previously managed WeWork Property Investors LP, including its parallel and related vehicles (collectively the “WPI Fund”), which was indirectly owned 50% by us and 50% by affiliates of Rhône and was unconsolidated prior to the ARK/WPI combination, and the wholly owned and consolidated legacy entity that previously managed the ARK Master Fund LP (the “ARK Master Fund”) including its parallel and related vehicles. Following the ARK/WPI combination, the Company consolidates the WeCap Manager. The portion of consolidated equity attributable to Rhône’s interest in the WeCap Manager is reflected as a noncontrolling interest in the equity section of the accompanying condensed consolidated balance sheets as of September 30, 2021 and December 31, 2020.

Through its 80% equity ownership interest, the Company is entitled to a corresponding share of the income earned by the WeCap Manager, primarily in the form of customary management fees, subject to provisions of the governing documents of the WeCap Manager relating to funding of losses incurred by the WeCap Manager. During the three and nine months ended September 30, 2021, the WeCap Manager recognized $3.7 million and $10.7 million, respectively, in management fee income, classified as other revenue as a component of the total revenue on the accompanying condensed consolidated statements of operations. During the three and nine months ended September 30, 2020, the WeCap Manager recognized $5.1 million and $14.4 million, respectively, in management fee income.

The post-reorganization WeCap Investment Group also includes the Company’s general partner interests in WeWork Caesar Member LLC (“Waller Creek”) DSQ, WPI Fund and ARK Master Fund (each as defined in Note 6), which are held through a limited partnership created as part of the ARK/WPI combination (the “WeCap Holdings Partnership”) in which Rhône also participates to the extent provided by the governing documents of the WeCap Holdings Partnership. The Company consolidates the WeCap Holdings Partnership. Net carried interest distributions earned in respect of the WeCap Investment Group from its investments are distributable to the Company and Rhône, indirectly through the WeCap Holdings Partnership, based on percentages that vary by the WeCap Investment Group vehicle and range from a 50% to 85% share to the Company of total net carried interest distributions received by the WeCap Holdings Partnership (after a profit participation allocation to certain personnel associated with the WeCap Manager). The portion of consolidated equity attributable to Rhône’s interest in the WeCap Holdings Partnership is reflected as a noncontrolling interest in the equity section of the accompanying condensed consolidated balance sheets as of September 30, 2021 and December 31, 2020.

Primarily because our investments through the WeCap Holdings Partnership in the underlying real estate acquisition vehicles generally represent a small percentage of the total capital invested by third parties, and the terms on which we have agreed to provide services and act as general partner are consistent with the market for similar arrangements, the underlying real estate acquisition vehicles managed by the WeCap Manager are generally not consolidated in our financial statements (subject to certain exceptions based on the specific facts of the particular vehicle). The Company accounts for its share of the underlying real estate acquisition vehicles as unconsolidated investments under the equity method of accounting. See Note 6 for additional details regarding the holdings of WeCap Holdings Partnership.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

424 Fifth Venture

In February 2019, a consolidated subsidiary of the Company (the “424 Fifth Venture”) closed on the acquisition of a $852.8 million real estate investment located in New York City (the “424 Fifth Property”). The acquisition of real estate by the 424 Fifth Venture was accounted for as an asset acquisition and the purchase price was allocated among the assets purchased, including land of $356.5 million and building of $496.3 million. As of December 31, 2019, the real estate was under development and as a result was included within the Company’s construction in progress balance within the property and equipment table detailed in Note 5.

Just prior to the redemption of the noncontrolling interest holders in March 2020 described below, the consolidated 424 Fifth Venture was owned 17.2% by the Company, 44.8% by the WPI Fund and 38.0% by another investor. Prior to redemption, the portion of consolidated equity attributable to the interest of the 424 Fifth Venture’s other investors was reflected as noncontrolling interests within the equity section of the accompanying consolidated balance sheet as of December 31, 2019. Upon completion of the redemption of the noncontrolling interest holders in March 2020, the 424 Fifth Venture became a wholly owned subsidiary of the Company.

In March 2020, the 424 Fifth Property was sold by the 424 Fifth Venture to an unrelated third party for a gross purchase price of approximately $978.1 million. Included in the sale was $356.5 million in land and $653.8 million in construction in progress associated with the investment. The $930.2 million in net cash proceeds received at closing were net of closing costs and holdbacks. Of the total consideration, $15.0 million was heldback at closing, of which $10.0 million was received as of March 31, 2021. The Company recognized an impairment loss on the assets sold totaling none and $53.7 million, included in impairment/(gain on sale) of goodwill, intangibles and other assets on the accompanying condensed consolidated statements of operations during the three and nine months ended September 30, 2020, respectively.

The underlying debt facility that secured the 424 Fifth Property since acquisition was extinguished upon the sale (see Note 10 for further details). In March 2020, in connection with the sale of the 424 Fifth Property, the Company also made a payment of $128.0 million to the 424 Fifth Venture and the 424 Fifth Venture made redemption payments to the noncontrolling interest holders totaling $315.0 million including a return of capital of $272.2 million and a return on their capital of $42.8 million.

The sale and debt extinguishment also resulted in the termination in March 2020 of the Company’s original development management agreements over the property, its 20 year master lease of the property, its $1.2 billion lease guaranty, various loan guarantees, various loan covenant requirements and various partnership guarantees and indemnities entered into in connection with the original acquisition.

Upon the sale of the property, a wholly owned subsidiary of the Company entered into an escrow and construction agreement with the buyer for approximately $0.2 billion to finalize the core and shell infrastructure work of the property. These funds were held in escrow upon closing of the sale and are available to pay construction costs, contingencies and cost overruns. The $0.2 billion is expected to be earned by the Company over 12-18 months as the development is completed. During the three and nine months ended September 30, 2021, the Company recognized approximately $29.8 million and $52.7 million in revenue related to this development agreement, included as a component of other revenues. During the three and nine months ended September 30, 2020, the Company recognized approximately $25.6 million and $36.6 million, respectively. At closing, WeWork Companies LLC provided the buyer a guaranty of completion for the core and shell construction work of the property and the Company is obligated for any overruns if the amounts in escrow are not sufficient to cover the required construction costs.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Creator Fund

During 2018, the Company launched a fund (the “Creator Fund”) that previously made investments in recipients of WeWork’s “Creator Awards” and other investments through use of a venture capital strategy. A wholly-owned subsidiary of the Company was the managing member of the Creator Fund. As of September 17, 2020, the Creator Fund had received contributions from SoftBank Group Capital Limited totaling $72.4 million, representing 99.99% of the interest of the Creator Fund. No contributions were received during the three and nine months ended September 30, 2021.

In September 2020, the Company agreed to transfer its rights as managing member and all of its other rights, titles, interests, obligations and commitments in respect of the Creator Fund to an affiliate of SBG. Accordingly, the Company no longer has a variable interest in the Creator Fund and is no longer the primary beneficiary and the Company has deconsolidated the net assets of the Creator Fund and removed the carrying amount of the noncontrolling interest from the consolidated balance sheet as of December 31, 2020. As substantially all of the net assets of the Creator Fund were previously allocated to the noncontrolling interests, no gain or loss was recognized on deconsolidation of the Creator Fund. In connection with this transaction, the parties also agreed that WeWork would not be required to reimburse SBG for the $21.6 million Creator Awards production services reimbursement obligation payable to an affiliate of SBG as of December 31, 2019, as described in Note 17. As SBG is a principal shareholder of the Company, the forgiveness of this obligation was accounted for as a capital contribution and reclassified from liabilities to additional paid-in-capital during the year ended December 31, 2020.

ChinaCo

During 2017 and 2018, a consolidated subsidiary of the Company (“ChinaCo”) sold to investors $500.0 million of Series A Preferred Stock at a price of $10.00 per share and a liquidation preference of $10.00 per share and $500.0 million of Series B Preferred Stock at a price of $18.319 per share and a liquidation preference of $18.319 per share. The portion of consolidated equity attributable to ChinaCo’s Series A and B Preferred shareholders were reflected as redeemable noncontrolling interests, within the mezzanine section of the accompanying consolidated balance sheet as of December 31, 2019. As of December 31, 2019, ChinaCo had also issued a total of 45,757,777 Class A Ordinary Shares in connection with an acquisition of naked Hub Holdings Ltd. (“naked Hub”) that occurred during 2018 and an additional 2,000,000 Class A Ordinary Shares to a consultant as described in Note 9. The portion of consolidated equity attributable to ChinaCo’s Class A Ordinary shareholders were reflected as noncontrolling interests, within the equity section of the accompanying consolidated balance sheet as of December 31, 2019.

Pursuant to the terms of the shareholders’ agreement of ChinaCo, as long as certain investors remain shareholders of ChinaCo, ChinaCo will be the exclusive operator of the Company’s businesses in the “Greater China” territory, defined in the agreement to include China, Hong Kong, Taiwan and Macau.

In August 2020, a wholly owned subsidiary of Legacy WeWork made a short-term loan to ChinaCo totaling $25.0 million (the “ChinaCo Loan”). In connection with ChinaCo’s 2018 acquisition of naked Hub, as of December 31, 2019, ChinaCo also had a $191.1 million obligation to reimburse a wholly owned subsidiary of Legacy WeWork for Legacy WeWork shares issued to the sellers of naked Hub (the “Parent Note”). As ChinaCo was consolidated as of December 31, 2019, the Parent Note was eliminated against the Company’s receivables in the Company’s consolidated financial statements.

In September 2020, the shareholders of ChinaCo and an affiliate of TrustBridge Partners (“TBP”), also an existing shareholder of ChinaCo, executed a restructuring and Series A subscription agreement (the “ChinaCo Agreement”). Pursuant to the ChinaCo Agreement, TBP agreed to subscribe for a new series of ChinaCo shares for $100.0 million in total gross proceeds to ChinaCo, received in connection with the initial investment closing on October 2, 2020 (the “Initial Investment Closing”) and an additional $100.0 million in gross proceeds to ChinaCo, with such additional shares issued and proceeds to be received at the earlier of 1 year following the Initial Investment Closing or such earlier date as determined

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

by the ChinaCo board, to the extent such funds are necessary to support the operations of ChinaCo (the “Second Investment Closing”). The ChinaCo Agreement also included the restructuring of the ownership interests of all other preferred and ordinary shareholders’ interests into new ordinary shares of ChinaCo and the conversion of the $191.1 million Parent Note and certain other net intercompany payables totaling approximately $42.0 million, payable by ChinaCo to various wholly owned subsidiaries of Legacy WeWork into new ordinary shares of ChinaCo such that subsequent to the Initial Investment Closing in October 2020, and as of December 31, 2020, WeWork held 21.6% of the total shares issued by ChinaCo. On September 29, 2021, TBP provided $100.0 million to ChinaCo, effectuating the Second Investment Closing. The Company’s remaining interest was diluted down to 19.7% in connection with the Second Investment Closing. Prior to the Second Investment Closing TBP held a total of 50.5% of the total shares issued by ChinaCo subsequent to the Initial Investment Closing. As of September 30, 2021, and following the Second Investment Closing, TBP holds 55.0% of the total shares. TBP’s shares are preferred shares which have a liquidation preference totaling $100.0 million and $200.0 million as of the Initial Investment Closing and the Second Investment Closing, respectively.

Upon Initial Investment Closing on October 2, 2020, ChinaCo received the $100.0 million in gross proceeds from TBP and a portion of those proceeds were used to repay WeWork $25.0 million for the ChinaCo Loan. In addition, pursuant to the terms of the ChinaCo Agreement, the rights of the ChinaCo shareholders were also amended such that upon the Initial Investment Closing, WeWork no longer retained the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance. As a result, WeWork was no longer the primary beneficiary of ChinaCo and ChinaCo was deconsolidated from the Company’s consolidated financial statements on October 2, 2020 (the “ChinaCo Deconsolidation”). The Company’s remaining 21.6% ordinary share investment was valued at $26.3 million upon deconsolidation and will be accounted for as an equity method investment as the Company has retained rights that allow it to exercise significant influence over ChinaCo as a related party.

During the fourth quarter of 2020, the Company recorded a loss on the ChinaCo Deconsolidation of $153.0 million included in impairment/(gain on sale) of goodwill, intangibles and other assets in the consolidated statement of operations calculated based on the difference between (i) the $26.3 million fair value of the Company’s retained equity method investment in ChinaCo plus the carrying amount of the noncontrolling interest in ChinaCo as of the date of the ChinaCo Deconsolidation, which was in a negative deficit position of $(22.6) million and (ii) the carrying value of ChinaCo’s net assets just prior to the ChinaCo Deconsolidation of $156.7 million.

The remeasurement loss recognized on deconsolidation primarily relates to the remeasurement of our retained equity method investment in ChinaCo, recorded at fair value upon deconsolidation, in comparison to the carrying value of the net intercompany receivables that were converted into equity in ChinaCo in conjunction with the ChinaCo restructuring that ultimately resulted in the ChinaCo Deconsolidation.

The net assets of ChinaCo that were deconsolidated on October 2, 2020, included a total of $344.3 million of goodwill related to ChinaCo’s 2018 acquisition of naked Hub. As this goodwill was integrated into the Company’s single reporting unit, upon deconsolidation of a portion of the reporting unit, the Company’s total goodwill was reallocated among the Company and ChinaCo on a relative fair value basis with $315.6 million of ChinaCo’s goodwill retained by the Company with a corresponding increase to additional paid-in capital and $28.7 million of ChinaCo’s goodwill was deconsolidated.

See Note 17 for details regarding various related party fees payable by ChinaCo to the Company subsequent to the ChinaCo Deconsolidation.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

ChinaCo contributed the following to the Company’s consolidated results of operations prior to its deconsolidation on October 2, 2020, in each case excluding amounts that eliminate in consolidation:

	Three Months Ended September 30,		Nine Months Ended September 30,

(Amounts in thousands)	2021	2020	2021	2020

Revenue	$—	$69,340	$—	$206,261
Location operating expenses	—	87,097	—	266,318
Restructuring and other related costs	—	(47,642)	—	(18,660)
Impairments/(gain on sale) of goodwill, intangibles and other assets	—	78,441	—	450,312
Depreciation and amortization	—	10,862	—	39,208
Total Expenses	—	149,527	—	819,527
Pre-tax loss	—	(58,437)	—	(598,727)
Net loss	—	(66,221)	—	(609,820)
Net (loss) income attributable to Legacy WeWork	—	(32,733)	—	(62,997)

JapanCo

During 2017, a consolidated subsidiary of the Company (“JapanCo”) entered into an agreement with an affiliate of SBG for the sale of a 50.0% membership interest in JapanCo for an aggregate contribution of $500.0 million which will be funded over a period of time. As of December 31, 2018, JapanCo had received contributions totaling $300.0 million and during the year ended December 31, 2019, an additional $100.0 million was received. Pursuant to the terms of the agreement an additional $100.0 million was required to be contributed and was received during the third quarter of 2020. The portion of consolidated equity attributable to the outside investors’ interests in JapanCo are reflected as redeemable noncontrolling interests, within the mezzanine section of the accompanying condensed consolidated balance sheets as of September 30, 2021 and December 31, 2020. As long as the investors remain shareholders of JapanCo, JapanCo will be the exclusive operator of the Company’s WeWork branded space-as-a-service businesses in Japan. After July 13, 2024 and, prior to that date, in the event of default on the contributions to be made, the Company may elect to purchase, at fair value, all JapanCo membership interests held, other than any interests issued in connection with an equity incentive plan. The Company may elect to pay the buyout consideration in either cash, WeWork shares or a combination thereof.

PacificCo

During 2017, a consolidated subsidiary of the Company (“PacificCo”) sold $500.0 million of Series A-1 Preferred Stock at a price of $10.00 per share and a liquidation preference of $10.00 per share to an affiliate of SBG. PacificCo is the operator of the Company’s businesses in selected markets in Asia other than those included in the Greater China and Japan territories described above, including but not limited to Singapore, Korea, the Philippines, Malaysia, Thailand, Vietnam and Indonesia.

The initial closing occurred on October 30, 2017 and all of the PacificCo Series A-1 Preferred Stock was issued at that time, however the Company received contributions totaling $200.0 million at the initial closing and an additional $100.0 million during the year ended December 31, 2018. Pursuant to the terms of the agreement an additional $100.0 million was required to be contributed in each of 2019 and 2020. The Company received $100.0 million in August 2019 and the remaining $100.0 million scheduled to be received in 2020 was canceled effective upon our entry into a definitive agreement providing for the completion of the PacificCo Roll-up (as defined below) in connection with the SoftBank Transactions in March 2020.

In October 2019, in connection with the SoftBank Transactions, the Company, SBG and SoftBank Vision Fund agreed to use reasonable best efforts to negotiate and finalize the final forms for the exchange of all interests held by affiliates of SBG in PacificCo for 34,482,759 shares of the Company’s Series H-1 or H-2 Convertible Preferred Stock with a liquidation preference of $11.60 per share (the “PacificCo Roll-up”). On March 31, 2020, the Company signed the definitive agreements for the PacificCo Roll-up and in April 2020, the Company closed the PacificCo Roll-up and issued 34,482,759 shares of the Company’s Series H-1 Convertible Preferred Stock. Upon completion of the PacificCo Roll-up in April 2020, PacificCo became a wholly owned subsidiary of the Company and is no longer a VIE.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The 34,482,759 shares of Series H-1 Convertible Preferred Stock issued in connection with the PacificCo Roll-up had a fair value of $8.13 per share upon issuance to a affiliates of SBG in April 2020. As the share exchange represents an increase in the Company’s ownership of PacificCo while control of PacificCo was retained, the carrying amount of the noncontrolling interest was adjusted to reflect the change in the Company’s ownership interest in PacificCo and the Company accounted for the share exchange as an equity transaction with no gain or loss recognized on the acquisition of the noncontrolling interests.

Just prior to the PacificCo Roll-up, the PacificCo noncontrolling interest had a carrying value on the Company’s balance sheet of $92.8 million, including $10.4 million in accumulated other comprehensive income previously allocated to the noncontrolling interest holders. Upon consummation of the PacificCo Roll-up, the noncontrolling interest was reduced by the entire $92.8 million carrying value and the $10.4 million of accumulated other comprehensive income was allocated to the Company to adjust for the change in ownership of PacificCo through a corresponding charge to additional paid-in capital. The difference between the $280.3 million fair value of the Series H-1 Convertible Preferred Stock issued as consideration and the $92.8 million carrying value of the noncontrolling interest was reflected as a charge to additional paid-in capital totaling $187.5 million.

LatamCo

During September 2021, a consolidated subsidiary of the Company (“LatamCo”) entered into an agreement with an affiliate of SBG for the sale of 71.0% interest (with up to 49.9% voting power) in LatamCo for an aggregate contribution of $80.0 million which will be funded through equity and secured promissory notes. As of September 30, 2021, LatamCo received contributions totaling $30.0 million and the remaining $50.0 million was received in October 2021. The portion of consolidated equity attributable to the outside investors’ interests in LatamCo are reflected as redeemable noncontrolling interest within the mezzanine section of the accompanying condensed consolidated balance sheet as of September 30, 2021. Upon formation of LatamCo, the Company contributed its businesses in Argentina, Mexico, Brazil, Colombia and Chile (collectively, the “Greater Latin American territory”), committed to fund $12.5 million, and remains as guarantor on certain lease obligations.

Pursuant to the terms of the agreement, the Company may be liable up to $26.5 million, for cost related to the termination of certain leases within the first 12 months of the agreement.

Pursuant to the terms of the agreement, an additional $60.0 million may be received by LatamCo from the exercise of SoftBank Latin America’s (“SBLA”) call options during the first and second year of operations. Further, SBLA maintains sell-out rights based on the performance of LatamCo, exercisable between September 1, 2025 and August 31, 2026, and the Company holds subsequent buy-out rights exercisable between September 1, 2027 and August 31, 2028. The stock associated with SBLA’s sell-out rights is not currently redeemable and thus has been recorded based on the fair value at the time of issuance. Subsequent adjustment of the amount presented in mezzanine equity to its redemption amount is unnecessary given it is not probable that the instrument will become redeemable. If redemption becomes probable, the units will be recorded at redemption value.

Provided that certain investors remain shareholders of LatamCo, LatamCo will be the exclusive operator of the Company’s businesses in the Greater Latin American territory.

Consolidated Variable Interest Entities

As of September 30, 2021, JapanCo, WeCap Manager, WeCap Holdings Partnership, and LatamCo are the Company’s only consolidated VIEs. As of December 31, 2020, JapanCo, WeCap Manager, and WeCap Holdings Partnership are the Company’s only consolidated VIEs. The Company is considered to be the primary beneficiary as we have the power to direct the activities of the VIEs that most significantly

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

impact the VIEs’ economic performance and the right to receive benefits that could potentially be significant to the VIEs. As a result, these entities remain consolidated subsidiaries of the Company and the interests owned by the other investors and the net income or loss and comprehensive income or loss attributable to the other investors are reflected as redeemable noncontrolling interests and noncontrolling interests on our condensed consolidated balance sheets, statements of operations and statements of comprehensive loss, respectively.

The following table includes selected condensed consolidated financial information as of September 30, 2021 and December 31, 2020 of our consolidated VIEs, as included in our condensed consolidated financial statements, as of the periods they were considered VIEs and in each case, after intercompany eliminations.

	September 30, 2021		December 31, 2020

(Amounts in thousands)	Asia JVs(1)	Other VIEs(2)	Asia JVs(1)	Other VIEs(2)

Consolidated VIE balance sheets information:
Cash and cash equivalents	$71,706	$28,948	$161,411	$5,194
Property and equipment, net	397,156	290,393	445,599	—
Restricted cash	10,143	—	10,000	—
Total assets	1,903,203	983,031	2,096,389	13,834
Long-term debt, net	(12)	—	30,638	—
Total liabilities	1,620,725	877,981	1,693,267	573
Redeemable stock issued by VIEs	500,000	30,000	500,000	—
Total net assets(3)	(217,522)	75,050	(96,878)	13,261

The following tables include selected condensed consolidated financial information for the three and nine months ended September 30, 2021 and 2020 of our consolidated VIEs, as included in our condensed consolidated financial statements, for the periods they were considered VIEs and in each case, after intercompany eliminations.

	September 30, 2021		September 30, 2020

(Amounts in thousands)	Asia JVs(1)	Other VIEs(2)	Asia JVs(1)	Other VIEs(2)

Consolidated VIE statements of operations information:
Net income (loss) for the three months ended	$(33,345)	$(11,828)	$(121,703)	$2,475
Net income (loss) for the nine months ended	$(97,454)	$(11,544)	$(721,300)	$(9,202)

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020

(Amounts in thousands)	Asia JVs(1)	Other VIEs(2)	Asia JVs(1)	Other VIEs(2)

Consolidated VIE statements of operations information:
Net cash provided by (used in) operating activities	$(62,791)	$(11,413)	$(16,249)	$2,549
Net cash used in investing activities	(14,812)	(860)	(229,064)	(573)
Net cash provided by (used in) financing activities	(2,172)	31,794	70,754	(1,994)

(1)

The “Asia JVs” include ChinaCo, JapanCo and PacificCo as of and for the periods that each represented a consolidated VIE. The ChinaCo Deconsolidation occurred on October 2, 2020 and as a result, ChinaCo results and balances are not included above for the period subsequent to deconsolidation. The PacificCo Roll-up occurred on April 17, 2020 and as a result, PacificCo results and balances are not included above for the period subsequent to April 17, 2020. The consent of an affiliate of SoftBank Group Capital Limited is required for any dividends to be distributed by JapanCo. As a result, any net assets of JapanCo would be considered restricted net assets to the Company as of September 30, 2021. The net assets of the Asia JVs include preferred stock issued to affiliates of SBG and other investors with aggregate liquidation preferences totaling $0.5 billion and $0.5 billion as of September 30, 2021 and December 31, 2020, respectively, which preferred stock is redeemable upon the occurrence of an event that is not solely within the control of the Company. The initial issuance price of such redeemable preferred stock equals the liquidation preference for each share issued as of September 30, 2021 and December 31, 2020, respectively. After reducing the net assets of each Asia JV by the liquidation preference associated with such redeemable preferred stock, the remaining net assets of each Asia JV is negative.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

(2)

For the three and nine months ended September 30, 2020, “Other VIEs” includes all other consolidated VIEs, other than the Asia JVs discussed separately in (1) and include WeWork Waller Creek, WeCap Manager and WeCap Holdings Partnership, 424 Fifth Venture and the Creator Fund in the periods prior to any disposal or deconsolidation as discussed above. For the three and nine months ended September 30, 2021, “Other VIEs” includes WeCap Manager, WeCap Holdings Partnership, and LatamCo.

(3)

Total net assets represents total assets less total liabilities and redeemable stock issued by VIEs after the total assets and total liabilities have both been reduced to remove amounts that eliminate in consolidation.

The assets of consolidated VIEs will be used first to settle obligations of the VIE. Remaining assets may then be distributed to the VIEs’ owners, including the Company, subject to the liquidation preferences of certain noncontrolling interest holders and any other preferential distribution provisions contained within the operating agreements of the relevant VIEs. Other than the restrictions relating to the Company’s Asia JVs a discussed in (1) above and LatamCo third-party approval for the distribution of available net assets is not required for the Company’s Other VIEs as of September 30, 2021. See Note 16 for a discussion of additional restrictions on the net assets of WeWork Companies LLC.

Note 6. Equity Method and Other Investments

The Company’s investments consist of the following:

		September 30, 2021			December 31, 2020

(Amounts in thousands, except percentages)		Carrying	Cost	Percentage	Carrying

Investee	Investment Type	Value	Basis	Ownership	Value

Investments held by WeCap Holdings Partnership(1)	Equity method investments / Note receivable	$70,694	$74,147	Various	$61,688
WPI Fund(2)	Equity method investment	89,864	52,805	8%	63,301
IndiaCo(3)	Investment in convertible notes	33,556	105,248	N/A	49,849
ChinaCo(4)	Equity method investment	—	29,323	19.7%	29,323
Other(5)	Various	3,828	4,066	Various	10,779

Total equity method and other investments		$197,942	$265,589		$214,940

(1)

As discussed in Note 5, subsequent to the August 2019 reorganization of the WeCap Investment Group real estate acquisition platform, the following investments are owned through the WeCap Holdings Partnership in which Rhône has a 20% equity interest:

•

“DSQ” — a venture in which WeCap Holdings Partnership owns a 10% equity interest. DSQ owns a commercial real estate portfolio located in London, United Kingdom. The investment balance as of September 30, 2021 also includes a note receivable with an outstanding balance of $42.5 million that accrues interest at a rate of 5.77% and matures in April 2028.

•

“WPI Fund” — a real estate investment fund in which WeCap Holdings Partnership holds the 0.5% general partner interest. The WPI Fund’s focus is acquiring, developing and managing office assets with current or expected vacancy suitable for WeWork occupancy, currently primarily focusing on opportunities in North America and Europe.

•

“ARK Master Fund” — an investment fund in which WeCap Holdings Partnership holds the general partner and a limited partner interest totaling 2% of the fund’s invested capital. ARK Master Fund invests in real estate and real estate-related investments that it expects could benefit from the Company’s occupancy or involvement or the involvement of the limited partners of the ARK Master Fund.

(2)

In addition to the general partner interest in the WPI Fund held by WeCap Holdings Partnership described above, a wholly owned subsidiary of the WeCap Investment Group also owns an 8% limited partner interest in the WPI Fund.

(3)

In June 2020, the Company entered into an agreement with WeWork India Management Private Limited (“IndiaCo”), an affiliate of Embassy Property Developments Private Limited (“Embassy”), to subscribe for new convertible debentures to be issued by IndiaCo in an aggregate principal amount of $100.0 million (the “2020 Debentures”). During June 2020, $85.0 million of the principal had been funded, with the remaining $15.0 million to be funded over time based on milestones achieved by IndiaCo. The remaining $15.0 million was funded in April 2021. The 2020 Debentures earn interest at a coupon rate of 12.5% per annum for the 18-month period beginning in June 2020 which then gets reduced to 0.001% per annum and have a maximum term of 10 years. The 2020 Debentures are convertible into equity at the Company’s option after 18 months from June 2020 or upon mutual agreement between the Company, IndiaCo, and Embassy. The Company’s investment balance as of September 30, 2021 also includes an aggregate principal amount of approximately $5.5 million in other convertible debentures issued by IndiaCo that earn interest at a coupon rate of 0.001% per annum and have a maximum term of ten years. During the three months ended September 30, 2021 and 2020, the Company recorded a credit loss valuation allowance on its

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

investments in IndiaCo totaling $1.6 million and $4.7 million, respectively, included in income (loss) from equity method and other investments. During the nine months ended September 30, 2021 and 2020, the Company recorded a credit loss valuation allowance on its investments in IndiaCo totaling $16.8 million and $43.4 million, respectively. As of September 30, 2021 and December 31, 2020, the Company had recorded a liability of none and $7.9 million respectively, included in other current liabilities, relating to the fair value of the credit loss on the forward contract associated with the obligation on the $15.0 million unfunded commitment associated with the 2020 Debentures (the “IndiaCo Forward Liability”) with such credit loss also included in income (loss) from equity method and other investments during the three and nine months ended September 30, 2021. During the three months ended September 30, 2021 and 2020, the Company recorded $(0.3) million and $(0.6) million, respectively, in unrealized gain (loss) on available-for-sale securities included in other comprehensive income, net of tax. During the nine months ended September 30, 2021 and 2020, the Company also recorded $(2.6) million and $3.0 million, respectively, in unrealized gain (loss) on available-for-sale securities included in other comprehensive income, net of tax.

IndiaCo constructs and operates workspace locations in India using WeWork’s branding, advice and sales model. Per the terms of an agreement the Company will also receive a management fee from IndiaCo. The Company recorded $1.3 million and $0.7 million of management fee income from IndiaCo during the three months ended September 30, 2021 and 2020, respectively, and recorded $5.0 million and $1.6 million for the nine months ended September 30, 2021 and 2020, respectively. Management fee income is included within service revenue as a component of total revenue in the accompanying condensed consolidated statements of operations.

(4)

In October 2020, the Company deconsolidated ChinaCo and its retained 21.6% ordinary share equity method investment was recorded at a fair value of $26.3 million plus capitalized legal cost for a total initial cost basis and carrying value as of December 31, 2020 of $29.3 million. Pursuant to ASC 323-10-35-20, the Company discontinued applying the equity method on the ChinaCo investment when the carrying amount was reduced to zero in the first quarter of 2021. The Company will resume application of the equity method if, during the period the equity method was suspended, the Company’s share of unrecognized net income exceeds the Company’s share of unrecognized net losses. The Company’s remaining interest was diluted down to 19.7% in connection with the Second Investment Closing on September 29, 2021. See Note 5 for additional details regarding the ChinaCo Deconsolidation and see Note 17 for details regarding various related party fees payable by ChinaCo to the Company subsequent to the ChinaCo Deconsolidation.

(5)

The Company holds various other investments as of September 30, 2021 and December 31, 2020. On June 30, 2021, the Company sold its 5.7% interest in Sound Ventures II, LLC for total consideration of $6.1 million. During the nine months ended September 30, 2021, the Company recorded a loss on the sale of $4.1 million, included in income (loss) from equity method and other investments in the condensed consolidated statements of operations. See Note 17 for details regarding the remaining profit-sharing arrangement between the Company and SB Fast Holdings (Cayman) Limited (“Buyer”) as part of the Creator Fund sale in 2020. The Buyer assumed the Company’s remaining capital commitments of $1.9 million.

As of September 30, 2021, the WPI Fund, IndiaCo, ARK Master Fund, ChinaCo and certain other entities in which the Company has invested are unconsolidated VIEs. In all cases, the Company is not the primary beneficiary, as the Company does not have both the power to direct the activities of the entity that most significantly impact the entity’s economic performance and exposure to benefits or losses that could potentially be significant to the VIE. None of the debt held by these investments is recourse to the Company, except the $3.5 million in lease guarantees provided to landlords of ChinaCo as described in Note 17. The Company’s maximum loss is limited to the amount of our net investment in these VIEs, the $3.5 million in ChinaCo lease guarantees and the unfunded commitments discussed below.

For the three months ended September 30, 2021 and 2020, the Company recorded approximately $5.1 million and $2.5 million, respectively, for its share of gain/(loss) related to its equity method and other investments included in income (loss) from equity method and other investments. For the nine months ended September 30, 2021 and 2020, the Company recorded $(19.4) million and $(44.6) million, respectively, for its share of loss related to equity method and other investments included in income (loss) from equity method and other investments in the condensed consolidated statements of operations.

As of September 30, 2021 and December 31, 2020, the Company had recorded a credit loss valuation allowance on its available-for-sale debt securities totaling $60.7 million and $43.9 million, respectively. As of September 30, 2021 and December 31, 2020, the Company had recorded unrealized gain (loss) on its available-for-sale debt securities totaling $1.8 million and $4.4 million, respectively, included as a component of accumulated other comprehensive income.

For the nine months ended September 30, 2021 and 2020, the Company contributed a total of $26.7 million and $93.4 million, respectively, to its investments and received distributions from its investments totaling $3.2 million and $43.8 million, respectively. As of September 30, 2021, the Company had a total of $33.3 million in unfunded capital commitments to its investments; however, if requested, in each case, the Company may elect to contribute additional amounts in the future.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Note 7. Other Assets

Other non-current assets consists of the following:

	September 30,	December 31,
(Amounts in thousands)	2021	2020
Deferred financing costs, net — SoftBank Senior Unsecured Notes Warrant (1)	$408,210	$488,312
Deferred financing costs, net — 2020 LC Facility Warrant issued to SBG (1)	128,839	199,832
Deferred financing costs, net — Other SoftBank Debt Financing Costs paid or payable to SBG (1)	8,131	11,334
Deferred financing costs, net — Other SoftBank Debt Financing Costs paid or payable to third parties (1)	3,980	5,440
Other deferred financing costs, net	8,727	64
Security deposits with landlords	244,123	274,822
Other security deposits	3,142	3,271
Straight-line revenue receivable	47,554	46,313
Deferred income tax assets, net	—	1,377
Other long-term prepaid expenses and other assets	26,060	31,493

Total other assets	$878,766	$1,062,258

(1)	See Note 9 for details. Amounts are net of accumulated amortization totaling $325.7 million and $169.7 million as of September 30, 2021 and December 31, 2020, respectively.

Note 8. Other Current Liabilities

Other current liabilities consists of the following:

	September 30,	December 31,
(Amounts in thousands)	2021	2020
2021 LC Debt Facility (See Note 16)	$349,694	$—
Refunds payable to former members	37,859	35,761
Current portion of long-term debt (See Note 10)	32,520	13,114
Current portion of acquisition holdbacks	—	1,593
IndiaCo Forward Liability (See Note 6)	—	7,907
Other current liabilities	16,973	25,380

Total other current liabilities	$437,046	$83,755

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Note 9. Convertible Related Party Liabilities and SoftBank Debt Financing

Convertible related party liabilities, net consist of the following:

(Amounts in thousands)	September 30, 2021	December 31, 2020
SoftBank Debt Financing Warrant Liability:
SoftBank Senior Unsecured Notes Warrant liability capitalized as deferred financing cost at issuance	$568,877	$568,877
Plus: Cumulative (gain)/loss from change in fair value of related party financial instruments	(59,767)	(288,674)
Less: Senior Unsecured Notes Warrant liability deferred financing cost adjustment	(934)	(934)
Less: Exercise of warrants into Series H-3 Convertible Preferred Stock	(474,521)	—

Total SoftBank Senior Unsecured Notes Warrant Liability, at fair value	33,655	279,269
2020 LC Facility Warrant liability capitalized as deferred financing cost at issuance	284,440	284,440
Plus: Cumulative (gain)/loss from change in fair value of related party financial instruments	(29,882)	(144,335)
Less: 2020 LC Facility Warrant liability deferred financing cost adjustment	(466)	(466)
Less: Exercise of warrants into Series H-3 Convertible Preferred Stock	(237,265)	—

Total LC Facility Warrant Liability, at fair value	16,827	139,639

Total SoftBank Debt Financing Warrant Liability, at fair value	50,482	418,908

Total convertible related party liabilities, net	$50,482	$418,908

SoftBank Debt Financing—In October 2019, in connection with the SoftBank Transactions, the Company entered into an agreement with SBG for additional financing (the “SoftBank Debt Financing”). The agreement included a commitment from SBG for the provision of (i) $1.1 billion in senior secured debt in the form of senior secured notes or a first lien term loan facility (“SoftBank Senior Secured Debt”), (ii) $2.2 billion in 5.0% senior unsecured notes (the “SoftBank Senior Unsecured Notes”) with associated warrants issued to SoftBank Group Corp. (“SoftBank Obligor”) to purchase 86,591,946 shares of the Company’s Series H-3 Convertible Preferred Stock or Series H-4 Convertible Preferred Stock at an exercise price of $0.01 per share and (iii) credit support for a $1.75 billion letter of credit facility (the “2020 LC Facility”) with associated warrants issued to SoftBank Obligor to purchase 43,295,973 shares of the Company’s Series H-3 Convertible Preferred Stock or Series H-4 Convertible Preferred Stock at an exercise price of $0.01 per share. See Note 16 for additional details regarding the 2020 LC Facility.

SoftBank Senior Secured Debt

The funding of the $1.1 billion of SoftBank Senior Secured Debt originally contemplated per the Master Transaction Agreement was contingent on the completion of the 2020 Tender Offer (as defined in Note 14), and the 2020 Tender Offer was not completed, therefore the SoftBank Senior Secured Debt was also considered terminated in April 2020. See Note 14 for additional details regarding the 2020 Tender Offer. During the three and nine months ended September 30, 2020, the Company expensed none and $5.9 million, respectively, of financing costs previously deferred in connection with the SoftBank Senior Secured Debt included within selling, general and administrative expenses on the accompanying condensed consolidated statements of operations.

In August 2020, the Company, WW Co-Obligor Inc., and StarBright WW LP, an affiliate of SBG (the “Note Purchaser”), entered into a new senior secured note purchase agreement for up to an aggregate principal amount of $1.1 billion of senior secured debt in the form of 12.50% senior secured notes (the “SoftBank Senior Secured Notes”). The agreement allows the Company to borrow once every 30 days up to the

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

maximum remaining capacity with minimum draws of $50.0 million. The SoftBank Senior Secured Notes will mature 4 years from the first draw. The Company had the ability to draw for 6 months starting from the date of the senior secured note purchase agreement, and the Company extended this draw period for an additional 6 months by delivery of an extension notice to the Note Purchaser in January 2021 pursuant to the terms of the agreement. As of September 30, 2021 and December 31, 2020, no draw notices had been delivered pursuant to the senior secured note purchase agreement.

Amended and Restated Senior Secured Notes

In March 2021, the Company and an affiliate of SBG entered into a letter agreement pursuant to which the Company and an affiliate of SBG agreed to amend and restate the terms of the Master Senior Secured Notes Note Purchase Agreement that governs the SoftBank Senior Secured Notes (as amended and restated, the “A&R Senior Secured Note Purchase Agreement”) on the earlier of (i) the Closing and (ii) August 12, 2021. The A&R Senior Secured Note Purchase Agreement allows the Company to borrow up to an aggregate principal amount of $550.0 million of senior secured debt in the form of new 7.5% senior secured notes (the “A&R Senior Secured Notes”). It was a condition to the execution of the A&R Senior Secured Note Purchase Agreement that any outstanding SoftBank Senior Secured Notes be redeemed, repurchased or otherwise repaid and canceled at a price of 101% of the principal amount thereof plus accrued and unpaid interest. The A&R Senior Secured Note Purchase Agreement allows the Company to borrow once every 30 days with minimum draws of $50.0 million. The A&R Senior Secured Notes will mature no later than February 12, 2023 or, if earlier, 18 months from the Closing. In August 2021, the Company and SBG agreed to amend and restate the terms of the Master Senior Secured Notes Note Purchase Agreement that governs the SoftBank Senior Secured Notes to extend the draw period from August 12, 2021 to September 30, 2021. In September 2021, the Company and SBG agreed to amend and restate the terms to further extend the draw period from September 30, 2021 to the earlier of October 31, 2021 or closing of the de-SPAC transaction.

SoftBank Senior Unsecured Notes

To formalize SBG’s October 2019 commitment to provide WeWork Companies LLC with up to $2.2 billion of unsecured debt, on December 27, 2019, WeWork Companies LLC, WW Co-Obligor Inc., a wholly owned subsidiary of WeWork Companies LLC and a co-obligor under our Senior Notes (defined in Note 14), and the Note Purchaser, entered into a master senior unsecured note purchase agreement (as amended from time to time and as supplemented by that certain waiver dated as of July 7, 2020, the “Master Note Purchase Agreement”).

Pursuant to the terms of the Master Note Purchase Agreement, WeWork Companies LLC may deliver from time to time to the Note Purchaser draw notices and accordingly sell to the Note Purchaser SoftBank Senior Unsecured Notes up to an aggregate original principal amount of $2.2 billion. A draw notice pursuant to the Master Note Purchase Agreement may be delivered only if WeWork Companies LLC’s net liquidity is, or prior to the applicable closing is reasonably expected to be, less than $750.0 million, and the amount under each draw shall not be greater than the lesser of (a) $250.0 million and (b) the remaining commitment (defined as the original principal amount of $2.2 billion less notes issued) and shall not be greater than an amount sufficient to cause, or reasonably expected to cause, the net liquidity of WeWork Companies LLC to be equal to $750.0 million after giving effect to receipt of proceeds from the issuance of the applicable SoftBank Senior Unsecured Notes.

As of September 30, 2021, the Company had delivered draw notices in respect of $2.2 billion under the Master Note Purchase Agreement and an aggregate principal amount of $2.2 billion of SoftBank Senior Unsecured Notes were issued to the Note Purchaser and reflected as unsecured related party debt on the condensed consolidated balance sheet as of September 30, 2021. As of December 31, 2020, the Company had delivered draw notices in respect of $1.2 billion under the Master Note Purchase Agreement and an aggregate principal amount of $1.2 billion of SoftBank Senior Unsecured Notes were issued to the Note Purchaser and reflected as unsecured related party debt on the condensed consolidated balance sheet as of December 31, 2020.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Following the delivery of a draw notice, the Note Purchaser may notify WeWork Companies LLC that it intends to engage an investment bank or investment banks to offer and sell the applicable SoftBank Senior Unsecured Notes or any portion thereof to third-party investors in a private placement. Solely with respect to the first $200.0 million in draws (the “Initial Notes”), the Note Purchaser waived this syndication right and no action has been taken on the remainder of the draws.

The SoftBank Senior Unsecured Notes have a stated interest rate of 5.0%. However because the associated warrants obligate the Company to issue shares in the future, the implied interest rate upon closing, assuming the full commitment is drawn, was approximately 11.69%. The SoftBank Senior Unsecured Notes will mature in July 2025.

SoftBank Debt Financing Costs due to SBG

The warrants issued to SoftBank Obligor in December 2019 to purchase 86,591,946 shares of the Company’s Series H-3 Convertible Preferred Stock or Series H-4 Convertible Preferred Stock at an exercise price of $0.01 per share, issued in connection with the SoftBank Senior Unsecured Notes (the “SoftBank Senior Unsecured Notes Warrant”), were valued at $33.7 million and $279.3 million as of September 30, 2021 and December 31, 2020, respectively. During the three and nine months ended September 30, 2021, the Company recognized a gain of $5.0 million and $59.8 million, respectively, resulting from changes in fair value of the SoftBank Senior Unsecured Notes Warrant liability, included in gain (loss) from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations. During the three and nine months ended September 30, 2020, the Company recognized a gain of $9.0 million and $279.5 million, respectively, resulting from changes in fair value of the SoftBank Senior Unsecured Notes Warrant liability, included in gain (loss) from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations. During the three and nine months ended September 30, 2021, none and 86,591,946, respectively, H-3 shares were issued in connection with the SoftBank Unsecured Notes Warrant and in exchange the Company received none and $0.9 million, respectively. During the three and nine months ended September 30, 2021 and 2020, no H-4 shares were issued in connection with the SoftBank Unsecured Notes Warrant.

The SoftBank Senior Unsecured Notes Warrant of $568.9 million was capitalized at issuance as a deferred financing cost and included, net of accumulated amortization, as a component of other assets on the accompanying condensed consolidated balance sheets as September 30, 2021 and December 31, 2020. This asset will be amortized into interest expense over the five year life of the SoftBank Senior Unsecured Notes. During the three and nine months ended September 30, 2021, the Company recorded $26.6 million and $79.8 million, respectively, of interest expense associated with the amortization of this deferred financing cost. During the three and nine months ended September 30, 2020, the Company recorded $26.6 million and $53.3 million, respectively, of interest expense associated with the amortization of this deferred financing cost.

The warrants issued to SoftBank Obligor in December 2019 to purchase 43,295,973 shares of the Company’s Series H-3 Convertible Preferred Stock or Series H-4 Convertible Preferred Stock at an exercise price of $0.01 per share, issued in connection with the agreement by SoftBank Obligor to provide credit support for the 2020 LC Facility (“the 2020 LC Facility Warrant”), were valued at $16.8 million and $139.6 million as of September 30, 2021 and December 31, 2020, respectively. During the three and nine months ended September 30, 2021, the Company recognized a gain of $2.5 million and $29.9 million, respectively, resulting from changes in fair value of the 2020 LC Facility Warrant, included in gain (loss) from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations. During the three and nine months ended September 30, 2020, the Company recognized a gain of $4.5 million and $139.7 million, respectively, resulting from changes in fair value of the 2020 LC Facility Warrant, included in gain (loss) from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations. During the three and nine months ended September 30, 2021, none and 43,295,973, respectively, H-3 shares were issued in connection with the 2020 LC Facility Warrant and in exchange the Company received none and $0.4 million, respectively. During the three and nine months ended September 30, 2021, no H-4 shares were issued in connection with the 2020 LC Facility Warrant. During the three and nine months ended September 30, 2020, no H-3 or H-4 shares were issued in connection with the 2020 LC Facility Warrant.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The 2020 LC Facility Warrant of $284.4 million was capitalized at issuance as a deferred financing cost and included, net of accumulated amortization, as a component of other assets on the accompanying condensed consolidated balance sheets as of September 30, 2021 and December 31, 2020. This asset will be amortized into interest expense from February 10, 2020 through the February 10, 2023 termination date of the 2020 LC Facility. During the three and nine months ended September 30, 2021, the Company recorded $23.7 million and $71.1 million, respectively, of interest expense associated with the amortization of this deferred financing cost. During the three and nine months ended September 30, 2020, the Company recorded $23.7 million and $60.5 million, respectively, of interest expense associated with the amortization of this deferred financing cost.

Other than customary adjustments for recapitalizations and other reorganizations, the warrants associated with the SoftBank Senior Unsecured Notes Warrant and the 2020 LC Facility Warrant, (collectively the “Penny Warrants” or the “SoftBank Debt Financing Warrant Liability”) were subject to anti-dilution protection for any increase in the Company’s capital stock outstanding prior to December 27, 2020. As a result SoftBank Obligor was entitled to an additional 6,121,239 number of warrants that were also outstanding as of December 31, 2020. The Penny Warrants became exercisable on April 1, 2020 and expire on December 27, 2024. In August 2021, the Penny Warrants were transferred to a wholly-owned subsidiary of SBG. Upon contract signing, the Company recorded an ASC 480 liability representing the fair value of the Penny Warrants. The measurement of the Penny Warrants is considered to be a Level 3 fair value measurement, as it was determined using observable and unobservable inputs. As of September 30, 2021 and December 31, 2020, the SoftBank Debt Financing Warrant Liability totaled $50.5 million and $418.9 million, respectively and was included as a component of the convertible related party liabilities, net on the accompanying condensed consolidated balance sheets.

The Company also agreed to reimburse SBG for all fees and expenses incurred in connection with the SoftBank Transactions in an aggregate amount up to $50.0 million of which none were paid during the nine months ended September 30, 2021, $35.5 million was paid the year ended December 31, 2020, and the remaining $14.5 million was included as a component of accounts payable and accrued expenses on the accompanying condensed consolidated balance sheet as of September 30, 2021. The Company allocated $20.0 million of the total costs as deferred financing costs included, net of accumulated amortization within other assets on the condensed consolidated balance sheet which will be amortized into interest expense over the life of the debt facility to which it was allocated. During the three and nine months ended September 30, 2021 the Company recorded $1.1 million and $3.3 million, respectively, of interest expense associated with the amortization of these deferred financing costs. During the three and nine months ended September 30, 2020, the Company recorded $1.1 million and $2.6 million, respectively, of interest expense associated with the amortization of these deferred financing costs and $5.0 million of these costs were written off and were allocated to the terminated SoftBank Senior Secured Debt noted above. The Company allocated $15.0 million as equity issuance costs associated with the 2019 Warrant (as defined below), recorded as a reduction of the Series H-1 Preferred Share balance on the consolidated balance sheet during the fourth quarter of 2019. The remaining $15.0 million was expensed as a transaction cost during the fourth quarter of 2019 as it related to various other components of the SoftBank Transactions which did not qualify for capitalization.

SoftBank Debt Financing Costs due to Third Parties

As of September 30, 2021 and December 31, 2020 the Company had capitalized a total of $4.0 million and $5.4 million, respectively, in net debt issuance costs paid or payable to third parties associated with the SoftBank Debt Financing which will be amortized over a three to five year period. Such costs were capitalized as deferred financing costs and included as a component of other assets, net of accumulated amortization, on the accompanying condensed consolidated balance sheet. During the three and nine months ended September 30, 2021, the Company recorded $0.6 million and $1.8 million, respectively, of interest expense relating to the amortization of these costs. During the three and nine months ended September 30, 2020, the Company recorded $0.6 million and $1.4 million, respectively, of interest expense relating to the amortization of these costs.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

2019 Warrant—In January 2019, in conjunction with the Amended 2018 Warrant, discussed below, the Company entered into a warrant with SB WW Holdings (Cayman) Limited (“SBWW”), pursuant to which the Company agreed to issue shares of the Company’s capital stock (the “2019 Warrant”). Under the terms of the original 2019 Warrant, in exchange for the issuance of the Company’s capital stock, SBWW was to make a payment of $1.5 billion on April 3, 2020. The right of SBWW to receive shares of the Company’s capital stock was to be automatically exercised on April 3, 2020 at a per-share price of $110.00. During the year ended December 31, 2019, the Company recognized an additional capital contribution of $219.7 million and an equal off-setting amount within additional paid-in capital representing the fair value of the 2019 Warrant and modification of the 2018 Warrant (discussed below) prior to being drawn. The measurement of the 2019 Warrant is considered to be a Level 3 fair value measurement, as it was determined using observable and unobservable inputs.

In October 2019, in accordance with the SoftBank Transactions, the 2019 Warrant was amended to accelerate SBG’s obligation for payment of $1.5 billion from April 3, 2020 to October 30, 2019, and the exercise price was amended from $110.00 per share to $11.60 per share for a new security in the form of Series H-1 or H-2 Convertible Preferred Stock. The Company received the $1.5 billion on October 30, 2019, and issued 17,241,379 shares of Series H-1 Convertible Preferred Stock on November 4, 2019. Upon issuance, the shares of Series H-1 Convertible Preferred Stock were recorded at $200.0 million less issuance costs of $38.6 million. Upon the draw, the Company reclassified $219.7 million of the equity asset that was established upon entering into the arrangement in January 2019 from its consolidated balance sheet. During the nine months ended September 30, 2020, the Company recognized a gain of $386.6 million resulting from changes in fair value of the 2019 Warrant, included in gain (loss) from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations. The remaining 112,068,966 shares of Series H-1 Convertible Preferred Stock were issued in April 2020. Upon issuance, the shares of Series H-1 Convertible Preferred Stock were recorded at $911.1 million, equal to the fair value of the 2019 Warrant on the date of issuance of the shares.

Note 10. Long-Term Debt, Net

Long-term debt, net consists of the following:

(Amounts in thousands, except percentages)	Maturity Year	Interest Rate	September 30, 2021	December 31, 2020
Senior Notes:
Outstanding principal balance	2025	7.875%	$669,000	$669,000
Less: Unamortized debt issuance costs			(9,621)	(11,363)

Total Senior Notes, net			659,379	657,637

Other Loans:
Outstanding principal balance	2021 - 2022	2.5% - 3.0%	32,520	43,833
Less: Current portion of Other Loans (See Note 8)			(32,520)	(13,114)

Total non-current portion Other Loans, net			—	30,719

Total long-term debt, net			$659,379	$688,356

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Senior Notes — In April 2018, the Company issued $702.0 million in aggregate principal amount of unsecured senior notes due 2025 (the “Senior Notes”) at a 7.875% interest rate in a private offering pursuant to Rule 144A and Regulation S under the Securities Act. The Company’s gross proceeds of $702.0 million from the issuance of the Senior Notes, were recorded net of debt issuance costs of $17.4 million. The debt issuance costs are deferred and will be amortized into interest expense over the term of the Senior Notes using the effective interest method. Interest on the Senior Notes accrues and is payable in cash semi-annually in arrears on May 1 and November 1 of each year. The Company may redeem the Senior Notes, in whole or in part, at any time prior to maturity, subject to certain make-whole premiums. The Senior Notes mature on May 1, 2025 at 100% of par.

No Senior Notes were repurchased during the three and nine months ended September 30, 2021 and 2020. As of September 30, 2021, $669.0 million in aggregate principal amount remains outstanding.

Upon the occurrence of certain change of control triggering events, the Company may be required to repurchase the Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest through the date of repurchase. The Senior Notes contain certain restrictive covenants that limit the Company’s ability to create certain liens, to enter into certain affiliated transactions and to consolidate or merge with, or convey, transfer or lease all or substantially all of its assets, subject to important qualifications and exceptions.

The Senior Notes (i) rank equally in right of payment with the SoftBank Senior Unsecured Notes, any payment obligations under the 2020 LC Facility and any existing and future senior indebtedness of the Company, (ii) are senior in right of payment to any existing and future subordinated obligations of the Company, and (iii) are effectively subordinated to all secured indebtedness of the Company (including obligations under the 2020 LC Facility discussed in Note 16) to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all liabilities of any subsidiary that does not guarantee the Senior Notes.

The Senior Notes are unconditionally guaranteed on a senior basis by each of our subsidiaries that guarantees obligations under the Company’s 2020 LC Facility or certain other indebtedness of the Company as a guarantor. As of September 30, 2021, each restricted subsidiary that guaranteed obligations under the 2020 LC Facility discussed in Note 16 also guaranteed the Senior Notes.

Subsequent to the July 2019 legal entity reorganization, WeWork Companies LLC is the obligor of its Senior Notes, which is also fully and unconditionally guaranteed by Legacy WeWork. Legacy WeWork and the other subsidiaries that sit above WeWork Companies LLC in our legal structure are holding companies that conduct substantially all of their business operations through WeWork Companies LLC. As of September 30, 2021, based on the covenants and other restrictions of the Senior Notes, WeWork Companies LLC is restricted in its ability to transfer funds by loans, advances or dividends to Legacy WeWork and as a result all of the net assets of WeWork Companies LLC are considered restricted net assets of Legacy WeWork. See the Supplementary Information — Consolidating Balance Sheet, for additional details regarding the net assets of WeWork Companies LLC.

The indenture that governs the Senior Notes also restricts us from incurring indebtedness or liens or making certain investments or distributions, subject to a number of exceptions. Certain of these exceptions included in the indenture that governs our Senior Notes are subject to us having Minimum Liquidity (as defined in the indenture that governs our Senior Notes). For incurrences in 2019, Minimum Liquidity was required to be 0.7 times Total Indebtedness (as defined in the indenture that governs our Senior Notes) and for incurrences in 2020, Minimum Liquidity was required to be 0.3 times Total Indebtedness. Beginning on January 1, 2021, there is no longer a Minimum Liquidity requirement. Certain of these exceptions included in the indenture that governs our Senior Notes are subject to us having Minimum Growth-Adjusted EBITDA (as defined in the indenture that governs our Senior Notes) for the most recent four consecutive fiscal quarters. For incurrences in fiscal years ending December 31, 2019, 2020, 2021 and 2022-2025, the Minimum Growth-Adjusted EBITDA required for the immediately

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

preceding four consecutive fiscal quarters is $200.0 million, $500.0 million, $1.0 billion and $2.0 billion, respectively. For the four quarters ended September 30, 2021, the Company’s Minimum Growth-Adjusted EBITDA, as calculated in accordance with the indenture, was less than the $1.0 billion requirement effective as of January 1, 2021. As a result, the Company will be restricted in its ability to incur certain new indebtedness in 2021 that was not already executed or committed to as of December 31, 2019, until such Minimum Growth-Adjusted EBITDA increases above the threshold required. The restrictions of the Senior Notes do not impact our ability to access the unfunded commitments pursuant to the SoftBank Senior Unsecured Notes and the SoftBank Senior Secured Notes.

During the three and nine months ended September 30, 2021, the Company recorded interest expense of $13.2 million and $39.6 million, respectively, and amortization of deferred financing costs recorded as interest expense of $0.6 million and $1.8 million related to the Senior Notes, respectively. During the three and nine months ended September 30, 2020, the Company recorded interest expense of $13.2 million and $39.5 million, respectively, and amortization of deferred financing costs recorded as interest expense of $0.5 million and $1.6 million related to the Senior Notes, respectively.

424 Fifth Venture Loans — On February 8, 2019, the 424 Fifth Venture entered into three loans (collectively, the “424 Venture Loans”) relating to the 424 Fifth Property and development project with availability totaling $900 million. In March 2020, the 424 Fifth Property was sold and a portion of the sale proceeds were utilized to repay the principal and interest outstanding on the 424 Venture Loans in full. The Company accounted for this repayment as a debt extinguishment in accordance with ASC 470, Debt and recorded a loss of none and $71.6 million, respectively, included within loss on extinguishment of debt on the condensed consolidated statements of operations for the three and nine months ended September 30, 2020. The loss on extinguishment represents the difference between the $756.6 million in cash paid, including a prepayment penalty and various other closing costs totaling $56.1 million and the net carrying amount of the debt and unamortized debt issuance costs immediately prior to the extinguishment of $685.0 million. This extinguishment was not considered to be a troubled debt restructuring.

During 2020, for the period prior to extinguishment, the weighted average interest rate on the 424 Fifth Venture Loans was 7.8% and $10.4 million of interest expense was originally included within the Company’s construction in progress balance as a component of property and equipment, immediately prior to the sale, as the 424 Fifth Property was under development and not ready for its intended use before it was sold.

The 424 Fifth Venture Loans were secured only by the assets and equity of the 424 Fifth Venture, and were recourse to the Company in certain limited circumstances, and the Company had provided certain customary performance guarantees standard for real estate and construction financing.

Other Loans — As of September 30, 2021 and December 31, 2020, the Company had various other loans (the “Other Loans”) with outstanding principal amounts of $32.5 million and $43.8 million, respectively, and interest rates ranging from 2.5% to 3.0% and 2.5% to 3.0%, respectively. During the three months ended September 30, 2021, and September 30, 2020, the Company recorded interest expense of $0.2 million and $0.3 million, respectively, related to these Other Loans. During the nine months ended September 30, 2021, and September 30, 2020, the Company recorded interest expense of $0.8 million and $2.3 million, respectively, related to these Other Loans. During the three and nine months ended September 30, 2021, the Company repaid $0.6 million and $3.2 million of principal, respectively, and recorded no loss on extinguishment of debt in connection with the prepayment of principal of Other Loans. The Company repaid $52.0 million of principal and recorded a $1.0 million loss on extinguishment of debt in connection with the prepayment of principal of Other Loans during the three and nine months ended September 30, 2020.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Principal Maturities — Combined aggregate principal payments for current and long-term debt as of September 30, 2021 are as follows:

(Amounts in thousands)	Total
Remainder of 2021	$4,937
2022	27,583
2023	—
2024	—
2025	669,000
2026 and beyond	—

Total minimum payments	$701,520

Note 11. Fair Value Measurements

Recurring Fair Value Measurements

The Company’s assets and liabilities measured at fair value on a recurring basis consisted of the following:

	September 30, 2021

(Amounts in thousands)	Level 1	Level 2	Level 3	Total

Assets:
Cash equivalents — money market funds and time deposits	$103,398	$—	$—	$103,398
Other investments — available-for-sale convertible notes	—	—	33,556	33,556

Total assets measured at fair value	$103,398	$—	$33,556	$136,954

Liabilities:
Convertible related party liabilities — SoftBank Senior Unsecured Notes Warrant	$—	$—	$33,655	$33,655
Convertible related party liabilities — 2020 LC Facility Warrant	—	—	16,827	16,827

Total liabilities measured at fair value	$—	$—	$50,482	$50,482

	December 31, 2020

(Amounts in thousands)	Level 1	Level 2	Level 3	Total

Assets:
Cash equivalents — money market funds and time deposits	$330,049	$—	$—	$330,049
Other investments — available-for-sale convertible notes	—	—	49,849	49,849

Total assets measured at fair value	$330,049	$—	$49,849	$379,898

Liabilities:
Other current liabilities — IndiaCo Forward Contract Liability	$—	$—	$7,907	$7,907
Convertible related party liabilities — SoftBank Senior Unsecured Notes Warrant	—	—	279,269	279,269
Convertible related party liabilities — 2020 LC Facility Warrant	—	—	139,639	139,639

Total liabilities measured at fair value	$—	$—	$426,815	$426,815

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The tables below provide a summary of the changes in assets and liabilities recorded at fair value and classified as Level 3:

	Nine Months Ended September 30,	Year Ended December 31,
(Amounts in thousands)	2021	2020

Assets:
Balance at beginning of period	$49,849	$5,541
Purchases	15,000	85,000
Credit loss valuation allowance included in income (loss) from equity method and other investments	(16,827)	(43,857)
Reclassification of forward contract liability to credit valuation allowance upon funding of commitment	(8,499)	—
Unrealized (loss) gain on available-for-sale securities included in other comprehensive income	(2,600)	4,369
Accrued interest income	8,754	5,840
Accrued interest collected	(11,365)	(2,678)
Foreign currency translation (losses) gain included in other comprehensive income	(756)	3,810
Foreign currency gain (loss) included in net income	—	(8,176)

Balance at end of period	$33,556	$49,849

	Nine Months Ended September 30, 2021
(Amounts in thousands)	Balance at Beginning of Period	Additions	Settlements	Change in Fair Value (1)	Foreign Currency Translation Gains (Losses) Included in Other Comprehensive Income	Balance at End of Period

Liabilities:
IndiaCo Forward Contract Liability	$7,907	$—	$(8,499)	$592	$—	$—
SoftBank Senior Unsecured Notes Warrant	279,269	—	(474,521)	228,907	—	33,655
2020 LC Facility Warrant	139,639	—	(237,265)	114,453	—	16,827

Total	$426,815	$—	$(720,285)	$343,952	$—	$50,482

(1)

During the nine months ended September 30, 2021, $0.6 million of the change in fair value was included as a loss within income (loss) from equity method and other investments on the accompanying condensed consolidated statements of operations and $343.4 million was included as a loss from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations.

	Year Ended December 31, 2020
(Amounts in thousands)	Balance at Beginning of Period	Additions	Settlements	Change in Fair Value (1)	Foreign Currency Translation Gains (Losses) Included in Other Comprehensive Income	Balance at End of Period

Liabilities:
Contingent consideration payable in stock	$445	$—	$(319)	$(122)	$(4)	$—
IndiaCo Forward Contract Liability	—	9,507	—	(1,600)	—	7,907
2019 Warrant	1,297,758	—	(911,120)	(386,638)	—	—
SoftBank Senior Unsecured Notes Warrant	568,877	—	(934)	(288,674)	—	279,269
2020 LC Facility Warrant	284,440	—	(466)	(144,335)	—	139,639

Total	$2,151,520	$9,507	$(912,839)	$(821,369)	$(4)	$426,815

(1)

During the year ended December 31, 2020, $0.1 million of the change in fair value was included as a reduction of selling, general and administrative expenses, $1.6 million was included as a gain within income (loss) from equity method and other investments on the accompanying condensed consolidated statements of operations and $819.6 million was included as a gain from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

During the three and nine months ended September 30, 2021, there were $1.6 million and $16.8 million, respectively, of unrealized losses included in income (loss) from equity method and other investments, relating to Level 3 assets held as of September 30, 2021. During the year ended December 31, 2020, there were $43.9 million of unrealized losses included in income (losses) from equity method and other investments, relating to Level 3 assets held as of December 31, 2020. The Company does not intend to sell its investments in available-for-sale convertible notes and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases.

During the three and nine months ended September 30, 2021, there were none and $(0.6) million, respectively, of unrealized losses included as a loss within income (loss) from equity method and other investments and $7.5 million and $(343.4) million, respectively, of unrealized gains (losses) included as gain (loss) from change in fair value of related party financial instruments relating to Level 3 liabilities held as of September 30, 2021.

During the year ended December 31, 2020, there were $0.1 million of unrealized gains included as a reduction in selling, general and administrative, $1.6 million included as a gain within income (loss) from equity method and other investments and $433.0 million of unrealized gains included as gain (loss) from change in fair value of related party financial instruments relating to Level 3 liabilities held as of December 31, 2020.

The valuation techniques and significant unobservable inputs used in the recurring fair value measurements categorized within Level 3 of the fair value hierarchy are as follows:

	September 30, 2021

	Fair Value (in thousands)	Valuation Technique	Significant Unobservable Inputs	Range (Weighted Average)

Level 3 Assets:
Other investments — available-for-sale convertible notes	$33,556	Discounted cash flow	Price per share	$2.15
Level 3 Liabilities:
Convertible related party liabilities	$50,482	Discounted cash flow	Preferred share fair values	$8.26

	December 31, 2020

	Fair Value (in thousands)	Valuation Technique	Significant Unobservable Inputs	Range (Weighted Average)

Level 3 Assets:
Other investments — available-for-sale convertible notes	$49,849	Discounted cash flow/Market approach	Price per share	$2.97
Level 3 Liabilities:
IndiaCo Forward Contract Liability	$7,907	Discounted cash flow	Price per share	$2.97
Convertible related party liabilities	$418,908	Discounted cash flow	Preferred share fair values	$3.09

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Due to the inherent uncertainty in the valuation process, the estimate of fair value of the Company’s assets and liabilities may differ from values that would have been used had a ready market for the securities existed.

Nonrecurring Fair Value Measurements

Non-financial assets and liabilities measured at fair value in the condensed consolidated financial statements on a nonrecurring basis consist of certain investments, goodwill, intangibles and other long-lived assets on which impairment adjustments were required to be recorded during the period and assets and related liabilities held for sale which, if applicable, are measured at the lower of their carrying value or fair value less any costs to sell.

As discussed in Note 5, on October 2, 2020, ChinaCo was deconsolidated. The Company’s remaining 21.6% ordinary share investment was valued at $26.3 million upon deconsolidation and will be accounted for as an equity method investment. The initial fair value of the Company’s retained investment in ChinaCo was determined using a combination of the market approach and the implied value of ChinaCo based on the TBP investment and a discounted cash flow valuation model that incorporated level 3 unobservable inputs relevant to the valuation of the Company’s retained ordinary shares versus the preferred shares acquired by TBP.

As of September 30, 2021 and December 31, 2020, there were no assets or related liabilities held for sale included on the accompanying condensed consolidated balance sheet. During the three and nine months ended September 30, 2021, no impairment charges were recorded related to assets and liabilities previously classified as held for sale. During the three and nine months ended September 30, 2020, the Company recorded an impairment charge of none and $17.0 million, respectively, related to assets and liabilities previously classified as held for sale determined to be Level 2 within the fair value hierarchy based primarily on respective contracts of sale.

The Company also recorded impairment charges and other write-offs of certain other long-lived assets, impairing such assets to a carrying value of zero, for impairment charges totaling $67.3 million and $498.0 million during the three and nine months ended September 30, 2021, respectively. During the three and nine months ended September 30, 2021, the Company also recorded impairment charges totaling $20.3 million and $132.0 million, respectively, relating to right-of-use assets and property and equipment with an as adjusted remaining carrying value totaling $1.4 billion as of September 30, 2021, valued based on level 3 inputs representing market rent data for the market the right-of-use assets are located in.

Other Fair Value Disclosures

The estimated fair value of the Company’s accounts receivable, accounts payable, and accrued expenses approximate their carrying values due to their short maturity periods. As of September 30, 2021, the estimated fair value of the Company’s Senior Notes, excluding unamortized debt issuance costs, was approximately $680.0 million based on recent trading activity (Level 1). For the remainder of the Company’s long-term debt, the carrying value approximated the fair value as of September 30, 2021.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Note 12. Revenue Recognition

Disaggregation of Revenue

The following table provides disaggregated detail of the Company’s revenue by major source for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2021	2020	2021	2020
ASC 606 membership and service revenue	$411,024	$521,643	$1,112,226	$2,004,947
ASC 842 rental and service revenue	216,036	212,275	659,262	515,992

Total membership and service revenue	627,060	733,918	1,771,488	2,520,939
Other revenue	33,971	76,834	80,874	228,430

Total revenue	$661,031	$810,752	$1,852,362	$2,749,369

Contract Balances

The following table provides information about contract assets and deferred revenue from contracts with customers recognized in accordance with ASC 606:

	September 30,	December 31,
(Amounts in thousands)	2021	2020
Contract assets (included in accounts receivable and accrued revenue, net)	$21,131	$36,284
Contract assets (included in other current assets)	$10,347	$13,111
Contract assets (included in other assets)	$17,071	$22,300
Deferred revenue	$(48,183)	$(74,645)

Revenue recognized in accordance with ASC 606 during the nine months ended September 30, 2021, which was included in deferred revenue as of January 1, 2021, was $36.0 million. Revenue recognized during the nine months ended September 30, 2020, which was included in deferred revenue as of January 1, 2020, was $85.8 million.

Assets Recognized from the Costs to Obtain a Contract with a Customer

As of September 30, 2021 and December 31, 2020, the Company had $46.4 million and $31.6 million, respectively, of prepaid member referral fees and sales incentive compensation included in other current assets and had 20.1 million and 18.0 million, respectively, of prepaid member referral fees and sales incentive compensation included in other assets on the accompanying condensed consolidated balance sheets. During the three months ended September 30, 2021 and 2020, the Company recognized $18.0 million and $21.4 million, respectively, of amortization of capitalized contract costs. During the nine months ended September 30, 2021 and 2020, the Company recognized $46.2 million and $76.0 million, respectively, of amortization of capitalized contract costs. The amortization of these costs is included as a component of selling, general and administrative expenses in the accompanying condensed consolidated statements of operations.

Remaining Performance Obligations

The aggregate amount of the transaction price allocated to the Company’s remaining performance obligations that represent contracted customer revenues that have not yet been recognized as revenue as of September 30, 2021, that will be recognized as revenue in future periods over the life of the customer contracts, in accordance with ASC 606, was approximately $2 billion. Over half of the remaining performance obligation as of September 30, 2021 is scheduled to be recognized as revenue within the next twelve months, with the remaining to be recognized over the remaining life of the customer contracts, the longest of which extends through 2034.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Approximate future minimum lease cash flows to be received over the next five years and thereafter for non-cancelable membership agreements accounted for as leases in accordance with ASC 842 in effect at September 30, 2021 are as follows:

(Amounts in thousands)	ASC 842 Revenue
2021	$185,521
2022	583,375
2023	365,488
2024	197,849
2025	89,895
2026 and beyond	47,564

Total	$1,469,692

The combination of the remaining performance obligation to be recognized as revenue under ASC 606 plus the remaining future minimum lease cash flows of the Company’s member contracts that qualify as leases is comparable to what the Company has historically referred to as “Committed Revenue Backlog”, which totaled approximately $3 billion and $3 billion as of September 30, 2021 and December 31, 2020, respectively. The Company has excluded from these amounts contracts with variable consideration where revenue is recognized using the right to invoice practical expedient.

Note 13. Leasing Arrangements

The real estate operating lease cost incurred before a location opens for member operations is recorded in pre-opening location expenses on the accompanying condensed consolidated statements of operations. Once a location opens for member operations, the entire real estate operating lease cost is included in location operating expenses on the accompanying condensed consolidated statements of operations. Real estate operating lease cost for the Company’s corporate offices and relating to other offerings not directly related to our space-as-a-service offering, for the periods subsequent to acquisition and prior to disposal or wind down, are included in selling, general and administrative expenses on the accompanying condensed consolidated statements of operations. In connection with the restructuring described in Note 3, the Company has decided to strategically close certain locations and terminate certain leases. Any lease termination payments or other remaining lease costs under these leases, where a previously opened location has been closed in preparation for executing a lease termination and/or where a termination agreement has been reached with the landlord, are included in restructuring and other related costs on the accompanying condensed consolidated statements of operations. Other lease terminations, not associated with the restructuring described in Note 3, are classified consistent with the original classification of the lease cost prior to termination. Real estate operating lease cost incurred during the period in which a workspace location has been closed for member operations and all members have been relocated to a new workspace location, before management’s decision to enter negotiations to terminate a lease is recorded in pre-opening location expenses on the accompanying consolidated statements of operations.

“Lease cost contractually paid or payable” for each period presented below represents cash payments due for base and contingent rent, common area maintenance amounts and real estate taxes payable under the Company’s lease agreements, recorded on an accrual basis of accounting, regardless of the timing of when such amounts were actually paid.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The non-cash adjustment to record lease cost “free rent” periods and lease cost escalation clauses on a straight-line basis over the term of the lease beginning on the date of initial possession is presented as “Non-cash GAAP straight-line lease cost” below. Non-cash GAAP straight-line lease cost also includes the amortization of any capitalized initial direct costs associated with obtaining a lease.

The tenant improvement allowances and broker commissions received or receivable by the Company for negotiating the Company’s leases are amortized on a straight-line basis over the lease term, as a reduction to the total operating lease cost and are presented as “amortization of lease incentives” below.

“Early termination fees and related (gain)/loss” for each period presented below includes payments due as a result of lease terminations, recorded on a straight-line basis over any remaining lease period as well as any gain or loss recognized on termination. When a lease is terminated, the lease liability and right of use asset is derecognized and any difference is recognized as a gain or loss on termination.

During the nine months ended September 30, 2021, the Company terminated leases associated with a total of 78 previously open locations and 3 pre-open locations. Management is continuing to evaluate our real estate portfolio in connection with its ongoing restructuring efforts and expects to exit additional leases.

During the nine months ended September 30, 2021, the Company has also successfully amended over 200 leases for a combination of partial terminations to reduce our leased space, rent reductions, rent deferrals, offsets for tenant improvement allowances and other strategic changes. These amendments and full and partial lease terminations have resulted in an estimated reduction of approximately $3.8 billion in total future undiscounted fixed minimum lease cost payments that were scheduled to be paid over the life of the original executed lease agreements, including changes to the obligations of ChinaCo which occurred during the period it was consolidated.

The components of total real estate operating lease cost for leases recorded under ASC 842 are as follows:

	Three Months Ended September 30, 2021
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Lease cost contractually paid or payable for the period	$607,739	$17,878	$9,912	$30,369	$665,898
Non-cash GAAP straight-line lease cost	67,688	26,179	357	3,560	97,784
Amortization of lease incentives	(68,534)	(4,787)	(821)	(4,417)	(78,559)

Total real estate operating lease cost	$606,893	$39,270	$9,448	$29,512	$685,123

Early termination fees and related (gain)/loss	$—	$—	$(40)	$(31,373)	$(31,413)

	Nine Months Ended September 30, 2021
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Lease cost contractually paid or payable for the period	$1,907,773	$73,823	$30,046	$117,855	$2,129,497
Non-cash GAAP straight-line lease cost	198,971	51,713	1,259	5,581	257,524
Amortization of lease incentives	(210,935)	(14,945)	(2,615)	(14,912)	(243,407)

Total real estate operating lease cost	$1,895,809	$110,591	$28,690	$108,524	$2,143,614

Early termination fees and related (gain)/loss	$—	$—	$(40)	$(211,368)	$(211,408)

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

	Three Months Ended September 30, 2020
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Lease cost contractually paid or payable for the period	$711,651	$32,106	$13,687	$14	$757,458
Non-cash GAAP straight-line lease cost	87,589	34,688	5,565	—	127,842
Amortization of lease incentives	(77,660)	(8,934)	(1,463)	—	(88,057)

Total real estate operating lease cost	$721,580	$57,860	$17,789	$14	$797,243

Early termination fees and related (gain)/loss	$—	$—	$—	$(4,529)	$(4,529)

	Nine Months Ended September 30, 2020
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Lease cost contractually paid or payable for the period	$1,978,419	$101,175	$48,266	$390	$2,128,250
Non-cash GAAP straight-line lease cost	316,490	146,814	17,712	—	481,016
Amortization of lease incentives	(221,143)	(32,496)	(4,790)	120	(258,309)

Total real estate operating lease cost	$2,073,766	$215,493	$61,188	$510	$2,350,957

Early termination fees and related (gain)/loss	$—	$—	$—	$(36,215)	$(36,215)

The Company’s total ASC 842 operating lease costs include both fixed and variable components as follows:

	Three Months Ended September 30, 2021
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Fixed real estate lease costs	$497,078	$34,752	$8,468	$26,500	$566,798
Fixed equipment and other lease costs	259	6	3	1	269

Total fixed lease costs	$497,337	$34,758	$8,471	$26,501	$567,067

Variable real estate lease costs	$109,815	$4,518	$980	$3,012	$118,325
Variable equipment and other lease costs	1,261	14	161	510	1,946

Total variable lease costs	$111,076	$4,532	$1,141	$3,522	$120,271

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

	Nine Months Ended September 30, 2021
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Fixed real estate lease costs	$1,554,976	$96,065	$25,627	$96,330	$1,772,998
Fixed equipment and other lease costs	918	13	11	19	961

Total fixed lease costs	$1,555,894	$96,078	$25,638	$96,349	$1,773,959

Variable real estate lease costs	$340,833	$14,526	$3,063	$12,194	$370,616
Variable equipment and other lease costs	1,940	(18)	233	1,350	3,505

Total variable lease costs	$342,773	$14,508	$3,296	$13,544	$374,121

	Three Months Ended September 30, 2020
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Fixed real estate lease costs	$606,993	$55,019	$15,174	$12	$677,198
Fixed equipment and other lease costs	509	—	7	—	516

Total fixed lease costs	$607,502	$55,019	$15,181	$12	$677,714

Variable real estate lease costs	$114,587	$2,841	$2,615	$2	$120,045
Variable equipment and other lease costs	825	10	27	—	862

Total variable lease costs	$115,412	$2,851	$2,642	$2	$120,907

	Nine Months Ended September 30, 2020
	Reported in:
			Selling,
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	General and Administrative Expenses	Restructuring and Other Related Costs	Total
Fixed real estate lease costs	$1,732,395	$203,169	$54,508	$422	$1,990,494
Fixed equipment and other lease costs	1,603	—	24	—	1,627

Total fixed lease costs	$1,733,998	$203,169	$54,532	$422	$1,992,121

Variable real estate lease costs	$341,371	$12,324	$6,680	$88	$360,463
Variable equipment and other lease costs	2,648	10	106	—	2,764

Total variable lease costs	$344,019	$12,334	$6,786	$88	$363,227

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The Company also has certain leases accounted for as finance leases. Total lease costs for finance leases are as follows:

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	Reported in:			Reported in:
(Amounts in thousands)	Depreciation and Amortization	Interest Expense	Total	Depreciation and Amortization	Interest Expense	Total
Total finance lease cost	$1,235	$1,055	$2,290	$1,333	$1,165	$2,498

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	Reported in:			Reported in:
(Amounts in thousands)	Depreciation and Amortization	Interest Expense	Total	Depreciation and Amortization	Interest Expense	Total
Total finance lease cost	$3,750	$3,225	$6,975	$3,993	$3,533	$7,526

The below table presents the lease related assets and liabilities recorded on the accompanying balance sheet as of September 30, 2021 and December 31, 2020, as recorded in accordance with ASC 842:

(Amounts in thousands)	Balance Sheet Captions	September 30, 2021	December 31, 2020
Assets:
Operating lease right-of-use assets	Lease right-of-use assets, net	$13,412,306	$15,107,880
Finance lease right-of-use assets(1)	Property and equipment, net	47,731	48,116

Total leased assets		$13,460,037	$15,155,996

Liabilities:
Current liabilities
Operating lease liabilities	Current lease obligations	$847,790	$842,680
Finance lease liabilities	Current lease obligations	5,221	4,851

Total current liabilities		853,011	847,531

Non-current liabilities
Operating lease obligations	Long-term lease obligations	18,361,431	20,220,274
Finance lease obligations	Long-term lease obligations	39,916	43,332

Total non-current liabilities		18,401,347	20,263,606

Total lease obligations		$19,254,358	$21,111,137

(1)	Finance lease right-of-use assets are recorded net of accumulated amortization of $20.6 million and $17.6 million as of September 30, 2021 and December 31, 2020, respectively.

The weighted average remaining lease term and weighted average discount rate for operating and finance leases as of September 30, 2021 and December 31, 2020 were as follows:

	September 30, 2021		December 31, 2020
	Operating	Finance	Operating	Finance
Weighted average remaining lease term (in years)	12	9	13	10
Weighted average discount rate percentage	8.7%	7.5%	8.7%	7.5%

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The Company’s aggregate annual lease obligations relating to non-cancelable finance and operating leases in possession as of September 30, 2021 as presented in accordance with ASC 842:

	Finance	Operating
(Amounts in thousands)	Leases	Leases	Total
Remainder of 2021	$2,299	$602,352	$604,651
2022	9,186	2,445,586	2,454,772
2023	8,877	2,531,767	2,540,644
2024	7,483	2,589,649	2,597,132
2025	6,542	2,612,927	2,619,469
2026 and beyond	34,892	21,850,948	21,885,840

Total undiscounted fixed minimum lease cost payments	69,279	32,633,229	32,702,508
Less amount representing lease incentive receivables(1)	—	(371,517)	(371,517)
Less amount representing interest	(24,142)	(13,052,491)	(13,076,633)

Present value of future lease payments	45,137	19,209,221	19,254,358
Less current portion of lease obligation	(5,221)	(847,790)	(853,011)

Total long-term lease obligation	$39,916	$18,361,431	$18,401,347

(1)

Lease incentives receivable primarily represent amounts expected to be received by the Company relating to payments for leasehold improvements that are reimbursable pursuant to lease provisions with relevant landlords and receivables for broker commissions earned for negotiating certain of the Company’s leases.

The future undiscounted fixed minimum lease cost payments for the leases presented above exclude an additional $1.6 billion relating to executed non-cancelable leases that the Company has not yet taken possession of as of September 30, 2021.

Note 14. Stock-Based Compensation

Effective February 4, 2015, the Company adopted an equity-based compensation plan, the 2015 Equity Incentive Plan, as amended (the “2015 Plan”), authorizing the grant of equity-based awards (including stock options, restricted stock and RSUs) to its management, employees, non-employee directors and other non-employees. Following the adoption of the 2015 Plan, no further grants were made under the Company’s original plan adopted in 2013. On March 17, 2020, the Company amended and restated the 2015 Plan and the share pool reserved for grant and issuance under the 2015 Plan was amended to 81,786,139 shares of Class A Common Stock and 50,967,800 shares of Class B Common Stock. As of September 30, 2021, there were 18,845,757 shares of Class A Common Stock and equivalents that remained available for further grants under the 2015 Plan. No further grants may be made for equity awards with respect to shares of Class B Common Stock.

Profits Interest Units and Noncontrolling Partnership Interests in the WeWork Partnership — In July and August 2019, the Company issued 47,346,098 WeWork Partnerships Profits Interest Units in the WeWork Partnership, at a weighted average per-unit distribution threshold of $52.29 and a weighted-average per-unit preference amount of $13.93, and canceled certain existing stock option awards held by the WeWork Partnerships Profits Interests grantees. 42,473,167 of the WeWork Partnerships Profits Interest Units were issued to Adam Neumann, with the remainder issued to certain former members of management. The issuance of WeWork Partnerships Profits Interest Units represents a modification of the previously issued stock-options and any excess fair value of the replacement award over the fair value of the original award immediately before modification was recognized as incremental compensation cost in accordance with ASC 718. Each holder of WeWork Partnerships Profits Interest Units in the WeWork Partnership was also granted one share of the Company’s Class C Common Stock per WeWork Partnerships Profits Interests. The WeWork Partnerships Profits Interest Units granted were subject to certain time-based, market-based and/or performance-based vesting conditions.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

On September 24, 2019, in connection with the Company’s operational restructuring, Mr. Neumann resigned as Chief Executive Officer. Upon resignation, he held 786,540 vested WeWork Partnerships Profits Interest Units. At the time of resignation, it was the expectation of the parties involved that a mutual agreement on the 41,686,627 unvested WeWork Partnerships Profits Interest Units, the vesting of which was contingent on Mr. Neumann’s continued service as the Company’s Chief Executive Officer, would be renegotiated. Such agreement was not entered into until October 22, 2019 (which agreement became effective on October 30, 2019) in connection with the SoftBank Transactions. As the status of, and vesting conditions applicable to, the original pre-modified grant were not reflected in a legally binding agreement prior to October 30, 2019, such unvested award was treated for accounting purposes as being forfeited on September 24, 2019 and the modified award described below was accounted for as a new grant in the fourth quarter of 2019.

In October 2019, upon receipt of the $1.5 billion under the 2019 Warrant, the Company modified 786,540 WeWork Partnerships Profits Interests held by Mr. Neumann which had vested prior to his resignation on September 24, 2019, to reduce the per-unit distribution threshold from $64.36 to $19.19 and to reduce the per-unit catch-up base amount from $38.36 to $19.19. In October 2019, the Company also came to a final agreement with Mr. Neumann regarding modification to the remainder of his WeWork Partnerships Profits Interest Units award and determined that (i) 7,685,165 additional WeWork Partnerships Profits Interest Units would be modified to reduce the per-unit distribution threshold from $64.36 to $19.19, to reduce the per-unit catch-up base amount from $38.36 to $19.19, and to be immediately vested, (ii) 15,609,963 WeWork Partnerships Profits Interest Units would be modified to reduce the per-unit distribution threshold from $49.28 to $21.05, to reduce the per-unit catch-up base amount from $38.36 to $21.05, and to vest monthly over a two year period immediately following a change in control or initial public offering of the Company, contingent on compliance with the restrictive covenants and other obligations set forth in Mr. Neumann’s non-competition and non-solicitation agreement and (iii) the remaining 18,391,499 WeWork Partnerships Profits Interest Units were forfeited.

In February 2021, in connection with the Settlement Agreement, as defined in Note 17, the remaining 15,609,963 unvested WeWork Partnerships Profits Interest Units held by Mr. Neumann in the WeWork Partnership became fully vested. In addition, all of Mr. Neumann’s 24,081,668 WeWork Partnerships Profits Interests were amended to reduce the per-unit catch-up base amount to $0 and to reduce the per-unit distribution threshold to $10.00 (subject to downward adjustment based on closing date pricing if a de-SPAC or initial public offering occurs). The distribution threshold was adjusted downward based on closing date pricing of the Business Combination. Refer to Note 1 for more information on the Business Combination. As a result of this modification, the Company recorded $102.0 million of restructuring and other related costs in its consolidated statement of operations for the three-months ended March 31, 2021.

As of September 30, 2021 and 2020, there were none and 1,045,002, respectively, of unvested WeWork Partnerships Profits Interest Units outstanding relating to other former members of executive management which all contained time-based vesting conditions and would have vested over a 7 year period.

The economic terms of the WeWork Partnerships Profits Interest Units give the holder an economic interest in the future growth and appreciation of the Company’s business and are intended to replicate, in certain respects, the economics of incentive stock options, while providing more efficient tax treatment for both the Company and the holder.

Holders can also, at the election of the holder, (a) convert their vested WeWork Partnerships Profits Interest Units into We Company Partnership Class B Common Units, or (b) exchange (along with the corresponding shares of Legacy WeWork Class C Common Stock) their WeWork Partnerships Profits Interest Units for (at the Company’s election) shares of the Company’s Class B Common Stock (which would immediately and automatically be exchanged for the Company’s Class A Common Stock) or cash of an equivalent value. When the WeWork Partnership makes distributions to its partners, the holders of vested WeWork Partnerships Profits Interest Units are generally entitled to share in those distributions with the other partners, including the wholly-owned subsidiaries of Legacy WeWork that hold partnership interests, once the aggregate amount of distributions since the WeWork Partnerships Profits Interest

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Units were issued equals the “aggregate distribution threshold” with respect to those WeWork Partnerships Profits Interest Units. The “aggregate distribution threshold” with respect to any WeWork Partnerships Profits Interest Units issued equals the liquidation value of the WeWork Partnership when such WeWork Partnerships Profits Interest Units were issued, and such amount was determined based on a valuation of the WeWork Partnership performed by a third-party valuation firm. Once a WeWork Partnerships Profits Interest Units holder is entitled to share in distributions (because prior distributions have been made in an amount equal to the aggregate distribution threshold), the holder is entitled to receive distributions in an amount equal to a “preference amount”, which is a set dollar amount per WeWork Partnerships Profits Interest Units equal to the difference between the WeWork Partnerships Profits Interests “per-unit distribution threshold” (which is the per-profits-interest equivalent of the aggregate distribution threshold, as determined by a third-party valuation firm) and its “catch-up base amount”, and thereafter shares pro rata in distributions with other partners in the WeWork Partnership.

Holders can also (a) convert their vested WeWork Partnerships Profits Interest Units into WeWork Partnerships Class B Common Units, or (b) exchange (along with the corresponding shares of the Company’s Class C Common Stock), their vested WeWork Partnerships Profits Interest Units, for (at the Company’s election) shares of the Company’s Class B Common Stock (which would immediately and automatically be exchanged for the Company’s Class A Common Stock) or cash of an equivalent value. Similar to their entitlement to distributions, as described above, holders of vested WeWork Partnerships Profits Interest Units can receive value through such an exchange only to the extent the value of the WeWork Partnership has increased above the aggregate distribution threshold. This is measured by comparing the value of a share of the Company’s Class A Common Stock on the day of exchange to the per-unit distribution threshold for the exchanged WeWork Partnerships Profits Interest Units. If, on the day that a WeWork Partnerships Profits Interest Units is exchanged, the value of a share of the Company’s Class A Common Stock exceeds the per-unit distribution threshold for the exchanged WeWork Partnerships Profits Interest Units, then the holder is entitled to receive that difference plus the “preference amount” for the WeWork Partnerships Profits Interest Units (subject to certain downward adjustments for prior distributions by the WeWork Partnership).

Upon the exchange of WeWork Partnerships Profits Interest Units in the WeWork Partnership for shares of Class B Common Stock or the forfeiture of WeWork Partnerships Profits Interest Units in the WeWork Partnership, the corresponding shares of Class C Common Stock will be redeemed. Shares of Class C Common Stock cannot be transferred other than in connection with the transfer of the corresponding WeWork Partnerships Profits Interest Units in the WeWork Partnership.

The redemption value of the WeWork Partnerships Profits Interest Units in the WeWork Partnership are measured based upon the aggregate redemption value and takes into account the proportion of employee services rendered under the WeWork Partnerships Profits Interest Units vesting provisions. The redemption value will vary from period to period based upon the fair value of the Company and are accounted for as a component of noncontrolling interests within the equity section of the consolidated balance sheet through reclassifications to and from additional paid-in-capital.

As of September 30, 2021, there were 24,132,575 vested WeWork Partnerships Profits Interest Units outstanding. However, the overall redemption value of outstanding WeWork Partnerships Profits Interest Units and the corresponding noncontrolling interest in the WeWork Partnership was zero as of September 30, 2021 and December 31, 2020, as the fair market value of the Company’s stock as of September 30, 2021 and December 31, 2020, was less than the per-unit distribution threshold for the outstanding WeWork Partnerships Profits Interest Units. As the fair market value of the Company’s stock increases above the distribution threshold, the WeWork Partnerships Profits Interest Units will be dilutive to the Company’s ownership percentage in the WeWork Partnership.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The following table summarizes the WeWork Partnerships Profits Interest Units activity during the nine months ended September 30, 2021:

	Number of WeWork Partnerships Profits Interest Units	Weighted- Average Distribution Threshold	Weighted- Average Preference Amount	Aggregate Intrinsic Value (In thousands)
Outstanding, December 31, 2020	25,168,938	$21.64	$0.47	$—
Granted	—	$—	$—	—
Exchanged/redeemed	—	$—	$—	—
Forfeited/canceled	(1,036,363)	$49.28	$10.92	—

Outstanding, September 30, 2021	24,132,575	$10.08	$10.00	$—

Exercisable, September 30, 2021	24,132,575	$10.08	$10.00	$—

Vested and expected to vest, September 30, 2021	24,132,575	$10.08	$10.00	$—

Vested and exercisable, September 30, 2021	24,132,575	$10.08	$10.00	$—

There were no WeWork Partnerships Profits Interest Units granted during the three and nine months ended September 30, 2021, or during the year ended December 31, 2020.

For the three months ended September 30, 2021 and 2020 the Company recorded none and $1.2 million, respectively, of stock-based compensation expense related to WeWork Partnerships Profits Interest Units awarded to employees. For the nine months ended September 30, 2021 and 2020, the Company recorded total stock-based compensation expense of $102.2 million, of which $102.0 million was recorded to restructuring and other related costs, and $0.7 million, respectively, related to WeWork Partnerships Profits Interest Units awarded to employees. As of September 30, 2021, there was no unrecognized stock-based compensation expense from outstanding WeWork Partnerships Profits Interest Units.

Stock Options

Service-based Vesting Conditions

The stock options outstanding noted below consist primarily of time-based options to purchase Class A or Class B Common Stock (which, upon issuance of the shares if exercised, which would immediately and automatically be exchanged for the Company’s Class A Common Stock), the majority of which vest over a three to five year period and have a ten-year contractual term. These awards are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The following table summarizes the stock option activity during the nine months ended September 30, 2021:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life in Years	Aggregate Intrinsic Value (In thousands)
Outstanding, December 31, 2020	34,077,898	$4.74	6.4	$12,534
Granted	—	$—
Exercised	(5,504,136)	$2.17
Forfeited/canceled	(3,327,249)	$6.06

Outstanding, September 30, 2021	25,246,513	$5.16	5.6	$128,360

Exercisable September 30, 2021	18,773,631	$6.00	4.6	$89,624

Vested and expected to vest, September 30, 2021	24,951,583	$5.16	5.6	$128,360

Vested and exercisable, September 30, 2021	18,773,631	$6.00	4.6	$89,624

The weighted average grant date fair value of options granted during the year ended December 31, 2020 was $1.67.

The total intrinsic value of options exercised during the nine months ended September 30, 2021 and the year ended December 31, 2020 was $75.2 million and $0.7 million, respectively.

Of the stock options granted during the year ended December 31, 2020, 1,578,681 stock options were valued using the Black-Scholes Model and a single option approach and the remaining 27,112,272 stock options granted had an original exercise price greater than the fair market value of the Company’s common stock on the date of grant and therefore the Company estimated the fair value of these awards using the binomial model.

The assumptions used to value stock options issued during the year ended December 31, 2020, were as follows (these assumptions exclude the options exchange in the 2019 Option Repricing Exchange and 2020 Option Repricing described below and noted in the table above):

December 31, 2020
Fair value of common stock	$2.07 - 2.10
Weighted average expected term (years)	6.22
Weighted average expected volatility	51.0%
Risk-free interest rate	0.30% - 1.02%
Dividend yield	—

For the three months ended September 30, 2021 and 2020, the Company recorded total stock-based compensation expense of $2.8 million and $6.8 million, respectively, related to stock options awarded to employees and non-employee directors. For the nine months ended September 30, 2021 and 2020, the Company recorded total stock-based compensation expense of $10.1 million and $24.7 million, respectively, related to stock options awarded to employees and non-employee directors. As of September 30, 2021, the unrecognized stock-based compensation expense from outstanding options awarded to employees and non-employee directors was approximately $21.7 million, expected to be recognized over a weighted-average period of approximately 2.8 years.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

For the three months ended September 30, 2021 and 2020, the Company recorded none and an expense of $0.4 million, respectively, of selling, general and administrative expenses related to stock options awarded to non-employee contractors for services rendered. For the nine months ended September 30, 2021 and 2020, the Company recorded a recovery of $2.3 million and an expense of $1.3 million, respectively, of selling, general and administrative expenses related to stock options awarded to non-employee contractors for services rendered. The recovery of $2.3 million during the nine months ended September 30, 2021 was related to expense previously taken for unvested options that were forfeited. As of September 30, 2021, there was no unrecognized expense related to stock options awarded to contractors.

For the three months ended September 30, 2021 and 2020, none and $0.1 million, respectively, of expense relating to stock options awarded to non-employees relating to goods received and services provided was capitalized and recorded as a component of property and equipment on the condensed consolidated balance sheets. For the nine months ended September 30, 2021 and 2020, $0.1 million and $0.3 million, respectively, of expense relating to stock options awarded to non-employees relating to goods received and services provided was capitalized and recorded as a component of property and equipment on the condensed consolidated balance sheets. As of September 30, 2021, there was no unrecognized cost related to these stock options.

Service, Performance and Market-based Conditions

During the year ended December 31, 2020, the Company granted to certain employees options to purchase Class A Common Stock containing both service and performance-based vesting conditions, as well as a market-based exercisability condition. These stock options have a ten-year contractual term. These stock options will be eligible to vest following the achievement of either: (a) a performance-based vesting condition tied to unlevered free cash flow (as defined in the award), or (b) a performance-based vesting condition tied to a capital raise (as defined in the award) or the Company’s Class A Common Stock becoming publicly traded on any national securities exchange and a market condition tied to the Company’s valuation, at three to four distinct threshold levels over a distinct performance period from 2020 through 2024. Stock options that have become eligible to vest will then vest at the end of a three to five-year service period. These stock options are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company.

During the nine months ended September 30, 2021, the Company modified 14.7 million options held by 36 employees to purchase Class A Common Stock containing both service and performance-based vesting conditions (including a market-based vesting condition). The Company modified the market-based condition to be based on the share price of the Company’s Class A Common Stock: (i) after the Company becomes (or becomes a subsidiary of) a publicly traded company with shares traded on the New York Stock Exchange, Nasdaq, or other similar national exchange, by either (a) an initial public offering, or (b) a Public Company Acquisition (as defined in the agreement), or (ii) if the Company’s Class A Common Stock is not publicly traded on any national securities exchange, the share price shall be measured only as of the closing date of a Capital Raise Transaction (as defined in the agreement). The Company applied modification accounting under ASC 718, which resulted in a new measurement of compensation cost, and the original grant-date fair value of the award is no longer used to measure compensation cost for the award. The weighted-average fair value on the new measurement date amounted to $2.64.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The following table summarizes the stock option activity during the nine months ended September 30, 2021:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life in Years	Aggregate Intrinsic Value (In thousands)
Outstanding, December 31, 2020	15,562,500	$2.09	9.4	$—
Granted	—	$—
Exercised	—	$—
Forfeited/canceled	(4,050,000)	$2.09
Outstanding, September 30, 2021	11,512,500	$2.09	8.6	$71

Exercisable September 30, 2021	—	$—	—	$—

Vested and expected to vest, September 30, 2021	3,837,500	$2.09	8.6	$24

Vested and exercisable, September 30, 2021	—	$—	—	$—

The fair value of the awards with a performance-based vesting condition was estimated using a two-step binomial option pricing model to capture the impact of the value the underlying common stock based on the Company’s complex capital structure and the post-vesting exercise behavior of the subject awards, which were captured by applying a suboptimal exercise factor of 2.5-times the exercise price and post-vesting forfeiture rate of 10 percent.

The fair value of the awards with performance and market-based conditions was estimated using a Monte Carlo simulation to address the path-dependent nature of the market-based vesting conditions. Based on the award term, equity value, expected volatility, risk-free rate, and a series of random variables with a normal distribution, the future equity value is simulated to develop a large number of potential paths of the future equity value. Each path within the simulation includes the measurement of the 90-trading day average future equity value to determine whether the market-based conditions are met, and the future value of the award based on applying a sub-optimal exercise factor of 2.5-times the exercise price to capture post-vesting, early exercise behavior.

The assumptions used to value the stock options issued during the year ended December 31, 2020 (excluding options exchanged in the 2020 Option Repricing, described below) were as follows:

December 31, 2020
Fair value of common stock	$2.07 - $2.10
Weighted average expected term (years)	5.56
Weighted average expected volatility	50.0%
Risk-free interest rate	0.20% - 0.80%
Dividend yield	—%

The Company recognizes the compensation cost of awards subject to service and performance-based vesting conditions including a market condition using the accelerated attribution method over the requisite service period. For the three months ended September 30, 2021 and 2020, the Company recorded total stock-based compensation recovery of $0.2 million and an expense $0.1 million, respectively, relating to awards in which any performance conditions are probable of being met. For the nine months ended September 30, 2021 and 2020, the Company recorded total stock-based compensation expense of $0.8 million and $0.9 million, respectively, relating to awards in which any performance conditions are probable of being met. As of September 30, 2021, the unrecognized stock-based compensation expense from outstanding options for which any performance-based vesting conditions are probable of being met was approximately $5.1 million, expected to be recognized over a weighted-average period of approximately 3.5 years.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Restricted Stock — Grants of the Company’s restricted stock or RSUs consist primarily of time-based awards that are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company. Certain awards contain additional performance-based vesting conditions for vesting described below.

In June 2018, certain former executives of the Company were issued 756,039 shares of restricted Class A Common Stock in exchange for recourse promissory notes with principal balances totaling $20.2 million as of December 31, 2018, included as a component of equity. As of September 30, 2021 and December 31, 2020, there was none included as a component of equity. During the year ended December 31, 2020, the Company forgave loans and interest totaling $12.5 million.

In 2019, certain former executives of the Company were issued 113,638 shares of restricted Class A Common Stock in exchange for recourse promissory notes with principal balances totaling none as of September 30, 2021 and December 31, 2020, included as a component of equity. During the three months ended March 31, 2020, $2.2 million in loans and accrued interest were settled through cash repayments of principal and interest totaling $1.1 million, the surrendering to the Company of 64,489 shares of Class A Common Stock totaling $0.3 million and the forgiveness of $0.8 million which was recognized as a component of restructuring and other related costs on the accompanying condensed consolidated statements of operations. These restricted shares were scheduled to vest over a five year period and were subject to repurchase by the Company during the vesting period at the original issue price. The loans settled in full during 2020 included interest rates of 2.6%.

During the nine months ended September 30, 2021, the Company granted 2,265,000 RSUs (which remained unvested at September 30, 2021) to employees, which RSUs may be settled in Class A Common Stock containing both service and performance-based vesting conditions (including a market-based condition). Each RSU represents the right to receive one share of the Company’s Class A Common Stock when fully vested. These RSUs have a seven-year contractual term. These RSUs will be earned following the achievement of either: a performance-based vesting condition tied to operating free cash flow (as defined in the award), or a performance- and market-based vesting condition tied to the share price of the Company’s Class A Common Stock; (i) after the Company becomes (or becomes a subsidiary of) a publicly traded company with shares traded on the New York Stock Exchange, Nasdaq, or other similar national exchange, by either (a) an initial public offering, or a (b) a Public Company Acquisition (as defined in the agreement), or (ii) if the Company’s Class A Common Stock is not publicly traded on any national securities exchange, the share price shall be measured as of the closing date of a Capital Raise Transaction (as defined in the award), at three or four distinct threshold levels, respectively, over a distinct performance period from 2021 through 2024. RSUs that have become earned shall become payable units when the service conditions are met over a three to four-year service period. RSUs that have become payable units as of the date of a Liquidity Event (as defined in the agreement) will vest on the date of such Liquidity Event (as defined in the agreement). If a Liquidity Event (as defined in the agreement) has occurred, any RSUs that has not become earned as of the date of such Liquidity Event (as defined in the agreement) will vest on the date such RSU becomes earned. These RSUs are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company.

During the nine months ended September 30, 2021, the Company granted 1,500,000 RSUs (which remained unvested at September 30, 2021) to an executive which RSUs may be settled in Class A Common Stock containing both service and performance-based vesting conditions. Each RSU represents the right to receive one share of the Company’s Class A Common Stock when fully vested. These RSUs have a seven-year contractual term. These RSUs will be eligible to vest following the achievement of either: (i) the effective date of an initial public offering, (ii) the closing date of a Public Company Acquisition (as defined in the agreement), or (iii) the closing date of a Capital Raise (as defined in the agreement). RSUs that have become eligible to vest will then vest over a three-year service period. RSUs that have become earned as of the date of a Liquidity Event (as defined in the agreement) will vest on the date of such Liquidity Event (as defined in the agreement). If a Liquidity Event (as defined in the agreement) has occurred, any RSUs that has not become earned as of the date of such Liquidity Event (as defined in the agreement) will vest on the date such RSU becomes earned.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The Company reflects restricted stock and RSUs as issued and outstanding shares of common stock when vested and when the Class A Common Stock has been delivered to the individual. The following table summarizes the Company’s restricted stock and RSU activity for the nine months ended September 30, 2021:

	Shares	Weighted Average Grant Date Value
Unvested, December 31, 2020	2,819,146	$16.85
Granted	15,642,168	4.91
Vested	(165,434)	10.41
2021 Tender Offer (1)	(594,097)	11.40
Forfeited/canceled	(3,107,454)	4.26

Unvested, September 30, 2021 (2)	14,594,329	$7.00

(1)

As noted in the 2021 Tender Offer section below, during the nine months ended September 30, 2021 and in connection with the 2021 Tender Offer, the Company modified the liquidity event condition with respect to 594,097 RSUs held by 1,774 grantees, such that those RSUs became fully vested immediately prior to the closing of the 2021 Tender Offer. Refer therein for more details.

(2)

The unvested balance includes (a) 10,829,330 RSUs granted, which will vest annually over a three to seven year employment service period, only if and when an initial public offering or Acquisition (as defined in the 2015 Plan) occurs within seven to ten years of the date of grant, (b) 2,265,000 RSUs as described above, and (c) 1,500,000 RSUs as described above.

The fair value of restricted stock and RSUs that vested during the nine months ended September 30, 2021 and the year ended December 31, 2020 was $6.3 million and $1.5 million, respectively.

For the three months ended September 30, 2021 and 2020, the Company recorded total stock-based compensation expense of $0.4 million and $1.1 million, respectively, related to restricted stock and RSUs awarded to employees and non-employee directors. For the nine months ended September 30, 2021 and 2020, the Company recorded total stock-based compensation expense of $1.4 million and $7.2 million, respectively, related to restricted stock and RSUs awarded to employees and non-employee directors. The Company recognizes the compensation cost of awards subject to service-based and performance-based vesting conditions using the accelerated attribution method over the requisite service period if the performance-based vesting conditions are probable of being met. As of September 30, 2021, there was $5.8 million of total unrecognized stock-based compensation expense related to unvested restricted stock and RSUs awarded to employees and non-employee directors expected to be recognized over a weighted-average period of approximately 3.5 years. As of September 30, 2021, the unrecognized stock-based compensation expense from restricted stock and RSUs with performance-based vesting conditions issued to employees and non-employee directors was approximately $82.9 million, which will be recognized only upon the satisfaction of the vesting conditions outlined above.

2020 Tender Offer — In October 2019, in connection with the SoftBank Transactions, the Company entered into an agreement with SBG pursuant to which, SBWW launched a tender offer in November 2019 to purchase $3.0 billion of the Company’s equity securities (including securities underlying vested options, exercisable warrants and convertible notes) from eligible equity holders of the Company, at a price of $19.19 per share (the “2020 Tender Offer”).

Pursuant to the contract, the 2020 Tender Offer was scheduled to expire in April 2020. The closure of the 2020 Tender Offer was contingent on satisfaction of certain conditions as of the expiration date.

In April 2020, SBWW terminated and withdrew their offer to purchase the equity securities of Legacy WeWork because it asserted the failure of various conditions to its obligations to close the 2020 Tender Offer. The Special Committee, acting in the name of the Company, filed a complaint in the Court of Chancery of the State of Delaware against SBG and SoftBank Vision Fund asserting claims in relation to SBG’s withdrawal of the 2020 Tender Offer. On February 25, 2021, all parties entered into a settlement agreement, the terms of which resolved the litigation. See Note 17 for details regarding the settlement agreement.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

During the nine months ended September 30, 2020 and in connection with the 2020 Tender Offer, the Company modified the liquidity event condition with respect to 475,756 RSUs (with respect to which the service-based vesting condition had been satisfied) held by 659 grantees, such that those RSUs would have become fully vested immediately prior to the closing of the 2020 Tender Offer and settled in Class A Common Stock that would have been able to be tendered in the 2020 Tender Offer. The Company accounted for the modification in accordance with ASC 718 and recognized $1.1 million of incremental compensation cost during the nine months ended September 30, 2020.

During the three and nine months ended September 30, 2020, the Company recorded none and $8.0 million, respectively, of additional stock-based compensation expense relating to the 2020 Tender Offer, with none and $1.1 million, respectively, recorded as a reduction of additional paid in capital. The additional expense was recorded based on management’s assessment of the likely consummation of the 2020 Tender Offer and management’s estimate of the number of shares that would be acquired from employees, former employees and contractors of the Company at a price per share of $19.19, which price was above the fair market value of the shares. As of March 31, 2020, other current liabilities included a balance of $132.5 million relating to the 2020 Tender Offer. In April 2020, SBWW terminated and withdrew their offer to purchase the equity securities of Legacy WeWork as described above. As such, during the three months ended June 30, 2020, the total $132.5 million was reclassified to additional paid in capital.

2021 Tender Offer — In March 2021, in connection with the Settlement Agreement, as described in Note 17, the Company entered into an agreement with SoftBank pursuant to which SBWW launched a tender offer to purchase $921.6 million of the Company’s equity securities (including senior preferred stock, acquisition preferred stock and common stock, including shares underlying vested options, exercisable warrants and convertible notes with an exercise or conversion price less than the purchase price, in each case outstanding as of the determination date, and shares subject to certain RSUs with respect to which the service-based vesting condition had been satisfied as of the determination date) from equity holders of the Company, at a price of $19.19 per share (the “2021 Tender Offer”).

During the three months ended March 31, 2021 and in connection with the 2021 Tender Offer, the Company modified the liquidity event condition with respect to 594,097 RSUs (with respect to which the service-based vesting condition had been satisfied) held by 1,774 grantees, such that those RSUs became fully vested immediately prior to the closing of the 2021 Tender Offer and settled in Class A Common Stock that were able to be tendered in the 2021 Tender Offer. The Company accounted for the modification in accordance with ASC 718 and recognized $2.3 million of incremental compensation cost during the three months ended March 31, 2021.

The tender offer was completed in April 2021 and as a result 5.1 million shares of Class A Common Stock were acquired primarily from employees of the Company at a price per share of $19.19, which resulted in approximately $45.7 million of additional stock-based compensation expense, and $47.0 million recorded as a reduction of additional paid in capital during the three months ended March 31, 2021, and $92.7 million recorded as a liability within other current liabilities on the accompanying condensed consolidated balance sheet as of March 31, 2021. The additional stock-based compensation expense was recorded as the shares were purchased from employees at a price above the fair market value of the shares. The liability recorded as of March 31, 2021 was resolved through an increase to additional paid in capital in April 2021 upon completion of the tender.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

2020 Option Repricing — In June 2020, the Compensation Committee of the Board of Directors of the Company approved a one-time repricing of stock options granted during February and March 2020 from an exercise price of $4.00 per share to an exercise price of $2.10 per share (the “2020 Option Repricing”). As a result of the 2020 Option Repricing, 5,690 grantees exchanged 36,727,519 stock options with an exercise price of $4.00 per share for 36,727,519 stock options with an exercise price of $2.10 per share. The 2020 Option Repricing was subject to modification accounting under ASC 718. Modifications to stock-based awards are treated as an exchange of the original award for a new award with total compensation equal to the grant-date fair value of the original award plus any incremental value of the modification. The incremental value is based on the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. In connection with this modification, the Company recorded an incremental stock-based compensation charge of $0.9 million during the nine months ended September 30, 2021. As of September 30, 2021, the unrecognized stock-based compensation expense from the modification was approximately $1.5 million, expected to be recognized over a weighted average period of approximately 1.7 years.

2019 Option Repricing Exchange — In November 2019, in connection with and as part of the 2020 Tender Offer, the Board of Directors of the Company approved a one-time stock exchange offer (the “2019 Option Repricing Exchange”) to permit employees and certain non-employee service providers to exchange options to purchase shares of the Company’s common stock with a per share exercise price of $4.13 and above (“Eligible Options”) for new options (“Repriced Options”) with a per share exercise price equal to $4.12 in accordance with predetermined exchange ratios ranging from 1:1 to 3:1, based on the exercise price of the Eligible Options. The exchange offer closed, and the Repriced Options were granted, effective on December 31, 2019. As a result of the 2019 Option Repricing Exchange, 4,210 grantees exchanged 15,485,869 Eligible Options with a weighted-average exercise price of $28.49 per share for 5,564,540 Repriced Options with a weighted average exercise price of $4.12 per share.

The 2019 Option Repricing Exchange was also subject to modification accounting under ASC 718.

Total Stock-Based Compensation Expense — The total stock-based compensation expense related to employees and non-employee directors are reported in the following financial statement line items:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2021	2020	2021	2020
Stock-based compensation included in:
Location operating expenses	$609	$1,077	$10,174	$7,983
Selling, general and administrative expenses	3,431	7,952	51,758	35,864
Restructuring and other related costs	109	1,875	102,091	12,018

Total stock-based compensation expense	$4,149	$10,904	$164,023	$55,865

Stock-Based Awards to Non-Employees — From time to time, the Company issues common stock, restricted stock or stock options to acquire common stock to non-employee contractors for services rendered. The stock options and shares of common stock granted, vested, exercised, forfeited/canceled during the nine months ended September 30, 2021 and 2020 are included in the above tables together with the employee awards.

Stock-Based Awards Issued by Consolidated Variable Interest Entities — The tables above do not include any grants issued by the Company’s consolidated subsidiaries.

ChinaCo

In April 2017, the Company’s previously consolidated subsidiary, ChinaCo, granted a shareholder, in connection with services to be provided by a consultant affiliated with such shareholder, the right to subscribe to 10,000,000 of ChinaCo’s Class A ordinary shares which were originally scheduled to vest annually over a five year period and had a grant date value of $3.51 per ChinaCo Class A ordinary share. The consultant is also a member of the Company’s and ChinaCo’s Board of Directors; however, the services required per the terms of grant were greater in scope than the individual’s responsibilities as a standard director. As of September 30, 2020, a total of 2,000,000 of these shares were vested and issued. On October 2, 2020, pursuant to the ChinaCo Agreement and immediately prior to the ChinaCo Deconsolidation, an additional 2,000,000 shares in ChinaCo were issued to the consultant and the remaining 6,000,000 unvested ChinaCo ordinary shares were cancelled.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

During the three months ended September 30, 2021 and 2020 the Company recorded none and $4.5 million, respectively, of selling, general and administrative expenses, associated with the rights to subscribe to ChinaCo ordinary shares granted to non-employee contractors for services rendered. During the nine months ended September 30, 2021 and 2020 the Company recorded none and $13.5 million, respectively, of selling, general and administrative expenses, associated with the rights to subscribe to ChinaCo ordinary shares granted to non-employee contractors for services rendered. Prior to the ChinaCo Deconsolidation, this expense was recorded as an increase in the equity allocated to noncontrolling interests on the Company’s consolidated balance sheet.

In November 2018, ChinaCo adopted a long-term equity incentive plan (the “ChinaCo 2018 LTEIP”), authorizing the grant of equity-based awards (including restricted stock units and stock appreciation rights) to ChinaCo employees, officers, directors and consultants. The ChinaCo Deconsolidation on October 2, 2020 was an Exit Event as defined in the ChinaCo 2018 LTEIP and resulted in the forfeiture of the stock appreciation rights for no consideration as their exercise price was in excess of the implied price per share in the ChinaCo Deconsolidation. As a result of the ChinaCo Deconsolidation, the ChinaCo 2018 LTEIP was terminated and no further awards may be made under the ChinaCo 2018 LTEIP.

PacificCo

In May 2019, PacificCo adopted a long-term equity incentive plan (the “PacificCo 2019 LTEIP”), authorizing the grant of equity-based awards (including restricted stock units and stock appreciation rights) to its employees, officers, directors and consultants. As of December 31, 2019, there were a total of 2,843,225 stock appreciation rights outstanding under the PacificCo 2019 LTEIP and there were 78,275 stock appreciation rights forfeited during the three months ended March 31, 2020. The PacificCo Roll-up transaction, completed in April 2020, was an Exit Event as defined in the PacificCo 2019 LTEIP and resulted in the then-vested stock appreciation rights which were in-the-money based on the implied price per share in the PacificCo Roll-up being settled in cash totaling payments of $1.3 million. There was no stock-based compensation expense recognized under the PacificCo 2019 LTEIP during the three and nine months ended September 30, 2021. The Company recognized none and $11.4 million in stock-based compensation during the three and nine months ended September 30, 2020, respectively. As a result of the completion of the PacificCo Roll-up, the PacificCo 2019 LTEIP was terminated and no further awards may be made under the PacificCo 2019 LTEIP.

JapanCo

In November 2019, JapanCo adopted a long-term equity incentive plan (the “JapanCo 2019 LTEIP”), authorizing the grant of awards for employee interests (including restricted interest units and interest appreciation rights, collectively “Employee Interests”) to its employees, officers, directors and consultants. The maximum number of Employee Interests that may be granted under the JapanCo’s 2019 LTEIP is 4,210,568. Employee Interests are notional non-voting membership interests (mochibun) of JapanCo, where one Employee Interest shall be treated as equal to a 0.000001 membership interest (mochibun) of Japan. All awards under the JapanCo 2019 LTEIP that vest will be settled in local currency of the participating subsidiary of JapanCo. During the nine months ended September 30, 2020, no awards had been granted under the JapanCo 2019 LTEIP. During the three and nine months ended September 30, 2021 there were a total of none and 434,232 interest appreciation rights, respectively, granted under the JapanCo 2019 LTEIP with a weighted-average exercise price of $4.69 and a weighted-average grant date fair value of $1.84. The fair value of the interest appreciation rights was estimated using a binomial option pricing model that incorporates post-vesting early exercise behavior with a sub-optimal exercise factor of 2.5-times the exercise price and a post-vesting forfeiture rate of 10 percent.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Payment in respect of any interest appreciation right is conditioned upon the occurrence of an Exit Event (as defined in the JapanCo 2019 LTEIP). In addition, awards will generally time-vest over a five year employment service period. Each interest appreciation right entitles the grantee to the increase, if any, from the exercise price (fair market value) to the fair market value at the Exit Event in cash or shares of JapanCo. As of September 30, 2021, there were a total of 2,197,151 interest appreciation rights outstanding under the JapanCo 2019 LTEIP. The unrecognized stock-based compensation expense from outstanding interest appreciation rights awarded under the JapanCo 2019 LTEIP was approximately $4.1 million as of September 30, 2021, which to the extent the other vesting conditions are met, will only be recognized when the Exit Event occurs. As a result, there was no stock-based compensation expense recognized during the three and nine months ended September 30, 2021 and 2020 associated with the JapanCo 2019 LTEIP.

Note 15. Net Loss Per Share

We compute net loss per share of Class A Common Stock and Class B Common Stock under the two-class method required for multiple classes of common stock and participating securities. The rights, including the liquidation and dividend rights, of the Class A Common Stock and Class B Common Stock are substantially identical, other than voting rights. The shares of Class C Common Stock are deemed to be a non-economic interest. Accordingly, only the Class A Common Stock and Class B Common Stock share in our net losses.

On February 26, 2021, in connection with the Settlement Agreement (as defined in Note 17), all of the outstanding shares of Class B Common Stock were automatically converted into shares of Class A Common Stock and the shares of Class C Common Stock of the Company now have one vote per share, instead of three (the “Class B Conversion”).

Our participating securities includes Series A, B, C, D-1, D-2, E, F, G, G-1, H-1, H-3 and Acquisition Preferred Stock, as the holders of these series of preferred stock are entitled to receive a noncumulative dividend on a pari passu basis in the event that a dividend is paid on common stock, as well as holders of certain vested RSUs that have a non-forfeitable right to dividends in the event that a dividend is paid on common stock. The holders of our Junior Preferred Stock are not entitled to receive dividends and are not included as participating securities. The holders of Series A, B, C, D-1, D-2, E, F, G, G-1, H-1, H-3 and Acquisition Preferred Stock as well as the holders of certain vested RSUs with a non-forfeitable right to dividends, do not have a contractual obligation to share in our losses. As such, our net losses for the three and nine months ended September 30, 2021 and 2020, were not allocated to these participating securities.

Basic net loss per share is computed by dividing net loss attributable to Legacy WeWork attributable to its Class A Common and Class B Common stockholders by the weighted-average number of shares of our Class A Common Stock and Class B Common Stock outstanding during the period.

For the computation of diluted net loss per share, net loss per share attributable to common stockholders for basic net loss per share is adjusted by the effect of dilutive securities, including awards under our equity compensation plans. Diluted net loss per share attributable to common stockholders is computed by dividing the resulting net loss attributable to Legacy WeWork attributable to its Class A Common and Class B Common stockholders by the weighted-average number of fully diluted common shares outstanding. In the three and nine months ended September 30, 2021 and 2020, our potential dilutive shares, such as stock options, restricted stock, RSUs, warrants, convertible notes, WeWork Partnerships Profits Interest Units and shares of convertible Series A, B, C, D-1, D-2, E, F, G, G-1, H-1, H-3, Acquisition and Junior Preferred Stock, were not included in the computation of diluted net loss per share as the effect of including these shares in the computation would have been anti-dilutive.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The numerators and denominators of the basic and diluted net loss per share computations for our common stock are calculated as follows for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands, except share and per share data)	2021	2020	2021	2020
Numerator:

Net loss attributed to Legacy WeWork	$(802,400)	$(941,263)	$(3,723,600)	$(1,988,961)

Net loss attributable to Class A and Class B Common Stockholders(1)	$(802,400)	$(941,263)	$(3,723,600)	$(1,988,961)

Denominator:
Basic shares:
Weighted-average shares - Basic	176,708,911	170,715,288	174,750,082	170,699,512

Diluted shares:
Weighted-average shares - Diluted	176,708,911	170,715,288	174,750,082	170,699,512

Net loss per share attributable to Class A and Class B Common Stockholders:
Basic	$(4.54)	$(5.51)	$(21.31)	$(11.65)
Diluted	$(4.54)	$(5.51)	$(21.31)	$(11.65)

(1)	The three and nine months ended September 30, 2021 are comprised of only Class A Common Shares as noted above

The following table presents the total weighted-average number of potentially dilutive shares that were excluded from the computation of diluted net loss per share attributable to Class A and Class B common stockholders because their effect would have been anti-dilutive for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Convertible Preferred Stock Series A, B, C, D-1, D-2, E, F, G, G-1, H-1, H-3 and Acquisition	499,017,295	368,880,021	479,428,730	311,649,869
Convertible Preferred Stock Series Junior	1,500	1,500	1,500	1,500
Convertible notes	566,933	785,302	647,722	785,302
Stock options not subject to performance conditions	14,199,888	5,896,092	14,792,461	7,512,202
Vested RSUs with non-forfeitable dividend rights	534,021	614,335	592,396	574,087
Warrants	6,363,810	135,605,113	25,844,951	135,751,920

Note 16. Commitments and Contingencies

Credit Agreement — In November 2015, the Company amended and restated its existing credit facility (the “2019 Credit Facility”) to provide up to $650.0 million in revolving loans and letters of credit, subject to certain financial and other covenants. At various points during 2016 through 2019, the Company executed amendments to the credit agreement governing the 2019 Credit Facility which amended certain of the financial and other covenants. In November 2017 and as later amended, the Company entered into a new letter of credit facility (the “2019 LC Facility”) pursuant to the letter of credit reimbursement agreement that provided an additional $500.0 million in availability of standby letters of credit. In May 2019, the Company entered into an additional letter of credit reimbursement agreement that provided for an additional $200.0 million in availability of standby letters of credit.

As of December 31, 2019, $1.3 billion of stand-by letters of credit were outstanding under a combination of the 2019 Credit Facility and the 2019 LC Facility, the primary purpose of which was to guarantee payment under certain leases entered into by certain of the Company’s wholly owned subsidiaries and for general corporate purposes. These letters of credit were secured by restricted cash of $762.3 million at December 31, 2019. There were no borrowings outstanding under the 2019 Credit Facility as of December 31, 2019.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

In conjunction with the availability of the 2020 LC Facility (described below), the 2019 Credit Facility and the 2019 LC Facility were terminated in February 2020 and $4.7 million of deferred financing costs were expensed and included in loss on extinguishment of debt on the condensed consolidated statements of operations for the year ended December 31, 2020. As of September 30, 2021 and December 31, 2020, $6.5 million and $143.7 million, respectively, in letters of credit remain outstanding under the 2019 LC Facility and 2019 Credit Facility that are secured by new letters of credit issued under the 2020 LC Facility.

The Company has also entered into various other letter of credit arrangements, the purpose of which is to guarantee payment under certain leases entered into by JapanCo and PacificCo. There was $8.2 million and $49.2 million of standby letters of credit outstanding under these other arrangements that are secured by $11.3 million and $53.6 million of restricted cash at September 30, 2021 and December 31, 2020, respectively.

2020 LC Facility and Company/SBG Reimbursement Agreement — On December 27, 2019, WeWork Companies LLC entered into a credit agreement, dated as of December 27, 2019 (as amended by the First Amendment, dated as of February 10, 2020, and as further amended by the Second Amendment to the Credit Agreement and First Amendment to the Security Agreement, dated as of April 1, 2020, the “Company Credit Agreement”), among WeWork Companies LLC, as co-obligor, the SoftBank Obligor, as co-obligor, Goldman Sachs International Bank, as administrative agent, and the issuing creditors and letter of credit participants party thereto. The Company Credit Agreement provides for a $1.8 billion senior secured letter of credit reimbursement facility, which was made available on February 10, 2020, for the support of WeWork Companies LLC’s or its subsidiaries’ obligations. The termination date of the 2020 LC Facility is February 10, 2023. As of September 30, 2021, $1.7 billion of standby letters of credit were outstanding under the 2020 LC Facility, of which $6.5 million has been utilized to secure letters of credit that remain outstanding under WeWork Companies LLC’s previous credit facility (the “2019 Credit Facility”) and letter of credit facility (the “2019 LC Facility”), which were terminated in 2020. As of September 30, 2021, there was $99.9 million in remaining letter of credit availability under the 2020 LC Facility.

The 2020 LC Facility is guaranteed by substantially all of the domestic wholly-owned subsidiaries of WeWork Companies LLC (collectively, the “Guarantors”) and is secured by substantially all the assets of WeWork Companies LLC and the Guarantors, in each case, subject to customary exceptions. The Company Credit Agreement and related documentation contain customary reimbursement provisions, representations, warranties, events of default and affirmative covenants (including with respect to cash management) for letter of credit facilities of this type. The negative covenants applicable to WeWork Companies LLC and its Restricted Subsidiaries (as defined in the Company Credit Agreement) are limited to restrictions on liens (subject to exceptions substantially consistent with the 7.875% Senior Notes due 2025), changes in line of business and disposition of all or substantially all of the assets of WeWork Companies LLC.

In connection with the 2020 LC Facility, WeWork Companies LLC also entered into a reimbursement agreement, dated February 10, 2020 (as amended by the First Amendment, dated as of April 1, 2020, the “Company/SBG Reimbursement Agreement”), with the SoftBank Obligor pursuant to which (i) the SoftBank Obligor agreed to pay substantially all of the fees and expenses payable in connection with the Company Credit Agreement, (ii) the Company agreed to reimburse SoftBank Obligor for certain of such fees and expenses (including fronting fees up to an amount not to exceed 0.125% on the undrawn and unexpired amount of the letters of credit) as well as to pay the SoftBank Obligor a fee of 5.475% on the amount of all outstanding letters of credit and (iii) the Guarantors agreed to guarantee the obligations of WeWork Companies LLC under the Company/SBG Reimbursement Agreement. During the three and nine months ended September 30, 2021, the Company recognized $23.6 million and $62.1 million, respectively, in interest expense in connection with amounts payable to SBG pursuant to the Company/SBG Reimbursement Agreement. During the three and nine months ended September 30, 2020, the Company recognized $20.8 million and $50.1 million, respectively, in interest expense in connection with amounts payable to SBG pursuant to the Company/SBG Reimbursement Agreement.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

As the Company is also obligated to issue shares to SBG in the future pursuant to the 2020 LC Facility Warrant, with such warrant valued at issuance at $284.4 million, the implied interest rate for the Company on the 2020 LC Facility at issuance, assuming the full commitment is drawn, is approximately 12.47%.

LC Debt Facility - In May 2021, the Company entered into a loan agreement with a third party to raise up to $350.0 million of cash secured by one or more letters of credit issued pursuant to the LC Facility (the “LC Debt Facility”). The third party has the ability to issue a series of discount notes to investors of varying short term (1-6 month) maturities and made a matching discount loan to the Company. The Company will pay the 5.475% issuance fee on the letter of credit, the 0.125% fronting fee on the letter of credit and the interest on the discount note which will be set each note issuance. At maturity, the Company has the option, based on prevailing market conditions and liquidity needs, to roll the loan to a new maturity or pay off the loan at par. In September 2021, the Company repaid the initial LC Debt Facility and accrued interest totaling $350.0 million and entered into a new LC Debt Facility with a maturity in October 2021. As of September 30, 2021, the LC Debt Facility outstanding principal of $349.7 million and accrued interest of $0.1 million are located within other current liability and accounts payable and accrued expenses, respectively, on the condensed consolidated balance sheet.

As of September 30, 2021, the Company had capitalized a total of $0.5 million in debt issuance costs, as the nonrefundable engagement fee, which will be amortized until February 10, 2023. Such costs were capitalized as deferred financing costs and included as a component of other assets, net of accumulated amortization, on the accompanying condensed consolidated balance sheet. During the three and nine months ended September 30, 2021, the Company recorded $0.1 million of interest expense relating to the amortization of these costs.

Construction Commitments — In the ordinary course of its business, the Company enters into certain agreements to purchase construction and related contracting services related to the build-outs of the Company’s operating locations that are enforceable and legally binding, and that specify all significant terms and the approximate timing of the purchase transaction. The Company’s purchase orders are based on current needs and are fulfilled by the vendors as needed in accordance with the Company’s construction schedule. As of September 30, 2021 and December 31, 2020, the Company had issued approximately $53.8 million and $108.2 million, respectively, in such outstanding construction commitments.

Legal Matters — The Company has in the past been, is currently and expects to continue in the future to be a party to or involved in pre-litigation disputes, individual actions, putative class actions or other collective actions, U.S. and foreign government regulatory inquiries and investigations and various other legal proceedings arising in the normal course of its business, including with members, employees, landlords and other commercial partners, securityholders, third-party license holders, competitors, government agencies and regulatory agencies, among others.

The Company reviews its litigation-related reserves regularly and, in accordance with GAAP, sets reserves where a loss is probable and estimable. The Company adjusts these reserves as appropriate; however, due to the unpredictable nature and timing of litigation, the ultimate loss associated with a given matter could significantly exceed the litigation reserve currently set by the Company. Given the information it has as of today, management believes that none of these matters will have a material effect on the consolidated financial position, results of operations or cash flows of the Company.

As of September 30, 2021, the Company is also party to several litigation matters and regulatory matters not in the ordinary course of business. These matters are described below. Management intends to vigorously defend these cases and cooperate with regulators in these matters; however, there is a reasonable possibility that the Company could be unsuccessful in defending these claims and could incur losses. It is not currently possible to estimate a range of reasonably possible loss above the aggregated reserves.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Carter v. Neumann, et al. (Superior Court for the State of California, County of San Francisco, No. CGC-19-580474, filed January 10, 2020, replacing Natalie Sojka as plaintiff in the putative class action Ms. Sojka filed on November 4, 2019)

Won v. Neumann, et al. (Superior Court for the State of California, County of San Francisco, No. CGC-19-581021, filed November 25, 2019)

Two separate purported class and derivative complaints have been filed by three Company shareholders (two in Carter and one in Won) against the Company, certain current and former directors, SBG, Adam Neumann and Masayoshi Son. Both complaints were filed in California state court and allege, among other things, that defendants breached fiduciary duties and/or aided and abetted breaches of fiduciary duties in connection with certain transactions. The complaints seek injunctive relief and damages. In both actions, the Company filed motions to compel arbitration and stay the actions, or to enforce the Company’s Delaware forum selection bylaw and dismiss or stay the actions. On August 31, 2020, the court granted the motions to compel arbitration (as to one of the plaintiffs in Carter and the plaintiff in Won) and the motion to enforce the forum selection bylaw (as to the second plaintiff in Carter). On October 30, 2020, the first Carter plaintiff and the Won plaintiff filed petitions for writs of mandate seeking to overturn the court’s orders compelling arbitration. On December 3, 2020, the California Court of Appeal denied those petitions. Also on October 30, 2020, the other plaintiff in Carter appealed the court’s decision enforcing the forum selection bylaw. That appeal remains pending. The Company is litigating the first Carter plaintiff’s and the Won plaintiff’s claims in private arbitrations.

Catalyst Investors III, L.P. v. The We Company et. al (Supreme Court of the State of New York, County of New York, Index No. 654377/2020, filed September 21, 2020)

Three former investors in Conductor, Inc. filed a complaint against the Company, its former Chief Executive Officer, Adam Neumann, and its former Chief Financial Officer, Arthur Minson, alleging that the defendants made or participated in making misrepresentations that induced the plaintiffs to agree to the Company’s acquisition of Conductor, Inc. in March 2018. The plaintiffs assert causes of action for common law fraud/fraudulent inducement, unjust enrichment, and negligent misrepresentation under New York law. The plaintiffs seek unspecified compensatory and punitive damages, as well as other relief. On December 4, 2020, the Company filed a motion to dismiss the complaint. In a May 26, 2021 order, the court granted the motion to dismiss as to the unjust enrichment and negligent misrepresentation claims and denied the motion to dismiss as to the fraud based claims.

Regulatory Matters

Since October 2019, the Company has been responding to subpoenas and document requests issued by certain federal and state authorities investigating the Company’s disclosures to investors and employees regarding the Company’s valuation and financial condition, and certain related party transactions. On November 26, 2019, the U.S. Securities and Exchange Commission issued a subpoena seeking documents and information concerning these topics, and has interviewed witnesses, in connection with a non-public investigation styled In the Matter of The We Company (HO-13870). On January 29, 2020, the United States Attorney’s Office for the Southern District of New York issued a voluntary document request concerning these topics and has interviewed witnesses. On October 11, 2019, the New York State Attorney General’s Office issued a document request concerning these topics and has examined witnesses. On February 12, 2020, the California Attorney General’s Office issued a subpoena concerning these topics. The Company is cooperating with all of these investigations.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Asset Retirement Obligations — As of September 30, 2021 and December 31, 2020, the Company had asset retirement obligations of $224.5 million and $206.0 million, respectively. The current portion of asset retirement obligations are included within other current liabilities and the non-current portion are included within other liabilities on the accompanying condensed consolidated balance sheets. Asset retirement obligations include the following activity during the nine months ended September 30, 2021 and the year ended December 31, 2020:

	Nine Months Ended September 30,	Year Ended December 31,
(Amounts in thousands)	2021	2020
Balance at beginning of period	$205,965	$131,989
Liabilities incurred in the current period	9,458	8,842
Liabilities settled in the current period	(12,500)	(5,475)
Accretion of liability	12,624	9,888
Revisions in estimated cash flows	19,770	64,630
ChinaCo Deconsolidation (Note 5)	—	(8,883)
Effect of foreign currency exchange rate changes	(10,785)	4,974

Balance at end of period	224,532	205,965
Less: Current portion of asset retirement obligations	(113)	(113)

Total non-current portion of asset retirement obligations	$224,419	$205,852

Note 17. Other Related Party Transactions

On June 30, 2021, in connection with the Company’s sale of its 5.7% interest in Sound Ventures II, LLC to Softbank, described in Note 6, an amendment was made to the original profit sharing arrangement (“PSA”) resulting from the sale of the Creator Fund to Softbank in 2020. The PSA was updated to reflect the additional capital commitment to Sound Ventures of $8.0 million (equal to the $6.1 million purchase price and contributed capital already funded and $1.9 million in unfunded commitments assumed by the Buyer). As such, the Company will be entitled to 20% of profits on sale of underlying portfolio investments in the Creator Fund over $101.8 million.

Subsequent to the ChinaCo Deconsolidation, the Company is entitled to certain transition services fees equal to $1.8 million for transition services provided from October 2, 2020 through December 31, 2020 and the lesser of $0.6 million per month or the actual costs of services provided for the following three month period.

The Company is also entitled to an annual management fee of 4% of net revenues beginning on the later of 2022 or the first fiscal year following the Initial Investment Closing in which EBIT of ChinaCo is positive (the “ChinaCo Management Fee”). The Company is also entitled to an additional $1.3 million in fees in connection with data migration and application integration services that were performed over a six month period beginning on October 2, 2020. These data migration and application integration fees are only payable on the first date the ChinaCo Management Fee becomes payable.

Subsequent to the ChinaCo Deconsolidation, the Company has also continued to provide a guarantee to certain landlords of ChinaCo, guaranteeing total lease obligations up to $3.5 million as of September 30, 2021. The Company is entitled to a fee totaling approximately $0.1 million per year for providing such guarantees, until such guarantees are extinguished.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

During the three months ended September 30, 2021 and 2020, the Company recorded $0.05 million and none, respectively, of total fee income for services provided to ChinaCo, included within service revenue as a component of total revenue in the accompanying condensed consolidated statements of operations. During the nine months ended September 30, 2021 and 2020, the Company recorded $1.6 million and none, respectively, of total fee income for services provided to ChinaCo, included within service revenue as a component of total revenue in the accompanying condensed consolidated statements of operations. All amounts earned from ChinaCo prior to the ChinaCo Deconsolidation are eliminated in consolidation.

On March 21, 2019, the Company entered into an agreement with SBG, related to reimbursement of funds to the Company related to the underwriting and for production services performed by the Company for Creator Awards events held or to be held between September 2017 and January 2021. Pursuant to the terms of the contract, in consideration of the Company’s performance of its obligations, SBG was required to make payments totaling $80.0 million. Any portion of the total $80.0 million contracted payments not used in connection with the execution of services by December 31, 2020 was reimbursable by the Company to an affiliate of SBG. An affiliate of SBG funded $20.0 million during 2017, as a deposit in anticipation of signing a contract with the Company. Pursuant to the terms of the contract, the Company received an additional $40.0 million in cash during the year ended December 31, 2019. The Company recognized $38.4 million as other revenue during the year ended December 31, 2019 relating to services provided by the Company in support of Creator Award events that occurred during the period from September 1, 2017 through December 31, 2019. No cash was received and no revenue was recognized during the year ended December 31, 2020 relating to this contract. As of December 31, 2019, the Company had $21.6 million recorded within deferred revenue on the condensed consolidated balance sheet relating to this contract. In September 2020, in connection with the transfer of the Company’s variable interest and control over the Creator Fund to an affiliate of SBG described in Note 5, the production services agreement was terminated and the parties agreed that the Company would not be required to reimburse an affiliate of SBG for the $21.6 million of deferred revenue. As SBG is a principal shareholder of the Company, the forgiveness of this reimbursement obligation was accounted for as a capital contribution and reclassified from liabilities to additional paid-in-capital during the year ended December 31, 2020.

During the three months ended September 30, 2021 and 2020, the Company earned an additional $22.8 million and $38.0 million, respectively, in revenue from SBG for the sale of memberships and various other services provided. During the nine months ended September 30, 2021 and 2020, the Company earned an additional $92.4 million and $109.9 million, respectively, in revenue from SBG for the sale of memberships and various other services provided. SBG is a principal stockholder with representation on the Company’s Board of Directors.

During the year ended December 31, 2020, the Company sold WeWork’s unused flight hours with VistaJet, an aviation company offering private flight services, to an affiliate of SBG at cost, through the cancellation of $1.5 million in debt.

During the three months ended September 30, 2021 and 2020, the Company earned $3.7 million and $6.2 million, respectively, in revenue from the sale of memberships and other services to other related parties that have significant influence over the Company through representation on the Company’s Board of Directors. During the nine months ended September 30, 2021 and 2020, the Company earned $9.7 million and $17.9 million, respectively, in revenue from the sale of memberships and other services to other related parties that have significant influence over the Company through representation on the Company’s Board of Directors.

During the three and nine months ended September 30, 2021 and 2020, the Company did not record revenue relating to services rendered to Adam Neumann, the Company’s former Chief Executive Officer. Additionally, during the year ended December 31, 2020, the Company received a reimbursement of $0.9 million from Adam Neumann, relating to certain withholding tax payments made by the Company on his behalf, which was previously included in other current assets on the accompanying consolidated balance sheet. During the year ended December 31, 2019, the Company also collected a receivable of $2.5 million from Adam Neumann, relating to reimbursement of expenditures made. In addition, the Company estimates that an additional approximately $1.8 million for past perquisites and personal aircraft use would have been reimbursable to the Company but for which Adam Neumann was released of any obligation to reimburse the Company in connection with the SoftBank Debt Financing discussed in Note 9.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

During the year ended December 31, 2019, an affiliate of SBG entered into a non-compete agreement with Adam Neumann for a cash payment of $185.0 million, of which 50% was paid initially, with the remaining 50% payable in twelve equal monthly installments. During 2019, the Company recorded this as an expense of the Company to be paid for by a principal shareholder as the Company also benefited from the arrangement through restricting Adam Neumann’s ability to provide similar services to a competing organization. The Company recognized the expense in full during 2019, with a corresponding increase in additional paid-in capital, representing a deemed capital contribution by SBG. The expense is included as a component of restructuring and other related costs on the condensed consolidated statement of operations.

In connection with his separation, the Company agreed to reimburse Adam Neumann for legal expenses incurred. The Company recorded $1.5 million within restructuring and other related costs on the consolidated statements of operations during 2019 and a corresponding liability of $1.5 million included in accounts payable and accrued expenses on the consolidated balance sheet as of December 31, 2019. The Company paid for the legal expenses during the year ended December 31, 2020. Also in connection with his separation agreement, the Company agreed to provide Adam Neumann, at the Company’s cost, with the continuation of his family healthcare benefits through October 2020, security services through October 2020 and use of a WeWork office through February 2021.

On April 7, 2020, the Special Committee, acting in the name of the Company, filed a complaint in the Court of Chancery of the State of Delaware against SBG and SoftBank Vision Fund asserting claims in relation to SBG’s withdrawal of the 2020 Tender Offer. Separately, on May 4, 2020, Adam Neumann filed a complaint captioned Neumann, et al. v. SoftBank Group Corp., et al., C.A. No. 2020-0329-AGB, also asserting claims in relation to SBG’s withdrawal of the 2020 Tender Offer. On February 25, 2021, all parties entered into a settlement agreement (the “Settlement Agreement”), the terms of which, when completed, would resolve the litigation. On April 15, 2021, the parties filed a stipulation of dismissal dismissing with prejudice the claims brought by the Company, and dismissing the action in its entirety. The Settlement Agreement provides for, among other things, the following:

•

The launch of a new tender offer. Pursuant to the Settlement Agreement, SBWW completed a tender offer and acquired $921.6 million of the Company’s equity securities (including certain equity awards, exercisable warrants and convertible notes) from eligible equity holders of the Company, at a price of $19.19 per share (the “2021 Tender Offer”). Adam Neumann, his affiliate We Holdings LLC, and certain of their related parties were excluded from the 2021 Tender Offer and did not tender shares. As a result of the 2021 Tender Offer, which closed in April 2021, the Company recorded $48.0 million of total expenses in its consolidated statement of operations for the three-months ended March 31, 2021. Refer to Note 14 for more information.

•

Certain governance changes. The transactions contemplated by the Settlement Agreement also included the elimination of the Company’s multi-class voting structure. As a result of the Amended and Restated Certificate of Incorporation of the Company and the transactions contemplated by the Settlement Agreement, on February 26, 2021, all of the outstanding shares of Class B common stock of the Company automatically converted into shares of Class A common stock and the shares of Class C Common stock of the Company now have one vote per share, instead of three (the “Class B Conversion”). The Amended and Restated Certificate of Incorporation provides that if, following the Class B Conversion, new shares of Class B common stock are issued pursuant to (i) the exercise of options to purchase shares of Class B common stock outstanding as of the date of the Class B Conversion, (ii) securities convertible into shares of Class B common stock outstanding as of the date of the Class B Conversion, and (iii) other circumstances which are specified in the Amended and Restated Certificate of Incorporation, such new shares will be automatically converted into shares of Class A common stock immediately following the time such new shares of Class B common stock are issued.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

•

Adam Neumann settlement payment. In connection with the Settlement Agreement, SBG and its affiliates paid Adam Neumann an amount equal to $105.6 million. No expense was recorded in the Company’s consolidated statement of operations for the three-months ended March 31, 2021, as it does not benefit the Company.

•

Adam Neumann sale of stock to SBG. In connection with the Settlement Agreement, SBG and its affiliates purchased 30,139,971 shares of Class B Common Stock of the Company from We Holdings LLC, which is Adam Neumann’s affiliated investment vehicle, for a price per share of $19.19, representing an aggregate purchase price of $578.4 million. The Company recorded a $428.3 million expense which represents the excess between the amount paid from a principal shareholder of the Company to We Holdings LLC and the fair value of the stock purchased. The Company recognized the expense in restructuring and other related costs in the consolidated statement of operations for the three months ended March 31, 2021, with a corresponding increase in additional paid-in capital, representing a deemed capital contribution by SBG in its consolidated balance sheet. Refer to Note 3 for more information.

•

Adam Neumann proxy changes. In connection with the Settlement Agreement, Mr. Neumann’s proxy and future right to designate directors to WeWork’s board of directors were eliminated. The Amended and Restated Stockholders’ Agreement eliminated all proxies by Mr. Neumann in favor of WeWork’s board of directors, eliminated Mr. Neumann’s right to observe meetings of our board of directors and removed Mr. Neumann’s future rights to designate directors to our board of directors (which would have been available to Mr. Neumann upon elimination of his financial obligations with and to SBG). Mr. Neumann’s right to observe meetings of WeWork’s board of directors was replaced by a new agreement governing future observer rights, which provides that beginning on February 26, 2022, Mr. Neumann, or if requested by SBG, a designee of Mr. Neumann’s (who shall be subject to SBG’s approval), shall have the right to observe meetings of WeWork’s board of directors (and certain committees thereof). Pursuant to this agreement, Mr. Neumann’s right to observe meetings of WeWork’s board of directors will continue following the closing of the Business Combination commencing February 2022.

•

SBG proxy agreement. On February 26, 2021, we entered into a proxy agreement with SBWW which will allow SBG and its affiliates to continue to voluntarily limit the combined voting power of SBG and SVFE to less than 49.90%. Pursuant to the proxy agreement, with respect to any shares of the Company’s stock representing shares owned by SBWW that, when taken together with the voting power of all other shares of the Company’s capital stock held by SBG and its affiliates (including SVFE) represent voting power of the Company in excess of 49.90%, such shares held by SBG will be voted in the same proportion as shares of the Company’s capital stock not owned by SBG or SVFE.

•

WeWork Partnerships Profits Interest Units amendments. In February 2021, in connection with the Settlement Agreement, the WeWork Partnerships Profits Interest Units held by Adam Neumann in the WeWork Partnership became fully vested and were amended to have a catch-up base amount of $0. The per unit distribution thresholds for the WeWork Partnerships Profits Interest Units were also amended to initially be $10.00 and may be subject to downward adjustment based on closing date pricing if a de-SPAC or initial public offering were to occur. The distribution threshold was adjusted downward based on closing date pricing of the Business Combination. Refer to Note 1 for more information. As a result of this modification, the Company recorded $102.0 million of restructuring and other related costs in its consolidated statement of operations for the three months ended March 31, 2021. Refer to Note 14 for more information.

The Company has entered into three separate operating lease agreements for space in buildings that are partially owned by Adam Neumann. As of September 2021, the Company has terminated two lease agreements, bringing the new total to one lease agreement that is partially owned by Adam Neumann.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

During the three months ended September 30, 2021 and 2020, the Company recognized $1.5 million and $2.6 million, respectively, of lease cost expense related to these leases. During the nine months ended September 30, 2021 and 2020, the Company recognized $6.7 million and $7.8 million, respectively, of lease cost expense related to these leases, had a contractual obligation totaling $7.2 million and $7.7 million, respectively, and received cash tenant incentives of none and $3.9 million, respectively. Future minimum lease cost payments under these leases, inclusive of escalation clauses and exclusive of contingent rent payments, are approximately $60.0 million as of September 30, 2021. The future minimum lease cost payments disclosed are the gross amounts contractually payable and not net of tenant lease incentive receivables of approximately $0.6 million as of September 30, 2021.

The Company has entered into a finance lease agreement for space in a building partially owned by Adam Neumann. Another shareholder of the Company is also a partial owner of the building. During the three months ended September 30, 2021 and 2020, the Company recognized $0.4 million and $0.4 million, respectively, of interest expense related to this finance lease. During the nine months ended September 30, 2021 and 2020, the Company recognized $1.2 million and $1.2 million, respectively, of interest expense related to this finance lease and had a contractual obligation totaling $1.6 million and $1.5 million, respectively. The Company did not receive cash tenant incentives for the three and nine months ended September 30, 2021 and 2020. During the nine months ended September 30, 2021 and 2020, the Company received none and $0.8 million, respectively, of cash tenant incentives. Future lease cost payments with respect to obligations under this finance lease are approximately $13.2 million as of September 30, 2021. There are no tenant lease incentive receivables associated with the lease as of September 30, 2021.

As of September 30, 2021, the Company has several operating lease agreements for space in buildings owned by an entity in which the Company has an equity method investment through WeCap Investment Group. During the three months ended September 30, 2021 and 2020, the Company recognized $15.5 million and $10.8 million, respectively, of lease cost expense related to these leases. During the nine months ended September 30, 2021 and 2020, the Company recognized $38.5 million and $35.1 million, respectively, of lease cost expense related to these leases, had a contractual obligation totaling $40.0 million and $27.3 million, respectively, and received cash tenant lease incentives of $2.6 million and $8.4 million, respectively. The Company’s future minimum lease obligations relating to non-cancelable operating leases in possession as of September 30, 2021 are approximately $672.4 million. The future undiscounted fixed minimum lease cost payments for the leases previously mentioned exclude an additional $107.6 million relating to executed non-cancelable leases that the Company has not yet taken possession of as of September 30, 2021. The future minimum lease cost payments disclosed are the gross amount payable and are not net of tenant lease incentive receivables of approximately $14.2 million as of September 30, 2021.

During the three months ended September 30, 2021 and 2020, the Company recognized expenses of approximately $4.2 million and $5.1 million, respectively, for services provided by SBG and its affiliates. During the nine months ended September 30, 2021 and 2020, the Company recognized expenses of approximately $14.2 million and $13.0 million, respectively, for services provided by SBG and its affiliates. Additionally, the Company also agreed to reimburse SBG for all fees and expenses incurred in connection with the SoftBank Transactions in an aggregate amount up to $50.0 million. Of the $50.0 million reimbursable to SoftBank as of December 31, 2019, the Company allocated and recorded $20.0 million as deferred financing costs included net of accumulated amortization within other assets on the condensed consolidated balance sheet which will be amortized into interest expense over the life of the debt facility to which it was allocated and recorded $15.0 million as equity issuance costs associated with the 2019 Warrant, recorded as a reduction of the Series H-1 Preferred Share balance on the consolidated balance sheet. The remaining $15.0 million was recorded as a transaction cost included as a component of selling, general and administrative on the condensed consolidated statement of operations for the year ended December 31, 2019, as it related to various other components of the SoftBank Transactions which did not qualify for capitalization. During the nine months ended September 30, 2021 and the year ended December 31, 2020, the Company made payments on these obligations to SBG totaling none and $35.5 million, respectively. As of September 30, 2021 and December 31, 2020, accounts payable and accrued expenses included $14.5 million and $14.5 million, respectively, payable to SBG related primarily to these reimbursement obligations.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

During the three months ended September 30, 2021 and 2020, the Company recognized expenses of none and $1.3 million, respectively, for services provided by multiple vendors in which the Company has an equity method investment or other related party relationship. During the nine months ended September 30, 2021 and 2020, the Company recognized expenses of none and $4.3 million, respectively, for services provided by multiple vendors in which the Company has an equity method investment or other related party relationship.

During the three months ended September 30, 2021 and 2020 the Company did not recognize expenses for an employee of the Company, who is an immediate family member of Adam Neumann. During the nine months ended September 30, 2021 and 2020, the Company recognized expenses totaling approximately none and $54,000 respectively, for an employee of the Company who is an immediate family member of Adam Neumann.

During the three months ended September 30, 2021 and 2020 the Company did not recognize expenses for an employee of the Company who is an immediate family member of a member of the Company’s Board of Directors. During the nine months ended September 30, 2021 and 2020, the Company recognized expenses totaling approximately none and $71,000, respectively, for an employee of the Company who is an immediate family member of a member of the Company’s Board of Directors.

Note 18. Segment Disclosures and Concentration

Operating segments are defined as components of an entity that engages in business activities from which it may earn revenues and incur expenses and has discrete financial information that is reviewed by the entity’s chief operating decision maker (“CODM”) to make decisions about how to allocate resources and assess performance. The Company operates in one operating segment as the Chief Executive Officer, who is our CODM, reviews financial information, assesses the performance of the Company and makes decisions about allocating resources on a consolidated basis.

The Company’s revenues and total property and equipment, by country, are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2021	2020	2021	2020
Revenue:
United States	$305,969	$385,164	$812,924	$1,367,268
United Kingdom	91,685	94,804	246,631	336,285
Japan	50,369	65,479	162,585	190,392
Greater China (1)	—	69,340	—	206,261
Other foreign countries	213,008	195,965	630,222	649,163

Total revenue	$661,031	$810,752	$1,852,362	$2,749,369

(1)	The amounts for Greater China relate solely to the consolidated amounts of ChinaCo, which was deconsolidated on October 2, 2020.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

	September 30,	December 31,
(Amounts in thousands)	2021	2020
Property and equipment:
United States	$4,168,197	$4,752,834
United Kingdom	905,337	1,020,575
Japan	505,932	525,046
Other foreign countries	2,060,632	2,288,306

Total property and equipment	$7,640,098	$8,586,761

Our concentration in specific cities magnifies the risk to us of localized economic conditions in those cities or the surrounding regions. The majority of the Company’s revenue is earned from locations in densely populated cities and as a result may be more susceptible to economic impacts as a result of COVID-19.

The majority of our revenue is earned from locations in the United States and United Kingdom. During the three months ended September 30, 2021 and 2020, approximately 46% and 48%, respectively, of our revenue was earned in the United States and approximately 14% and 12%, respectively, of our revenue was earned in the United Kingdom. During the nine months ended September 30, 2021 and 2020, approximately 44% and 50%, respectively, of our revenue was earned in the United States and approximately 13% and 12%, respectively, of our revenue was earned in the United Kingdom. The majority of our 2021 revenue from locations in the United States was generated from locations in greater New York City, San Francisco, Boston, Seattle and Washington DC markets. In the United Kingdom, 88% of our property and equipment and 87% of 2021 revenues are related to WeWork locations in the greater London area. In the United States, the Company generally uses metropolitan statistical areas (as defined by the United States Census Bureau) to define its greater metropolitan markets. The nearest equivalent is used internationally.

During the three and nine months ended September 30, 2021 and 2020, no single member accounted for greater than 10% of the Company’s revenues.

Although the Company deposits its cash with multiple high credit quality financial institutions, its deposits, at times, may exceed federally insured limits. The Company believes no significant concentration risk exists with respect to its cash and cash equivalents.

Note 19. Subsequent Events

The Company has evaluated subsequent events through November 15, 2021, which is the date the financial statements were issued, and has determined that there are no subsequent events requiring recognition or disclosure in the consolidated financial statements, other than as discussed below.

In October 2021, the Company repaid the LC Debt Facility and accrued interest in the amount of $350.0 million.

In October 2021, JapanCo entered into a series of transactions with OfaaS Corp., an affiliate of SBG (“OfaaS”), pursuant to which the parties agreed to (i) a revenue sharing arrangement where JapanCo will pay OfaaS 5% of sales derived from JapanCo’s strategic partnership with JR East Japan Station Work as compensation for OfaaS’ role in brokering and negotiating such strategic partnership, (ii) a secondment and consulting arrangement pursuant to which OfaaS will provide JapanCo with personnel and other resources to perform certain sales services (including sales operations, reporting, enterprise strategy, broker relations and marketing support) for a period of three (3) months at a cost of JPY 14,500,000 per month, and (iii) terminate JapanCo’s existing sales service agreement with OfaaS and enter into a new broker agreement pursuant to JapanCo’s standard terms of service, with an exception to permit OfaaS (unlike JapanCo’s other brokers) to refer, and receive referral fees from JapanCo for, its and SBG’s affiliates.

LEGACY WEWORK

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

As previously disclosed, in October 2021, the transactions contemplated by the Merger Agreement closed. See Note 1 for a description of the transactions contemplated thereby.

On October 13, 2021, PubCo entered into the Backstop Subscription Agreement with the Backstop Investor, pursuant to which, and on the terms and subject to the conditions of which, the Backstop Investor committed to subscribe for the number of shares of Class A Common Stock validly redeemed by the public stockholders of PubCo in connection with the Merger, subject to a cap of 15,000,000 shares of Class A Common Stock (the “Cap”). The purchase price for such shares of Class A Common Stock is equal to $10.00 per share multiplied by the number of shares of Class A Common Stock validly redeemed by the public stockholders of PubCo in connection with the Business Combination subject to the Cap, for an aggregate purchase price of up to $150.0 million (the “Backstop Investment”). The terms of the Backstop Investment substantially conform to the terms of the Subscription Agreements with the PIPE Investors. Substantially concurrently with the Closing, the Backstop Investor subscribed for 15,000,000 shares of Class A Common Stock for $150.0 million. So long as the Backstop Investor continues to hold a specified amount of shares of Class A Common Stock, then the Backstop Investor has the right to designate a board observer to the Board of PubCo.

******

LEGACY WEWORK

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

As a result of various legal reorganization transactions undertaken in July 2019 as discussed in Note 1 to the consolidated financial statements, The We Company became the holding company of our business, and the then-stockholders of WeWork Companies Inc. (our predecessor for financial reporting purposes) became the stockholders of The We Company. Effective on October 14, 2020, The We Company changed its legal name to WeWork Inc.

Effective October 20, 2021, in connection with the BowX Merger Agreement and Business Combination as defined and discussed above, (i) WeWork Inc. changed its legal name to New WeWork Inc.; (ii) New WeWork Inc. merged with and into BowX Merger Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of BowX Acquisition Corp., with New WeWork Inc. surviving the merger; (iii) New WeWork Inc. then merged with and into BowX Merger Subsidiary II, LLC, a Delaware limited liability company and wholly owned subsidiary of BowX Acquisition Corp., with BowX Merger Subsidiary II, LLC surviving the second merger; and (iv) BowX Merger Subsidiary II, LLC changed its legal name to WW Holdco LLC (“Legacy WeWork” or the “Company”).

The Company holds an indirect general partner interest and indirect limited partner interests in The We Company Management Holdings L.P. (the “WeWork Partnership”). The WeWork Partnership owns 100% of the equity in WeWork Companies LLC. The Company, through the WeWork Partnership and WeWork Companies LLC, holds all the assets held by WeWork Companies Inc. prior to the legal entity reorganization and is subject to all the liabilities to which WeWork Companies Inc. was subject prior to the legal entity reorganization.

The following consolidating financial statements present the results of operations, financial position and cash flows of (i) WeWork Companies LLC and its consolidated subsidiaries, (ii) Legacy WeWork as a standalone legal entity, (iii) “Other Subsidiaries”, other than WeWork Companies LLC and its consolidated subsidiaries, which are direct or indirect owners of WeWork Companies LLC, including but not limited to the WeWork Partnership, presented on a combined basis and (iv) the eliminations necessary to arrive at the information for Legacy WeWork on a consolidated basis.

The legal entity reorganization was accounted for as a transfer among entities under common control and the assets and liabilities transferred are recorded based on historical cost and the consolidating financial statements including periods prior to the reorganization are presented as if the transfer occurred at the beginning of the periods presented. Investments in consolidated subsidiaries are presented under the equity method of accounting.

Legacy WeWork and the Other Subsidiaries are holding companies that conduct substantially all of their business operations through WeWork Companies LLC. As of September 30, 2021, based on the covenants and other restrictions of the credit agreement and the Senior Notes, WeWork Companies LLC is restricted in its ability to transfer funds by loans, advances or dividends to Legacy WeWork and as a result, all of the net assets of WeWork Companies LLC are considered restricted net assets of Legacy WeWork.

CONDENSED CONSOLIDATING BALANCE SHEET

SEPTEMBER 30, 2021

(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	Legacy WeWork (Standalone)	Other Subsidiaries (Combined)	Eliminations	Legacy WeWork Consolidated
Assets
Current assets:
Cash and cash equivalents	$476,851	$393	$—	$—	$477,244
Accounts receivable and accrued revenue, net	133,695	—	—	—	133,695
Other current assets	401,827	—	323	—	402,150

Total current assets	1,012,373	393	323	—	1,013,089
Investments in and advances to/(from) consolidated subsidiaries	(15,745)	(2,229,976)	(2,244,819)	4,490,540	—
Property and equipment, net	5,707,310	—	—	—	5,707,310
Lease right-of-use assets, net	13,412,306	—	—	—	13,412,306
Restricted cash	11,275	—	—	—	11,275
Equity method and other investments	197,942	—	—	—	197,942
Goodwill	676,932	—	—	—	676,932
Intangible assets, net	58,257	—	—	—	58,257
Other assets	879,996	—	(1,230)	—	878,766

Total assets	$21,940,646	$(2,229,583)	$(2,245,726)	$4,490,540	$21,955,877

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$588,178	$14,604	$(5)	$—	$602,777
Members’ service retainers	385,946	—	—	—	385,946
Deferred revenue	134,691	—	—	—	134,691
Current lease obligations	853,011	—	—	—	853,011
Other current liabilities	434,207	2,839	—	—	437,046

Total current liabilities	2,396,033	17,443	(5)	—	2,413,471
Long-term lease obligations	18,401,347	—	—	—	18,401,347
Unsecured related party debt	2,200,000	—	—	—	2,200,000
Convertible related party liabilities, net	—	50,482	—	—	50,482
Long-term debt, net	659,379	—	—	—	659,379
Other liabilities	246,278	—	—	—	246,278

Total liabilities	23,903,037	67,925	(5)	—	23,970,957
Convertible preferred stock	—	8,379,182	—	—	8,379,182
Redeemable noncontrolling interests	276,162	—	—	—	276,162
Equity
Total Legacy WeWork shareholders’ equity (deficit)	(2,244,819)	(10,676,690)	(2,245,721)	4,490,540	(10,676,690)
Noncontrolling interests	6,266	—	—	—	6,266

Total equity (deficit)	(2,238,553)	(10,676,690)	(2,245,721)	4,490,540	(10,670,424)

Total liabilities and equity	$21,940,646	$(2,229,583)	$(2,245,726)	$4,490,540	$21,955,877

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2020

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	Legacy WeWork (Standalone)	Other Subsidiaries (Combined)	Eliminations	Legacy WeWork Consolidated
Assets
Current assets:
Cash and cash equivalents	$800,531	$4	$—	$—	$800,535
Accounts receivable and accrued revenue, net	176,521	—	—	—	176,521
Other current assets	349,672	—	2,500	—	352,172

Total current assets	1,326,724	4	2,500	—	1,329,228
Investments in and advances to/(from) consolidated subsidiaries	(28,632)	436,385	405,255	(813,008)	—
Property and equipment, net	6,859,163	—	—	—	6,859,163
Lease right-of-use assets, net	15,107,880	—	—	—	15,107,880
Restricted cash	53,618	—	—	—	53,618
Equity method and other investments	214,940	—	—	—	214,940
Goodwill	679,351	—	—	—	679,351
Intangible assets, net	49,896	—	—	—	49,896
Other assets	1,062,258	—	—	—	1,062,258

Total assets	$25,325,198	$436,389	$407,755	$(813,008)	$25,356,334

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$698,241	$25,168	$2	$—	$723,411
Members’ service retainers	358,566	—	—	—	358,566
Deferred revenue	176,004	—	—	—	176,004
Current lease obligations	847,531	—	—	—	847,531
Other current liabilities	83,755	—	—	—	83,755

Total current liabilities	2,164,097	25,168	2	—	2,189,267
Long-term lease obligations	20,263,606	—	—	—	20,263,606
Unsecured related party debt	1,200,000	—	—	—	1,200,000
Convertible related party liabilities, net	—	418,908	—	—	418,908
Long-term debt, net	688,356	—	—	—	688,356
Other liabilities	221,780	—	—	—	221,780

Total liabilities	24,537,839	444,076	2	—	24,981,917
Convertible preferred stock	—	7,666,098	—	—	7,666,098
Redeemable noncontrolling interests	380,242	—	—	—	380,242
Equity
Total Legacy WeWork shareholders’ equity (deficit)	405,255	(7,673,785)	407,753	(813,008)	(7,673,785)
Noncontrolling interests	1,862	—	—	—	1,862

Total equity (deficit)	407,117	(7,673,785)	407,753	(813,008)	(7,671,923)

Total liabilities and equity	$25,325,198	$436,389	$407,755	$(813,008)	$25,356,334

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED

SEPTEMBER 30, 2021

(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	Legacy WeWork (Standalone)	Other Subsidiaries (Combined)	Eliminations	Legacy WeWork Consolidated
Revenue	$661,031	$—	$—	$—	$661,031

Expenses:
Location operating expenses	752,493	—	—	—	752,493
Pre-opening location expenses	40,367	—	—	—	40,367
Selling, general and administrative expenses	233,863	65	—	—	233,928
Restructuring and other related costs	15,934	—	—	—	15,934
Impairment/(gain on sale) of goodwill, intangibles and other assets	87,541	—	—	—	87,541
Depreciation and amortization	170,816	—	—	—	170,816

Total expenses	1,301,014	65	—	—	1,301,079

Loss from operations	(639,983)	(65)	—	—	(640,048)
Interest and other income (expense), net:
Equity income (loss) from consolidated subsidiaries	—	(809,798)	(809,798)	1,619,596	—
Income (loss) from equity method and other investments	5,096	—	—	—	5,096
Interest expense	(121,306)	—	—	—	(121,306)
Interest income	5,142	—	—	—	5,142
Foreign currency gain (loss)	(102,860)	1	—	—	(102,859)
Gain from change in fair value of related party financial instruments	—	7,462	—	—	7,462

Total interest and other income (expense), net	(213,928)	(802,335)	(809,798)	1,619,596	(206,465)

Pre-tax loss	(853,911)	(802,400)	(809,798)	1,619,596	(846,513)
Income tax benefit (provision)	2,251	—	—	—	2,251

Net loss	(851,660)	(802,400)	(809,798)	1,619,596	(844,262)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	42,130	—	—	—	42,130
Noncontrolling interest — equity	(268)	—	—	—	(268)

Net loss attributable to Legacy WeWork	$(809,798)	$(802,400)	$(809,798)	$1,619,596	$(802,400)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED

SEPTEMBER 30, 2020

(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	Legacy WeWork (Standalone)	Other Subsidiaries (Combined)	Eliminations	Legacy WeWork Consolidated
Revenue	$810,752	$—	$—	$—	$810,752

Expenses:
Location operating expenses	924,363	—	—	—	924,363
Pre-opening location expenses	60,741	—	—	—	60,741
Selling, general and administrative expenses	385,741	(122)	1,629	—	387,248
Restructuring and other related costs	18,964	—	—	—	18,964
Impairment/(gain on sale) of goodwill, intangibles and other assets	260,451	—	(6,826)	—	253,625
Depreciation and amortization	197,964	—	—	—	197,964

Total expenses	1,848,224	(122)	(5,197)	—	1,842,905

Loss from operations	(1,037,472)	122	5,197	—	(1,032,153)
Interest and other income (expense), net:
Equity income (loss) from consolidated subsidiaries	—	(954,930)	(960,127)	1,915,057	—
Income (loss) from equity method and other investments	2,526	—	—	—	2,526
Interest expense	(92,956)	—	—	—	(92,956)
Interest income	4,151	—	—	—	4,151
Foreign currency gain (loss)	112,054	(5)	—	—	112,049
Gain from change in fair value of related party financial instruments	—	13,550	—	—	13,550
Loss on extinguishment of debt	(1,041)	—	—	—	(1,041)

Total interest and other income (expense), net	24,734	(941,385)	(960,127)	1,915,057	38,279

Pre-tax loss	(1,012,738)	(941,263)	(954,930)	1,915,057	(993,874)
Income tax benefit (provision)	(5,586)	—	—	—	(5,586)

Net loss	(1,018,324)	(941,263)	(954,930)	1,915,057	(999,460)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	39,461	—	—	—	39,461
Noncontrolling interest — equity	18,736	—	—	—	18,736

Net loss attributable to Legacy WeWork	$(960,127)	$(941,263)	$(954,930)	$1,915,057	$(941,263)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2021

(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	Legacy WeWork (Standalone)	Other Subsidiaries (Combined)	Eliminations	Legacy WeWork Consolidated
Revenue	$1,852,362	$—	$—	$—	$1,852,362

Expenses:
Location operating expenses	2,351,305	—	—	—	2,351,305
Pre-opening location expenses	117,206	—	—	—	117,206
Selling, general and administrative expenses	732,887	542	1		733,430
Restructuring and other related costs	482,096	(117)	—	—	481,979
Impairment/(gain on sale) of goodwill, intangibles and other assets	629,126	—	—	—	629,126
Depreciation and amortization	535,157	—	—	—	535,157

Total expenses	4,847,777	425	1	—	4,848,203

Loss from operations	(2,995,415)	(425)	(1)	—	(2,995,841)
Interest and other income (expense), net:
Equity income (loss) from consolidated subsidiaries	—	(3,379,815)	(3,378,584)	6,758,399	—
Income (loss) from equity method and other investments	(19,414)	—	—	—	(19,414)
Interest expense	(339,134)	—	—	—	(339,134)
Interest income	14,597	—	—	—	14,597
Foreign currency gain (loss)	(140,784)	—	—	—	(140,784)
Gain from change in fair value of related party financial instruments	—	(343,360)	—	—	(343,360)

Total interest and other income (expense), net	(484,735)	(3,723,175)	(3,378,584)	6,758,399	(828,095)

Pre-tax loss	(3,480,150)	(3,723,600)	(3,378,585)	6,758,399	(3,823,936)
Income tax benefit (provision)	(3,801)	—	(1,230)	—	(5,031)

Net loss	(3,483,951)	(3,723,600)	(3,379,815)	6,758,399	(3,828,967)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	106,250	—	—	—	106,250
Noncontrolling interest — equity	(883)	—	—	—	(883)

Net loss attributable to Legacy WeWork	$(3,378,584)	$(3,723,600)	$(3,379,815)	$6,758,399	$(3,723,600)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2020

(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	Legacy WeWork (Standalone)	Other Subsidiaries (Combined)	Eliminations	Legacy WeWork Consolidated
Revenue	$2,749,369	$—	$—	$—	$2,749,369

Expenses:
Location operating expenses	2,729,165	—	—	—	2,729,165
Pre-opening location expenses	226,660	—	—	—	226,660
Selling, general and administrative expenses	1,308,022	2,698	1,629	—	1,312,349
Restructuring and other related costs	155,180	—	—	—	155,180
Impairment/(gain on sale) of goodwill, intangibles and other assets	862,524	—	(52,940)	—	809,584
Depreciation and amortization	588,120	—	—	—	588,120

Total expenses	5,869,671	2,698	(51,311)	—	5,821,058

Loss from operations	(3,120,302)	(2,698)	51,311	—	(3,071,689)
Interest and other income (expense), net:
Equity income (loss) from consolidated subsidiaries	—	(2,792,121)	(2,843,432)	5,635,553	—
Income (loss) from equity method and other investments	(44,585)	—	—	—	(44,585)
Interest expense	(231,046)	—	—	—	(231,046)
Interest income	12,893	—	—	—	12,893
Foreign currency gain (loss)	(37,931)	(5)	—	—	(37,936)
Gain (loss) from change in fair value of related party financial instruments	—	805,863	—	—	805,863
Foreign currency gain (loss)	(77,336)				(77,336)

Total interest and other income (expense), net	(378,005)	(1,986,263)	(2,843,432)	5,635,553	427,853

Pre-tax loss	(3,498,307)	(1,988,961)	(2,792,121)	5,635,553	(2,643,836)
Income tax benefit (provision)	(21,701)	—	—	—	(21,701)

Net loss	(3,520,008)	(1,988,961)	(2,792,121)	5,635,553	(2,665,537)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	643,224	—	—	—	643,224
Noncontrolling interest — equity	33,352	—	—	—	33,352

Net loss attributable to Legacy WeWork	$(2,843,432)	$(1,988,961)	$(2,792,121)	$5,635,553	$(1,988,961)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2021

(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	Legacy WeWork (Standalone)	Other Subsidiaries (Combined)	Eliminations	Legacy WeWork Consolidated
Cash Flows from Operating Activities:
Net loss	$(3,483,951)	$(3,723,600)	$(3,379,815)	$6,758,399	$(3,828,967)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	535,157	—	—	—	535,157
Impairment/(gain on sale) of goodwill, intangibles and other assets	629,126	—	—	—	629,126
Non-cash transaction with principal shareholder	428,289	—	—	—	428,289
Stock-based compensation expense	164,023	—	—	—	164,023
Issuance of stock for services rendered, net of forfeitures	(2,272)	—	—	—	(2,272)
Non-cash interest expense	157,787	—	—	—	157,787
Provision for allowance for doubtful accounts	20,033	—	—	—	20,033
Equity income (loss) from consolidated subsidiaries	—	3,379,815	3,378,584	(6,758,399)	—
(Income) loss from equity method and other investments	19,414	—	—	—	19,414
Distribution of income from equity method and other investments	3,210				3,210
Foreign currency (gain) loss	140,784	—	—	—	140,784
Change in fair value of financial instruments	—	343,360	—		343,360
Changes in operating assets and liabilities:
Operating lease right-of-use assets	1,161,406	—	—	—	1,161,406
Current and long-term lease obligations	(1,252,360)	—	—	—	(1,252,360)
Accounts receivable and accrued revenue	(10,624)	—	—	—	(10,624)
Other assets	(38,736)	—	1,230	—	(37,506)
Accounts payable and accrued expenses	43,530	(10,564)	(5)	—	32,961
Deferred revenue	(38,279)	—	—	—	(38,279)
Other liabilities	(9,216)	2,839	—	—	(6,377)
Deferred income taxes	1,720	—	—	—	1,720
Advances to/from consolidated subsidiaries	(7,232)	7,226	6	—	—

Net cash provided by (used in) operating activities	(1,538,191)	(924)	—	—	(1,539,115)

Cash Flows from Investing Activities:
Purchases of property and equipment	(202,589)	—	—	—	(202,589)
Capitalized software	(29,433)	—	—	—	(29,433)
Change in security deposits with landlords	3,778	—	—	—	3,778
Proceeds from asset divestitures and sale of investments, net of cash divested	10,832	—		—	10,832
Contributions to investments	(26,704)	—	—	—	(26,704)

Net cash provided by (used in) investing activities	(244,116)	—	—	—	(244,116)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2021

(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	Legacy WeWork (Standalone)	Other Subsidiaries (Combined)	Eliminations	Legacy WeWork Consolidated
Cash Flows from Financing Activities:
Principal payments for property and equipment acquired under finance leases	(3,397)	—	—	—	(3,397)
Proceeds from unsecured related party debt	1,000,000	—	—	—	1,000,000
Proceeds from LC Debt Facility	698,705				698,705
Repayments of debt	(349,011)	—	—	—	(349,011)
Repayments of security deposit loan	(7,942)	—	—	—	(7,942)
Proceeds from exercise of stock options and warrants	1,104	1,313	—	—	2,417
Proceeds from issuance of noncontrolling interests	30,000	—	—	—	30,000
Payments for contingent consideration and holdback of acquisition proceeds	(2,523)	—	—	—	(2,523)
Proceeds relating to contingent consideration and holdbacks of disposition proceeds	12,177				12,177
Additions to members’ service retainers	330,358	—	—	—	330,358
Refunds of members’ service retainers	(291,828)	—	—	—	(291,828)

Net cash provided by (used in) financing activities	1,417,643	1,313	—	—	1,418,956
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(1,359)	—	—	—	(1,359)

Net increase (decrease) in cash, cash equivalents and restricted cash	(366,023)	389		—	(365,634)
Cash, cash equivalents and restricted cash—Beginning of period	854,149	4	—	—	854,153

Cash, cash equivalents and restricted cash—End of period	$488,126	$393	$—	$—	$488,519

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2020

(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	Legacy WeWork (Standalone)	Other Subsidiaries (Combined)	Eliminations	Legacy WeWork Consolidated
Cash Flows from Operating Activities:
Net loss	(3,520,008)	$(1,988,961)	$(2,792,121)	$5,635,553	$(2,665,537)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	588,120	—	—	—	588,120
Impairment of property and equipment	3,541	—	—	—	3,541
Impairment/(gain on sale) of goodwill, intangibles and other assets	862,524	—	(52,940)	—	809,584
Loss on extinguishment of debt	77,336	—	—		77,336
Stock-based compensation expense	55,865	—	—	—	55,865
Cash paid to settle employee stock awards	(3,141)	—	—	—	(3,141)
Issuance of stock for services rendered	14,995	—	—	—	14,995
Non-cash interest expense	119,603	—	—	—	119,603
Provision for allowance for doubtful accounts	53,549	—	—	—	53,549
Equity income (loss) from consolidated subsidiaries	—	2,792,121	2,843,432	(5,635,553)	—
(Income) loss from equity method and other investments	44,585	—	—	—	44,585
Foreign currency (gain) loss	37,931	5	—	—	37,936
Change in fair value of financial instruments	—	(805,863)	—		(805,863)
Contingent consideration fair market value adjustment	(122)	—	—	—	(122)
Changes in operating assets and liabilities:
Operating lease right-of-use assets	646,995	—	—	—	646,995
Current and long-term lease obligations	724,205	—	—	—	724,205
Accounts receivable and accrued revenue	(46,425)	—	—	—	(46,425)
Other assets	(48,651)		—	—	(48,651)
Accounts payable and accrued expenses	(46,834)	(47,014)	1,620	—	(92,228)
Deferred revenue	61,489	—	—	—	61,489
Other liabilities	6,468	—	—	—	6,468
Advances to/from consolidated subsidiaries	(49,841)	49,832	9	—	—

Net cash provided by (used in) operating activities	(417,816)	120	—	—	(417,696)

Cash Flows from Investing Activities:
Purchases of property and equipment	(1,252,833)	—	—	—	(1,252,833)
Capitalized software	(18,538)	—	—	—	(18,538)
Change in security deposits with landlords	(3,094)	—	—	—	(3,094)
Proceeds from asset divestitures and sale of investments, net of cash divested	1,047,444	—	123,322	—	1,170,766
Sale/distribution of acquisitions among consolidated subsidiaries	123,322	—	(123,322)	—	—
Contributions to investments	(93,357)	—	—	—	(93,357)

Net cash provided by (used in) investing activities	(197,056)	—	—	—	(197,056)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2020

(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	Legacy WeWork (Standalone)	Other Subsidiaries (Combined)	Eliminations	Legacy WeWork Consolidated
Cash Flows from Financing Activities:
Principal payments for property and equipment acquired under finance leases	(2,959)	—	—	—	(2,959)
Proceeds from issuance of debt	34,309	—	—	—	34,309
Proceeds from unsecured related party debt	600,000	—	—	—	600,000
Repayments of debt	(813,140)	—	—	—	(813,140)
Debt and equity issuance costs	(11,578)	—	—	—	(11,578)
Proceeds from exercise of stock options and warrants	149	—	—	—	149
Proceeds from issuance of noncontrolling interests	100,628	—	—	—	100,628
Distribution to noncontrolling interests	(317,611)	—	—	—	(317,611)
Payments for contingent consideration and holdback of acquisition proceeds	(35,706)	—	—	—	(35,706)
Additions to members’ service retainers	305,432	—	—	—	305,432
Refunds of members’ service retainers	(455,530)	—	—	—	(455,530)

Net cash provided by (used in) financing activities	(596,006)	—	—	—	(596,006)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(4,301)	—	—	—	(4,301)

Net increase (decrease) in cash, cash equivalents and restricted cash	(1,215,179)	120	—	—	(1,215,059)
Cash, cash equivalents and restricted cash—Beginning of period	2,200,687	1	—	—	2,200,688

Cash, cash equivalents and restricted cash—End of period	$985,508	$121	$—	$—	$985,629

Item 2. WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

WeWork is the leading global flexible workspace provider, serving a membership base of businesses large and small through our network of 764 locations, including 631 Consolidated Locations (as defined in section entitled “Key Performance Indicators”), around the world as of September 1, 2021. With that global footprint, we have worked to establish ourselves as the preeminent brand within the space-as-a-service category by combining best-in-class locations and design with member-first hospitality and exceptional community experiences. Since new management was instituted in 2020, WeWork immediately began to execute a strategic plan to transform our business. With a more efficient operating model and cost conscious mindset, moving forward WeWork will pursue profitable growth and focus on the digitization of our real estate in order to enhance our product offerings, and expand and diversify our membership base, while continuously meeting the growing demand for flexibility.

In the wake of the 2008 global financial crisis, WeWork opened our first location in lower Manhattan in 2010 to provide entrepreneurs and small businesses with flexible, affordable and community-centered office space. The initial vision was to create environments where people and companies could come together to “do what they love.” WeWork’s value proposition proved to be highly attractive to a range of users, which soon evolved to encompass a growing set of medium- and large-scale businesses, including our Enterprise Members (as defined below).

For nearly a decade, WeWork embarked on a high-growth path towards global expansion. Within four years, the Company grew to 23 locations across eight cities and opened its first international locations in the United Kingdom and Israel. In 2019, WeWork filed a registration statement in connection with a proposed initial public offering which was later withdrawn. Following the withdrawal of the registration statement, SoftBank Group Corp. (“SBG”) provided WeWork with additional access to capital to support our day-to-day operations and other capital needs. Subsequently, the board of directors of WeWork directed a change in leadership and Marcelo Claure was appointed Executive Chairman in October 2019.

Under Mr. Claure’s stewardship, we rebuilt our leadership team beginning with the appointment of Sandeep Mathrani as Chief Executive Officer in February 2020. With a new leadership team comprised of seasoned professionals in the public and private sectors, WeWork immediately began to execute a strategic plan to transform our business. That plan included robust expense management efforts, the exit of non-core businesses and material real estate portfolio optimization.

WeWork’s core business offering provides flexibility across space, time and cost. Whether users are looking for a dedicated desk, a private office or a fully customized floor, our members have the flexibility to choose the amount of space they need and scale with us as their businesses grow. Members also have the optionality to choose the type of membership that works for them, with a range of flexible offerings that provide access to space on a monthly subscription basis, through a multi-year membership agreement or on a pay-as-you-go basis. Additionally, a WeWork membership provides members with portability of cost, granting them the flexibility to move part or all of an existing commitment to a new market, region or country.

Membership agreements provide our members with access to space along with certain baseline amenities and services, such as private phone booths, internet, high-speed business printers and copiers, mail and packaging handling, front desk services, 24/7 building access, unique common areas and daily enhanced cleaning for no additional cost.

Beyond the amenities offered, WeWork believes that it’s community team is what sets the company apart from other space providers in the industry. With a member-first mindset, our community teams provide an exceptional level of hospitality by not only overseeing onsite operations and supporting day-to-day needs, but also focusing on cultivating meaningful relationships with and between our members to deliver a premium experience.

By providing all of the overhead services required to find and operate office space, WeWork significantly reduces the complexity and cost of leasing real estate to a simplified membership model.

Key Performance Indicators

To evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions, we rely on our financial results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), non-GAAP measures and the following key performance indicators.

For certain key performance indicators the amounts we present are based on whether the indicator relates to a location for which the revenues and expenses of the location are consolidated within our results of operations (“Consolidated Locations”) or whether the indicator relates to a location for which the revenues and expenses are not consolidated within our results of operations, but for which we are entitled to a management fee for our advisory services (“Unconsolidated Locations”). Beginning with the fourth quarter of 2020, subsequent to the deconsolidation (the “ChinaCo Deconsolidation”) of a previously consolidated subsidiary of the Company that operated our locations in the Greater China region (“ChinaCo”) on October 2, 2020, ChinaCo is no longer a Consolidated Location and is classified as an Unconsolidated Location. On June 1, 2021, we closed a franchise agreement with Ampa Ltd. (“Ampa”) and transferred the building operations and obligations of our Israel locations to Ampa. Beginning on June 1, 2021, our Israel locations are no longer Consolidated Locations and are classified as Unconsolidated Locations. For amounts relating to periods prior to October 2, 2020, and June 1, 2021, ChinaCo and Israel locations, respectively, remain reflected as Consolidated Locations and as a result, periods may not be comparable. There is no impact to the combined Consolidated Locations and Unconsolidated Locations (“Total Locations”) indicators as a result of the ChinaCo Deconsolidation or Israel franchise agreement. As of September 30, 2021, our locations in India, the Greater China region and Israel are our only Unconsolidated Locations.

Unless otherwise noted, we present our key performance indicators as an aggregation of Consolidated Locations and Unconsolidated Locations. As presented in this Quarterly Report (this “Quarterly Report”), certain amounts, percentages and other figures have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars or percentage amounts of changes may not represent the arithmetic summation or calculation of the figures that precede them. Any totals of key performance indicators presented as of a period end reflect the count as of the first day of the last month in the period. First-of-the-month counts are used because the economics of those counts generally impact the results for that monthly period, and most move-ins and openings occur on the first day of the month.

Workstation Capacity

Workstation capacity represents the estimated number of workstations available at total open locations.

Workstation capacity is a key indicator of our scale and our capacity to sell memberships across our network of locations. Our future sales and marketing expenses and capital expenditures will be a function of our efforts to increase workstation capacity. The cost at which we build out our workstations affects our capital expenditures, and the cost at which we acquire memberships and fill our workstations affects our sales and marketing expenses. As of September 1, 2021, we had total workstation capacity of 932 thousand, down 9% from 1,020 thousand as of September 1, 2020, with the decrease as a direct result of the Company’s continued operational restructuring efforts to exit leases throughout 2020 and the nine months ended September 30, 2021.

Workstation capacity is presented in this Quarterly Report rounded to the nearest thousand. Workstation capacity is based on management’s best estimates of capacity at a location based on our inventory management system and sales layouts and is not meant to represent the actual count of workstations at our locations.

Memberships

Memberships are the cumulative number of WeWork memberships, WeWork All Access memberships, and WeMemberships (the latter of which are certain predecessor products). WeWork memberships provide access to a workstation and represent the number of memberships from our various product offerings, including our standard dedicated desks, private offices and customized floors. WeWork All Access memberships are monthly memberships providing an individual with access to participating WeWork locations. WeMemberships are legacy products that provide member user login access to the WeWork member network online or through the mobile application as well as access to service offerings and the right to reserve space on an à la carte basis, among other benefits. Each WeWork membership, WeWork All Access membership and other virtual memberships is considered to be one membership.

The number of memberships is a key indicator of the adoption of our global membership network, the scale and reach of our network and our ability to fill our locations with members. Memberships also represent monetization opportunities from our current and future service offerings. Memberships are presented in this Quarterly Report rounded to the nearest thousand. Memberships can differ from the number of individuals using workspace at our locations for a number of reasons, including members utilizing workspace for fewer individuals than the space was designed to accommodate.

As of September 1, 2021, we had 578 thousand total memberships, which is an increase of 7% from the 542 thousand memberships as of September 1, 2020. Although starting to improve during the three months ended September 30, 2021, during 2021, we experienced churn associated with the impacts of COVID-19. See the section entitled “Key Factors Affecting the Comparability of Our Results—COVID-19 and Impact on our Business” below for further details on the impact of COVID-19 on our business and our efforts to mitigate its effects. The increase in memberships was primarily driven by the increased demand of our WeWork All Access memberships as members are returning to the office. As of September 1, 2021, approximately 99% of our total memberships were WeWork memberships and WeWork All Access memberships, which contributed to over 99% of our total membership and service revenue for the three and nine months ended September 30, 2021.

Physical Occupancy Rate

Physical occupancy rates are calculated by dividing WeWork memberships by workstation capacity in a location. Physical occupancy rates are a way of measuring how full our workspaces are. As of September 1, 2021, our physical occupancy rate was 59%, compared to 50% as of September 1, 2020. The increase in physical occupancy rate was mainly due to the 9% decrease in workstation capacity due to our continued operational restructuring efforts.

Enterprise Membership Percentage

Enterprise memberships represent memberships attributable to Enterprise Members, which we define as organizations with 500 or more full-time employees. Enterprise Members are strategically important for our business as they typically sign membership agreements with longer-term commitments and for multiple solutions, which enhances our revenue visibility.

Enterprise membership percentage represents the percentage of our memberships attributable to these organizations. There is no minimum number of workstations that an organization needs to reserve in order to be considered an Enterprise Member. For example, an organization with 700 full-time employees that pays for 50 of its employees to occupy workstations at our locations would be considered one Enterprise Member with 50 memberships. As of September 1, 2021, 47% of our Consolidated Locations memberships were attributable to Enterprise Members, down from 54% as of September 1, 2020. For the three months ended September 30, 2021, Enterprise Memberships accounted for 48% of membership and service revenue compared to 55% for the three months ended September 30, 2020. For the nine months ended September 30, 2021, enterprise memberships accounted for 48% of membership and service revenue compared to 47% for the nine months ended September 30, 2020.

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations prepared in accordance with GAAP as well as certain non-GAAP financial measures, including Adjusted EBITDA and Free Cash Flow. These non-GAAP measures, as discussed further below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for financial measures calculated in accordance with GAAP and we encourage you not to rely on any single financial measure to evaluate our business, financial condition or results of operations. These non- GAAP financial measures are supplemental measures that we believe provide management and our investors with a more detailed understanding of our performance. Our definitions of Adjusted EBITDA and Free Cash Flow described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures that may be presented by other companies.

Adjusted EBITDA

We supplement our GAAP financial results by evaluating Adjusted EBITDA which is a non-GAAP measure. We define “Adjusted EBITDA” as net loss before income tax (benefit) provision, interest and other (income) expense, depreciation and amortization expense, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by the Company in connection with regulatory investigations and litigation regarding the Company’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, as defined in Note 1 of the Notes to the Condensed Consolidated Financial Statements included in this Quarterly Report, net of any insurance or other recoveries, significant non-ordinary course asset impairment charges and, to the extent applicable, any impact of discontinued operations, restructuring charges, and other gains and losses on operating assets.

A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,

(Amounts in thousands)	2021	2020	2021	2020
Net loss	$(844,262)	$(999,460)	$(3,828,967)	$(2,665,537)
Income tax (benefit) provision(a)	(2,251)	5,586	5,031	21,701
Interest and other (income) expenses, net(a)	206,465	(38,279)	828,095	(427,853)
Depreciation and amortization(a)	170,816	197,964	535,157	588,120
Restructuring and other related costs(a)	15,934	18,964	481,979	155,180
Impairment/(gain on sale) of goodwill, intangibles and other assets(a)	87,541	253,625	629,126	809,584
Stock-based compensation expense(b)	4,040	9,029	61,932	43,847
Stock-based payments for services rendered by consultants(b)	1	5,161	(2,272)	14,995
Change in fair value of contingent consideration liabilities(c)	—	72	—	(122)
Legal, tax and regulatory reserves and settlements	258	280	7,754	1,353
Legal costs related to regulatory investigations and litigation(d)	2,735	19,996	25,054	41,013
Expense related to mergers, acquisitions, divestitures and capital raising activities	2,724	(125)	6,533	6,214

Adjusted EBITDA	$(355,999)	$(527,187)	$(1,250,578)	$(1,411,505)

(a)	As presented on our condensed consolidated statements of operations.
(b)	Represents the non-cash expense of our equity compensation arrangements for employees, directors, and consultants.
(c)

Represents the change in fair value of the contingent consideration associated with acquisitions as included in selling, general and administrative expenses on the condensed consolidated statements of operations.

(d)

Legal costs incurred by the Company in connection with regulatory investigations and litigation regarding the Company’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, net of any insurance or other recoveries. See section entitled “Legal Matters” in Note 16 of the notes to the condensed consolidated financial statements included elsewhere in this Quarterly Report for details regarding the related regulatory investigations and litigation matters.

When used in conjunction with GAAP financial measures, we believe that Adjusted EBITDA is a useful supplemental measure of operating performance because it facilitates comparisons of historical performance by excluding non-cash items such as stock-based payments, fair market value adjustments and impairment charges and other amounts not directly attributable to our primary operations, such as the impact of restructuring costs, acquisitions, disposals, non-routine investigations, litigation and settlements. Depreciation and amortization relate primarily to the depreciation of our leasehold improvements, equipment and furniture. These capital expenditures are incurred and capitalized subsequent to the commencement of our leases and are depreciated over the lesser of the useful life of the asset or the term of the lease. The initial capital expenditures are assessed by management as an investing activity, and the related depreciation and amortization are non-cash charges that are not considered in management’s assessment of the daily operating performance of our locations. As a result, the impact of depreciation and amortization is excluded from our calculation of Adjusted EBITDA. Restructuring and other related costs relate primarily to the decision to slow growth and terminate leases and are therefore not ordinary course costs directly attributable to the daily operation of our locations. In addition, while the legal costs incurred by the Company in connection with regulatory investigations and litigation regarding the Company’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions are cash expenses, these are not expected to be recurring after the matters are resolved and they do not represent expenses necessary for our business operations.

Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts.

Adjusted EBITDA has limitations as an analytical tool, should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and does not provide a complete understanding of our operating results as a whole. Some of these limitations are:

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	it does not reflect our tax expense or the cash requirements to pay our taxes;

•	it does not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•

although stock-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future; and

•

although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and this non-GAAP measure does not reflect any cash requirements for such replacements.

Free Cash Flow

Because of the limitations of Adjusted EBITDA, as noted above, we also supplement our GAAP results by evaluating Free Cash Flow, a non-GAAP measure. We define “Free Cash Flow” as net cash provided by (used in) operating activities less purchases of property and equipment, each as presented in the Company’s condensed consolidated statements of cash flows and calculated in accordance with GAAP.

A reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP measure, to Free Cash Flow is set forth below:

	Nine Months Ended September 30,
(Amounts in thousands)	2021	2020

Net cash provided by (used in) operating activities (a)	$(1,539,115)	$(417,696)
Less: Purchases of property and equipment (a)	(202,589)	(1,252,833)

Free Cash Flow	$(1,741,704)	$(1,670,529)

(a)	As presented on our condensed consolidated statements of cash flows.

Free Cash Flow is both a performance measure and a liquidity measure that we believe provides useful information to management and investors about the amount of cash generated by or used in the business. Free Cash Flow is also a key metric used internally by our management to develop internal budgets, forecasts and performance targets.

Free Cash Flow has limitations as an analytical tool, should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and does not provide a complete understanding of our results and liquidity as a whole. Some of these limitations are:

•	it only includes cash outflows for purchases of property and equipment and not for other investing cash flow activity or financing cash flow activity;

•	it is subject to variation between periods as a result of changes in working capital and changes in timing of receipts and disbursements;

•	although non-cash GAAP straight-line lease costs are non-cash adjustments, these charges generally reflect amounts we will be required to pay our landlords in cash over the lifetime of our leases; and

•

although stock-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future.

Key Factors Affecting the Comparability of Our Results

ChinaCo Financing and Deconsolidation

In September 2020, the shareholders of ChinaCo executed a restructuring and Series A subscription agreement (the “ChinaCo Agreement”). Pursuant to the ChinaCo Agreement, TrustBridge Partners (“TBP”) agreed to subscribe for a new series of ChinaCo shares on October 2, 2020 ( the “Initial Investment Closing”) for $100.0 million in total gross proceeds to ChinaCo. On September 29, 2021 (the “Subsequent Investment Closing”) TBP invested an additional $100.0 million in gross proceeds to ChinaCo. The ChinaCo Agreement also included the restructuring of the ownership interests of all other preferred and ordinary shareholders’ interests into new ordinary shares of ChinaCo and the conversion of a total of approximately $233 million in net intercompany payables, payable by ChinaCo to various wholly owned subsidiaries of Legacy WeWork into new ordinary shares of ChinaCo such that subsequent to the Initial Investment Closing in October 2020, WeWork held 21.6% of the total shares issued by ChinaCo. Following the Second Investment Closing the Company’s remaining interest in ChinaCo was 19.7%.

Pursuant to the terms of the ChinaCo Agreement, the rights of the ChinaCo shareholders were also amended such that upon the Initial Investment Closing, WeWork no longer retained the power to direct the activities of the variable interest entity (“VIE”) that most significantly impact the VIE’s economic performance, and as a result, WeWork was no longer the primary beneficiary of ChinaCo and ChinaCo was deconsolidated from the Company’s consolidated financial statements on October 2, 2020 (the “ChinaCo Deconsolidation”). As such, the Company’s condensed consolidated results of operations for the three and nine months ended September 30, 2020 includes consolidated ChinaCo revenue and expense activity and beginning on October 2, 2020, our remaining 21.6% ordinary share investment, valued at $26.3 million upon the ChinaCo Deconsolidation, will be accounted for as an unconsolidated equity method investment.

During the first quarter of 2021, the Company discontinued applying the equity method on the ChinaCo investment when the carrying amount was reduced to zero, resulting in a loss of $29.3 million recorded in equity method investments in the condensed consolidated statement of operations. See Note 6 to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report for additional details.

See also Note 5 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report for additional details regarding the ChinaCo Agreement and the ChinaCo Deconsolidation.

The net loss attributable to ChinaCo in the three months ended September 30, 2021 and 2020 was none and $66.2 million, respectively. The net loss attributable to ChinaCo in the nine months ended September 30, 2021 and 2020 was none and $609.8 million, respectively. ChinaCo contributed the following to the Company’s condensed consolidated results of operations and Adjusted EBITDA prior to its deconsolidation on October 2, 2020, in each case excluding amounts that eliminate in consolidation:

	Three Months Ended September 30,		Nine Months Ended September 30,

(Amounts in thousands)	2021	2020	2021	2020
Revenue	$—	$69,340	$—	$206,261
Location operating expenses	—	87,097	—	266,318
Restructuring and other related costs	—	(47,642)	—	(18,660)
Impairments/(gain on sale) of goodwill, intangibles and other assets	—	78,441	—	450,312
Depreciation and amortization	—	10,862	—	39,208
Total Expenses	—	149,527	—	819,527
Pre-tax loss	—	(58,437)	—	(598,727)
Net loss	—	(66,221)	—	(609,820)
Net loss attributable to Legacy WeWork	—	(32,733)	—	(62,997)
Adjusted EBITDA (1)	—	(34,891)	—	(129,528)

(1)	A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,

(Amounts in thousands)	2021	2020	2021	2020
Net loss	$—	$(66,221)	$—	$(609,820)
Income tax (benefit) provision	—	7,784	—	11,093
Interest and other (income) expenses, net	—	(21,750)	—	(14,539)
Depreciation and amortization	—	10,862	—	39,208
Restructuring and other related costs	—	(47,642)	—	(18,660)
Impairment/(gain on sale) of goodwill, intangibles and other assets	—	78,441	—	450,312
Stock-based compensation expense	—	132	—	158
Stock-based payments for services rendered by consultants	—	4,727	—	13,653
Change in fair value of contingent consideration liabilities	—	72	—	(122)
Expense related to mergers, acquisitions, divestitures and capital raising activities	—	(1,296)	—	(811)

Adjusted EBITDA	$—	$(34,891)	$—	$(129,528)

See Note 17 of the notes to the Company’s Condensed Consolidated Financial Statements, included in Part I, Item 1 of this Quarterly Report, for details regarding various related party fees payable by ChinaCo to the Company subsequent to the ChinaCo Deconsolidation.

Restructuring and Impairments

In September 2019, we commenced an operational restructuring program to improve our financial position and refocus on our core space-as-a-service business, establishing a clear path to profitable growth.

During the nine months ended September 30, 2021, we were successful in achieving a 44% reduction totaling $578.9 million in total costs associated with selling, general and administrative expenses as compared to the nine months ended September 30, 2020. During nine months ended September 30, 2021, we also terminated leases associated with a total of 78 previously open locations and 3 pre-open locations as part of our efforts to right-size our existing real estate portfolio to better match supply with demand in certain markets and to help improve overall operating performance.

We also successfully amended over 200 leases for a combination of partial terminations to reduce our leased space, rent reductions, rent deferrals, offsets for tenant improvement allowances and other strategic changes. These amendments and full and partial lease terminations have resulted in an estimated reduction of approximately $3.8 billion in total future undiscounted fixed minimum lease cost payments that were scheduled to be paid over the life of the original executed lease agreements.

Management is continuing to evaluate our real estate portfolio in connection with our ongoing restructuring efforts and expects to exit additional leases over the remainder of the restructuring period. During 2021, the Company anticipates there will be additional restructuring and related costs consisting primarily of lease termination charges, other exit costs and costs related to ceased use buildings and one-time employee termination benefits, as the Company is still in the process of finalizing its operational restructuring plans.

As of September 30, 2021, we believe that the positive changes we have made and our focused business plan with enhanced cost discipline will set the stage for our future success as we continue to increase our membership offerings and expand our footprint strategically through flexible and capital light growth alternatives.

As the Company continues to execute on its operational restructuring program and experiences the benefits of our efforts to create a leaner, more efficient organization, results may be less comparable period over period.

Restructuring and other related costs totaled $15.9 million and $19.0 million during the three months ended September 30, 2021 and 2020, respectively, and $482.0 million and $155.2 million during the nine months ended September 30, 2021 and 2020, respectively. The details of these net charges are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,

(Amounts in thousands)	2021	2020	2021	2020
One-time employee terminations	$3,758	$19,122	$548,860	$172,154
Ceased use buildings	33,378	—	99,123	—
Gains on lease terminations, net	(31,373)	(4,529)	(211,368)	(36,215)
Other, net	10,171	4,371	45,364	19,242

Total	$15,934	$18,964	$481,979	$155,181

As of September 30, 2021, net restructuring liabilities totaled approximately $60.2 million. A reconciliation of the beginning and ending restructuring liability balances is as follows:

(Amounts in thousands)	One-time Employee Benefits	Legal Settlement Benefits	Other	Total Restructuring Costs
Restructuring liability balance — December 31, 2020	$16,119	$—	$12,756	$28,875
Restructuring and other related costs expensed during the period	18,589	530,271	(66,881)	481,979
Cash payments of restructuring liabilities, net	(28,933)	—	(309,457)	(338,390)
Non-cash impact — primarily asset and liability write-offs and stock-based compensation	(2,054)	(530,271)	420,108	(112,217)

Restructuring liability balance — September 30, 2021	$3,721	$—	$56,526	$60,247

During the three and nine months ended September 30, 2021, the Company also performed its quarterly impairment assessment for long-lived assets. As a result of the COVID-19 pandemic and the resulting declines in revenue and operating income experienced by certain locations as of September 30, 2021, we identified certain assets whose carrying value was now deemed to have been partially impaired. We evaluated our estimates and assumptions related to our locations’ future revenue and cash flows, and performed a comprehensive review of our locations’ long-lived assets for impairment, including both property and equipment and operating lease right-of-use assets, at an individual location level. Key assumptions used in estimating the fair value of our location assets in connection with our impairment analyses are revenue growth, lease costs, market rental rates, changes in local real estate markets in which we operate, inflation, and the overall economics of the real estate industry. Our assumptions account for the estimated impact of the COVID-19 pandemic. As a result, during the three and nine months ended September 30, 2021, the Company recorded none and $31.5 million, respectively, in impairments, primarily as a result of decreases in projected cash flows primarily attributable to the impact of COVID-19.

Non-routine gains and impairment charges totaled $87.5 million and $253.6 million during the three months ended September 30, 2021 and 2020, respectively, and $629.1 million and $809.6 million during the nine months ended September 30, 2021 and 2020, respectively, and are included on a net basis as impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations. The details of these net charges are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,

(Amounts in thousands)	2021	2020	2021	2020
Impairment of assets held for sale	$—	$268	$—	$120,273
Impairment and write-off of long-lived assets associated with restructuring	87,541	155,961	598,481	579,024
Impairment of long-lived assets primarily associated with COVID-19	—	104,324	31,461	166,637
Gain on sale of assets	—	(6,928)	(816)	(56,350)

Total	$87,541	$253,625	$629,126	$809,584

See Note 3 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report for additional information regarding our restructuring and impairment activity.

Asset Dispositions

In connection with our operational restructuring program, and our refocus on our core space-as-a-service offering, we have been successful in the disposition of certain non-core operations in 2020 including:

•	Flatiron School LLC and its affiliates (collectively, “Flatiron”), acquired in 2017, were sold in August 2020;

•	Effective Technology Solutions, Inc. (“SpaceIQ”), a workplace management software platform acquired in 2019, was sold in May 2020;

•

Meetup Holdings, Inc. (“Meetup”), a web-based platform that brings people together for face to face interactions acquired in 2017, was sold in March 2020, with the Company retaining a 9% noncontrolling equity interest, accounted for as an equity method investment;

•	Managed by Q Inc. (“Managed by Q”), a workplace management platform acquired in 2019, was sold in March 2020;

•	The 424 Fifth Venture (as defined in “—Liquidity and Capital Resources” below) real estate investment, acquired in 2019, was sold in March 2020; and

•	Teem Technologies, Inc. (“Teem”), a software-as-a-service workplace management solution acquired in 2018, was sold in January 2020.

There were no dispositions or intangible asset or goodwill impairments during the nine months ended September 30, 2021. Revenue generated prior to the disposition of the non-core offerings listed above is recorded in Other Revenue during the nine months ended September 30, 2020.

See Note 3 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report for additional information regarding historical dispositions and the related impairments and gains recorded on sale.

Growth Strategy Changes

As we enter into more management agreements and/or participating leases, our net loss, Adjusted EBITDA and Free Cash Flow may be negatively impacted as we share some of our margin with landlords or other partners in exchange for them funding the capital expenditures at a particular location. Under a participating lease, the landlord typically pays or reimburses us for the full build-out of the space and we generally do not pay a specified annual rent, but rather rent is determined based on revenues or profits from the space. Similarly, in a management agreement, the partner may fund all capital expenditures to build out the space to our design specifications and maintains full responsibility for the space, while we function as the manager and receive an agreed upon management fee. In contrast to standard lease arrangements where we receive the full benefit of the future margin from a given location, under these alternative arrangements, we share portions of this future margin with the landlord or other partner. The percentage of open locations subject to such alternative arrangements was approximately 24% as of September 1, 2021, as compared to 15% as of September 1, 2020. The increase in this percentage year over year is primarily driven by the October 2, 2020 transition of ChinaCo from a primarily traditional consolidated lease structure to an unconsolidated management agreement arrangement with the leases now controlled by TBP. This percentage may continue to increase as our response to COVID-19 and our operational restructuring in general may include the conversion of certain traditional leases to management agreements.

COVID-19 and Impact on our Business

In late 2019, an outbreak of COVID-19 had emerged and by March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. Since that time, COVID-19 has resulted in various governments imposing numerous restrictions, including travel bans, quarantines, stay-at-home orders, social distancing requirements and mandatory closure of “non-essential” businesses.

We are facing a period of uncertainty as a result of the ongoing impact of the COVID-19 pandemic on our business and expect there may continue to be a material impact on demand for our space-as-a-service offering in the short-term.

As a result, the Company’s business was significantly disrupted by the COVID-19 pandemic, and the Company’s operations have been significantly reduced. In particular, markets in which the Company operates both in the United States and internationally, and the state and local governments in these areas, among others, have in the past implemented stay-at-home orders, social distancing requirements and mandatory closures of all “non-essential” businesses, and have either re-implemented or may in the future re-implement these or other restrictions, in an effort to curb the spread of COVID-19. In response to these measures, the Company has temporarily closed certain locations in various U.S. and international markets and may also do so in the future, in an effort to help protect the health and safety of its employees and members, and various planned new location openings have been delayed. In addition, the spread of COVID-19 has caused the Company to modify its business practices (including employee travel, employee work locations and cancellation of physical participation in meetings, events and conferences), and the Company may take further actions as may be required by government authorities or that the Company determines are in the best interests of the Company’s employees and members.

The Company had also been, and may continue to be, adversely impacted by member churn, non-payment (or delayed payment) from members or members seeking payment concessions or deferrals or cancellations as a result of the COVID-19 pandemic. Although improving during the latter portion of the three months ended June 30, 2021 and throughout the three months ended September 30, 2021, the Company continued to experience reduced new sales volumes at our locations during 2021, which negatively affected, and may continue to negatively affect, the Company’s results of operations. During 2021, we continued to record increased bad debt expense totaling $2.8 million and $32.6 million, during the three months ended September 30, 2021 and 2020, respectively, and $20.0 million and $53.5 million, during the nine months ended September 30, 2021 and 2020, respectively, compared to $5.0 million and $9.7 million for the three and nine months ended September 30, 2019, prior to the COVID-19 outbreak. The Company is continuing to actively monitor its accounts receivable balances in response to COVID-19 and also ceased recording revenue on certain existing contracts where collectability is not probable. The Company determined collectability was not probable and did not recognize revenue totaling approximately $61.1 million on such contracts since the beginning of the COVID-19 outbreak. The Company reached settlement agreements with members on certain of these contracts and recognized revenue related to these and recoveries of approximately $11.2 million and $19.3 million for the three and nine months ended September 30, 2021, respectively. We also continue to engage with our members as it relates to COVID-19 related payment deferral programs. Additionally, in order to retain our members, we may offer additional discounts or deferrals that may continue to negatively impact our net loss, Adjusted EBITDA and Free Cash Flow. Average revenue per WeWork membership declined approximately 3% for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020.

The implementation of professional distancing standards, de-densification of common areas and reconfiguring of offices, may also impact our key performance indicators and the comparability of our results. Our key performance indicators may also be impacted by the speed at which we can open locations and stabilize occupancy at those locations, as well as the average revenue per WeWork membership that we generate, which all may continue to decline in the short-term as a result of COVID-19.

We have sought to mitigate the operational and financial impact of COVID-19 on our business by taking the following measures:

•	Proactively negotiating with landlords on a location-by-location based approach for deferrals, abatements and the conversion of some traditional leases to management agreements.

•

Continuing our restructuring efforts and reorganizing our business and operating model with the goal of creating a leaner, more efficient organization to accelerate our path to positive Adjusted EBITDA.

•	Temporarily delaying certain new location openings and the capital investment associated with the expansion of our portfolio.

•

Taking steps to delay or reduce spending during this period of disruption in areas such as marketing, professional fees, personnel cost and maintenance capital. This is in addition to significant organic reductions in variable expenses such as consumables, utilities, sales commissions and broker referrals, among others, related to overall lower business activity.

In response to COVID-19, our product, design, technology and member experience teams are also working together to enhance our spaces and ensure WeWork is prepared to satisfy our members’ changing needs for space if and when they consider a return to work in the coming months. WeWork has been awarded a Global Certificate of Conformity for the company’s health and safety enhancements from Bureau Veritas, an internationally recognized testing, inspection, and certification organization. The certification was awarded after an independent audit of WeWork’s COVID-19 health and safety measures, response plans, and space modifications.

In the wake of the COVID-19 global pandemic, we accelerated our efforts to digitize our real estate offering through the launch of the WeWork All Access and WeWork On Demand products. WeWork All Access is a monthly subscription-based model that provides members with access to book space at any participating WeWork location within their home country. Through WeWork All Access, members can book dedicated desks, conference rooms and private offices right from their phones – enabling users to choose when, where and how they work. WeWork On Demand provides users pay-as-you-go access to book individual workspace or conference rooms at nearby WeWork locations, giving members the flexibility to book individual workspace by the hour or conference rooms by the day on the WeWork On Demand mobile app.

While the total effects of the COVID-19 pandemic on the economy and our business are uncertain, our senior management team is proactively monitoring its impact on a daily basis and will continue to adjust our operations as necessary.

We also believe our liquidity position will be sufficient to help us mitigate the near-term uncertainty associated with COVID-19. As of September 30, 2021, we had over $1.6 billion of cash and unfunded cash commitments, which includes $477.2 million of cash and cash equivalents on our condensed consolidated balance sheet, as well as access to an additional $1.1 billion in undrawn senior secured debt commitments (see the section entitled “—Liquidity and Capital Resources” for additional information on our liquidity position and undrawn debt availability).

While we cannot reasonably estimate the impact of COVID-19 on our future financial condition and results of operations, we do anticipate that it will likely have a continued negative impact in the near-term. During the nine months ended September 30, 2021, we have observed indicators of recovery with an increase of Total Memberships to 578 thousand as of September 1, 2021 from 490 thousand as of December 1, 2020. However, the extent to which COVID-19 could continue to impact our business depends on future developments, including those that are highly uncertain, cannot be predicted and are outside our control, including new information which may quickly emerge regarding the severity of the virus, the spread and impact of new variants, the scope of the outbreak and the actions to contain the virus or treat its impact, vaccination rollout plans, as well as actions the Company is taking including the duration of our location closures, delays in new openings, our ongoing negotiations with landlords and how quickly we can resume normal operations, among others.

Components of Results of Operations

We assess the performance of our locations differently based on whether the revenues and expenses of the location are consolidated within our results of operations, Consolidated Locations, or whether the revenues and expenses of the location are not consolidated within our results of operations but we are entitled to a management fee for our services, such as locations (“IndiaCo locations”, “ChinaCo locations” and “Israel locations,” collectively Unconsolidated Locations) operated by, WeWork India Services Private Limited, TBP and Ampa, respectively. Beginning with the fourth quarter of 2020, ChinaCo locations are included in Unconsolidated Locations. Prior to and during the nine months ended September 30, 2020, ChinaCo locations were included in Consolidated Locations. The term “locations” includes only Consolidated Locations when used in sections entitled “—Components of Results of Operations” and —“Comparison of the three and nine months ended September 30, 2021 and 2020” but includes both Consolidated Locations and Unconsolidated Locations when used elsewhere in this Quarterly Report.

Revenue

Revenue includes membership and service revenue as well as other revenue as described below.

Membership revenue represents membership fees, net of discounts, from sales of WeWork memberships, WeWork All Access Memberships, WeWork On Demand and WeMemberships, as well as any revenue associated with our former WeLive offering. We derive a significant majority of our revenue from recurring membership fees. The price of each membership varies based on the type of workplace solution selected by the member, the geographic location of the space occupied, and any monthly allowances for business services, such as conference room reservations and printing or copying allotments, that are included in the base membership fee. All memberships include access to our community through the WeWork app. Membership revenue is recognized monthly, on a ratable basis, over the life of the agreement, as access to space is provided.

Service revenue primarily includes additional billings to members for ancillary business services in excess of the monthly allowances mentioned above. Services offered to members include access to conference rooms, printing, photocopies, initial set-up fees, phone and IT services, parking fees and other services.

Service revenue also includes commissions we earn from third-party service providers. We offer access to a variety of business and other services to our members, often at exclusive rates, and receive a percentage of the sale when one of our members purchases a service from a third-party. These services range from business services to lifestyle perks. Service revenue also includes any management fee income for services provided to IndiaCo locations, ChinaCo locations (subsequent to deconsolidation on October 2, 2020), and Israel locations (subsequent to the franchise agreement on June 1, 2021). Service revenue is recognized on a monthly basis as the services are provided.

Service revenue does not include any revenue recognized related to other non-core offerings not related to our space-as-a-service offering.

Other revenue primarily includes our former Powered by We design and development services in which we offered on-site office management that provides integrated design, construction and space management services. Also included in other revenue is other management and advisory fees earned.

Design and development services performed are recognized as revenue over time based on a percentage of contract costs incurred to date compared to the total estimated contract cost. The Company identifies only the specific costs incurred that contribute to the Company’s progress in satisfying the performance obligation. Contracts are generally segmented between types of services, such as consulting contracts, design and construction contracts, and operate contracts. Revenues related to each respective type of contract are recognized as or when the respective performance obligations are satisfied. When total cost estimates for these types of arrangements exceed revenues in a fixed-price arrangement, the estimated losses are recognized immediately.

Income generated from sponsorships and ticket sales from WeWork branded events are recognized upon the occurrence of the event. Other revenues are generally recognized over time, on a monthly basis, as the services are performed.

Other revenue also includes revenue generated from various other non-core offerings, not directly related to the revenue we earn under our membership agreements through which we provide space-as-a-service. For example, the revenue generated by the following during the periods subsequent to their acquisition and prior to their disposition or wind down, are all classified as other revenue: Flatiron, Meetup, SpaceIQ, Managed by Q, Teem, Prolific, Waltz and WeGrow (collectively, our “non-core operations” or “non-core offerings”).

As other revenue includes significant amounts related to non-core operations that have been disposed of or have been wound down, we expect these other revenues to continue to decline. See the section entitled “—Key Factors Affecting Comparability of Our Results—Asset Dispositions” above.

Location Operating Expenses

Location operating expenses include the day-to-day costs of operating an open location and exclude pre-opening costs, depreciation and amortization and general sales and marketing, which are separately recorded.

Lease Cost

Our most significant location operating expense is lease cost. Lease cost is recognized on a straight-line basis over the life of the lease term in accordance with GAAP based on the following three key components:

•

Lease cost contractually paid or payable represents cash payments due for base and contingent rent, common area maintenance amounts and real estate taxes payable under the Company’s lease agreements, recorded on an accrual basis of accounting, regardless of the timing of when such amounts were actually paid.

•

Amortization of lease incentives represents the amortization of amounts received or receivable for tenant improvement allowances and broker commissions (collectively, “lease incentives”), amortized on a straight-line basis over the terms of our leases.

•

Non-cash GAAP straight-line lease cost represents the adjustment required under GAAP to recognize the impact of “free rent” periods and lease cost escalation clauses on a straight-line basis over the term of the lease. Non-cash GAAP straight-line lease cost also includes the amortization of capitalized initial direct costs associated with obtaining a lease.

Other Location Operating Expenses

Other location operating expenses typically include utilities, ongoing repairs and maintenance, cleaning expenses, office expenses, security expenses, credit card processing fees and food and beverage costs. Location operating expenses also include personnel and related costs for the teams managing our community operations, including member relations, new member sales and member retention and facilities management.

Pre-Opening Location Expenses

Pre-opening location expenses include all expenses incurred while a location is not open for members. The primary components of pre-opening location expenses are lease cost expense, including our share of tenancy costs (including real estate and related taxes and common area maintenance charges), utilities, cleaning, personnel and related expenses and other costs incurred prior to generating revenue. Personnel expenses are included in pre-opening location expenses as we staff our locations prior to their opening to help ensure a smooth opening and a successful member move-in experience. Pre-opening location expenses also consist of expenses incurred during the period in which a workspace location has been closed for member operations and all members have been relocated to a new workspace location, prior to management’s decision to enter negotiations to terminate a lease.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses consist primarily of personnel and stock-based compensation expenses related to our corporate employees, technology, consulting, legal and other professional services expenses, costs for our corporate offices, such as costs associated with our billings, collections, purchasing and accounts payable functions. Also included in SG&A expenses are general sales and marketing efforts, including advertising costs, member referral fees, and costs associated with strategic marketing events, and various other costs we incur to manage and support our business.

SG&A expenses also includes cost of goods sold in connection with our former Powered by We on-site office design, development and management solutions and the costs of services or goods sold related to our various other non-core offerings described above in the periods subsequent to their acquisition and prior to their disposition or wind down.

Also included are corporate design, development, warehousing, logistics and real estate costs and expenses incurred researching and pursuing new markets, solutions and services, and other expenses related to the Company’s growth and global expansion incurred during periods when the Company was focused on expansion. These costs include non-capitalized personnel and related expenses for our development, design, product, research, real estate, growth talent acquisition, mergers and acquisitions, legal, technology research and development teams and related professional fees and other expenses incurred such as growth related recruiting fees, employee relocation costs, due diligence, integration costs, transaction costs, contingent consideration fair value adjustments relating to acquisitions, write-off of previously capitalized costs for which the Company is no longer moving forward with the lease or project and other routine asset impairments and write-offs.

We expect that overall SG&A expenses will decrease as a percentage of revenue over time as we continue to execute on our operational restructuring plans aimed to enhance our operating efficiency and leverage the historical investments in people and technology that we have made to support the growth of our global community. We also expect decreases in SG&A expenses over time due to the sale or wind down of certain non-core operations discussed above. Prior to 2020, much of our sales and marketing efforts were focused on pre-opening locations and non-mature locations. With the decline in overall occupancy and the impact of COVID-19 on our mature locations continuing in 2021, future sales and marketing costs may be required to help restabilize our mature locations.

Restructuring and Other Related Costs and Impairment/(gain on sale) of Goodwill, Intangibles and Other Assets

See the section entitled “—Key Factors Affecting Comparability of Our Results—Restructuring and Impairments” above for details surrounding the components of these financial statement line items.

Depreciation and Amortization Expense

Depreciation and amortization primarily relates to the depreciation expense recorded on our property and equipment, the most significant component of which are the leasehold improvements made to our real estate portfolio.

Interest and Other Income (Expense)

Interest and other income (expense) is comprised of interest income, interest expense, loss on extinguishment of debt, earnings from equity method and other investments, foreign currency gain (loss), and gain (loss) from change in fair value of related party financial instruments.

Condensed Consolidated Results of Operations

The following table sets forth the Company’s condensed consolidated results of operations and other key metrics for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,

(Amounts in thousands)	2021	2020	2021	2020
Condensed Consolidated statements of operations information:
Revenue	$661,031	$810,752	$1,852,362	$2,749,369
Expenses:
Location operating expenses—cost of revenue (1)	752,493	924,363	2,351,305	2,729,165
Pre-opening location expenses	40,367	60,741	117,206	226,660
Selling, general and administrative expenses(2)	233,928	387,248	733,430	1,312,349
Restructuring and other related costs	15,934	18,964	481,979	155,180
Impairment/(gain on sale) of goodwill, intangibles and other assets	87,541	253,625	629,126	809,584
Depreciation and amortization	170,816	197,964	535,157	588,120

Total expenses	1,301,079	1,842,905	4,848,203	5,821,058

Loss from operations	(640,048)	(1,032,153)	(2,995,841)	(3,071,689)
Interest and other income (expense), net	(206,465)	38,279	(828,095)	427,853

Pre-tax loss	(846,513)	(993,874)	(3,823,936)	(2,643,836)
Income tax benefit (provision)	2,251	(5,586)	(5,031)	(21,701)

Net loss	(844,262)	(999,460)	(3,828,967)	(2,665,537)
Noncontrolling interests	41,862	58,197	105,367	676,576

Net loss attributable to Legacy WeWork	$(802,400)	$(941,263)	$(3,723,600)	$(1,988,961)

(1)

Exclusive of depreciation and amortization shown separately on the depreciation and amortization line in the amount of $162.4 million and $183.0 million for the three months ended September 30, 2021 and 2020, respectively, and $508.0 million and $534.6 million for the nine months ended September 30, 2021 and 2020, respectively.

(2)

Includes cost of revenue in the amount of $28.7 million and $67.1 million during the three months ended September 30, 2021 and 2020 respectively, and $61.4 million and $209.6 million during the nine months ended September 30, 2021 and 2020, respectively. Excludes depreciation and amortization of none for the three months and none and $0.2 million for the nine months ended September 30, 2021 and 2020, respectively shown separately below.

	September 1,		September 1,
	2021	2020(2),(3)	2020

			Impact of ChinaCo on Consolidated Locations(2)
Other key performance indicators:
Consolidated Locations
Workstation Capacity (in thousands)	766	962	115
Physical Memberships (in thousands)	432	480	60
All Access and Other Legacy Memberships (in thousands)	32	34	—
Memberships (in thousands)(1)	464	514	60
Physical Occupancy Rate	56%	50%	52%
Enterprise Membership Percentage	47%	54%	45%
Unconsolidated Locations
Workstation Capacity (in thousands)	165	57
Physical Memberships (in thousands)	114	27
Memberships (in thousands)	114	27
Physical Occupancy Rate	69%	47%
Total Locations
Workstation Capacity (in thousands)	932	1,020
Physical Memberships (in thousands)	546	507
All Access and Other Legacy Memberships (in thousands)	32	34
Memberships (in thousands)(1)	578	542
Physical Occupancy Rate	59%	50%

(1)

Consolidated Locations and Total Locations Memberships include WeMemberships of 4 thousand and 7 thousand as of September 1, 2021 and 2020, respectively. WeMemberships are legacy products that provide member user login access to the WeWork member network online or through the mobile application as well as access to service offerings and the right to reserve space on an à la carte basis, among other benefits.

(2)

Effective October 2, 2020, the Company deconsolidated ChinaCo and as a result, beginning with the fourth quarter of 2020, the workstation capacity, memberships, occupancy and enterprise memberships percentages for Consolidated Locations as of September 1, 2021 excludes the impact of ChinaCo locations, and they are included in the totals for Unconsolidated Locations presented as of September 1, 2021, with no impact on Total Locations. Prior to October 2, 2020, ChinaCo was still consolidated and therefore the key performance indicators for ChinaCo are included in Consolidated Locations as of September 1, 2020.

(3)

On June 1, 2021, we closed a franchise agreement with Ampa and transferred the building operations and obligations of our Israel locations to Ampa. Beginning on June 1, 2021, our Israel locations are no longer Consolidated Locations and are classified as Unconsolidated Locations. Included in Consolidated Locations indicators above are 12 thousand workstation capacity and 8 thousand memberships at Israel locations as of September 1, 2020.

Condensed Consolidated Results of Operations as a Percentage of Revenue

The following table sets forth our condensed consolidated statements of operations information as a percentage of revenue for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020
Revenue	100%	100%	100%	100%
Expenses:
Location operating expenses—cost of revenue(1)	114%	114%	127%	99%
Pre-opening location expenses	6%	7%	6%	8%
Selling, general and administrative expenses(1)	35%	48%	40%	48%
Restructuring and other related costs	2%	2%	26%	6%
Impairment/(gain on sale) of goodwill, intangibles and other assets	13%	31%	34%	29%
Depreciation and amortization	26%	24%	29%	21%

Total operating expenses	196%	227%	262%	212%

Loss from operations	(97)%	(127)%	(162)%	(112)%
Interest and other income (expense), net	(31)%	5%	(45)%	16%

Pre-tax loss	(128)%	(123)%	(207)%	(96)%
Income tax benefit (provision)	—%	(1)%	—%	(1)%

Net loss	(128)%	(123)%	(207)%	(97)%
Noncontrolling interests	7%	7%	6%	25%

Net loss attributable to Legacy WeWork	(121)%	(116)%	(201)%	(72)%

(1)	Exclusive of depreciation and amortization shown separately on the depreciation and amortization line.

Comparison of the three and nine months ended September 30, 2021 and 2020

Revenue

Comparison of the three months ended September 30, 2021 and the three months ended September 30, 2020

	Three Months Ended September 30,		Change

(Amounts in thousands, except percentages)	2021	2020	$	%
Membership and service revenue	$627,060	$733,918	$(106,858)	(15)%
Other revenue	33,971	76,834	(42,863)	(56)%

Total revenue	$661,031	$810,752	$(149,721)	(18)%
ChinaCo Membership and service revenue	—	68,589	(68,589)	(100)%
ChinaCo Other revenue	—	751	(751)	(100)%

Total revenue excluding ChinaCo	$661,031	$741,412	(80,381)	(11)%

Total revenue decreased $149.7 million primarily driven by membership and service revenue, which decreased $106.9 million to $627.1 million for the three months ended September 30, 2021, from $733.9 million for the three months ended September 30, 2020. The decrease in membership and service revenue was primarily driven by the 10% decrease in our membership base to approximately 464 thousand memberships as of September 30, 2021 from 514 thousand as of September 30, 2020. Revenue for the three months ended September 30, 2020 decreased due to increased COVID-19 related discounts with fewer discounts as compared to the three months ended September 30, 2021 as tenants are returning to offices. Service revenue increased during the three months ended September 30, 2021 compared to the three months ended September 30, 2020, as tenants are returning back to the office. Also, there was approximately $11.2 million in customer settlements recognized during the three months ended September 30, 2021 related to recoveries on contracts in connection with which we ceased recognizing revenue for where we deemed collectability was not probable, see the section entitled “Key Factors Affecting the Comparability of Our Results—COVID-19 and Impact on our Business” above.

Included in net decreases in membership and service revenue discussed above was a decrease of approximately $68.6 million in membership and service revenue related to ChinaCo. ChinaCo was deconsolidated as of October 2, 2020 and therefore contributed to consolidated membership and service revenue during the three months ended September 30, 2020 but not during the same period in 2021.

Additionally, there was an 56% decrease in other revenue, which decreased $42.9 million to $34.0 million for the three months ended September 30, 2021, from $76.8 million for the three months ended September 30, 2020. The $42.9 million decrease primarily related to a $34.1 million decrease in revenue generated from our former Powered by We solution and a $5.1 million decrease primarily due to the sale of non-core ventures that were sold in 2020 as a result of our plan to refocus on our core space-as-a-service business. The remaining $3.7 million net decrease is related to decreases in revenue from various other offerings, of which $0.8 million related to ChinaCo revenue.

Comparison of the nine months ended September 30, 2021 and the nine months ended September 30, 2020

	Nine Months Ended September 30,		Change

(Amounts in thousands, except percentages)	2021	2020	$	%
Membership and service revenue	$1,771,488	$2,520,939	$(749,451)	(30)%
Other revenue	80,874	228,430	(147,556)	(65)%

Total revenue	$1,852,362	$2,749,369	$(897,007)	(33)%
ChinaCo Membership and service revenue	—	204,291	(204,291)	(100)%
ChinaCo Other revenue	—	1,970	(1,970)	(100)%

Total revenue excluding ChinaCo	$1,852,362	$2,543,108	(690,746)	(27)%

Total revenue decreased $897.0 million primarily driven by membership and service revenue, which decreased $749.5 million to $1.8 billion for the nine months ended September 30, 2021, from $2.5 billion for the nine months ended September 30, 2020. The decrease in membership and service revenue was primarily driven by the 10% decrease in our membership base to approximately 464 thousand memberships as of September 30, 2021 from 514 thousand as of September 30, 2020. The decrease in revenue was also impacted by increases in COVID-19 related discounts. Membership and service revenue was also negatively impacted by lower than average incremental service revenue earned during the nine months ended September 30, 2021, primarily associated with the reduction of the use of our space and related services as a result of COVID-19. Service revenue increased during the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020, as tenants are returning back to the office. Also, there was approximately $19.3 million in customer settlements recognized during the nine months ended September 30, 2021 but not during the same period in 2021.

Included in the net decreases in membership and service revenue discussed above was a decrease of approximately $204.3 million in membership and service revenue related to ChinaCo. ChinaCo was deconsolidated as of October 2, 2020 and therefore contributed to consolidated membership and service revenue during the nine months ended September 30, 2020 but not during the same period in 2021.

Additionally, there was a 65% decrease in other revenue, which decreased $147.6 million to $80.9 million for the nine months ended September 30, 2021, from $228.4 million for the nine months ended September 30, 2020. The $147.6 million decrease primarily related to a $99.1 million decrease in revenue generated from our former Powered by We solution and a $33.2 million decrease primarily due to the sale of non-core ventures that were sold in 2020 as a result of our plan to refocus on our core space-as-a-service business. There was also a decrease of $9.4 million in subscription revenue and $3.1 million decrease related to management fees. The remaining $2.8 million net decrease is related to decreases in revenue from various other offerings, of which $2.0 million related to ChinaCo.

Location Operating Expenses

Comparison of the three months ended September 30, 2021 and the three months ended September 30, 2020

	Three Months Ended September 30,		Change

(Amounts in thousands, except percentages)	2021	2020	$	%
Location operating expenses	$752,493	$924,363	$(171,870)	(19)%

ChinaCo location operating expenses	—	87,097	(87,097)	(100)%

Location operating expenses excluding ChinaCo	$752,493	$837,266	$(84,773)	(10)%

Location operating expenses decreased $171.9 million due primarily to a decrease of approximately $87.1 million in location operating expenses related to ChinaCo. ChinaCo was deconsolidated as of October 2, 2020 and therefore contributed to consolidated location operating expenses during the three months ended September 30, 2020 but not during the same period in 2021. The remaining $84.8 million decrease was primarily due to decline in memberships, office expenses, payroll, and physical occupancy, primarily as a result of COVID-19 and cost cutting strategies, partially offset by an increase in real estate operating lease cost. As a percentage of total revenue, location operating expenses for the three months ended September 30, 2021 remained consistent with the three months ended September 30, 2020 at 114%. Location operating expenses as a percentage of total revenue was impacted by the decline in average revenue, discussed above as well as by a reduction in location operating expenses.

During the three months ended September 30, 2021, the Company terminated leases associated with a total of 19 previously open locations. Management is continuing to evaluate our real estate portfolio in connection with its ongoing restructuring efforts and expects to exit additional leases over the remainder of 2021. The location decreases were partially offset by the opening of 8 locations during the three months ended September 30, 2021, of which 5 were previously placed back into pre-open and re-opened during the three months ended September 30, 2021.

During the three months ended September 30, 2021, the Company also successfully amended over 50 leases for a combination of partial terminations to reduce our leased space, rent reductions, rent deferrals, offsets for tenant improvement allowances and other strategic changes.

Our most significant location operating expense is real estate operating lease cost, which includes the following components and changes:

	Three Months Ended September 30,		Change

(Amounts in thousands, except percentages)	2021	2020	$	%
Lease cost contractually paid or payable	$607,739	$711,651	$(103,912)	(15)%
Non-cash GAAP straight-line lease cost	67,688	87,589	(19,901)	(23)%
Amortization of lease incentives	(68,534)	(77,660)	9,126	(12)%

Total real estate operating lease cost	$606,893	$721,580	$(114,687)	(16)%

The following table includes the components of real estate operating lease cost included in location operating expenses as a percentage of membership revenue:

	Three Months Ended September 30,

	2021	2020	Change %
Lease cost contractually paid or payable	100%	99%	1%
Non-cash GAAP straight-line lease cost	11%	12%	(1)%
Amortization of lease incentives	(11)%	(11)%	—%

Total real estate operating lease cost	100%	101%	(1)%

The $103.9 million decrease in lease cost contractually paid or payable was generally due to continued lease terminations during the three months ended September 30, 2021.

The $19.9 million decrease in non-cash GAAP straight-line lease cost was primarily driven by decreases in lease cost escalations and the end of free rent periods. The impact of straight-lining lease cost typically increases straight-line lease cost adjustments in the first half of the life of a lease, when lease cost recorded in accordance with GAAP exceeds cash payments made, and then decreases lease cost in the second half of the life of the lease when lease cost is less than the cash payments required. The impact of straight-lining of lease cost nets to zero over the life of a lease.

The $9.1 million decrease in amortization of lease incentives benefit was primarily due to locations that incurred amortization of lease incentive benefits during the three months ended September 30, 2020 no longer incurring amortization during the three months ended September 30, 2021 mainly due to lease terminations.

The remaining net decrease in all other location operating expenses consisted of decreases related to cleaning expenses, the purchase of COVID-19 prevention supplies, and other office expenses as a result of a reduction in the use of certain locations during the three months ended September 30, 2021 as a result of COVID-19. Additionally, the decrease was due to the reductions in operating costs as a result of the Company’s efforts to create a more efficient organization, including payroll costs, bad debt due to reserves booked in the prior year as a result of COVID-19 restrictions and consulting costs. These were offset by an increase in real estate taxes, repair and utility and other various operating costs during the three months ended September 30, 2021.

Comparison of the nine months ended September 30, 2021 and the nine months ended September 30, 2020

	Nine Months Ended September 30,		Change

(Amounts in thousands, except percentages)	2021	2020	$	%
Location operating expenses	$2,351,305	$2,729,165	$(377,860)	(14)%

ChinaCo location operating expenses	—	266,318	(266,318)	(100)%

Location operating expenses excluding ChinaCo	$2,351,305	$2,462,847	$(111,542)	(5)%

Location operating expenses decreased $377.9 million due primarily to a decrease of approximately $266.3 million in location operating expenses related to ChinaCo. ChinaCo was deconsolidated as of October 2, 2020 and therefore contributed to consolidated location operating expenses during the nine months ended September 30, 2020 but not during the same period in 2021. The remaining $111.5 million decrease was primarily due to decline in physical memberships, office expenses, payroll, and physical occupancy, primarily as a result of COVID-19 and cost cutting strategies, partially offset by an increase in real estate operating lease costs. As a percentage of total revenue, location operating expenses for the nine months ended September 30, 2021 increased by 28 percentage points to 127% compared to 99% for the nine months ended September 30, 2020. The increase in location operating expenses as a percentage of total revenue was primarily impacted by the overall decline in average revenue, discussed above.

During the nine months ended September 30, 2021, the Company terminated leases associated with a total of 78 previously open locations and 3 pre-open locations. Management is continuing to evaluate our real estate portfolio in connection with its ongoing restructuring efforts and expects to exit additional leases over the remainder of 2021. The location decreases were partially offset by the opening of 27 locations during the nine months ended September 30, 2021, of which during the three months ended September 30, 2021, 5 were previously placed back into pre-open and re-opened during the three months ended September 30, 2021.

During the nine months ended September 30, 2021, the Company also successfully amended over 200 leases for a combination of partial terminations to reduce our leased space, rent reductions, rent deferrals, offsets for tenant improvement allowances and other strategic changes.

Our most significant location operating expense is real estate operating lease cost, which includes the following components and changes:

	Nine Months Ended September 30,		Change

(Amounts in thousands, except percentages)	2021	2020	$	%
Lease cost contractually paid or payable	$1,907,773	$1,978,419	$(70,646)	(4)%
Non-cash GAAP straight-line lease cost	198,971	316,490	(117,519)	(37)%
Amortization of lease incentives	(210,935)	(221,143)	10,208	(5)%

Total real estate operating lease cost	$1,895,809	$2,073,766	$(177,957)	(9)%

The following table includes the components of real estate operating lease cost included in location operating expenses as a percentage of membership revenue:

	Nine Months Ended September 30,
	2021	2020	Change %
Lease cost contractually paid or payable	111%	81%	30%
Non-cash GAAP straight-line lease cost	12%	13%	(1)%
Amortization of lease incentives	(12)%	(9)%	(3)%

Total real estate operating lease cost	110%	85%	25%

The $70.6 million decrease in lease cost contractually paid or payable was generally due to continued lease terminations during the nine months ended September 30, 2021.

The $117.5 million decrease in non-cash GAAP straight-line lease cost was primarily driven by decreases in lease cost escalations and the end of free rent periods. The impact of straight-lining lease cost typically increases straight-line lease cost adjustments in the first half of the life of a lease, when lease cost recorded in accordance with GAAP exceeds cash payments made, and then decreases lease cost in the second half of the life of the lease when lease cost is less than the cash payments required. The impact of straight-lining of lease cost nets to zero over the life of a lease.

The $10.2 million decrease in amortization of lease incentives benefit was primarily due to locations that incurred amortization of lease incentive benefits during the nine months ended September 30, 2020 no longer incurring amortization during the nine months ended September 30, 2021 mainly through lease terminations.

The remaining net decrease in all other location operating expenses consisted of decreases related to cleaning expenses, the purchase of COVID-19 prevention supplies, and other office expenses as a result of a reduction in the use of certain locations during the nine months ended September 30, 2021 as a result of COVID-19. Additionally, the decrease was due to the reductions in operating costs as a result of the Company’s efforts to create a more efficient organization, including payroll costs, bad debt due to reserves booked in the prior year as a result of COVID-19 restrictions and consulting costs. These were offset by an increase in rent, real estate taxes, repair and utility and other various operating costs during the nine months ended September 30, 2021.

Pre-Opening Location Expenses

Comparison of the three months ended September 30, 2021 and the three months ended September 30, 2020

	Three Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Pre-opening location expenses	$40,367	$60,741	$(20,374)	(34)%

ChinaCo pre-opening location expenses	—	1,106	(1,106)	(100)%

Pre-opening location expenses excluding ChinaCo	$40,367	$59,635	$(19,268)	(32)%

Pre-opening location expenses decreased $20.4 million to $40.4 million primarily as a result of the Company’s decision in the fourth quarter of 2019 and first half of 2020 to decelerate the growth rate of our platform and to focus on increasing the profitability of our existing portfolio of locations. During the three months ended September 30, 2021 and 2020, there was an average of approximately 60 and 100 locations where we had taken possession of the new leased spaces but the location had not yet opened for member operations, respectively. Included in the 60 pre-open locations was an average of approximately 17 locations that were closed for member operations and all members have been relocated to a new workspace location during the three months ended September 30, 2021, but management has not yet ceased use of the building.

Included in the net decreases discussed above was a decrease of approximately $1.1 million in pre-opening expenses related to ChinaCo. ChinaCo was deconsolidated as of October 2, 2020 and therefore contributed to consolidated pre-opening expenses during the three months ended September 30, 2020 but not during the same period in 2021.

Our most significant pre-opening location expense is real estate operating lease cost for the period before a location is open for member operations, which includes the following components and changes:

	Three Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Lease cost contractually paid or payable	$17,878	$32,106	$(14,228)	(44)%
Non-cash GAAP straight-line lease cost	26,179	34,688	(8,509)	(25)%
Amortization of lease incentives	(4,787)	(8,934)	4,147	(46)%

Total pre-opening location real estate operating lease cost	$39,270	$57,860	$(18,590)	(32)%

The $14.2 million decrease in lease cost contractually paid or payable was generally the result of the decrease in the number of pre-opening locations described above.

The $8.5 million decrease in non-cash GAAP straight-line lease cost is primarily driven by the decrease in pre-opening locations and fewer free rent periods associated with our pre-opening locations as described above. During the three months ended September 30, 2021 and 2020, lease cost recorded in accordance with GAAP exceeded cash payments required to be made. As the number of pre-opening locations at the end of each period has decreased as described above, so too have non-cash GAAP straight-line lease costs relating to those pre-open locations. The impact of straight-lining of lease cost nets to zero over the life of a lease.

The $4.1 million decrease in amortization of lease incentives benefit was driven by the decrease in pre-opening locations discussed above.

Comparison of the nine months ended September 30, 2021 and the nine months ended September 30, 2020

	Nine Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Pre-opening location expenses	$117,206	$226,660	$(109,454)	(48)%

ChinaCo pre-opening location expenses	—	13,465	(13,465)	(100)%

Pre-opening location expenses excluding ChinaCo	$117,206	$213,195	$(95,989)	(45)%

Pre-opening location expenses decreased $109.5 million to $117.2 million primarily as a result of the Company’s decision in the fourth quarter of 2019 and first half of 2020 to decelerate the growth rate of our platform and to focus on increasing the profitability of our existing portfolio of locations. During the nine months ended September 30, 2021 and 2020, there was an average of approximately 60 and 125 locations where we had taken possession of the new leased spaces but the location had not yet opened for member operations, respectively. Included in the 60 pre-open locations was an average of 15 locations that were closed for member operations and all members have been relocated to a new workspace location during the nine months ended September 30, 2020, but management has not yet ceased use of the building.

Included in the net decreases discussed above was a decrease of approximately $13.5 million in pre-opening expenses related to ChinaCo. ChinaCo was deconsolidated as of October 2, 2020 and therefore contributed to consolidated pre-opening expenses during the nine months ended September 30, 2020 but not during the same period in 2021.

Our most significant pre-opening location expense is real estate operating lease cost for the period before a location is open for member operations, which includes the following components and changes:

	Nine Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Lease cost contractually paid or payable	$73,823	$101,175	$(27,352)	(27)%
Non-cash GAAP straight-line lease cost	51,713	146,814	(95,101)	(65)%
Amortization of lease incentives	(14,945)	(32,496)	17,551	(54)%

Total pre-opening location real estate operating lease cost	$110,591	$215,493	$(104,902)	(49)%

The $95.1 million decrease in non-cash GAAP straight-line lease cost is primarily driven by the decrease in pre-opening locations and fewer free rent periods associated with our pre-opening locations as described above. During the nine months ended September 30, 2021 and 2020, lease cost recorded in accordance with GAAP exceeded cash payments required to be made. As the number of pre-opening locations at the end of each period has decreased as described above, so too have non-cash GAAP straight-line lease costs relating to those pre-open locations. The impact of straight-lining of lease cost nets to zero over the life of a lease.

The $27.4 million decrease in lease cost contractually paid or payable was generally the result of the decrease in the number of pre-opening locations described above.

The $17.6 million decrease in amortization of lease incentives benefit was driven by the decrease in pre-opening locations discussed above.

Selling, General and Administrative Expenses

Comparison of the three months ended September 30, 2021 and the three months ended September 30, 2020

	Three Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Selling, general and administrative expenses	$233,928	$387,248	$(153,320)	(40)%

ChinaCo selling, general and administrative expenses	—	19,663	(19,663)	(100)%

Selling, general and administrative expenses excluding ChinaCo	$233,928	$367,585	$(133,657)	(36)%

SG&A expenses decreased $153.3 million to $233.9 million for the three months ended September 30, 2021 from the three months ended September 30, 2020. Included in the $153.3 million decrease is a $19.7 million decrease in SG&A expenses related to ChinaCo. ChinaCo was deconsolidated as of October 2, 2020 and therefore contributed to consolidated SG&A expenses during the three months ended September 30, 2020 but not during the same period in 2021. As a percentage of total revenue, SG&A expenses decreased by 13 percentage points to 35% for the three months ended September 30, 2021, compared to 48% for the three months ended September 30, 2020, driven primarily by our decision during the fourth quarter of 2019 and into 2020 to slow our growth and focus on our goal of creating a leaner, more efficient organization resulting in reductions in headcount, including an $84.8 million decrease in employee compensation and benefits expenses, professional fees and other expenses. In addition, as a result of the temporary business interruption caused by COVID-19, the Company was also proactive in taking steps to delay or reduce spending in areas such as marketing with a steady increase in marketing costs during the three months ended September 30, 2021 but an overall decrease of $6.2 million in advertising expenses compared to the three months ended September 30, 2020. We also incurred fewer variable sales costs that are directly tied to the COVID-19 related decline in sales activity experienced during the three months ended September 30, 2021, such as member referral fees which declined by $4.3 million during three months ended September 30, 2021.

Included in the decrease in SG&A expenses was a $38.3 million decrease in cost of revenue attributable to non-core businesses that were primarily sold or wound down as the Company has refocused on its core space-as-a-service offering.

Comparison of the nine months ended September 30, 2021 and the nine months ended September 30, 2020

	Nine Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Selling, general and administrative expenses	$733,430	$1,312,349	$(578,919)	(44)%

ChinaCo selling, general and administrative expenses	—	68,884	(68,884)	(100)%

Selling, general and administrative expenses excluding ChinaCo	$733,430	$1,243,465	$(510,035)	(41)%

SG&A expenses decreased $578.9 million to $733.4 million for the nine months ended September 30, 2021 from the nine months ended September 30, 2020. Included in the $578.9 million decrease is a $68.9 million decrease in SG&A expenses related to ChinaCo. ChinaCo was deconsolidated as of October 2, 2020 and therefore contributed to consolidated SG&A expenses during the nine months ended September 30, 2020 but not during the same period in 2021. As a percentage of total revenue, SG&A expenses decreased by 8 percentage points to 40% for the nine months ended September 30, 2021, compared to 48% for the nine months ended September 30, 2020, driven primarily by our decision during the fourth quarter of 2019 and into 2020 to slow our growth and focus on our goal of creating a leaner, more efficient organization resulting in reductions in headcount, including a $343.7 million decrease in employee compensation and benefits expenses, professional fees and other expenses. In addition, as a result of the temporary business interruption caused by COVID-19, the Company was also proactive in taking steps to delay or reduce spending in areas such as marketing during the nine months ended September 30, 2021 resulting in a $16.6 million decrease in advertising expenses compared to the nine months ended September 30, 2020. We also incurred fewer variable sales costs that are directly tied to the COVID-19 related decline in sales activity experienced during the nine months ended September 30, 2021, such as member referral fees which declined by $27.3 million during nine months ended September 30, 2021.

Included in the decrease in SG&A expenses was a $148.1 million decrease in cost of revenue attributable to non-core businesses that were primarily sold or wound down as the Company has refocused on its core space-as-a-service offering.

The decreases were partially offset by an increase in stock-based compensation of $16.0 million and various other expenses of $9.7 million.

Restructuring and other related costs and Impairment/(gain on sale) of goodwill, intangibles and other assets

Comparison of the three months ended September 30, 2021 and the three months ended September 30, 2020

	Three Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Restructuring and other related costs	$15,934	$18,964	$(3,030)	(16)%
Impairment/(gain on sale) of goodwill, intangibles and other assets	$87,541	$253,625	$(166,084)	(65)%

Restructuring and other related costs decreased $(3.0) million to $15.9 million for the three months ended September 30, 2021, primarily due to a $26.8 million increase to gains on terminated leases associated with a total of 19 previously open locations. Management is continuing to evaluate our real estate portfolio in connection with its ongoing restructuring efforts and expects to exit additional leases over the remainder of 2021. There was also a $15.4 million decrease in one-time employee termination costs.

Restructuring and other related costs was offset by a $5.8 million increase of legal and other exit costs and $33.4 million increase of costs related to ceased use buildings.

In connection with the operational restructuring program and related changes in the Company’s leasing plans and planned or completed disposition or wind down of certain non-core operations and projects, and the impacts of COVID-19 on our operations, the Company has also recorded various other non-routine write-offs, impairments and gains on sale of goodwill, intangibles and various other long-lived assets. Impairments/(gain on sale) of goodwill, intangibles and other assets decreased $(166.1) million to $87.5 million for the three months ended September 30, 2021 and included the following components in year:

	Three Months Ended September 30,
(Amounts in thousands)	2021	2020
Impairment of assets held for sale	$—	$268
Impairment and write-off of long-lived assets associated with restructuring	87,541	155,961
Impairment of long-lived assets primarily associated with COVID-19	—	104,324
Gain on sale of assets	—	(6,928)

Total	$87,541	$253,625

For additional information on restructuring costs and impairments, see Note 3 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report and “— Key Factors Affecting Comparability of Our Results—Restructuring and Impairments” above.

Comparison of the nine months ended September 30, 2021 and the nine months ended September 30, 2020

	Nine Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Restructuring and other related costs	$481,979	$155,180	$326,799	211%
Impairment/(gain on sale) of goodwill, intangibles and other assets	$629,126	$809,584	$(180,458)	(22)%

Restructuring and other related costs increased $326.8 million to $482.0 million for the nine months ended September 30, 2021, primarily due to a $530.3 million increase in one-time employee termination costs relating to a Settlement Agreement with Adam Neumann, the Company’s former CEO. In connection with the Settlement Agreement, SBG (as defined in Note 1 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report) purchased 30,139,971 shares of Class B Common Stock of the Company from We Holdings LLC, which is Adam Neumann’s affiliated investment vehicle, for a price per share of $19.19, representing an aggregate purchase price of $578.4 million. The Company recorded a $428.3 million expense which represents the excess between the amount paid from a principal shareholder of the Company to Adam Neumann and the fair value of the stock purchased. The Company recognized the expense in restructuring and other related costs in the consolidated statement of operations for the three months ended March 31, 2021, with a corresponding increase in additional paid-in capital, representing a deemed capital contribution by SBG in its condensed consolidated balance sheet. In February 2021, in connection with the Settlement Agreement, the WeWork Partnerships Profits Interest Units held by Adam Neumann in the WeWork Partnership became fully vested and were amended to have a catch-up base amount of $0. The per unit distribution thresholds for the WeWork Partnerships Profits Interest Units were also amended to initially be $10.00 (subject to upward adjustment based on a third party valuation of fair market value) and may be subject to downward adjustment based on closing date pricing if a de-SPAC or initial public offering were to occur. As such, the Company expensed $102.0 million during the nine months ended September 30, 2021.

The restructuring cost increase was also due to $99.1 million increase in costs related to ceased use buildings and a $26.1 million increase in legal and other exit costs.

Restructuring and other related costs was offset by a $175.2 million increase in lease termination gains. During the nine months ended September 30, 2021, the Company terminated leases associated with a total of 78 previously open locations and 3 pre-open locations. Management is continuing to evaluate our real estate portfolio in connection with its ongoing restructuring efforts and expects to exit additional leases over the remainder of 2021.

The restructuring cost increase was also offset by a $153.6 million decrease in one-time employee bonus and termination costs as we continued to reiterate and execute on our plans to refocus on our core space-as-a-service business and create a leaner, more efficient organization.

In connection with the operational restructuring program and related changes in the Company’s leasing plans and planned or completed disposition or wind down of certain non-core operations and projects, and the impacts of COVID-19 on our operations, the Company has also recorded various other non-routine write-offs, impairments and gains on sale of goodwill, intangibles and various other long-lived assets. Impairments/(gain on sale) of goodwill, intangibles and other assets decreased $(180.5) million to $629.1 million for the nine months ended September 30, 2021 and included the following components in year:

	Nine Months Ended September 30,
(Amounts in thousands)	2021	2020
Impairment of assets held for sale	$—	$120,273
Impairment and write-off of long-lived assets associated with restructuring	598,481	579,024
Impairment of long-lived assets primarily associated with COVID-19	31,461	166,637
Gain on sale of assets	(816)	(56,350)

Total	$629,126	$809,584

For additional information on restructuring costs and impairments, see Note 3 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report and “—Key Factors Affecting Comparability of Our Results—Restructuring and Impairments” above.

Depreciation and Amortization Expense

Comparison of the three months ended September 30, 2021 and the three months ended September 30, 2020

	Three Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Depreciation and amortization expense	$170,816	$197,964	$(27,148)	(14)%

Depreciation and amortization expense decreased $27.1 million for the three months ended September 30, 2021 compared to the three months ended September 30, 2020, primarily driven by a $10.9 million decrease related to the ChinaCo Deconsolidation. The remaining decrease was due to a $15.8 million decrease in depreciation related to property, furniture, fixtures and equipment and $6.1 million related to non-routine impairment. These decreases were partially offset by a $5.3 million increase in asset retirement obligation accretion and amortization from the revision of estimated cash flows and $0.4 million increase related to capitalized payroll.

Comparison of the nine months ended September 30, 2021 and the nine months ended September 30, 2020

	Nine Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Depreciation and amortization expense	$535,157	$588,120	$(52,963)	(9)%

Depreciation and amortization expense decreased $53.0 million for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020, primarily driven by a $39.2 million decrease related to the ChinaCo Deconsolidation. This resulted in a net overall decrease of $13.8 million which was the result of a decrease of $21.0 million and $6.1 million in property, furniture, fixtures and equipment depreciation and impairment and write-offs. These decreases were partially offset by a $13.1 million increase in asset retirement obligation accretion and amortization from the revision of estimated cash flows and $0.3 million increase related to capitalized payroll.

Interest and Other Income (Expense), Net

Comparison of the three months ended September 30, 2021 and the three months ended September 30, 2020

	Three Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Income (loss) from equity method investments	$5,096	$2,526	$2,570	102%
Interest expense	(121,306)	(92,956)	(28,350)	30%
Interest income	5,142	4,151	991	24%
Foreign currency gain (loss)	(102,859)	112,049	(214,908)	(192)%
Gain on change in fair value of related party financial instruments	7,462	13,550	(6,088)	(45)%
Loss on extinguishment of debt	—	(1,041)	1,041	(100)%

Interest and other income (expense), net	$(206,465)	$38,279	$(244,744)	(639)%

Interest and other income (expense), net decreased $(244.7) million to $(206.5) million of loss for the three months ended September 30, 2021 compared to the three months ended September 30, 2020. The decrease was primarily driven by a decrease of $214.9 million foreign currency loss during the three months ended September 30, 2021 as compared to the three months ended September 30, 2020, primarily driven by increase in the foreign currency denominated intercompany transactions that are not of a long-term investment nature as a result of our prior international expansion and currency fluctuations against the dollar. The $(102.9) million loss during the three months ended September 30, 2021 was primarily impacted by fluctuations in the U.S. dollar-Euro, U.S. dollar-British Pound, U.S. dollar-Mexican Peso, and U.S. dollar-Peruvian Sol exchange rates.

Interest expense increased by $28.4 million primarily due to a $28.1 million increase in interest expense due to additional borrowings related to the new SoftBank Senior Unsecured Notes Warrant and 2020 LC Facility Warrant (each as defined in section entitled “— Liquidity and Capital Resources” below).

Gain on change in fair value of related party financial instruments decreased by $6.1 million on the net loss on the change in fair value of related party financial instruments. The related party financial instruments are remeasured to fair value through their exercise dates, with such adjustments driven by changes in the Company’s stock price.

The $2.6 million increase in income from equity method investments during the three months ended September 30, 2021 compared to the three months ended September 30, 2020 was primarily due to a $2.6 million increase in pick-up to earnings related to ARK Investment Group and Waller Creek and a $1.4 million increase in foreign currency and credit losses recorded relating to available-for-sale debt securities partially offset by an equity method loss of $1.3 million related to DSQ and Meetup. See Note 6 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report for further details on equity method and other investments.

The $1.0 million increase related to loss on extinguishment of debt was due to the extinguishment of certain other loans as a result of principal prepayments made during the three months ended September 30, 2020 with no comparable activity during the three months ended September 30, 2021.

Interest income increased $1.0 million, primarily due to changes in the average cash on hand throughout the three months ended September 30, 2021, as compared to the three months ended September 30, 2020 and interest income associated with note receivable instruments.

Comparison of the nine months ended September 30, 2021 and the nine months ended September 30, 2020

	Nine Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Income (loss) from equity method investments	$(19,414)	$(44,585)	$25,171	(56)%
Interest expense	(339,134)	(231,046)	(108,088)	47%
Interest income	14,597	12,893	1,704	13%
Foreign currency gain (loss)	(140,784)	(37,936)	(102,848)	271%
Gain on change in fair value of related party financial instruments	(343,360)	805,863	(1,149,223)	(143)%
Loss on extinguishment of debt	—	(77,336)	77,336	(100)%

Interest and other income (expense), net	$(828,095)	$427,853	$(1,255,948)	(294)%

Interest and other income (expense), net decreased $1.3 billion to $(828.1) million of loss for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. The decrease was primarily driven by a $1.1 billion decrease on the net gain due to the change in fair value and disposal of related party financial instruments. The related party financial instruments are remeasured to fair value through their exercise dates, with such adjustments driven by changes in the Company’s stock price. See Note 9 and Note 11 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report for further details on these related party financial instruments and the related fair value measurements, respectively.

Foreign currency loss increased $102.8 million during the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020, primarily driven by increases in the foreign currency denominated intercompany transactions that are not of a long-term investment nature as a result of our prior international expansion and currency fluctuations against the dollar. The $140.8 million loss during the nine months ended September 30, 2021 was primarily impacted by fluctuations in the U.S. dollar-Euro, U.S. dollar-British Pound, U.S. dollar-Mexican Peso, and U.S. dollar-Peruvian Sol exchange rates.

Interest expense increased by $108.1 million primarily due to a $38.0 million increase in 2021 amortization of deferred financing costs associated with the new SoftBank Senior Unsecured Notes Warrant and in 2021 amortization of deferred financing costs associated with the new 2020 LC Facility Warrant (each as defined in section entitled “— Liquidity and Capital Resources” below). The Company also incurred a $71.9 million increase in interest expense incurred and accrued related to letters of credit under the new 2020 LC Facility and other letters of credit fees.

The loss on extinguishment of debt of $77.3 million during the nine months ended September 30, 2020 was primarily driven by the repayment of the loans securing the 424 Fifth Venture upon the sale of the real estate in March 2020. We recognized a $71.6 million loss on extinguishment of the 424 Fifth Venture Loans representing the difference between the $756.6 million in cash paid, including a prepayment penalty of $56.1 million and the net carrying amount of the debt and unamortized debt issuance costs immediately prior to the extinguishment of $685.0 million. The remaining $5.7 million of loss primarily relates to a $4.7 million write off of deferred financing costs in conjunction with the termination of the credit facility and letter of credit facility which were terminated in February 2020 in conjunction with the availability of the 2020 LC Facility, as well as a $1.0 million loss on the extinguishment of other loans as discussed in Note 10 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report.

The loss from equity method investments decreased $25.2 million during the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020, and was primarily due to pick-up to earnings and gains on the sale of equity method investments partially offset by the Company’s loss on its investment in ChinaCo and credit losses recorded relating to available-for-sale debt securities.

Income Tax Benefit (Provision)

Comparison of the three months ended September 30, 2021 and the three months ended September 30, 2020

	Three Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Income tax benefit (provision)	$2,251	$(5,586)	$7,837	(140)%

There was a $7.8 million net decrease in the tax provision for the three months ended September 30, 2021, from the three months ended September 30, 2020, due to the deconsolidation of ChinaCo in 2020 and lower withholding taxes paid, which was partially offset by additional valuation allowance recorded in the current quarter.

Our effective income tax rate during the three months ended September 30, 2021 and 2020 was lower than the U.S. federal statutory rate primarily due to the effect of certain non-deductible permanent differences, the effect of our operating in jurisdictions with various statutory tax rates, and valuation allowances. For additional information, see Note 2 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report.

Comparison of the nine months ended September 30, 2021 and the nine months ended September 30, 2020

	Nine Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Income tax benefit (provision)	$(5,031)	$(21,701)	$16,670	(77)%

There was a $16.7 million net decrease in the tax provision for the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020, due to the deconsolidation of ChinaCo in 2020 and lower withholding taxes paid, which was partially offset by additional valuation allowance recorded in the current quarter.

Our effective income tax rate during the nine months ended September 30, 2021 and 2020 was lower than the U.S. federal statutory rate primarily due to the effect of certain non-deductible permanent differences, the effect of our operating in jurisdictions with various statutory tax rates, and valuation allowances. For additional information, see Note 2 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report.

Net Loss Attributable to Noncontrolling Interests

During 2017 through 2021, various of our consolidated subsidiaries issued equity to other parties in exchange for cash as more fully described in Note 5 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report. As we have the power to direct the activities of these entities that most significantly impact their economic performance and the right to receive benefits that could potentially be significant to these entities, they remain our consolidated subsidiaries, and the interests owned by the other investors and the net income or loss and comprehensive income or loss attributable to the other investors are reflected as noncontrolling interests on our condensed consolidated balance sheets, condensed consolidated statements of operations and condensed consolidated statements of comprehensive loss, respectively.

The decrease in the net loss attributable to noncontrolling interests from the three months ended September 30, 2021 as compared to the three months ended September 30, 2020 of $(16.3) million and the decrease in the net loss attributable to noncontrolling interests from the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 of $(571.2) million are both largely due to our decision during the fourth quarter of 2019 and first half of 2020 to slow our growth and focus on our goal of creating a leaner, more efficient organization. Included during the three and nine months ended September 30, 2020, were increases in net losses incurred by the ChinaCo, PacificCo and JapanCo ventures, while during the three and nine months ended September 30, 2021, only JapanCo and LatamCo were included, as PacificCo and ChinaCo are no longer a VIEs. See Note 5 for further discussion of these transactions. See Note 6 for discussion of the Company’s non-consolidated VIEs.

Net Loss Attributable to Legacy WeWork

As a result of the factors described above, we recorded a net loss attributable to Legacy WeWork of $(0.8) billion for the three months ended September 30, 2021 compared to $(0.9) billion for the three months ended September 30, 2020 and a net loss attributable to Legacy WeWork of $(3.7) billion for the nine months ended September 30, 2021 compared to $(2.0) billion for the nine months ended September 30, 2020.

Quarterly Results of Operations

The following table sets forth certain unaudited financial and operating information for the quarterly periods presented. The quarterly information includes all adjustments (consisting of normal recurring adjustments) that, in the opinion of management, are necessary for a fair presentation of the information presented. This information should be read in conjunction with the condensed consolidated financial statements and related notes thereto included in Item 1 of this Quarterly Report.

	Three Months Ended
(Amounts in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Revenue:
Membership and service revenue	$627,060	$565,164	$579,264	$612,339	$733,918	$825,931	$961,090	$901,824	$808,097
Other revenue	33,971	28,314	18,589	54,157	76,834	55,803	95,793	86,883	126,368

Total revenue	661,031	593,478	597,853	666,496	810,752	881,734	1,056,883	988,707	934,465

Expenses:
Location operating expenses—cost of revenue (1)	752,493	780,489	818,323	813,753	924,363	881,468	923,334	823,958	727,618
Pre-opening location expenses	40,367	43,435	33,404	46,389	60,741	78,184	87,735	151,833	165,002
Selling, general and administrative expenses (1)	233,928	225,082	274,420	292,320	387,248	392,818	532,283	822,997	783,595
Restructuring and other related costs	15,934	(27,794)	493,839	51,523	18,964	80,529	55,687	314,530	14,691
Impairment/(gain on sale) of goodwill, intangibles and other assets	87,541	242,104	299,481	546,337	253,625	280,476	275,483	136,113	198,893
Depreciation and amortization	170,816	180,157	184,184	191,248	197,964	195,797	194,359	177,228	156,762

Total expenses	1,301,079	1,443,473	2,103,651	1,941,570	1,842,905	1,909,272	2,068,881	2,426,659	2,046,561

Loss from operations	(640,048)	(849,995)	(1,505,798)	(1,275,074)	(1,032,153)	(1,027,538)	(1,011,998)	(1,437,952)	(1,112,096)
Interest and other income (expense), net	(206,465)	(68,499)	(553,131)	104,559	38,279	(75,805)	465,379	(143,511)	(136,156)

Pre-tax loss	(846,513)	(918,494)	(2,058,929)	(1,170,515)	(993,874)	(1,103,343)	(546,619)	(1,581,463)	(1,248,252)
Income taxes benefit (provision)	2,251	(4,015)	(3,267)	2,195	(5,586)	(7,095)	(9,020)	(36,472)	(4,048)

Net loss	(844,262)	(922,509)	(2,062,196)	(1,168,320)	(999,460)	(1,110,438)	(555,639)	(1,617,935)	(1,252,300)
Net loss attributable to noncontrolling interests	41,862	33,664	29,841	27,923	58,197	246,609	371,770	169,628	125,545

Net loss attributable to Legacy WeWork	$(802,400)	$(888,845)	$(2,032,355)	$(1,140,397)	$(941,263)	$(863,829)	$(183,869)	$(1,448,307)	$(1,126,755)

Adjusted EBITDA (2)	$(355,999)	$(448,928)	$(445,651)	$(471,939)	$(527,187)	$(435,730)	$(448,588)	$(615,382)	$(650,522)

Net cash provided by (used in) operating activities	$(380,158)	$(617,752)	$(541,205)	$(439,312)	$(249,144)	$(354,742)	$186,190	$(123,619)	$(125,914)
Less: Purchases of property and equipment	(49,447)	(31,201)	(121,941)	(188,399)	(267,822)	(316,535)	(668,476)	(1,147,715)	(1,073,623)

Free Cash Flow	$(429,605)	$(648,953)	$(663,146)	$(627,711)	$(516,966)	$(671,277)	$(482,286)	$(1,271,334)	$(1,199,537)

(Amounts in thousands, except percentages)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Other key performance indicators:
Consolidated Locations (3)
Workstation Capacity	766	770	804	865	962	936	916	802	676
Physical Memberships	432	386	378	387	480	543	610	584	539
All Access and Other Legacy Memberships	32	20	15	13	34	35	42	43	42
Memberships	464	406	393	401	514	578	653	628	580
Physical Occupancy Rate	56%	50%	47%	45%	50%	58%	67%	73%	80%
Enterprise Membership Percentage	47%	51%	52%	52%	54%	48%	45%	42%	43%
Unconsolidated Locations (3)
Workstation Capacity	165	168	160	166	57	58	57	53	43
Physical Memberships	114	110	97	89	27	34	40	34	29
Memberships	114	111	97	89	27	34	40	34	29
Physical Occupancy Rate	69%	66%	61%	54%	47%	59%	70%	65%	67%
Total Locations
Workstation Capacity	932	937	963	1,030	1,020	994	973	855	719
Physical Memberships	546	496	475	476	507	577	650	618	568
All Access and Other Legacy Memberships	32	20	15	13	34	35	42	43	42
Memberships	578	517	490	490	542	612	693	662	609
Physical Occupancy Rate	59%	53%	49%	46%	50%	58%	67%	72%	79%

(1)	Exclusive of depreciation and amortization shown separately on the depreciation and amortization line.
(2)	A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth below:

	Three Months Ended
(Amounts in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Net loss	$(844,262)	$(922,509)	$(2,062,196)	$(1,168,320)	$(999,460)	$(1,110,438)	$(555,639)	$(1,617,935)	$(1,252,300)
Income tax (benefit) provision	(2,251)	4,015	3,267	(2,195)	5,586	7,095	9,020	36,472	4,048
Interest and other (income) expense	206,465	68,499	553,131	(104,559)	(38,279)	75,805	(465,379)	143,511	136,156
Depreciation and amortization	170,816	180,157	184,184	191,248	197,964	195,797	194,359	177,228	156,762
Restructuring and other related costs	15,934	(27,794)	493,839	51,523	18,964	80,529	55,687	314,530	14,691
Impairment/(gain on sale) of goodwill, intangibles and other assets	87,541	242,104	299,481	546,337	253,625	280,476	275,483	136,113	198,893
Stock-based compensation expense	4,040	4,294	53,598	6,911	9,029	11,993	22,825	127,200	31,212
Stock-based payments for services rendered by consultants	1	1	(2,274)	(7,102)	5,161	4,906	4,928	4,955	4,935
Change in fair value of contingent consideration liabilities	—	—	—	—	72	(23)	(171)	(5,275)	(12,314)
Legal, tax and regulatory reserves and settlements	258	79	7,417	441	280	908	165	275	1,869
Legal costs related to regulatory investigations and litigation	2,735	(1,077)	23,396	12,035	19,996	11,696	9,321	—	—
Expense related to mergers, acquisitions, divestitures and capital raising activities	2,724	3,303	506	1,742	(125)	5,526	813	67,544	65,526

Adjusted EBITDA	$(355,999)	$(448,928)	$(445,651)	$(471,939)	$(527,187)	$(435,730)	$(448,588)	$(615,382)	$(650,522)

(3)

Effective October 2, 2020, the Company deconsolidated ChinaCo and as a result, beginning with the fourth quarter of 2020, the workstation capacity, memberships, and occupancy percentages for Consolidated Locations excludes the impact of ChinaCo locations, and they are included in Unconsolidated Locations, with no impact on Total Locations. Prior to October 2, 2020, ChinaCo was still consolidated and therefore the key performance indicators for ChinaCo are included in Consolidated Locations. Key performance indicators for ChinaCo locations as of September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively, were as follows:

(Amounts in thousands, except percentages)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Workstation capacity	94	96	100	107	115	115	116	106	90
Memberships	72	71	67	63	60	65	61	59	57
Physical Occupancy Rate	76%	74%	67%	59%	52%	57%	53%	56%	63%

Liquidity and Capital Resources

We currently expect that our principal sources of funds to meet our short-term and long-term liquidity requirements for working capital, expenses, capital expenditures, lease security, other investments and repurchases or repayments of outstanding indebtedness and other liabilities will include:

•

Cash on hand, including $477.2 million of cash and cash equivalents as of September 30, 2021, including $100.7 million held by our consolidated VIEs that will be used first to settle obligations of the VIEs and are also subject to the restrictions discussed below;

•

Draws on the $1.1 billion SoftBank Senior Secured Notes (defined below) or the $550.0 million A&R Senior Secured Notes (defined below). On the earlier of the Closing and October 31, 2021, the Company and the Note Purchaser (as defined in Note 1 of the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report) entered into the A&R Senior Secured Note Purchase Agreement (defined below), which replaces the Master Senior Secured Notes Purchase Agreement. It was a condition to the execution of the A&R Senior Secured Note Purchase Agreement that any outstanding SoftBank Senior Secured Notes be redeemed, repurchased or otherwise repaid and canceled at a price of 101% of the principal amount thereof plus accrued and unpaid interest;

•

The 2020 LC Facility (defined below) which became available in February 2020 to provide $1.75 billion in letters of credit which may be used as lease security for the Company’s leases in lieu of providing cash security deposits and for general corporate purposes and other obligations of WeWork Companies LLC or its business. As of September 30, 2021, there was $99.9 million in remaining letter of credit availability under the 2020 LC Facility. In March 2021, the Company, the SoftBank Obligor, and PubCo entered into a letter agreement (the “Credit Support Letter Agreement”), pursuant to which SBG has committed to consent to an extension of the termination date of the 2020 LC Facility from February 10, 2023 to no later than February 10, 2024, subject to the terms and conditions set forth therein; and

•

In May 2021, the Company entered into a loan agreement with a third party to raise up to $350.0 million of cash in exchange for letters of credit issued from the 2020 LC Facility. The Company drew $349.7 million of loans under the LC Debt Facility (as defined below) in the second quarter of 2021 which mature in October 2021.

•

In October 2021, the Company received net proceeds of $1,209.0 million from the recent Business Combination and the sale, in connection with the Business Combination, of 80,000,000 shares of PubCo common stock at $10.00 (the “PIPE Investment”), as well as 150,000,000 shares of PubCo common stock at $10.00 (the “Backstop Investment”) during the fourth quarter of 2021, which provided significant liquid resources, as further discussed in Note 19 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report

The Company’s strategic plan used for evaluating liquidity includes limited future growth initiatives, such as signing new leases. The actual timing at which we may achieve profitability and positive cash flow from operations depends on a variety of factors, including the occupancy of our locations, the rates we are able to charge, the success of our cost efficiency efforts, economic and competitive conditions in the markets where we operate, general macroeconomic conditions, the pace at which we choose to grow and our ability to add new members and new products and services to our platform. Alternate long-term growth plans may require raising additional capital. The Company regularly evaluates market conditions, to enhance its capital structure, and diversify its investor base, and from time to time may refinance, redeem, repurchase or otherwise modify existing debt or issue equity or equity-linked securities.

As of November 15, 2021, the duration and scope of the COVID-19 pandemic has been unpredictable and has resulted in a slower than expected timing of recovery in our business from when our management established its financial projections. Management has been closely monitoring the impact of several recent COVID-19 developments, such as public announcements by some of our largest corporate customers and potential customers to defer office re-openings until no earlier than the fourth quarter of 2021. There have also been significant increases in the number of COVID-19 cases in the United States and other global markets in which we operate. Governments are re-enacting mask mandates that may deter companies and individuals from returning back to the office until conditions approve. Further, management has observed pricing challenges in the market place due to an excess supply of commercial real estate available to our customers as a result of companies of all sizes deferring their return back to offices, as well as businesses now considering remote and hybrid office space strategies. As a result of these recent developments, our current short-term liquidity forecast assumes that the pandemic will continue to negatively impact cash flow used in operating activities for the near term, but to a lessening extent based on improving customer demand experienced during the third quarter of 2021. In addition, the Company can draw upon the $550.0 million Amended Senior Secured Notes, and the Company received approximately $1,209.0 million in net proceeds from the consummation of the Business Combination. The Company believes that the recovery from the pandemic, which is now underway, combined with its available financing options, will provide liquidity sufficient to meet near-term requirements.

Our liquidity forecasts are based upon continued execution of the Company’s operational restructuring program and also includes management’s best estimate of the impact that the outbreak of COVID-19, including the Delta or other variants, may continue to have on our business and our liquidity needs; however, the extent to which our future results and liquidity needs are further affected by the continued impact of COVID-19 will largely depend on the continued duration of closures, and delays in location openings, the success of ongoing vaccination efforts, the effect on demand for our memberships, any permanent shifts in working from home, how quickly we can resume normal operations and our ongoing lease negotiations with our landlords, among others. We believe continued execution of our operational restructuring program and our current liquidity position will be sufficient to help us mitigate the continued near-term uncertainty associated with COVID-19, however our assessment assumes a recovery in our revenues and occupancy beginning in the second half of 2021 with a gradual return toward pre-COVID levels. If revenues continue to decline during 2021 and/or we do not experience a recovery consistent with our projected timing, additional capital sources may be required, the timing and source of which are uncertain. There is no assurance we will be successful in securing the additional capital infusions if needed. Also see the section entitled “Key Factors Affecting the Comparability of Our Results—COVID-19 and Impact on our Business” above for further details on the impact of COVID-19 on our business and our efforts to mitigate its effects. The ultimate impact of COVID-19 on our business is dependent on the duration of closures and delays and the larger macroeconomic impact of the virus depends on future developments, which are highly uncertain and cannot be accurately predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain the virus or mitigate its impact, among others.

During the nine months ended September 30, 2021, our primary source of cash was $1.0 billion in proceeds from draws on the SoftBank Senior Unsecured Notes, (as defined in Note 16 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report). Our primary uses of cash included fixed operating lease cost. and capital expenditures associated with the design and build-out of our spaces. We have also incurred significant costs related to our operational restructuring including one-time employee benefit costs, lease termination fees, legal fees and other exit costs. Cash payments of restructuring liabilities totaled $338.4 million during the nine months ended September 30, 2021 compared to $313.6 million during the nine months ended September 30, 2020. Pre-opening location expenses, sourcing, development and other expenses and cash payments made for acquisitions and investments have also historically included large discretionary uses of cash which can and have been scaled back to the extent needed based on our future cash needs. We also may elect to repurchase amounts of our outstanding debt, including the SoftBank Senior Unsecured Notes, for cash, through open market repurchases or privately negotiated transactions with certain of our debt holders, although there is no assurance we will do so.

As of September 30, 2021, our consolidated VIEs held the following, in each case after intercompany eliminations:

	September 30, 2021
(Amounts in thousands)	Asia JVs(1)	Other VIEs(2)
Cash and cash equivalents	$71,706	$28,948
Restricted cash	10,143	—
Total assets	1,903,203	983,031
Total liabilities	1,620,725	877,981
Redeemable stock issued by VIEs	500,000	30,000
Total net assets (3)	(217,522)	75,050

(1)

The “Asia JVs” as of September 30, 2021 includes only JapanCo. As of September 30, 2021, JapanCo was prohibited from declaring dividends (including to us) without approval of an affiliate of SoftBank Group Capital Limited. As a result, any net assets of JapanCo would be considered restricted net assets to the Company as of September 30, 2021. The net assets of JapanCo include the equivalent of preferred stock issued to affiliates of SBG and other investors with aggregate liquidation preferences totaling $0.5 billion as of September 30, 2021, which preferred stock is redeemable upon the occurrence of an event that is not solely within our control. The initial issuance price of such redeemable preferred stock equals the liquidation preference for each share issued as of September 30, 2021. After reducing the net assets of JapanCo by the liquidation preference associated with such redeemable preferred stock, the remaining net assets of each Asia JV is negative.

(2)	“Other VIEs” includes all other consolidated VIEs, other than the Asia JVs discussed separately in (1) and as of September 30, 2021 includes the WeCap Manager, WeCap Holdings Partnership and LatamCo.
(3)

Total net assets represents total assets less total liabilities and redeemable stock issued by VIEs after the total assets and total liabilities have both been reduced to remove amounts that eliminate in consolidation.

Based on the terms of the arrangements as of September 30, 2021, the assets of our consolidated VIEs will be used first to settle obligations of the VIE. Remaining assets may then be distributed to the VIEs’ owners, including us, subject to the liquidation preferences of certain noncontrolling interest holders and any other preferential distribution provisions contained within the operating agreements of the relevant VIEs. Other than the restrictions relating to our Asia JVs discussed in note (1) to the table above, third-party approval for the distribution of available net assets is not required for any of our consolidated VIEs as of September 30, 2021. See the section entitled “—Senior Notes” below for a discussion on additional restrictions on the net assets of WeWork Companies LLC. See the section entitled “—Key Factors Affecting the Comparability of Our Results—ChinaCo Financing and Deconsolidation” above for details regarding the October 2020 restructuring of ChinaCo. As of October 2, 2020, ChinaCo became an unconsolidated VIE.

As of September 30, 2021, creditors of our consolidated VIEs do not have recourse against the general credit of the Company except with respect to certain lease guarantees we have provided to landlords of our consolidated VIEs, which guarantees totaled $13.5 million as of September 30, 2021. In addition, as of September 30, 2021, the Company also continues to guarantee $3.5 million of lease obligations of ChinaCo subsequent to the ChinaCo Deconsolidation in October 2020.

We believe our sources of liquidity described above and in more detail below, will be sufficient to meet our obligations as of September 30, 2021 over the next twelve months from the issuance of this report.

We do not expect distributions from our consolidated VIEs or unconsolidated investments to be a significant source of liquidity and our assessment of our ability to meet our capital requirements over the next twelve months does not assume that we will receive distributions from those entities.

We may raise additional capital or incur additional indebtedness to continue to fund our operations and/or to refinance our existing indebtedness and to pay any related accrued interest, premiums and fees. Our future financing requirements and the future financing requirements of our consolidated VIEs will depend on many factors, including the number of new locations to be opened, our net member retention rate, the impacts of COVID-19, the timing and extent of spending to support the development of our platform, the expansion of our sales and marketing activities and potential investments in, or acquisitions of, businesses or technologies. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. In addition, the incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that restrict our operations.

SoftBank Senior Unsecured Notes

On December 27, 2019, WeWork Companies LLC, WW Co-Obligor Inc., a wholly owned subsidiary of WeWork Companies LLC and a co-obligor under our Senior Notes (defined below), and StarBright WW LP, an affiliate of SoftBank (the “Note Purchaser”), entered into a master senior unsecured note purchase agreement (as amended from time to time and as supplemented by that certain waiver dated July 7, 2020, the “Master Note Purchase Agreement”).

Pursuant to the terms of the Master Note Purchase Agreement, WeWork Companies LLC may deliver from time to time to the Note Purchaser draw notices and accordingly sell to the Note Purchaser “SoftBank Senior Unsecured Notes” up to an aggregate original principal amount of $2.2 billion. A draw notice pursuant to the Master Note Purchase Agreement may be delivered only if WeWork Companies LLC’s net liquidity is, or prior to the applicable closing is reasonably expected to be, less than $750.0 million, and the amount under each draw shall not be greater than the lesser of (a) $250.0 million and (b) the remaining commitment (defined as the original principal amount of $2.2 billion less notes issued) and shall not be greater than an amount sufficient to cause, or reasonably expected to cause, the net liquidity of WeWork Companies LLC to be equal to $750.0 million after giving effect to receipt of proceeds from the issuance of the applicable SoftBank Senior Unsecured Notes.

As of September 30, 2021, the Company had delivered draw notices in respect of $2.2 billion under the Master Note Purchase Agreement and an aggregate principal amount of $2.2 billion of SoftBank Senior Unsecured Notes were issued to the Note Purchaser and none remained available for draw.

Following the delivery of a draw notice, the Note Purchaser may notify WeWork Companies LLC that it intends to engage an investment bank or investment banks to offer and sell the applicable SoftBank Senior Unsecured Notes or any portion thereof to third-party investors in a private placement. Solely with respect to the first $200.0 million in draws (the “Initial Notes”), the Note Purchaser waived this syndication right and no action has been taken on the remainder of the draws.

The SoftBank Senior Unsecured Notes have a stated interest rate of 5.0%. However, because the associated warrants obligate the Company to issue shares in the future, the implied interest rate upon closing, assuming the full commitment is drawn, was approximately 11.69%. The SoftBank Senior Unsecured Notes will mature in July 2025.

SoftBank Senior Secured Notes

In August 2020, the Company, WW Co-Obligor Inc., and StarBright WW LP, an affiliate of SBG (the “Note Purchaser”), entered into a new senior secured note purchase agreement for up to an aggregate principal amount of $1.1 billion of senior secured debt in the form of 12.5% senior secured notes (the “SoftBank Senior Secured Notes”). The agreement allows the Company to borrow once every 30 days up to the maximum remaining capacity with minimum draws of $50.0 million. The SoftBank Senior Secured Notes will mature 4 years from the first draw. The Company had the ability to draw for 6 months starting from the date of the senior secured note purchase agreement, and the Company extended this draw period for an additional 6 months by delivery of an extension notice to the Note Purchaser in January 2021 pursuant to the terms of the agreement. As of September 30, 2021 and December 31, 2020, no draw notices had been delivered pursuant to the senior secured note purchase agreement.

Amended and Restated Senior Secured Notes

In March 2021, the Company and an affiliate of SBG entered into a letter agreement pursuant to which the Company and an affiliate of SBG agreed to amend and restate the terms of the Master Senior Secured Notes Note Purchase Agreement that governs the SoftBank Senior Secured Notes (as amended and restated, the “A&R Senior Secured Note Purchase Agreement”) on the earlier of (i) the Closing and (ii) August 12, 2021. The A&R Senior Secured Note Purchase Agreement allows the Company to borrow up to an aggregate principal amount of $550.0 million of senior secured debt in the form of new 7.5% senior secured notes (the “A&R Senior Secured Notes”). It was a condition to the execution of the A&R Senior Secured Note Purchase Agreement that any outstanding SoftBank Senior Secured Notes be redeemed, repurchased or otherwise repaid and canceled at a price of 101% of the principal amount thereof plus accrued and unpaid interest. The A&R Senior Secured Note Purchase Agreement allows the Company to borrow once every 30 days with minimum draws of $50.0 million. The A&R Senior Secured Notes will mature no later than February 12, 2023 or, if earlier, 18 months from the Closing. In August 2021, the Company and SBG agreed to amend and restate the terms of the Master Senior Secured Notes Note Purchase Agreement that governs the SoftBank Senior Secured Notes to extend the draw period from August 12, 2021 to September 30, 2021. In September 2021, the Company and SBG agreed to amend and restate the terms to further extend the draw period from September 30, 2021 to the earlier of October 31, 2021 or closing of the de-SPAC transaction.

Amendments to SoftBank Senior Secured Notes

In August 2021, the Company and the Note Purchaser executed an amendment to the letter agreement concerning the Amended and Restated Senior Secured Notes which provides that the Company and the Note Purchaser will enter into the A&R Senior Secured Note Purchase Agreement on the earlier of (x) the Closing or (y) October 31, 2021 (instead of August 12, 2021 and September 30, 2021). In addition, in August 2021, the Company, WW Co-Obligor Inc. and the Note Purchaser executed an amendment to the senior secured note purchase agreement governing the SoftBank Senior Secured Notes, which (i) amends the maturity date of any notes to be issued thereunder from four (4) years from the date of first drawing to February 12, 2023 and (ii) extends the expiration of the draw period from August 12, 2021 to October 31, 2021.

2020 LC Facility

On December 27, 2019, WeWork Companies LLC entered into a credit agreement, dated as of December 27, 2019 (as amended by the First Amendment, dated as of February 10, 2020, and as further amended by the Second Amendment to the Credit Agreement and First Amendment to the Security Agreement, dated as of April 1, 2020, the “Company Credit Agreement”), among WeWork Companies LLC, as co-obligor, the SoftBank Obligor, as co-obligor, Goldman Sachs International Bank, as administrative agent, and the issuing creditors and letter of credit participants party thereto. The Company Credit Agreement provides for a $1.75 billion senior secured letter of credit facility (the “2020 LC Facility”), which was made available on February 10, 2020, for the support of WeWork Companies LLC’s or its subsidiaries’ obligations. The termination date of the 2020 LC Facility is February 10, 2023. As of September 30, 2021, $1.7 billion of standby letters of credit were outstanding under the 2020 LC Facility, of which $6.5 million has been utilized to secure letters of credit that remain outstanding under WeWork Companies LLC’s previous credit facility (the “2019 Credit Facility”) and letter of credit facility (the “2019 LC Facility”), which were terminated in 2020. As of September 30, 2021, there was $99.9 million in remaining letter of credit availability under the 2020 LC Facility.

The 2020 LC Facility is guaranteed by substantially all of the domestic wholly-owned subsidiaries of WeWork Companies LLC (collectively the “Guarantors”) and is secured by substantially all the assets of WeWork Companies LLC and the Guarantors, in each case, subject to customary exceptions. The Credit Agreement and related documentation contain customary reimbursement provisions, representations, warranties, events of default and affirmative covenants (including with respect to cash management) for letter of credit facilities of this type. The negative covenants applicable to WeWork Companies LLC and its Restricted Subsidiaries (as defined in the Company Credit Agreement) are limited to restrictions on liens (subject to exceptions substantially consistent with the 7.875% Senior Notes (due 2025), changes in line of business and disposition of all or substantially all of the assets of WeWork Companies LLC.

In connection with the 2020 LC Facility, WeWork Companies LLC also entered into a reimbursement agreement, dated February 10, 2020 (as amended by the First Amendment, dated as of April 1, 2020, the “Company/SBG Reimbursement Agreement”), with the SoftBank Obligor pursuant to which (i) the SoftBank Obligor agreed to pay substantially all of the fees and expenses payable in connection with the Company Credit Agreement, (ii) the Company agreed to reimburse SoftBank Obligor for certain of such fees and expenses (including fronting fees up to an amount not to exceed 0.125% on the undrawn and unexpired amount of the letters of credit) as well as to pay the SoftBank Obligor a fee of 5.475% on the amount of all outstanding letters of credit and (iii) the Guarantors agreed to guarantee the obligations of WeWork Companies LLC under the Company/SBG Reimbursement Agreement. During the three and nine months ended September 30, 2021, the Company recognized $23.6 million and $62.1 million in interest expense in connection with amounts payable to SBG pursuant to the Company/SBG Reimbursement Agreement. During the three and nine months ended September 30, 2020, the Company recognized $20.8 million and $50.1 million in interest expense in connection with amounts payable to SBG pursuant to the Company/SBG Reimbursement Agreement. As the Company is also obligated to issue 43,295,973 shares in the future pursuant to warrants issued to the SoftBank Obligor in connection with the SoftBank Obligor’s commitment to provide credit support for the 2020 LC Facility, the implied interest rate for the Company on the 2020 LC Facility at issuance, assuming the full commitment is drawn, is approximately 12.47%.

In March 2021, the Company, the SoftBank Obligor and PubCo entered into a letter agreement (the “Credit Support Letter”) pursuant to which SBG has committed to consent to an extension of the termination date of the 2020 LC Facility from February 10, 2023 to no later than February 10, 2024 (the “LC Facility Termination Extension”), subject to the terms and conditions set forth therein. Any LC Facility Termination Extension will require the requisite consent of the lenders thereunder. Concurrently with and contingent upon the LC Facility Termination Extension, PubCo will issue to the SoftBank Obligor or its designees one or more warrants (collectively, the “LC Warrant”) to purchase a number of shares of PubCo Common Stock (rounded to the nearest whole share) equal to 14,431,991 multiplied by the Exchange Ratio, subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent). The LC Warrant would expire on the tenth anniversary of the date of issuance.

LC Debt Facility

In May 2021, the Company entered into a loan agreement with a third party to raise up to $350.0 million of cash in exchange for letters of credit issued from the LC Facility (the “LC Debt Facility”). The third party will issue a series of discount notes to investors of varying short term (1-6 month) maturities and make a matching discount loan to WeWork Companies LLC. WeWork Companies LLC will pay the 5.475% issuance fee on the letter of credit, the 0.125% fronting fee on the letter of credit and the interest on the discount note. At maturity, the Company has the option, based on prevailing market conditions and liquidity needs, to roll the loan to a new maturity or pay off the loan at par. No loans drawn under the LC Debt Facility can have maturity dates that extend beyond the termination date of the 2020 LC Facility.

In connection with the Merger Agreement, the Company agreed to not enter into loan facilities utilizing the LC Debt Facility without consent from SBG. In May 2021, the Company entered into a letter agreement with SBG pursuant to which SBG consented to the LC Debt Facility and the Company agreed to certain restrictions that will apply to the LC Debt Facility, including that (i) until such time as no amounts remain undrawn by the Company under the $2.2 billion SoftBank Senior Unsecured Notes, amounts issued under the LC Debt Facility will not exceed $100.0 million, (ii) the Company will repay all amounts outstanding under the LC Debt Facility within 30 days after the closing of the Business Combination, (iii) on and after the closing of the Business Combination, the prior written consent of SBG will be required for the first draw under the LC Debt Facility that occurs after Closing.

As of September 30, 2021, the Company drew $349.7 million of loans under the LC Debt Facility which will mature in October 2021. $349.7 million is reflected as Other Current Liabilities in the Condensed Consolidated Balance Sheet as of September 30, 2021. In October of 2021 the Company repaid the outstanding principal balance of $349.7 million

Senior Notes

In April 2018, we issued $702.0 million in aggregate principal amount of unsecured 7.875% Senior Notes (the “Senior Notes”) in a private offering. The Senior Notes mature on May 1, 2025. We received gross proceeds of $702.0 million from the issuance of the Senior Notes. As of September 30, 2021, $669.0 million in aggregate principal amount remains outstanding.

The indenture that governs the Senior Notes restricts us from incurring indebtedness or liens or making certain investments or distributions, subject to a number of exceptions. Certain of these exceptions included in the indenture that governs our Senior Notes are subject to us having Minimum Liquidity (as defined in the indenture that governs our Senior Notes). For incurrences in 2019, Minimum Liquidity was required to be 0.7 times Total Indebtedness (as defined in the indenture that governs our Senior Notes) and for incurrences in 2020, Minimum Liquidity was required to be 0.3 times Total Indebtedness. Beginning on January 1, 2021, there is no longer a Minimum Liquidity requirement. Certain of these exceptions included in the indenture that governs our Senior Notes are subject to us having Minimum Growth-Adjusted EBITDA (as defined in the indenture that governs our Senior Notes) for the most recent four consecutive fiscal quarters. For incurrences in fiscal years ending December 31, 2019, 2020, 2021 and 2022-2025, the Minimum Growth-Adjusted EBITDA required for the immediately preceding four consecutive fiscal quarters is $200.0 million, $500.0 million, $1.0 billion and $2.0 billion, respectively. For the four quarters ended September 30, 2021, the Company’s Minimum Growth-Adjusted EBITDA, as calculated in accordance with the indenture, was less than the $1.0 billion requirement effective as of January 1, 2021. As a result, the Company will be restricted in its ability to incur certain new indebtedness in 2021 that was not already executed or committed to as of December 31, 2019, until such Minimum Growth-Adjusted EBITDA increases above the threshold required. The restrictions of the Senior Notes do not impact our ability to access the unfunded commitments pursuant to the SoftBank Senior Unsecured Notes and the SoftBank Senior Secured Notes.

Subsequent to the July 2019 legal entity reorganization, WeWork Companies LLC is the obligor of the Senior Notes, which is also fully and unconditionally guaranteed by Legacy WeWork. Legacy WeWork and the other subsidiaries that sit above WeWork Companies LLC in our legal structure are holding companies that conduct substantially all of their business operations through WeWork Companies LLC. As of September 30, 2021, based on the covenants and other restrictions of the Senior Notes, WeWork Companies LLC is restricted in its ability to transfer funds by loans, advances or dividends to Legacy WeWork and as a result all of the net assets of WeWork Companies LLC are considered restricted net assets of Legacy WeWork. See the Supplementary Information — Consolidating Balance Sheet included in Part I, Item 1 of this Quarterly Report for additional details regarding the net assets of WeWork Companies LLC.

For the nine months ended September 30, 2021, our non-guarantor subsidiaries represented approximately 57% of our total revenue and approximately 29% of loss from operations, and approximately 29% of our Senior Notes—Adjusted EBITDA (as calculated below). As of September 30, 2021, our non-guarantor subsidiaries represented approximately 47% of our total assets, and had $0.9 billion of total liabilities, including trade payables but excluding intercompany liabilities and lease obligations.

Bank Facilities

In conjunction with the availability of the 2020 LC Facility, our 2019 Credit Facility and 2019 LC Facility were terminated in February 2020. As of September 30, 2021, $6.5 million in letters of credit remain outstanding under the 2019 LC Facility and 2019 Credit Facility that are secured by new letters of credit issued under the 2020 LC Facility.

Other Letter of Credit Arrangements

The Company has also entered into various other letter of credit arrangements, the purpose of which is to guarantee payment under certain leases entered into by JapanCo and PacificCo. There was $8.2 million of standby letters of credit outstanding under these other arrangements that are secured by $11.3 million of restricted cash at September 30, 2021.

Lease Obligations

The future undiscounted fixed minimum lease cost payment obligations under operating and finance leases signed as of September 30, 2021 were $34.3 billion. A majority of our leases are held by individual special purpose subsidiaries, and as of September 30, 2021, the total security packages provided by the Company and its subsidiaries in respect of these lease obligations was approximately $6.0 billion in the form of corporate guarantees, outstanding standby letters of credit, cash security deposits to landlords and surety bonds issued, representing less than 18% of future undiscounted minimum lease cost payment obligations. In addition, individual property lease security obligations on any given lease typically decrease over the life of the lease, although we may continue to enter into new leases in the ordinary course of our business.

Capital Expenditures and Tenant Improvement Allowances

Capital expenditures are primarily for the design and build-out of our spaces, and include leasehold improvements, equipment and furniture. Our leases often contain provisions regarding tenant improvement allowances, which are contractual rights to reimbursements paid by landlords for a portion of the costs we incur in designing and developing our workspaces. Tenant improvement allowances are reflected in the condensed consolidated financial statements upon lease commencement as our practice and intent is to spend up to or more than the full amount of the tenant improvement allowance that is contractually provided under the terms of the contract.

Over the course of a typical lease with tenant improvement allowances, we incur certain capital expenditures that we expect to be reimbursed by the landlords pursuant to provisions in our leases providing for tenant improvement allowances but for which we have not yet satisfied all conditions for reimbursement and, therefore, the landlords have not been billed at the time of such capital expenditures. Thus, while such receivables are reflected in our consolidated financial statements upon lease commencement, the timing of the achievement of the applicable milestones and billing of landlords will impact when reimbursements for tenant improvement allowances will be received, which may impact the timing of our cash flows.

We monitor gross and net capital expenditures, which are primarily associated with our leasehold improvements, to evaluate our liquidity and workstation development efforts. We define net capital expenditures as the gross purchases of property and equipment, as reported in “cash flows from investing activities” in the condensed consolidated statements of cash flows, less cash collected from landlords for tenant improvement allowances. While cash received for tenant improvement allowances is reported as “cash flows from operating activities” in the condensed consolidated statements of cash flows, we consider cash received for tenant improvement allowances to be a reduction against our gross capital expenditures in the calculation of net capital expenditures.

As the payments received from landlords for tenant improvement allowances are generally received after certain project milestones are completed, payments received from landlords presented in the table below are not directly related to the cash outflows reported for the capital expenditures reported.

The table below shows our gross and net capital expenditures for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2021	2020	2021	2020
Gross capital expenditures	$49,447	$267,822	$202,589	$1,252,833
Cash collected for tenant improvement allowances	(73,074)	(325,312)	(306,413)	(1,062,704)

Net capital expenditures	$(23,627)	$(57,490)	$(103,824)	$190,129

Our ability to negotiate lease terms that include significant tenant improvement allowances has been and may continue to be impacted by our expansion into markets where such allowances may be less common. Our capital expenditures have also been and may continue to be impacted by our focus on enterprise members, who generally require more customization than a traditional workspace, resulting in higher build-out costs. However, we expect any increase in build-out costs resulting from expansion of configured solutions for our growing enterprise member base to be offset by increases in committed revenue, as enterprise members often sign membership agreements with longer terms and for a greater number of memberships than our other members. Future decisions to enter into long-term revenue-sharing agreements with building owners, rather than more standard fixed lease arrangements, may also impact future cash inflows relating to tenant improvement allowances and cash outflows relating to capital expenditures.

In the ordinary course of our business, we enter into certain agreements to purchase construction and related contracting services related to the build-outs of our operating locations that are enforceable, legally binding, and that specify all significant terms and the approximate timing of the purchase transaction. Our purchase orders are based on current needs and are fulfilled by the vendors as needed in accordance with our construction schedule. As of September 30, 2021, we have issued approximately $53.8 million in such outstanding construction commitments. As of September 30, 2021, we also had a total of $371.5 million in lease incentive receivables, recorded as a reduction of our long-term lease obligations on our condensed consolidated balance sheet. Of the total $371.5 million lease incentive receivable, $308.8 million was accrued at the commencement of the respective lease but unbilled as of September 30, 2021.

Summary of Cash Flows

Comparison of the nine months ended September 30, 2021 and 2020

A summary of our cash flows from operating, investing and financing activities for the nine months ended September 30, 2021 and 2020 is presented in the following table:

	Nine Months Ended September 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Cash provided by (used in):
Operating activities	$(1,539,115)	$(417,696)	$(1,121,419)	268%
Investing activities	(244,116)	(197,056)	(47,060)	24%
Financing activities	1,418,956	(596,006)	2,014,962	(338)%
Effects of exchange rate changes	(1,359)	(4,301)	2,942	(68)%

Net increase (decrease) in cash, cash equivalents and restricted cash	(365,634)	(1,215,059)	849,425	(70)%
Cash, cash equivalents and restricted cash - Beginning of period	854,153	2,200,688	(1,346,535)	(61)%

Cash, cash equivalents and restricted cash - End of period	$488,519	$985,629	$(497,110)	(50)%

Operating Cash Flows

Cash used in operating activities consists primarily of the revenue we generate from our members and the tenant improvement allowances we receive offset by rent, real estate taxes, common area maintenance and other operating costs. In addition, uses of cash from operating activities consist of employee compensation and benefits, professional fees, advertising, office supplies, warehousing, utilities, cleaning, consumables, and repairs and maintenance related payments as well as member referral fees and various other costs of running our business.

The $1.1 billion increase in net cash used in operating activities from the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020, was primarily attributable to the decrease in total revenues of $897.0 million due to the continued impact of COVID-19 in 2021. The increase in net cash used in operating activities was also driven by a decrease of $756.3 million in tenant improvement allowances received and an increase of $24.8 million in cash payments made on restructuring liabilities during the nine months ended September 30, 2021. The increase was partially offset by net savings achieved for the nine months ended September 30, 2021 through the continuation of our operational restructuring program and progress towards our efforts to create a leaner, more efficient organization which drove a decrease in pre-opening, and selling, general and administrative expenses.

Included in our cash flow from operating activities was $74.2 million of cash used by consolidated VIEs for the nine months ended September 30, 2021, compared to $13.7 million of cash used by consolidated VIEs for the nine months ended September 30, 2020.

Investing Cash Flows

The $47.1 million increase in net cash used in investing activities from the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020, was primarily due to the divestiture proceeds of $1.2 billion received during the nine months ended September 30, 2020, primarily related to the sale of the 424 Fifth Property held by the 424 Fifth Venture and also including proceeds from the sale of Meetup, Managed by Q, Teem, SpaceIQ, Flatiron, and certain non-core corporate equipment, compared to no divestitures during the nine months ended September 30, 2021. This increase in net cash used in investing activities was partially offset by a $1.1 billion decrease in cash paid for purchases of property and equipment and a $66.7 million decrease in contributions to investments.

Financing Cash Flows

The $2.0 billion net increase in cash flows provided by financing activities for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020, was due to the increase of $400.0 million in draws on the Softbank Senior Unsecured Notes and net proceeds of $349.7 million under the LC Debt Facility during the nine months ended September 30, 2021. Also included in the increase in cash flows provided by financing activities is $813.1 million debt repayment and $317.6 million distribution to noncontrolling interest holders during the nine months ended September 30, 2020, both primarily related to the sale of the 424 Fifth Property.

Contractual obligations

The following table sets forth certain contractual obligations as of September 30, 2021 and the timing and effect that such obligations are expected to have on our liquidity and capital requirements in future periods:

(Amounts in thousands)	Remainder of 2021	2022	2023	2024	2025	2026 and beyond	Total
Non-cancelable operating lease commitments(1)	$602,352	$2,445,586	$2,531,767	$2,589,649	$2,612,927	$21,850,948	$32,633,229
Finance lease commitments, including interest	2,299	9,186	8,877	7,483	6,542	34,892	69,279
Construction commitments(2)	53,799	—	—	—	—	—	53,799
Asset retirement obligations(3)	573	3,778	1,626	3,018	1,285	214,252	224,532
Debt obligations, including interest(4)	381,487	80,505	52,684	52,684	695,342	—	1,262,702
Unsecured related party debt, including interest(5)	27,500	110,000	110,000	110,000	2,255,000	—	2,612,500
Convertible related party liabilities(6)	50,482	—	—	—	—	—	50,482

Total	$1,118,492	$2,649,055	$2,704,954	$2,762,834	$5,571,096	$22,100,092	$36,906,523

(1)

Future undiscounted fixed minimum lease cost payments for non-cancelable operating leases, inclusive of escalation clauses and exclusive of lease incentive receivables and contingent lease cost payments, that have initial or remaining lease terms in excess of one year as of September 30, 2021. Excludes an additional $1.6 billion relating to executed non-cancelable leases that have not yet commenced as of September 30, 2021. See Note 13 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report for additional details.

(2)

In the ordinary course of our business, we enter into certain agreements to purchase construction and related contracting services related to the build-outs of our locations that are enforceable and legally binding and that specify all significant terms and the approximate timing of the purchase transaction. Our purchase orders are based on current needs and are fulfilled by the vendors as needed in accordance with our construction schedule.

(3)

Certain lease agreements contain provisions that require us to remove leasehold improvements at the end of the lease term. When such an obligation exists, we record an asset retirement obligation at the inception of the lease at its estimated fair value. These obligations are recorded as liabilities on our condensed consolidated balance sheet as of September 30, 2021.

(4)

Primarily represents principal and interest payments on Senior Notes, LC Debt Facility and other loans as of September 30, 2021. In October 2021, the Company repaid the LC Debt Facility and accrued interest in the amount of $350.0 million.

(5)	Primarily represents principal and interest payments on SoftBank Senior Unsecured Notes as of September 30, 2021.
(6)

Represents the fair value as of September 30, 2021, of the Company’s obligation to deliver 6,121,239 shares of the Company’s Series H-3 Convertible Preferred Stock or Series H-4 Convertible Preferred Stock to be issued pursuant to the requirements of the “Penny Warrants”, as defined and as further described in Note 9 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report. The Penny Warrants became exercisable in April 2020 and expire on December 27, 2024. These obligations are recorded as liabilities on the Company’s condensed consolidated balance sheet as of September 30, 2021 in accordance with ASC 480, as they include a potential cash settlement obligation to repurchase shares that is outside of our control.

Off-Balance Sheet Arrangements

Except for certain letters of credit and surety bonds entered into as security under the terms of several of our leases, our unconsolidated investments, and the unrecorded construction and other commitments set forth above, we did not have any off-balance sheet arrangements as of September 30, 2021. Our unconsolidated investments are discussed in Note 6 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report.

Critical Accounting Estimates, Significant Accounting Policies and New Accounting Standards

Our preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. Management considers an accounting policy estimate to be critical if: (1) we must make assumptions that were uncertain when the estimate was made; and (2) changes in the estimate, or selection of a different estimate methodology could have a material effect on our consolidated results of operations or financial condition. While we believe that our estimates, assumptions and judgments are reasonable, they are based on information available when the estimate or assumption was made. Actual results may differ significantly. Additionally, changes in our assumptions, estimates or assessments due to unforeseen events or otherwise could have a material impact on our financial position or results of operations.

As the COVID-19 pandemic has adversely affected and may continue to adversely affect our revenues and expenditures, the extent and duration of restrictions and the overall macroeconomic impact of the pandemic will have an effect on estimates used in the preparation of our financial statements. This includes the net operating income assumptions in our long-lived asset impairment testing, the ultimate collectability of accounts receivable due to the effects of COVID-19 on the financial position of our members, the timing of capital expenditures and fair value measurement changes for assets and liabilities that the Company measures at fair value.

The critical accounting estimates, assumptions and judgments that we believe to have the most significant impact on our consolidated financial statements are described below. See Note 2 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report for additional information related to critical accounting estimates and significant accounting policies, including details of recent accounting pronouncements that were adopted and not yet adopted as of September 30, 2021.

Leases

At lease commencement, we recognize a lease obligation and corresponding right-of-use asset based on the initial present value of the fixed lease payments using our incremental borrowing rates for our population of leases. The incremental borrowing rate represents the rate of interest we would have to pay to borrow over a similar term, and with a similar security, in a similar economic environment, an amount equal to the fixed lease payments. The commencement date is the date we take initial possession or control of the leased premise or asset, which is generally when we enter the leased premises and begin to make improvements in preparation for its intended use.

Our leases do not provide a readily determinable implicit discount rate. Therefore, management estimates the incremental borrowing rate used to discount the lease payments based on the information available at lease commencement. We utilized a model consistent with the credit quality for our outstanding debt instruments to estimate our specific incremental borrowing rates that align with applicable lease terms.

Renewal options are typically solely at our discretion and are only included within the lease obligation and right-of-use asset when we are reasonably certain that the renewal options would be exercised.

Variable lease payments that depend on an index or rate are included in lease payments and are measured using the prevailing index or rate at lease inception or the measurement date. Changes to the index or rate are recognized in the period of change.

We evaluate our right-of-use assets for recoverability when events or changes in circumstances indicate that the asset may have been impaired. In evaluating an asset for recoverability, we consider the future cash flows expected to result from the continued use of the asset and the eventual disposition of the asset. If the sum of the expected future cash flows, on an undiscounted basis, is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset is recognized.

Asset Retirement Obligations

Certain lease agreements contain provisions that require us to remove leasehold improvements at the end of the lease term. When such an obligation exists, we record an asset retirement obligation at the inception of the lease at its estimated fair value. The associated asset retirement costs are capitalized as part of the carrying amount of the leasehold improvements and depreciated over their useful lives. The asset retirement obligation is accreted to its estimated future value as interest expense using the effective-interest rate method.

Impairment of Long-Lived Assets

Long-lived assets, including property and equipment, right-of-use assets, capitalized software, and other finite-lived intangible assets, are evaluated for recoverability when events or changes in circumstances indicate that the asset may have been impaired. In evaluating an asset for recoverability, the Company considers the future cash flows expected to result from the continued use of the asset and the eventual disposition of the asset. If the sum of the expected future cash flows, on an undiscounted basis, is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset is recognized.

Assets Held for Sale

The Company classifies an asset (or assets to be disposed of together as a group) as held for sale when management, having the authority to approve the action, commits to a plan to sell the assets, the assets are available for immediate sale in their present condition, subject only to terms that are usual and customary for sales of such assets, an active program to locate a buyer and other actions required to complete the plan to sell have been initiated and it is probable the transfer of the assets are expected to qualify for recognition as a completed sale within one year, except if events or circumstances beyond the Company’s control extend the period of time required to sell the assets beyond one year. Assets classified as held for sale are being actively marketed for sale at a price that is reasonable in relation to their current fair value and actions required to complete the sale plan indicate it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

Assets that are classified as held for sale and the related liabilities directly associated with those that will be transferred in that transaction are initially measured at the lower of their carrying value or fair value less any costs to sell and depreciation and amortization expense is no longer recorded. Any loss resulting from this measurement is recognized in the period in which the held for sale criteria are met.

The fair value of assets held for sale less any costs to sell is assessed each reporting period they remain classified as held for sale and any subsequent changes are reported as an adjustment to the carrying amount of the assets, as long as the adjusted carrying amount does not exceed the carrying amount of the assets at the time it was initially classified as held for sale. Gains are not recognized on the sale of an asset until the date of sale.

Stock-based Compensation

Stock-based compensation expense attributable to equity awards granted to employees and non-employees is measured at the grant date based on the fair value of the award. For employee awards, the expense is recognized on a straight-line basis over the requisite service period for awards that actually vest, which is generally the period from the grant date to the end of the vesting period. For non-employee awards, the expense for awards that actually vest is recognized based on when the goods or services are provided.

We expect to continue to grant stock-based awards in the future, and, to the extent that we do, our stock-based compensation expense recognized in future periods will likely continue to represent a significant expense.

We estimate the fair value of stock option awards granted using the Black-Scholes-Merton option pricing formula (the “Black-Scholes Model”) and a single option award approach. This model requires various significant judgmental assumptions in order to derive a final fair value determination for each type of award, including the expected term, expected volatility, expected dividend yield, risk-free interest rate, and fair value of our stock on the date of grant. The expected option term for options granted is calculated using the “simplified method.” This election was made based on the lack of sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is based on similar entities whose stock is publicly traded. We use the historical volatilities of similar entities due to the lack of sufficient historical data for our common stock price. Dividend yields are based on our history and expected future actions. The risk-free interest rate is based on the yield curve of a zero coupon U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award. All grants of stock options generally have an exercise price equal to or greater than the fair market value of such common stock on the date of grant.

The Company estimated the fair value of the WeWork Partnerships Profits Interest Units awards in connection with the modification of the original stock options using the Hull-White model and a binomial lattice model in order to apply appropriate weight and consideration of the associated distribution threshold and catch-up base amount. The Hull-White model requires similar judgmental assumptions as the Black-Scholes Model used for valuing the Company’s options.

Because there has historically been no public market for our stock, the fair value of our equity has historically been approved by our Board of Directors or the compensation committee thereof as of the date stock-based awards were granted. In estimating the fair value of stock, we use the assistance of a third-party valuation specialist and considered factors we believe are material to the valuation process, including but not limited to, the price at which recent equity was issued by us to independent third parties or transacted between third parties, actual and projected financial results, risks, prospects, economic and market conditions, and estimates of weighted average cost of capital. We believe the combination of these factors provides an appropriate estimate of our expected fair value and reflects the best estimate of the fair value of our common stock at each grant date.

We have elected to recognize forfeitures of stock-based awards as they occur. Recognition of any compensation expense relating to stock grants that vest contingent on the completion of an initial public offering or “Acquisition” (as defined in the 2015 Plan detailed in Note 14 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report) will be deferred until the consummation of such offering or Acquisition.

Other Fair Value Measurements

Other critical accounting estimates include the valuation of our convertible related party liabilities, which are remeasured to fair value on a recurring basis, with the corresponding gain or loss included in our gain (loss) from change in fair value of related party instruments. The convertible related party liabilities as of September 30, 2021, were valued using a discounted cash flow model with such model inputs primarily based on level 3 inputs, which represent unobservable inputs that we incorporate in our valuation techniques used to determine fair value. The primary level 3 input used in the valuation of our convertible related party liabilities held as of September 30, 2021 was the fair value of the our stock, determined based on the estimates described in connection with stock-based compensation as detailed above.

See Note 11 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report for additional details regarding fair value measurements.

Consolidation and Variable Interest Entities

We are required to consolidate entities deemed to be VIEs in which we are the primary beneficiary. We are considered to be the primary beneficiary of a VIE when we have (i) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE.

Revenue Recognition

We recognize revenue under the five-step model required under ASC 606, which requires us to identify the relevant contract with the member, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations identified and recognize revenue when (or as) each performance obligation is satisfied.

We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our members to make required payments. If the financial condition of a specific member were to deteriorate, resulting in an impairment of its ability to make payments, additional allowances may be required.

Item 3. Quantitative and Qualitative Disclosures about Market Risks

Interest Rate Risk

We had market risk exposure arising from changes in interest rates on the revolving loans under the Bank Facilities which, prior to their termination in February 2020, bore interest at rates that are benchmarked against the Federal Funds Rate, Prime and LIBOR. However as of September 30, 2021, there were no loans outstanding under the Company Credit Agreement and the payments due on the outstanding standby letters of credit and the unused portion represent a fixed 1.5% of the amount outstanding and 0.375% of the unused amount. The interest rates on the new 2020 LC Facility, the SoftBank Senior Secured Debt, the SoftBank Senior Unsecured Notes, and other loans include fixed rates of interest.

The 424 Fifth Venture also had market risk exposure arising from changes in interest rates on the 424 Fifth Venture Loans, totaling $658.8 million as of December 31, 2019, which bore interest rates benchmarked against LIBOR. The 424 Fifth Venture loan agreements included a LIBOR floor of 2.513% and a LIBOR cap of 4%. The LIBOR interest rate cap was scheduled to expire on February 9, 2021. The 424 Fifth Venture Loans were repaid in March 2020 upon the sale of the real estate investment and the interest rate cap and floor were terminated.

Foreign Currency Risk

The U.S. dollar is the functional currency of our consolidated and unconsolidated entities operating in the United States. For our consolidated and unconsolidated entities operating outside of the United States, we generally assign the relevant local currency as the functional currency, as the local currency is generally the principal currency of the economic environment in which the foreign entity primarily generates and expends cash. Our international operating companies typically earn revenue and incur expenses in local currencies that are consistent with the functional currency of the relevant entity, and therefore they are not subject to significant foreign currency risk in their daily operations. However, as exchange rates may fluctuate between periods, revenue and operating expenses, when converted into U.S. dollars, may also fluctuate between periods. For the nine months ended September 30, 2021, we earned approximately 56% of our revenues from subsidiaries whose functional currency is not the U.S. dollar. Although we are impacted by the exchange rate movements from a number of currencies relative to the U.S. dollar, our results of operations for the nine months ended September 30, 2021 were primarily impacted by fluctuations in the U.S. dollar-Euro, U.S. dollar-British Pound, U.S. dollar-Mexican Peso, and U.S. dollar-Peruvian Sol exchange rates.

We hold cash and cash equivalents in foreign currencies to have funds available for use by our international operations. In addition, monetary intercompany transactions that are not of a long-term investment nature may be denominated in currencies other than the U.S. Dollar and/or in a different currency than the respective entity’s functional currency. As a result, we are subject to foreign currency risk and changes in foreign currency exchange rates can impact the foreign currency gain (loss) recorded in our condensed consolidated statements of operations relating to these monetary intercompany transactions. As of September 30, 2021, we had a balance of $22.4 million in cash and cash equivalents, $2.9 billion in various other monetary assets and $1.6 billion in various other monetary liabilities that were subject to foreign currency risk. We estimate that a 10% change in the relevant exchange rates would result in a total net change of approximately $136.3 million in foreign currency gain or loss on these transactions.

Inflation Risk

Inflationary factors such as increases in the cost of raw materials and overhead costs may adversely affect our results of operations. We do not believe that inflation has had a material effect on our business, financial condition or results of operations to date. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through higher membership fees or price increases for services. Our inability or failure to do so could harm our business, financial condition or results of operations.

Part II. Other Information

Item 1. Legal Proceedings

The Company has in the past been, is currently and may in the future become involved in individual actions, putative class actions, collective and representative actions, regulatory inquiries and various other legal proceedings arising in the normal course of its business, including with members, employees, commercial partners, securityholders, third-party license holders, competitors, government agencies and regulatory agencies, among others. Often these cases raise complex factual and legal issues, which are subject to risks and uncertainties and which could require significant costs, damages, management time and corporate resources to defend, could result in significant media coverage and negative publicity, and could be harmful to our reputation and our brand. Although the outcome of these and other claims cannot be predicted with certainty, we are not currently a party to any legal proceeding that we expect to have a material adverse effect on our business, results of operations, financial condition or cash flows. See the section entitled “Legal Matters” in Note 16 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report.

Item 1A. Risk Factors

In addition to the other information contained in this Quarterly Report, including the matters addressed under the heading “Forward-Looking Statements,” you should carefully consider the following risk factors. The risk factors described below disclose both material and other risks, and are not intended to be exhaustive and are not the only risks facing us. Additional risks not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, results of operations and cash flows in future periods.

The risk factors below update and supplement the risks described in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report for the year ended December 31, 2020, and under “Risks Relating to the Company’s Business”, “Risks Relating to the Company’s Financial Condition”, “Risks Relating to Laws and Regulations Affecting the Company’s Business”, “Risks Relating to the Company’s Organizational Structure” and “Additional Risks Related to Ownership of our Class A Common Stock in the “Risk Factors” section of our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 10, 2021. Except for the risk factors below, there have been no material changes to the previously disclosed risk factors

Risks Relating to the Company’s Business

The COVID-19 pandemic had a significant impact on the Company’s business, financial condition, results of operations and cash flows, and recovery from the pandemic may take longer than anticipated.

The global spread and unprecedented impact of COVID-19, including variants of the virus (particularly the Delta variant), has resulted in significant disruption and has created additional risks to the Company’s and its joint ventures partners’ businesses, the industry and the economy. On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. Since that time, COVID-19 has resulted in various governments imposing numerous restrictions at different times, including travel bans and restrictions, quarantines, stay-at-home orders, social distancing requirements and mandatory closure of “non-essential” businesses.

As a result, the Company’s and its joint ventures partners’ businesses were significantly disrupted, and their operations have been significantly reduced. In particular, markets in which the Company and its joint venture partners operate both in the United States and internationally, and the state and local governments in these areas, among others, have in the past implemented stay-at-home orders, social distancing requirements and mandatory closures of all “non-essential” businesses, and have either re-implemented or may in the future re-implement these or other restrictions, in an effort to curb the spread of COVID-19. In response to these measures, the Company and its joint venture partners have temporarily closed certain locations in various U.S. and international markets and may do so in the future, in an effort to adhere to local guidance, help protect the health and safety of its employees and members, and various planned new location openings have been delayed. In addition, the spread of COVID-19 has caused the Company to modify its business practices (including employee travel, employee work locations and cancellation of physical participation in meetings, events and conferences), and the Company may take further actions as may be required by government authorities or that the Company determines are in the best interests of the Company’s employees and members. There is no certainty that such measures will be sufficient to mitigate the risks posed by the COVID-19 pandemic, and the Company’s and its joint ventures partners’ ability to perform critical functions, including operating its locations, could be further adversely affected.

The Company also experienced a reduction in new sales volume at its locations, which negatively affected, and may continue to negatively affect, the Company’s results of operations. The Company had also been, and may continue to be, adversely impacted by member churn, non-payment (or delayed payment) from members or members seeking payment concessions or deferrals or cancellations as a result of the COVID-19 pandemic. Specifically, although the Company’s total memberships, including ChinaCo, IndiaCo and Israel locations, increased 7% between September 2020 and September 2021, they remain 13% lower than total memberships in December 2019, prior to the start of the pandemic. There is no guarantee that membership numbers will return to pre- COVID-19 pandemic levels. In addition, in relation to non-payment during 2021 the Company continued to record increased bad debt expense totaling $20.0 million and $53.5 million, during the nine months ended September 30, 2021 and 2020, respectively, compared to $5.0 million and $9.7 million for the nine months ended September 30, 2019, prior to the COVID-19 outbreak. The Company determined collectability was not probable and did not recognize revenue totaling approximately $61.1 million on such contracts since the beginning of the COVID-19 outbreak. The Company reached settlement agreements with members on certain of these contracts and recognized revenue related to these recoveries of approximately $11.2 million and $19.3 million for the three and nine months ended September 30, 2021, respectively. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 and Impact on our Business” included in Part I, Item 2 of this Quarterly Report.

The Company expects the COVID-19 pandemic, particularly in light of the spread of variants of the virus, such as the Delta variant, may continue to have an impact on its business, financial condition, results of operations and cash flows, but the Company is unable to predict how long that impact will continue. In particular, even after state and local governments lift mandatory restrictions, the Company’s business could be adversely impacted by the following: public perception of the risk of the COVID-19 pandemic; the impact of the COVID-19 pandemic on its members, including their financial situation and ability to meet their financial and contractual obligations to the Company; unemployment rates; reduction in demand from any of the foregoing; or due to customers or potential customers deferring return-to-office plans, as well as considering remote and hybrid office space arrangements; increased costs as a result of measures required to be taken, or that the Company elects to take, to protect the health and safety of its employees and members, including costs of potential health screenings, enhanced cleaning and disinfecting protocols and compliance with any regulations or policies regarding reduced occupancy or social distancing, which could require reconfiguration of spaces at the Company’s locations.

The extent to which the Company is affected by the COVID-19 pandemic will largely depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak (including variants of the virus), its severity, the actions to contain the virus or treat its impact, the development of vaccines and rollout of effective immunization programs, and how quickly and to what extent normal economic and operating conditions can resume, including how quickly the Company can resume normal operations and how quickly, if at all, the Company can return to pre-COVID-19 pandemic levels of operations.

The COVID-19 pandemic also had, and may continue to have, an adverse impact on the Company’s cash flow and liquidity. The extent of the continued impact will depend in part on the Company’s continued ability to implement its transformation efforts. Additionally, the COVID-19 pandemic has caused, and may continue to cause, significant disruption of financial markets, which could reduce the Company’s ability to access capital, which could further negatively affect its liquidity. In addition, the value of some of the Company’s assets have declined, and may continue to decline, which may result in material non-cash impairment charges in future periods. As a result of the COVID-19 pandemic and the resulting declines in revenue and operating income experienced by certain locations during 2020 and 2021, we identified certain assets whose carrying value was now deemed to have been partially impaired. For the nine months ended September 30, 2021 and 2020, WeWork recorded $31.5 million and $166.6 million, respectively, in impairments, primarily as a result of decreases in projected cash flows primarily attributable to the impact of COVID-19. See Note 3 of the notes to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report. In addition, the Company has experienced and may continue to experience pricing challenges in the market place due to an excess supply of commercial real estate available to customers or potential customers as a result of companies deferring their return-to-office plans, as well as businesses considering remote and hybrid office space arrangements.

The current and future potential effects of the COVID-19 pandemic also could have the effect of heightening many of the other risks described under this section entitled “Risk Factors” in this Quarterly Report and of our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 10, 2021, including, among others, those relating to the Company’s high level of indebtedness and need to generate sufficient cash flows to service its indebtedness, and the Company’s ability to comply with the covenants contained in the agreements that govern its indebtedness and other obligations.

The Company may not be able to continue to retain existing members, many of whom enter into membership agreements with short-term commitments, or to attract new members in sufficient numbers or at sufficient rates to sustain and increase its memberships or at all.

The Company principally generates revenues through the sale of memberships. Due to the COVID-19 pandemic, the Company has recently experienced, and may continue to experience, higher levels of membership agreement terminations. Specifically, although the Company’s total memberships, including ChinaCo, IndiaCo and Israel locations, increased 7% between September 2020 and September 2021, they remain 13% lower than total memberships in December 2019, prior to the start of the pandemic. In addition, in many cases, members may terminate their membership agreements with the Company at any time upon as little notice as one calendar month, generally for a fee. During the nine months ended September 30, 2021, on average, approximately 10% of physical memberships were month-to-month commitments and could be terminated in a given month. Similarly, there are also longer-term or multi-year memberships that come up for renewal each month pursuant to the ordinary course terms of the contract, generally evenly throughout the year. During the nine months ended September 30, 2021, approximately 5% of physical memberships (excluding month-to-month commitments) came up for renewal each month on average. Members may cancel their memberships for many reasons, including a perception that they do not make sufficient use of the Company’s solutions and services, that they need to reduce their expenses or that alternative work environments may provide better value or a better experience. Negative publicity surrounding the Company may also result in an increase in membership agreement terminations, a decrease in the Company’s ability to attract new members or weaker sales and slower ramp-up of the Company’s new locations.

The Company’s results of operations could be adversely affected by declines in demand for its memberships. Demand for its memberships has been and may continue to be negatively affected by public health concerns, and could also be affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the Company’s reputation and saturation in the markets where the Company operates. For example, reduced sales volume as a result of COVID-19, have negatively affected and may continue to affect the Company’s results of operations. Prevailing general and local economic conditions may also negatively affect the demand for its memberships, particularly from current and potential members that are small- and mid-sized businesses and may be disproportionately affected by adverse economic conditions.

If the Company is unable to replace members who may terminate their membership agreements, the Company’s cash flows and the Company’s ability to make payments under their lease agreements may be adversely affected. These same factors that reduce demand for its memberships may not have the same impact on a landlord that has longer commitments from its tenants than the Company has from its members.

The Company must continually add new members both to replace departing members and to expand its current member base. The Company may not be able to attract new members in sufficient numbers to fully replace departing members. In addition, the revenue the Company generates from new members may not be as high as the revenue generated from existing members because of discounts the Company may offer to these new members, which have increased in recent periods, and the Company may incur marketing or other expenses, including referral fees, to attract new members, which may further offset its revenues from these new members. For these and other reasons, the Company could continue to experience a decline in its revenue growth, which could adversely affect its results of operations.

An economic downturn or subsequent declines in market rents may result in increased member terminations and could adversely affect the Company’s results of operations.

While the Company believes that it has a durable business model in all economic cycles, there can be no assurance that this will be the case. A significant portion of the Company’s member base consists of small- and mid-sized businesses and freelancers who may be disproportionately affected by adverse economic conditions. In addition, the Company’s concentration in specific cities magnifies the risk to the Company of adverse localized economic conditions in those cities or the surrounding regions. For the nine months ended September 30, 2021, the Company generated the majority of its revenue from locations in the United States and the United Kingdom. The majority of the Company’s 2021 revenue from locations in the United States was generated from locations in the greater New York City, San Francisco, Boston, Seattle and Washington DC markets. A majority of its locations in the United Kingdom are in London. Economic downturns in these markets or other markets in which the Company is growing its number of locations may have a disproportionate effect on the Company’s revenue and its ability to retain members, in particular among members that are small- and mid-sized businesses, and thereby require the Company to expend time and resources on sales and marketing activities that may not be successful and could impair its results of operations. Additionally, an outbreak of a contagious disease, such as the current COVID-19 pandemic or any similar illness, has had and may continue to have a disproportionate effect on businesses located in large metropolitan areas (such as those listed above), as larger cities are more likely to institute a quarantine or “shelter-in-place”. Furthermore, the Company has experienced, and may continue to experience, increased churn and non-payment from members negatively affected by the COVID-19 pandemic. In addition, the Company’s business may be affected by generally prevailing economic conditions in the markets where it operates, which can result in a general decline in real estate activity, reduce demand for its solutions and services and exert downward pressure on its revenue.

The long-term and fixed-cost nature of the Company’s leases may limit the Company’s operating flexibility and could adversely affect its liquidity and results of operations.

The Company’s leases are primarily entered into by and through special purpose entity subsidiaries. The Company currently leases a significant majority of its locations under long-term leases that, with limited exceptions, do not contain early termination provisions. The Company’s obligations to landlords under these agreements extend for periods that generally significantly exceed the length of its membership agreements with its members, which in certain cases may be terminated by the Company’s members upon as little notice as one calendar month. The average length of the initial term of its leases is approximately 15 years, and the average term of its membership agreements is 15 months. As of September 30, 2021, the Company’s subsidiaries’ future undiscounted minimum lease cost payment obligations under signed operating and finance leases was $34.3 billion and committed sales contracts to be recognized as revenue in the future totaled approximately $3 billion. However, as of September 30, 2021, the total security packages, including in the form of corporate guarantees, outstanding letters of credit, cash security deposits to landlords and surety bonds issued, provided by the Company and its subsidiaries in respect of those lease obligations was approximately $6.0 billion, representing less than 18% of future undiscounted minimum lease cost payment obligations. In addition, individual property lease security obligations on any given lease typically decrease over the life of the lease, although the Company or its subsidiaries may continue to enter into new leases in the ordinary course of Business.

The Company’s leases generally provide for fixed monthly or quarterly payments that are not tied to space utilization or the size of its member base, and nearly all of its leases contain minimum rental payment obligations. There are a small number of leases under a revenue sharing model with no minimum rent amount. As a result, in locations where the Company does not generate sufficient revenue from members at a particular space, including if members terminate their membership agreements with the Company and the Company is not able to replace these departing members or the Company ceases to operate at leased spaces, the Company’s lease cost expense exceeds its revenue. In addition, the Company may not be able to negotiate lower fixed monthly payments under its leases at rates which are commensurate with the rates at which the Company may agree to lower its monthly membership fees, which may also result in its rent expense exceeding its membership and service revenue. At certain locations, the Company has not been able to, and may not be able to, reduce its rent under the lease or otherwise terminate the lease, whether in accordance with its terms or by negotiation.

If the Company experiences a prolonged reduction in revenues at a particular leased location, including as a result of the current COVID-19 pandemic, its results of operations in respect of that space would be adversely affected unless and until the lease expires or the Company is able to assign the lease or sublease the space to a third party or otherwise renegotiate the terms of the lease or an exit from that space. The Company’s ability to assign a lease or sublease for a particular space to a third party may be constrained by provisions in the lease that restrict these transfers without notice to, or the prior consent of, the landlord. Additionally, the Company could incur significant costs if it decides to assign or sublease unprofitable leases, as the Company may incur transaction costs associated with finding and negotiating with potential transferees, and the ultimate transferee may require upfront payments or other inducements. The Company is also party to a variety of lease agreements and other occupancy arrangements, including management agreements and participating leases, containing a variety of contractual rights and obligations that may be subject to interpretation. The Company’s interpretation of such contracts may be disputed by its landlords or members, which could result in litigation, damage to its reputation or contractual or other legal remedies becoming available to such landlords and members and may impact its results of operations.

While the Company’s leases are often held by special purpose entities, the Company’s consolidated financial condition and results of operations depend on the ability of its subsidiaries to perform their obligations under these leases over time. The Company’s business, reputation, financial condition and results of operations depend on the Company’s ongoing compliance with its leases. In addition, the Company provides credit support in respect of its leases in the form of letters of credit, limited corporate guarantees (mostly from a subsidiary of WeWork), cash security deposits and surety bonds. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Lease Obligations” included in Part I, Item 2 of this Quarterly Report. The applicable landlords have and could draw under the letters of credit or demand payment under the surety bonds, which amounts would need to be funded by the Company or one of its subsidiaries, which has and could further adversely affect the Company’s financial condition and liquidity. In addition, under the Company’s surety bonds, the applicable surety has the right to increase their collateral to 100% of the outstanding bond amounts, including cash collateral or letters of credit, at any time the surety bonds are outstanding. Some sureties have already exercised this option. In certain circumstances, landlords have drawn under the letters of credit or demanded payment under the surety bonds in accordance with the terms of the applicable lease and security instrument. In addition, a small number of landlords have sued to enforce the corporate guarantees. The Company is also increasingly pursuing strategic alternatives to pure leasing arrangements, including management agreements, participating leases and other occupancy arrangements with respect to spaces. Some of the Company’s agreements contain penalties that are payable in the event the Company terminates the arrangement.

Risks Relating to the Company’s Financial Condition

Some of the cash that appears on the Company’s balance sheet may not be available for use in the Company’s business or to meet the Company’s debt obligations

Although the Company may be permitted to use cash deposits from members in the operation of its business until such members demand its return, if required by local law, the Company may need to place cash deposits in separate accounts. In these instances, these cash deposits are blocked and not available for other uses in the Company’s business. In addition, at times the Company is required to make cash deposits to support bank guarantees and outstanding letters of credit supporting its obligations under certain office leases or amounts the Company owes to certain vendors from whom it purchases goods and services. These cash deposits are not available for other uses as long as the bank guarantees are outstanding. In addition, the Company Credit Agreement requires the Company and its Subsidiaries (as defined in the Company Credit Agreement) to maintain substantially all cash and cash equivalents in accounts with the administrative agent, subject to certain exceptions, and to maintain a certain amount of cash and cash equivalents in accounts that are subject to an account control agreement in favor of the administrative agent.

Further, total assets of consolidated variable interest entities (“VIEs”) included $100.7 million of cash and cash equivalents and $10.1 million of restricted cash as of September 30, 2021. The assets of consolidated VIEs can only be used to settle obligations of the VIE. Finally, certain countries in which the Company does business have regulations that restrict the Company’s ability to send cash out of the country without incurring taxes or meeting other requirements. In light of the foregoing factors, the amount of cash that appears on the Company’s balance sheet may overstate the amount of liquidity the Company has available to meet its business needs or debt obligations, including obligations under the Senior Notes.

Risks Relating to Ownership of the Company’s Capital Stock

Non-U.S. holders of our capital stock, in certain situations, could be subject to U.S. federal income tax on the gain from the sale, exchange or other disposition of our capital stock.

As of the date of this Quarterly Report, the Company believes that it might have been, as of December 31, 2019, and currently might be, a U.S. real property holding corporation (a “USRPHC”) under the Foreign Investment in Real Property Tax Act (“FIRPTA”). Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). If the Company has been a USRPHC during the shorter of a non-U.S. holder’s holding period for shares of our capital stock or the five-year period preceding such non-U.S. holder’s disposition of such shares of our capital stock, any such non-U.S. holder may be subject to U.S. federal income tax on gain from disposition of those shares of our capital stock under FIRPTA, in which case such non-U.S. holder would also be required to file U.S. federal income tax returns with respect to such gain. In addition, a purchaser of such shares from a non-U.S. holder may be required to withhold U.S. tax in an amount equal to 15% of the gross proceeds from such a purchase. Non-U.S. holders of our capital stock should consult with their own tax advisors concerning the U.S. federal income tax consequences of the sale, exchange or other disposition of our capital stock.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware and, to the extent enforceable, the federal district courts of the United States of America are the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us or our directors, officers, or employees arising under the Delaware General Corporation Law, our certificate of incorporation, or our bylaws;

•	any action as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; and

•	any action asserting a claim against us that is governed by the internal-affairs doctrine.

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Our certificate of incorporation also provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933.

The choice of forum provisions in our certificate of incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. We cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. In addition, although the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court were facially valid under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum selection clause.